                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration File No.: 333-50445


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JULY 31, 1998

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 31, 1998)


                         $1,018,589,000 (APPROXIMATE)


                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                   Depositor


                         NATIONAL REALTY FINANCE L.C.
                   PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

                                   CIBC INC.
                             Mortgage Loan Sellers


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

     The Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates"), will consist of 19 Classes of Certificates, designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-2MF Certificates, Class A-EC Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N-1 Certificates, Class N-2 Certificates (collectively, the "Regular Certificates"), the Class R-I Certificates and the Class R-II Certificates (collectively, the "Residual Certificates"). Only the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby.
                                --------------
THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                 OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     See "Risk Factors" commencing on page S-25 of this Prospectus Supplement and on page 12 of the Prospectus for a description of certain factors that should be considered by prospective investors in the Offered Certificates.
--------------------------------------------------------------------------------

                         INITIAL CERTIFICATE     PASS-THROUGH       RATINGS          SCHEDULED FINAL         WEIGHTED
        CLASS                BALANCE (1)             RATE         MOODY'S/S&P     DISTRIBUTION DATE(2)     AVERAGE LIFE
Class A-1A ..........        $258,548,000           %              Aaa/AAA        September 15, 2007       5.500
Class A-1B ..........        $384,826,000           %              Aaa/AAA           July 15, 2008         9.503
Class A-2MF .........        $176,673,000           %              Aaa/AAA           July 15, 2008         9.565
Class B .............        $ 57,548,000           %               Aa2/AA           July 15, 2008         9.900
Class C .............        $ 63,303,000            %(3)            A2/A            May 15, 2010         11.067
Class D .............        $ 60,426,000            %(4)          Baa2/BBB        January 15, 2013       13.155
Class E .............        $ 17,265,000            %(5)         Baa3/BBB-        January 15, 2013       14.400

--------------------------------------------------------------------------------
(1)   Approximate, subject to an upward or downward variance of up to 5%.

(2) The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the related certificate balance or notional balance would be reduced to zero assuming no delays in the collection of Balloon Payments or liquidation, no exercise of defeasance options or prepayment (including at Anticipated Repayment Dates), no early termination of the Trust, no defaults, no condemnations, no modifications and no extensions.

(3)   Initial Pass-Through Rate. The Class C Certificates accrue interest at
      the Weighted Average Net Mortgage Rate less   %.

(4)   Initial Pass-Through Rate. The Class D Certificates accrue interest at
      the Weighted Average Net Mortgage Rate less   %.

(5)   Initial Pass-Through Rate. The Class E Certificates accrue interest at
      the Weighted Average Net Mortgage Rate less   %.

     The Offered Certificates will be purchased by the Underwriters from the Depositor in the manner described under "Plan of Distribution," and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are
anticipated to be approximately $     plus, with respect to the Class A-1A,
Class A-1B and Class A-2MF Certificates, accrued interest thereon at the applicable Pass-Through Rates from August 1, 1998, before deducting expenses payable by the Depositor, estimated to be approximately $3,300,000.

     The Offered Certificates are offered by Prudential Securities Incorporated and CIBC Oppenheimer Corp. (the "Underwriters"), subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part.

     It is expected that delivery of the Offered Certificates will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about August 21, 1998 (the "Delivery Date"), against payment therefor in immediately available funds.

                                --------------

PRUDENTIAL SECURITIES INCORPORATED                      CIBC OPPENHEIMER CORP.

                                AUGUST   , 1998

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

         Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     Geographic Overview of Mortgage Pool

WASHINGTON
5 properties
$24,322,656
2.1% of total

OREGON
3 properties
$6,404,707
0.6% of total

NEVADA
8 properties
$25,695,518
2.2% of total

CALIFORNIA
43 properties
$176,102,682
15.3% of total

IDAHO
3 properties
$12,979,055
1.1% of total

NEBRASKA
2 properties
$8,725,620
0.8% of total

MISSOURI
10 properties
$28,993,082
2.5% of total

MINNESOTA
4 properties
$11,025,769
1.0% of total

ILLINOIS
10 properties
$56,742,069
4.9% of total

WISCONSIN
2 properties
$6,520,331
0.6% of total

MICHIGAN
4 properties
$13,676,174
1.2% of total

OHIO
27 properties
$77,893,701
6.8% of total

PENNSYLVANIA
12 properties
$38,380,408
3.3% of total

NEW YORK
16 properties
$70,717,153
6.1% of total

NEW HAMSPHIRE
1 properties
$5,473,911
0.5% of total

MAINE
3 properties
$14,032,014
1.2% of total

MASSACHUSETTS
4 properties
$20,610,873
1.8% of total

RHODE ISLAND
2 properties
$6,271,556
0.5% of total

CONNECTICUT
5 properties
$32,413,508
2.8% of total

NEW JERSEY
18 properties
$44,446,678
3.9% of total

MARYLAND
6 properties
$29,151,615
2.5% of total

VIRGINIA
6 properties
$48,850,998
4.2% of total

NORTH CAROLINA
3 properties
$13,945,993
1.2% of total

SOUTH CAROLINA
2 properties
$3,683,625
0.3% of total

ARIZONA
6 properties
$37,266,245
3.2% of total

NEW MEXICO
2 properties
$3,991,437
0.4% of total

COLORADO
5 properties
$17,577,819
1.5% of total

KANSAS
4 properties
$17,199,642
1.5% of total

TEXAS
47 properties
$138,726,765
12.1% of total

OKLAHOMA
5 properties
$8,803,725
0.8% of total

LOUISIANA
1 property
$1,708,197
0.2% of total

MISSISSIPPI
1 property
$1,141,465
0.1% of total

ALABAMA
2 properties
$9,931,437
0.9% of total

KENTUCKY
5 properties
$27,028,691
2.4% of total

GEORGIA
6 properties
$32,125,535
2.8% of total

FLORIDA
16 properties
$65,197,219
5.7% of total

TENNESSEE
4 properties
$13,195,581
1.2% of total


less than and/or equal to 1.0%
of Initial Pool Balance

1.1% - 5.0%
of Initial Pool Balance

5.1% - 10.0%
of Initial Pool Balance

greater than 10.0%
of Initial Pool Balance

     The Certificates will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Prudential Securities Secured Financing Corp. (the "Depositor"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily residential properties (each, a "Mortgaged Property"). The Mortgage Pool is comprised of two separate groups of mortgage loans, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). "Loan Group 2" will consist of 42 Mortgage Loans, representing approximately 18.03% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity or Anticipated Repayment Date (as described herein) of ten years or less. "Loan Group 1" will consist of the remaining 214 Mortgage Loans representing approximately 81.97% of the Initial Pool Balance. The principal component of Balloon Payments and Unscheduled Payments of Principal paid in respect of the Mortgage Loans in Loan Group 2 (the "A-2MF Principal Distribution Amount") will be paid first to the Class A-2MF Certificates. All remaining payments in respect of principal (including the principal component of Balloon Payments and other scheduled payments and Unscheduled Payments of Principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than the principal component of Balloon Payments) of principal on the Mortgage Loans in Loan Group 2) will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates--Distributions."

     The Mortgaged Properties consist of properties improved by (a) office buildings; (b) health care-related properties; (c) assisted living facilities;
(d) hotels and motels; (e) industrial properties; (f) office/warehouse, warehouse, mini warehouse and self-storage facilities; (g) mobile home parks;
(h) apartment buildings or complexes consisting of five or more rental units or a complex of duplex units; (i) cooperative apartment buildings; (j) nursing homes; (k) office/retail properties; (l) anchored retail properties; (m) single tenant retail properties; (n) unanchored retail properties; and/or (o) other commercial real estate properties, multifamily residential properties, and/or mixed residential/commercial properties. One hundred and thirty-eight of the Mortgage Loans were originated by National Realty Funding, L.C. ("NRF"). Six of the Mortgage Loans were purchased by NRF from KeyBank National Association ("KeyBank") and one of the Mortgage Loans was purchased by NRF from another unaffiliated seller in the secondary market. The Mortgage Loans originated or purchased by NRF subsequently were sold thereby to National Realty Finance L.C. ("NRFinance"), a wholly-owned subsidiary of NRF, and will be sold by NRFinance to Prudential Securities Credit Corp. ("PSCC" or the "Transferor") on or before the Closing Date. Seventy-one of the Mortgage Loans were originated by Prudential Mortgage Capital Company, LLC, or a wholly-owned subsidiary thereof (collectively, "PMCC"). The Mortgage Loans originated by PMCC were sold thereby to Prudential Mortgage Capital Funding, LLC ("PMCF"), and will be sold by PMCF to the Transferor on or before the Closing Date. Twenty-nine of the Mortgage Loans were originated by CIBC Oppenheimer Corp. ("CIBCOPCO") and sold thereby to CIBC Inc. ("CIBC"). CIBC thereafter sold such Mortgage Loans to the Transferor. Eleven of the Mortgage Loans were originated by a real estate financial services company, and sold to the Transferor. NRFinance, PMCF and CIBC are the "Mortgage Loan Sellers," as such term is used herein.

     The Mortgage Loans will be sold to the Depositor by the Transferor on or prior to the date of initial issuance of the Certificates (in each case, with certain repurchase obligations relating to breaches of representations and warranties being enforceable by the Trustee and the Depositor directly against the Transferor). The characteristics of the Mortgage Loans and the related Mortgaged Properties are described under "Risk Factors" and "Description of the Mortgage Pool" herein.

     The Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates (the "P&I Certificates"), the Class A-EC and the Class N-2 Certificates will be entitled to distributions of interest on their respective Certificate Balances or Notional Balances, as the case may be, at the applicable Pass-Through Rate for each such Class. The Class N-1 Certificates are principal only certificates and will not be entitled to distributions of interest. See "Description of the Certificates--Distributions" herein.

     Distributions of principal and interest, as applicable, on the Regular Certificates will be made, to the extent of Available Funds, on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing on September 17, 1998; provided that no such day shall be fewer than four Business Days after the related Determination Date described below (each, a "Distribution Date"). Distributions allocable to interest on the Certificates will be made as described under "Description of the Certificates--Distributions" herein. The rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates (the "Subordinate Certificates") to receive distributions of principal and/or interest, as appropriate, will be subordinate to such rights of the holders of the Class A-1A, Class A-1B, Class A-2MF and Class A-EC Certificates (the "Senior Certificates"); the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class B Certificates; the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class C Certificates; the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the Class D Certificates; the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the Class E Certificates; the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class F Certificates; the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class G Certificates; the rights of the holders of the Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class H Certificates; the rights of the holders of the Class K, Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class J Certificates; the rights of the holders of the Class L, Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class K Certificates; the rights of the holders of the Class M, Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class L Certificates; and the rights of the holders of the Class N-1 and Class N-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class M Certificates. In addition, each Class of Regular Certificates will have the benefit of subordination of the Residual Certificates to the extent of any distributions to which the Residual Certificates would otherwise be entitled. See "Description of the Certificates--Subordination" herein.

     The Residual Certificates are not entitled to any regular or scheduled distributions of interest or principal.

     The yield to maturity on each Class of the Regular Certificates will be sensitive, and, in the case of the Class A-EC, Class N-1 and Class N-2 Certificates, will be very sensitive, to the amount and timing of debt service payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the Mortgage Loans, extensions of the maturity dates thereof, and payments with respect to purchases or repurchases thereof that are applied in reduction of the Certificate Balance of such Class (or, in the case of the Class A-EC or Class N-2 Certificates, which reduce the Class A-EC Notional Balance or the Class N-2 Notional Balance, respectively). The yield to investors in the Class A-2MF Certificates will be particularly sensitive to the rate and timing of receipt of the A-2MF Principal Distribution Amount. No representation is made as to the rate of prepayments on or liquidations of the Mortgage Loans or as to the anticipated yield to maturity of any Class of Certificates.

     Prepayment Premiums and Yield Maintenance Charges, to the extent collected, are distributable to the holders of the Regular Certificates as and to the extent described under "Description of the Certificates--Distributions--Prepayment Premiums" herein. Seventy-six of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 32.64% of the Initial Pool Balance, provide that for a specified amount of time a prepayment may not be made at all, and that at any time when a prepayment is permitted, it must be accompanied by payment of a Prepayment Premium. Thirty-nine of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 20.93% of the Initial Pool Balance, provide that after a period of approximately two years and 15 days after the Closing Date (a "Defeasance Lockout Period"), the applicable borrower may obtain the release of the lien on the related Mortgaged Property (a "defeasance") by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States of America that provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in amounts equal to or greater than the amounts payable under the related promissory note on each such date and upon satisfaction of certain other conditions. Four of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 1.87% of the Initial Pool Balance, that have a defeasance feature also provide for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and afford the related borrower the option either to prepay or to exercise the defeasance feature. The remaining Mortgage Loans that have a defeasance feature do not permit any other method of prepayment except in specified circumstances (such as casuality or condemnation) or except during specified periods beginning not more than one year prior to the maturity date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Yield Maintenance Provisions" herein.

     The yield to investors on each Class of the Regular Certificates will also be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations to the extent that the Certificate Balances of the Class or Classes of Certificates that are subordinate to such Class have been reduced to zero. Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the Regular Certificates that have Certificate Balances (other than the Senior Certificates) in reverse sequential order, until the Certificate Balances thereof are reduced to zero, and then among the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro rata basis. Realization of losses therefore could result in significant losses, and in some cases a complete loss, of an investor's investment in Certificates. No representation is made as to the rate of liquidations of or losses on the Mortgage Loans.

     The Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of August 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, NRF, as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and The Chase Manhattan Bank, as trustee (in such capacity, the "Trustee"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances with respect to the Mortgage Loans. See "The Pooling and Servicing Agreement" herein.

     It is a condition to the issuance of the Offered Certificates that the Class A-1A, Class A-1B and Class A-2MF Certificates each be rated "AAA" by S&P and "Aaa" by Moody's; the Class B Certificates be rated "AA" by S&P and "Aa2" by Moody's; the Class C Certificates be rated "A" by S&P and "A2" by Moody's; the Class D Certificates be rated "BBB" by S&P and "Baa2" by Moody's; and the Class E Certificates be rated "BBB-" by S&P and "Baa3" by Moody's.

     Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, "REMIC I" and "REMIC II") for federal income tax purposes. As described more fully herein, the Class A-1A, Class A-1B, Class A-2MF, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates will constitute "regular interests" in REMIC II, and the Class R-I Certificates and the Class R-II Certificates will each constitute the sole Classes of "residual interests" in REMIC I and REMIC II, respectively. See "Material Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates of any Class. The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop for any Class of Certificates or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity of investment. See "Risk Factors--Limited Liquidity" herein.


     THE OFFERED CERTIFICATES CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED JULY 31, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Offered Certificates. This Prospectus Supplement and the accompanying Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and amendments thereof and exhibits thereto can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Trust Fund are incorporated by reference herein. See "Incorporation of Certain Information by Reference" in the Prospectus.

                               EXECUTIVE SUMMARY

     Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.



                         INITIAL
                       CERTIFICATE                                                  APPROXIMATE
                        BALANCE OR                            APPROXIMATE          PERCENTAGE OF
                     NOTIONAL AMOUNT       RATINGS       PERCENTAGE OF INITIAL     SUBORDINATED
      CLASS              ($000'S)        MOODY'S/S&P          POOL BALANCE          SECURITIES
   Offered Certificates
   Class A-1A           $  258,548         Aaa/AAA                22.46%          28.75%
   Class A-1B           $  384,826         Aaa/AAA                33.44%          28.75%
   Class A-2MF          $  176,673         Aaa/AAA                15.35%          28.75%
   Class B              $   57,548          Aa2/AA                 5.00%          23.75%
   Class C              $   63,303           A2/A                  5.50%          18.25%
   Class D              $   60,426         Baa2/BBB                5.25%          13.00%
   Class E              $   17,265        Baa3/BBB-                1.50%          11.50%
   Private Certificates (1)
   Class A-EC(2)        $1,150,953         Aaa/AAA                N/A             N/A
   Class F              $   25,897         Ba1/BB+                 2.25%           9.25%
   Class G              $   28,774        NR(3)/BB+                2.50%           6.75%
   Class H              $    8,633          Ba2/BB                 0.75%           6.00%
   Class J              $   11,510        Ba3/NR(3)                1.00%           5.00%
   Class K              $   17,265         NR(3)/B+                1.50%           3.50%
   Class L              $   14,387         B2/NR(3)                1.25%           2.25%
   Class M              $    8,633         B3/NR(3)                0.75%           1.50%
   Class N-1(4)         $   17,265       NR(3)/NR(3)               1.50%          N/A
   Class N-2(5)         $   17,265       NR(3)/NR(3)              N/A             N/A

--------
(1)   Not offered hereby.

(2) Interest only strip with Notional Balance equal to the aggregate of the Certificate Balances of Classes A-1A through Class N-1.

(3)   Rating not obtained by Depositor from such Rating Agency.

(4)   Principal only certificates.

(5) Interest only strip with Notional Balance equal to the Class N-1 Certificate Balance.

                                                                   EXPECTED
                                                                 AMORTIZATION
                                         WEIGHTED AVERAGE           PERIOD
     CLASS         PASS-THROUGH RATE     LIFE (YEARS) (1)      (MONTH/YEAR) (1)
 Offered Certificates
  Class A-1A               %                    5.500         9/1998 -  9/2007
  Class A-1B               %                    9.503         9/2007 -  7/2008
  Class A-2MF              %                    9.565         4/2005 -  7/2008
  Class B                  %                    9.900         7/2008 -  7/2008
  Class C                  %(2)                11.067         7/2008 -  5/2010
  Class D                  %(3)                13.155         5/2010 -  1/2013
  Class E                  %(4)                14.400         1/2013 -  1/2013
 Private Certificates
  Class A-EC               %(5)                N/A                   N/A
  Class F                  %(6)                14.414         1/2013 -  2/2013
  Class G                  %(7)                14.538         2/2013 -  4/2013
  Class H                  %(8)                14.650         4/2013 -  4/2013
  Class J                  %(9)                14.685         4/2013 -  5/2013
  Class K                  %(10)               14.836         5/2013 -  9/2013
  Class L                  %(11)               16.070         9/2013 -  9/2015
  Class M                  %(12)               18.266         9/2015 - 12/2017
  Class N-1             N/A                    19.501        12/2017 -  7/2018
  Class N-2                %                   N/A                  N/A

--------
 (1) Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.
 (2)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class C Strip").
 (3)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class D Strip").
 (4)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class E Strip").
 (5) Initial Pass-Through Rate. The related Pass-Through Rate will be a per annum rate equal to a fraction, the numerator of which is the sum of (i) the excess of the Weighted Average Net Mortgage Rate over the weighted averages of the Pass-Through Rates of the Class A-1A, Class A-1B and Class A-2MF Certificates multiplied by the sum of the Class A-1A, Class A-1B and Class A-2MF Certificate Balances, (ii) the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Class B Certificates multiplied by the Class B Certificate Balance, (iii) the Class C Strip multiplied by the Class C Certificate Balance, (iv) the Class D Strip multiplied by the Class D Certificate Balance, and (v) the Class E Strip multiplied by the Class E Certificate Balance, (vi) the Class F Strip multiplied by the Class F Certificate Balance, (vii) the Class G Strip multiplied by the Class G Certificate Balance, (viii) the Class H Strip multiplied by the Class H Certificate Balance, (ix) the Class J Strip multiplied by the Class J Certificate Balance, (x) the Class K Strip multiplied by the Class K Certificate Balance, (xi) the Class L Strip multiplied by the Class L Certificate Balance, (xii) the Class M Strip multiplied by the Class M Certificate Balance, and (xiii) the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Class N-2 Certificates multiplied by the Class N-1 Certificate Balance and the denominator of which is the Class A-EC Notional Balance.
 (6)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class F Strip").
 (7)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class G Strip").
 (8)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class H Strip").
 (9)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such percentage
      the "Class J Strip").
(10)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such
      percentage the "Class K Strip").
(11)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such
      percentage the "Class L Strip").
(12)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate less    % (such
      percentage the "Class M Strip").

Securities:

     Distribution Dates. The 15th day of each month, or if such 15th day is not a Business Day, the Business Day immediately following such day, commencing September 17, 1998; provided that no such day shall be fewer than four Business Days after the related Determination Date. See "Description of the Certificates--Distributions" herein.




                                SCHEDULED FINAL
CLASS                          DISTRIBUTION DATE
----------------------------- -------------------
  Class A-1A ................ September 15, 2007
  Class A-1B ................      July 15, 2008
  Class A-2MF ...............      July 15, 2008
  Class B ...................      July 15, 2008
  Class C ...................       May 15, 2010
  Class D ...................   January 15, 2013
  Class E ...................   January 15, 2013

     The Scheduled Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Scheduled Final Distribution Date" herein.


Early Termination......   The Trust Fund is subject to early termination upon
                          purchase of the Mortgage Loans by any holder of the Class R-I Certificates representing more than a 50%
                          Percentage Interest of the Class R-I Certificates, the
                          Master Servicer or the Depositor on any Distribution
                          Date on which the outstanding aggregate Scheduled
                          Principal Balance of the Mortgage Loans is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates--Early Termination" herein.


Master Servicer........   National Realty Funding, L.C.


Special Servicer.......   National Realty Funding, L.C.


Trustee................   The Chase Manhattan Bank.


Mortgage Loan Sellers...  National Realty Finance L.C., Prudential Mortgage
                          Capital Funding, LLC and CIBC, Inc. NRFinance is an affiliate of NRF, the Master Servicer and Special Servicer of the Mortgage Loans. PMCF is an affiliate of Prudential Securities Incorporated, an Underwriter of the Offered Certificates, and of the Transferor and the Depositor. CIBC is an affiliate of CIBC Oppenheimer Corp., an Underwriter of the Offered Certificates.


Federal Tax Status.....   Elections will be made to treat designated portions
                          of the Trust Fund as two separate "real estate mortgage investment conduits" (each a "REMIC").

ERISA..................   As described under "ERISA Considerations" herein and
                          in the Prospectus, the Class A-1A, Class A-1B and
                          Class A-2MF Certificates may be purchased by employee benefit plans that are subject to ERISA. The
                          Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein.


SMMEA..................   The Offered Certificates will not be
                          mortgage-related securities pursuant to the Secondary
                          Mortgage Market Enhancement Act of 1984. See "Legal
                          Investment" herein and in the Prospectus.


DTC Eligibility........   The Offered Certificates are being delivered through
                          the facilities of The Depository Trust Company
                          ("DTC").


Closing Date...........   On or about August 21, 1998.

Structural Summary:


Interest Payments......   On each Distribution Date, each Class of
                          Certificates (other than the Class N-1 Certificates and the Residual Certificates) generally will be entitled to receive interest distributions in an amount equal to the Class Interest Distribution Amount for such Class and Distribution Date, together with any unpaid Class Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds remaining after payment to each outstanding Class of Certificates bearing an earlier sequential Class designation of (i) the Class Interest
                          Distribution Amount and any unpaid Class Interest
                          Shortfall for such Classes, (ii) the Pooled Principal
                          Distribution Amount for such Distribution Date for such Classes and (iii) payment of the unreimbursed amount of Realized Losses previously allocated to such Classes. See "Description of the
                          Certificates--Distributions" herein.

                          With respect to the Senior Certificates, on each Distribution Date prior to the date on which the Certificate Balance of all Classes of Subordinate Certificates are reduced to zero, interest payments with respect to the Senior Certificates will generally be made concurrently, (a) from Available Funds for Loan Group 1, to the Class A-1A and Class A-1B Certificates, pro rata in accordance with the Class Interest Distribution Amount of each, up to an amount equal to the Class Interest Distribution Amount of each such Class for such Distribution Date plus, for each such Class, an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid, (b) from Available Funds for Loan Group 2, to the Class A-2MF Certificates, up to an amount equal to the Class Interest Distribution Amount for such Class for such Distribution Date, plus an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid, and (c) from Available Funds for both Loan Groups, to the Class A-EC Certificates, up to an amount equal to the Class Interest Distribution Amount for such Class for such Distribution Date, plus an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid; provided that if, with respect to any Distribution Date, such Available Funds are insufficient to make any such distribution, then Available Funds for both Loan Groups will be allocated among such Classes pro rata, in proportion to their respective Class Interest Distribution Amounts without regard to Loan Groups.

                          On each Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates are reduced to zero, distributions in respect of interest accrued will be made to each Class of Senior Certificates pro rata.

Principal Payments.....   Generally, the Pooled Principal Distribution Amount
                          for each Distribution Date will be distributed first to the Senior Certificates (other than the Class A-EC
                          Certificates) in the order described below until their respective Certificate Balances have been reduced to zero and thereafter, sequentially to each other Class of Regular Certificates (other than the Class N-2
                          Certificates), until their respective Certificate
                          Balances have been reduced to zero, in each case, to the extent of Available Funds remaining after (i) payment of the Class Interest Distribution Amount, any unpaid Class Interest Shortfalls remaining from prior
                          Distribution Dates, the Pooled Principal Distribution
                          Amount and the unreimbursed amount of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed amount previously allocated to each other outstanding Class of Certificates having an earlier sequential Class designation, and (ii) payment of the Class Interest Distribution Amount and any unpaid
                          Class Interest Shortfalls remaining from prior
                          Distribution Dates to such Class (other than the Class
                          N-1 Certificates) and, in the case of the Class A-1A, Class A-1B, Class A-2MF and Class A-EC Certificates
                          (the "Senior Certificates"), to any other of such Classes, because such Senior Certificates are pari passu in respect of such interest amounts.

                          With respect to the Senior Certificates, on each Distribution Date prior to the date on which the Certificate Balance of all Classes of Subordinate Certificates are reduced to zero, the A-2MF Distribution Amount will be distributed to the Class A-2MF Certificates in reduction of the Class A-2MF Certificate Balance until the Class A-2MF Certificate Balance has been reduced to zero. The remainder of the Pooled Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-2MF Certificates in sequential order until their respective Certificate Balances have been reduced to zero.

                          On each Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates are reduced to zero, distributions in reduction of the Certificate Balances of each Class of Senior Certificates will be made on a pro rata basis.

                          The Class N-1 Certificates will be entitled to all distributions of Excess Interest subject to the limitations set forth in the Pooling and Servicing Agreement. Additionally, the holders of 100% of the Class N-1 Certificates will have the option to purchase at the purchase price specified herein any ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans."


Credit Enhancement.....   The sole source of credit enhancement for each Class
                          of Certificates is the subordination of the Subordinate Certificates. Each Class of Regular
                          Certificates is protected by the subordination offered by the other Classes of Regular Certificates that bear a lower sequential designation. No Class of Senior
                          Certificates is subordinated to any other Class of Certificates.

                          Realized Losses on Mortgage Loans will be allocated to the Regular Certificates that have Certificate Balances (other than the Senior Certificates) in reverse sequential order, until the Certificate Balances thereof are reduced to zero, and then among the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro rata basis. Realized Losses allocated to the Class N-1 Certificates will reduce the Class N-2 Notional Balance. Realized Losses allocated to the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N-1 Certificates will reduce the Class A-EC Notional Balance.

Collateral Overview;
Loan Details...........   See Annex A hereto for certain characteristics of
                          Mortgage Loans on a loan-by-loan basis. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The "Cut-off Date
                          Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. See also "Description of the Mortgage Pool" for additional statistical information regarding the Mortgage Loans.


                            GENERAL CHARACTERISTICS



       Aggregate Cut-off Date Principal Balance .......................   $1,150,953,450
        Loan Group 1 ..................................................   $943,452,384
        Loan Group 2 ..................................................   $207,501,066
       Number of Mortgage Loans .......................................   256
        Loan Group 1 ..................................................   214
        Loan Group 2 ..................................................   42
       Number of Mortgaged Properties .................................   303
       Weighted Average Mortgage Rate .................................   7.42%
       Weighted Average Remaining Term to Maturity ....................   132.280 months
       Weighted Average DSCR (1) ......................................   1.407
       Average Cut-off Date Mortgage Loan Balance .....................   $4,495,912
       Number of Balloon Mortgage Loans ...............................   190
       Balloon Mortgage Loans as a percentage of Initial Pool Balance .   69.90
       Number of ARD Loans ............................................   47
       ARD Loans as a percentage of Initial Pool Balance ..............   25.92
       Aggregate Cut-off Date Balloon Loan Principal Balance ..........   $ 820,242,687

       --------------
       (1) The Debt Service Coverage Ratio ("DSCR") for each Mortgage Loan is calculated based on the ratio of the related Underwritten Cash Flow to the related Annual Debt Service. For more information on the Debt Service Coverage Ratios, see "Description of the
           Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein.

                        CUT-OFF DATE PRINCIPAL BALANCES




                                             % OF INITIAL     NUMBER OF
CUT-OFF DATE PRINCIPAL BALANCE               POOL BALANCE   MORTGAGE LOANS
------------------------------------------- -------------- ---------------
       $   500,000 to $1,000,000 ..........       0.87%           11
       $ 1,000,001 to $2,000,000 ..........       7.79%           60
       $ 2,000,001 to $3,000,000 ..........      11.62%           54
       $ 3,000,001 to $4,000,000 ..........      11.95%           39
       $ 4,000,001 to $5,000,000 ..........       7.82%           20
       $ 5,000,001 to $6,000,000 ..........       6.24%           13
       $ 6,000,001 to $7,000,000 ..........       6.33%           11
       $ 7,000,001 to $8,000,000 ..........       7.12%           11
       $ 8,000,001 to $9,000,000 ..........       5.13%            7
       $ 9,000,001 to $10,000,000 .........       8.29%           10
       $10,000,001 to $11,000,000 .........       3.58%            4
       $11,000,001 to $12,000,000 .........       3.04%            3
       $12,000,001 to $13,000,000 .........       2.13%            2
       $13,000,001 to $14,000,000 .........       2.38%            2
       $14,000,001 to $15,000,000 .........       3.80%            3
       $15,000,001 and over ...............      11.91%            6
                                                ------            --
       Total ..............................     100.00%          256

                         DEBT SERVICE COVERAGE RATIOS

     Debt Service Coverage Ratios ("DSCRs") for each Mortgage Loan are calculated based on the ratio of the related Underwritten Cash Flow to the related Annual Debt Service. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information relating to the calculation of debt service coverage ratios.




         RANGE OF DEBT
        SERVICE COVERAGE         % OF INITIAL     NUMBER OF
             RATIOS              POOL BALANCE   MORTGAGE LOANS
------------------------------- -------------- ---------------
  1.00 to 1.05 x ..............       1.81%            3
  1.16 to 1.20 x ..............       1.61%            2
  1.21 to 1.25 x ..............       3.58%           11
  1.26 to 1.30 x ..............      19.82%           49
  1.31 to 1.35 x ..............      22.39%           49
  1.36 to 1.40 x ..............      11.90%           37
  1.41 to 1.45 x ..............      11.87%           32
  1.46 to 1.50 x ..............       6.13%           20
  1.51 to 1.55 x ..............       6.97%           17
  1.56 to 1.60 x ..............       3.80%            5
  1.61 to 1.65 x ..............       2.02%            8
  1.66 to 1.70 x ..............       2.20%            6
  1.71 to 1.75 x ..............       1.30%            5
  1.76 to 1.80 x ..............       0.39%            2
  1.81 to 1.85 x ..............       2.50%            4
  1.91 to 1.95 x ..............       0.49%            2
  1.96 to 2.00 x ..............       0.12%            1
  2.11 to 2.15 x ..............       0.16%            1
  2.41 to 2.45 x ..............       0.87%            1
  2.56 and above ..............       0.05%            1
                                    ------            --
  Total .......................     100.00%          256

                             LOAN TO VALUE RATIOS




                                   % OF INITIAL     NUMBER OF
RANGE OF LOAN TO VALUE RATIOS      POOL BALANCE   MORTGAGE LOANS
--------------------------------- -------------- ---------------
       10.01% to 15.00% .........       0.10%            1
       30.01% to 35.00% .........       0.20%            1
       35.01% to 40.00% .........       0.12%            1
       40.01% to 45.00% .........       0.30%            2
       45.01% to 50.00% .........       0.46%            3
       50.01% to 55.00% .........       2.47%           10
       55.01% to 60.00% .........       0.52%            3
       60.01% to 65.00% .........       9.62%           31
       65.01% to 70.00% .........      19.97%           46
       70.01% to 75.00% .........      36.35%          100
       75.01% to 80.00% .........      27.06%           53
       80.01% to 85.00% .........       1.12%            3
       85.01% to 95.00% .........       1.71%            2
                                      ------           ---
       Total ....................     100.00%          256

                                PROPERTY TYPES




                                           % OF INITIAL        NUMBER OF
PROPERTY TYPES                             POOL BALANCE   MORTGAGED PROPERTIES
----------------------------------------- -------------- ---------------------
      Assisted Living ...................   2.36%                   5
      Hotel .............................   6.58%                  17
      Industrial ........................   6.99%                  28
      Mixed Use .........................   3.02%                  10
      Mobile Home Park ..................   0.88%                   4
      Multifamily .......................  24.97%                  64
      Nursing Home ......................   1.37%                   4
      Office ............................  16.68%                  53
      Office/Industrial .................   0.89%                   3
      Retail -- Anchored ................  17.07%                  32
      Retail -- Single Tenant ...........   4.94%                  20
      Retail -- Unanchored .............. 10.62 %                  49
      Retail -- Shadow Anchored .........   1.23%                   4
      Self-Storage ......................   0.20%                   1
      Warehouse .........................   2.20%                   9
                                          ------                   --
      Total ............................. 100.00%                 303

                              MATURITY/ARD YEARS




                        % OF INITIAL     NUMBER OF
YEAR                    POOL BALANCE   MORTGAGE LOANS
---------------------- -------------- ---------------
  2002 ...............       1.25%            1
  2004 ...............       1.16%            2
  2005 ...............       1.44%            4
  2007 ...............      14.22%           36
  2008 ...............      52.05%          129
  2009 ...............       1.45%            9
  2010 ...............       4.24%           10
  2011 ...............       0.34%            1
  2012 ...............       1.21%            4
  2013 ...............      15.75%           37
  2015 ...............       1.75%            3
  2016 ...............       0.38%            2
  2017 ...............       0.81%            3
  2018 ...............       3.95%           15
                            -----           ---
  Total ..............        100%          256

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS




PERCENTAGE OF INITIAL POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE FEATURE
                                ASSUMING 0% CPR(1)
-----------------------------------------------------------------------------------
                                           8/98       8/99       8/00       8/01
                                        ---------- ---------- ---------- ----------
 Lockout/Defeasance(2) ................     54.1%      54.2%      36.5%      35.5%

 Greater of Yield Maintenance or
 Percentage Premium of:
  5.00% or greater ....................     25.7       25.7       25.6       25.5
  4.00% to 4.99% ......................      0.3        0.3        0.3        0.3
  3.00% to 3.99% ......................      9.7        9.7        9.7        9.6
  2.00% to 2.99% ......................      2.5        2.5        2.5        2.6
  1.00% to 1.99% ......................      7.5        7.5       24.3       25.4
  0.00% to 0.99% ......................      0.1        0.1        0.1        0.1

 Total Yield Maintenance ..............     45.9       45.8       62.6       63.6

 Total of Yield Maintenance and
 Lockout/Defeasance:                         100        100       99.1       99.1

 Percentage Premium:
  5.00% or greater ....................      0.0        0.0        0.0        0.0
  4.00% to 4.99% ......................      0.0        0.0        0.0        0.0
  3.00% to 3.99% ......................      0.0        0.0        0.9        0.0
  2.00% to 2.99% ......................      0.0        0.0        0.0        0.9
  1.00% to 1.99% ......................      0.0        0.0        0.0        0.0

 Total Percentage Premium .............      0.0        0.0        0.9        0.9
 Open (no Call Protection) ............      0.0        0.0        0.0        0.0

 Total all Categories .................    100.0      100.0      100.0      100.0

 Current Pool Balance ($ millions)       1,151.0    1,135.9    1,119.6    1,101.7
 Pool Factor(3) .......................    100.0       98.7       97.3       95.7



                                           8/02       8/03       8/04       8/05       8/06       8/07
                                        ---------- ---------- ---------- ---------- ---------- ----------
 Lockout/Defeasance(2) ................     32.1%      21.7%      20.9%      21.2%      21.2%      11.7%

 Greater of Yield Maintenance or
 Percentage Premium of:
  5.00% or greater ....................     25.8       25.5       25.4       25.9       12.4       10.0
  4.00% to 4.99% ......................      0.3        0.0        0.0        0.0        0.1        0.0
  3.00% to 3.99% ......................      9.3        9.4        8.9        8.7        4.6        3.6
  2.00% to 2.99% ......................      2.8        2.3        2.0        2.0        0.5        0.3
  1.00% to 1.99% ......................     27.4       38.7       39.1       40.0       38.3       30.5
  0.00% to 0.99% ......................      0.1        0.1        0.1        0.1        0.1        0.1

 Total Yield Maintenance ..............     65.7       76.0       75.4       76.7       56.0       44.4

 Total of Yield Maintenance and
 Lockout/Defeasance:                        97.8       97.7       96.3       98.0       77.3       56.1

 Percentage Premium:
  5.00% or greater ....................      0.0        0.3        0.0        0.1       11.5        1.1
  4.00% to 4.99% ......................      0.0        0.0        0.3        0.0        0.1        0.0
  3.00% to 3.99% ......................      0.0        0.0        0.0        0.5        3.2        0.7
  2.00% to 2.99% ......................      0.0        0.5        0.0        0.0        0.8        0.0
  1.00% to 1.99% ......................      0.9        1.4        1.5        1.5        5.2        0.4

 Total Percentage Premium .............      0.9        2.3        1.8        2.0       20.7        2.2
 Open (no Call Protection) ............      1.2        0.0        1.9        0.0        2.0       41.7

 Total all Categories .................    100.0      100.0      100.0      100.0      100.0      100.0

 Current Pool Balance ($ millions)       1,082.4    1,039.8    1,017.7      967.3      942.1      891.4
 Pool Factor(3) .......................     94.0       90.3       88.4       84.0       81.9       77.4

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in August in each of the years indicated, will be within a Lockout Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance".

(2) After the related Defeasance Lockout Period, Mortgagor may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date, and upon satisfaction of certain other conditions. Four of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 1.87% of the Initial Pool Balance, that have a defeasance feature also provide for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and afford the related borrower the option either to prepay or to exercise the defeasance feature.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates".

  PERCENTAGE OF INITIAL POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE FEATURE
                                  ASSUMING 0% CPR(1)
--------------------------------------------------------------------------------------
                                        8/08      8/09      8/10      8/11      8/12
                                     --------- --------- --------- --------- ---------
 Lockout/Defeasance(2) .............     8.4%      8.6%      8.6%      8.3%      7.9%

 Greater of Yield Maintenance or
 Percentage Premium of:
  5.00% or greater .................    20.3      21.0       5.2       3.2       1.7
  4.00% to 4.99% ...................     0.0       0.0       0.0       0.0       0.0
  3.00% to 3.99% ...................     5.3       5.6       5.0       0.4       0.4
  2.00% to 2.99% ...................     0.6       0.6       0.0       0.0       0.0
  1.00% to 1.99% ...................    36.4      38.4      30.4      24.9      23.5
  0.00% to 0.99% ...................     1.9       2.0       2.4       0.3       0.3

 Total Yield Maintenance ...........    64.4      67.6      43.0      28.9      25.9

 Total of Yield Maintenance and
 Lockout/Defeasance:                    72.9      76.2      51.6      37.3      33.8

 Percentage Premium:
  5.00% or greater .................     5.8       0.2      19.6       1.7       2.9
  4.00% to 4.99% ...................     0.0       2.1       0.0      20.0       0.0
  3.00% to 3.99% ...................     6.1       3.3       7.7       9.4       6.1
  2.00% to 2.99% ...................     2.3       0.0       0.0       1.8       0.0
  1.00% to 1.99% ...................     5.2       2.2      16.7      22.0       1.4

 Total Percentage Premium ..........    19.3       7.8      44.0      55.0      10.4
 Open (no Call Protection) .........     7.8      16.0       4.4       7.7      55.8

 Total all Categories ..............   100.0     100.0     100.0     100.0     100.0

 Current Pool Balance ($ millions)     268.0     245.6     196.0     181.7     167.4
 Pool Factor(3) ....................    23.3      21.3      17.0      15.8      14.5



                                        8/13       8/14       8/15       8/16       8/17
                                     ---------- ---------- ---------- ---------- ----------
 Lockout/Defeasance(2) .............     21.2%      19.9%      6.80%      5.40%      3.20%

 Greater of Yield Maintenance or
 Percentage Premium of:
  5.00% or greater .................      3.0        3.3       0.0        0.0        0.0
  4.00% to 4.99% ...................      0.0        0.0       0.0        0.0        0.0
  3.00% to 3.99% ...................      0.0        0.0       0.0        0.0        0.0
  2.00% to 2.99% ...................      0.0        0.0       0.0        0.0        0.0
  1.00% to 1.99% ...................     26.8       28.8      34.1       35.7       37.2
  0.00% to 0.99% ...................      0.0        0.0       0.0        0.0        0.0

 Total Yield Maintenance ...........     29.8       32.0      34.1       35.7       37.2

 Total of Yield Maintenance and
 Lockout/Defeasance:                     51.0       51.9      40.9       41.1       40.3

 Percentage Premium:
  5.00% or greater .................      3.0        0.0       3.9        0.0        0.0
  4.00% to 4.99% ...................     10.9        1.4       0.0        4.1        0.0
  3.00% to 3.99% ...................     18.9       32.4      26.8        0.0        0.0
  2.00% to 2.99% ...................      5.5        0.0      10.4        1.0        0.0
  1.00% to 1.99% ...................      5.8       11.4      11.5       29.3        0.0

 Total Percentage Premium ..........     44.1       45.2      52.6       34.5        0.0
 Open (no Call Protection) .........      4.9        2.9       6.4       24.4       59.7

 Total all Categories ..............    100.0      100.0     100.0      100.0      100.0

 Current Pool Balance ($ millions)       40.3       34.3      26.0       22.4       19.0
 Pool Factor(3) ....................      3.5        3.0       2.3        1.9        1.7

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in August in each of the years indicated, will be within a Lockout Period or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance".

(2) After the related Defeasance Lockout Period, mortgagor may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date, and upon satisfaction of certain other conditions. Four of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 1.87% of the Initial Pool Balance, that have a defeasance feature also provide for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and afford the related borrower the option either to prepay or to exercise the defeasance feature.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates".

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Significant Definitions" herein and in the Prospectus.


Title of Certificates...  Prudential Securities Secured Financing Corporation
                          Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates").


The Certificates.......   $258,548,000 initial aggregate principal balance
                          ("Certificate Balance") of Class A-1A Certificates;

                          $384,826,000 initial Certificate Balance of Class A-1B Certificates;

                          $176,673,000 initial Certificate Balance of Class A-2MF Certificates;

                          $1,150,953,000 initial Notional Balance of Class A-EC Certificates;

                          $57,548,000 initial Certificate Balance of Class B Certificates;

                          $63,303,000 initial Certificate Balance of Class C Certificates;

                          $60,426,000 initial Certificate Balance of Class D Certificates;

                          $17,265,000 initial Certificate Balance of Class E Certificates;

                          $25,879,000 initial Certificate Balance of Class F Certificates;

                          $28,774,000 initial Certificate Balance of Class G Certificates;

                          $8,633,000 initial Certificate Balance of Class H Certificates;

                          $11,510,000 initial Certificate Balance of Class J Certificates;

                          $17,265,000 initial Certificate Balance of Class K Certificates;

                          $14,387,000 initial Certificate Balance of Class L Certificates;

                          $8,633,000 initial Certificate Balance of Class M Certificates;

                          $17,265,000 initial Certificate Balance of Class N-1 Certificates;

                          $17,265,000 initial Notional Balance of Class N-2 Certificates;

                          Class R-I Certificates; and

                          Class R-II Certificates.

                          The aggregate initial Certificate Balance of all Classes of Certificates (and of each Class) is subject to a permitted variance of plus or minus 5% as described herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

                          ONLY THE CLASS A-1A, CLASS A-1B, CLASS A-2MF, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE OFFERED HEREBY.

                          The Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1, Class N-2, Class R-I and Class R-II Certificates (collectively, the "Private Certificates") have not been registered under the 1933 Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its relevance to a prospective purchaser of an Offered Certificate.

Depositor..............   Prudential Securities Secured Financing Corp.
                          One New York Plaza
                          New York, New York 10292


Master Servicer........   National Realty Funding, L.C.
                          911 Main Street, Suite 1400
                          Kansas City, Missouri 64105


Special Servicer.......   National Realty Funding, L.C.
                          911 Main Street, Suite 1400
                          Kansas City, Missouri 64105


Trustee................   The Chase Manhattan Bank
                          450 West 33rd Street
                          New York, New York 10001-2697
                          Attn.: Structured Finance Services--CMBS


Cut-off Date...........   August 1, 1998


Closing Date...........   On or about August 21, 1998


Distribution Date......   The 15th day of each month, or if such 15th day is
                          not a Business Day, the Business Day immediately following such day, commencing on September 17, 1998;
                          provided that no Distribution Date shall be fewer than four Business Days after the related Determination
                          Date. As used herein, a "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or Missouri are authorized or obligated by law, executive order or governmental decree to close.


Record Date............   With respect to each Distribution Date, the close of
                          business on the last Business Day of the month preceding the month in which such Distribution Date occurs.


Interest Accrual
 Period.................  With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.


Collection Period......   With respect to each Distribution Date and any
                          Mortgage Loan, the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 1998, on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.


Determination Date.....   The 11th day of any month, or if such 11th day is
                          not a Business Day, the Business Day immediately following such 11th day, commencing on September 11, 1998.


Due Date...............   With respect to any Collection Period and Mortgage
                          Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), which date, for each of the Mortgage Loans, is the first day of the month.


Denominations..........   The Class A-1A, Class A-1B, Class A-2MF, Class B,
                          Class C, Class D and Class E Certificates will be issued in minimum denominations of Certificate Balance or Notional Balance, as applicable, of $50,000 and integral multiples of $1.00 in excess thereof and will be registered in the name of a nominee of The
                          Depository Trust

                          Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository") and beneficial interests therein will be held by investors through the book-entry facilities of the Depository. The Depositor has been informed by DTC that its nominee will be Cede & Co. Beneficial Owners will hold and transfer their respective ownership interests in and to such Book-Entry Certificates through the book-entry facilities of DTC and will not be entitled to definitive, fully registered Certificates except in the limited circumstances set forth herein. See "Description of the Certificates--Delivery, Form and Denomination" herein.


Distributions..........   Interest. On each Distribution Date, each Class of
                          Certificates (other than the Class N-1 Certificates and the Residual Certificates) generally will be entitled to receive interest distributions in an amount equal to the Class Interest Distribution Amount for such Class and Distribution Date, together with any unpaid Class Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds remaining after payment to each outstanding Class of Certificates bearing an earlier sequential Class designation of (i) the Class Interest
                          Distribution Amount and any unpaid Class Interest
                          Shortfall for such Classes, (ii) the Pooled Principal
                          Distribution Amount for such Distribution Date for such Classes and (iii) payment of the unreimbursed amount of Realized Losses previously allocated to such Classes. See "Description of the Certificates--
                          Distributions" herein.

                          With respect to the Senior Certificates, on each Distribution Date prior to the date on which the Certificate Balance of all Classes of Subordinate Certificates are reduced to zero, concurrently, (i) the Class A-1A and Class A-1B Certificates generally will receive their related Class Interest Distribution Amounts, pro rata, from the Available Distribution Amount for Loan Group 1, (ii) the Class A-2MF Certificates generally will receive the related Class Interest Distribution Amount from the Available Distribution Amount for Loan Group 2 and (iii) the Class A-EC Certificates generally will receive the related Class Interest Distribution Amount from the Available Distribution Amount for both Loan Groups; provided that if, with respect to any Distribution Date, such Available Distribution Amounts are insufficient to make any such distribution, the Available Distribution Amount for both Loan Groups will be allocated among such Classes pro rata, in proportion to their respective Class Interest Distribution Amounts without regard to Loan Groups.

                          On each Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero, distributions in respect of interest accrued will be made to each Class of Senior Certificates pro rata.

                          The "Class Interest Distribution Amount" with respect to any Distribution Date and any Class of Regular Certificates other than the Class A-EC, Class N-1 and Class N-2 Certificates is equal to interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class and such Interest Accrual Period on the Certificate Balance of such Class; provided that reductions of the Certificate Balance of such Class as a result of distributions in respect of principal or the allocation of losses on the Distribution Date occurring in such Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period. With respect to any Distribution Date and the Class A-EC and Class N-2 Certificates, the "Class Interest Distribution Amount" will equal the product of the related Pass-Through Rate and the related Notional

                          Balance; provided that reductions of the Notional Balance of such Class as a result of distributions in respect of principal or the allocation of losses on the Distribution Date occurring in such Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period. For each Class of Certificates, the Class Interest Distribution Amount will be reduced by amounts allocated to such Class in respect of Prepayment Interest Shortfalls not offset by Prepayment Interest Surplus, the Trustee Fee, the Servicing Fee for each Mortgage Loan in the related Loan Group and, if the Master Servicer and the Special Servicer are the same person, the Special Servicing Fee with respect to each such Mortgage Loan and such Distribution Date, all as provided herein. The Class N-1 Certificates are principal only certificates and have no Class Interest Distribution Amount.

                          Principal. Generally, the Pooled Principal
                          Distribution Amount for each Distribution Date will be distributed first to the Senior Certificates (other than the Class A-EC Certificates) in the order described below until their respective Certificate Balances have been reduced to zero and thereafter, sequentially to each other Class of Regular Certificates (other than the Class N-2 Certificates), until their respective Certificate Balances have been reduced to zero, in each case, to the extent of Available Funds remaining after (i) payment of the Class Interest Distribution Amount, any unpaid Class Interest Shortfalls remaining from prior Distribution Dates, the Pooled Principal Distribution Amount and the unreimbursed amount of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed amount previously allocated to each other outstanding Class of Certificates having an earlier sequential Class designation and (ii) payment of the Class Interest Distribution Amount and any unpaid Class Interest Shortfalls remaining from prior Distribution Dates to such Class (or, with respect to the Class N-1 Certificates, to the Class N-2 Certificates) and, in the case of the Class A-1A, Class A-1B, Class A-2MF and Class A-EC Certificates (the "Senior Certificates"), to any other of such Classes, because such Senior Certificates are pari passu in respect of such interest amounts.

                          With respect to the Senior Certificates, on each Distribution Date prior to the date on which the Certificate Balance of all Classes of Subordinate Certificates are reduced to zero, the A-2MF Principal Distribution Amount will be distributed to the Class A-2MF Certificates in reduction of the Class A-2MF Certificate Balance until the Class A-2MF Cetificate Balance has been reduced to zero. Thereafter, the remainder of the Pooled Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-2MF Certificates in sequential order until their respective Certificate Balances have been reduced to zero.

                          On each Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero, distributions in reduction of the Certificate Balances of each Class of Senior Certificates will be made on a pro rata basis.

                          The "A-2MF Principal Distribution Amount" with respect to Loan Group 2 and any Distribution Date, is equal to the portion of the Pooled Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents the principal portion of any Balloon Payments and any Unscheduled Payments of Principal collected with respect to Mortgage Loans in Loan Group 2.

                          The "Pooled Principal Distribution Amount" for any Distribution Date is equal to the sum (without duplication), for all Mortgage Loans, of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due (regardless of whether received) on the Mortgage Loans during the related Collection Period; (ii) the principal component of all Assumed Scheduled Payments as applicable, deemed to become due (regardless of whether received) during the related Collection Period with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment; (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund pursuant to the Pooling and Servicing Agreement, in either case, during the related Collection Period; (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) the principal component of all Balloon Payments received during the related Collection Period; (vi) all other Principal Prepayments received in the related Collection Period; and (vii) all other full or partial recoveries in respect of principal, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Net REO Proceeds.

                          The Class N-1 Certificates will be entitled to all distributions of Excess Interest subject to the limitations set forth in the Pooling and Servicing Agreement. Additionally, the holders of 100% of the Class N-1 Certificates will have the option to purchase at the purchase price specified herein any ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans." Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items may create a shortfall in Available Funds distributable on any Distribution Date. Resulting Class Interest Shortfalls will be allocated to the most subordinate Class then outstanding.

                          See "Description of the Certificates--Distributions" herein.


Advances...............   Subject to the limitations described herein with
                          respect to Nonrecoverable Advances, the Master
                          Servicer is required to make advances (each such amount, a "P&I Advance") in respect of delinquent
                          Monthly Payments on the Mortgage Loans.

                          The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan as to which there has been an Appraisal Reduction Event will equal the amount required to be advanced by the Master Servicer without giving effect to the related Appraisal Reduction minus the related Appraisal Reduction Amount.

                          The Master Servicer will not be required to advance the full amount of any Balloon Payment not made by the related borrower on its due date, but will advance an amount equal to the monthly payment (or portion thereof not received) deemed to be due on the Mortgage Loan after such default, calculated on the original amortization schedule of such Mortgage Loan, with interest as described herein (the "Assumed Scheduled Payment").

                          If the Master Servicer fails to make a required P&I Advance, the Trustee, subject to the standards applicable to the Master Servicer, will be required to make such P&I Advance.

                          See "The Pooling and Servicing Agreement--Advances" herein.


Subordination..........   As a means of providing a certain amount of
                          protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage

                          Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. Each Class of Subordinated Certificates (other than the Residual Certificates) will likewise be protected by the subordination offered by the other Classes of Certificates that bear a later sequential Class designation. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive, on any Distribution Date, the amounts of both interest (including shortfalls in interest on prior Distribution Dates) and principal, as applicable, distributable in respect of such Certificates on such Distribution Date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and (ii) by the allocation of Realized Losses and certain other shortfalls to the Certificates in reverse order of their sequential Class designations, provided that Realized Losses are allocated pro rata among the Classes of Senior Certificates (other than the Class A-EC Certificates, whose Notional Balance is subject to reduction as a function of the reduction of the Certificate Balance of any other Class of Certificates (other than the Class N-2 Certificates)) in accordance with their respective Certificate Balances. See "Description of the Certificates--Subordination" herein. No other form of credit enhancement is provided for the benefit of the holders of the Offered Certificates.


Early Termination......   Any holder of the Class R-I Certificates
                          representing more than a 50% Percentage Interest of the Class R-I Certificates, the Master Servicer and the Depositor, in that order, will each have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loans, remaining in the Trust Fund, and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate
                          Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1.0% of the Initial Pool Balance. See "Description of the
                          Certificates--Early Termination" herein.


Certain Federal Income
 Tax Consequences......   Elections will be made to treat the Trust REMICs,
                          and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, alternatively, "REMIC I" or "REMIC II") for federal income tax purposes. The Class A-1A, Class
                          A-1B, Class A-2MF, Class A-EC, Class B, Class C, Class
                          D, Class E, Class F, Class G, Class H, Class J, Class
                          K, Class L, Class M, Class N-1 and Class N-2
                          Certificates (collectively, the "Regular
                          Certificates") will represent "regular interests" in REMIC II. Certain uncertificated classes of interests will represent "regular interests" in REMIC I. The
                          Class R-I and Class R-II Certificates will each be designated as the sole Class of "residual interest" in REMIC I and REMIC II, respectively.

                          Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Regular Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. None of the Offered Certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR but which each ARD Loan prepaying in full on its Anticipated Repayment Date. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate or whether the Trust Fund will be terminated on such date. See "Material Federal Income Tax Consequences" herein.

                          Based on the expected issue prices therefor, it is anticipated that the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences" in the Prospectus.

                          Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986 (the "Code"). Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                          Section 856(c)(3)(B) of the Code. Offered
                          Certificates held by a domestic building and loan association will generally constitute a "regular or a residual interest in a REMIC" within the meaning of
                          Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the Prospectus.

                          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--Taxation of the REMIC" in the Prospectus and "Material Federal Income Tax Consequences" herein.


ERISA Considerations...   As described under "ERISA Considerations" herein and
                          in the Prospectus, the Class A-1A, Class A-1B and
                          Class A-2MF Certificates may be purchased by employee benefit plans that are subject to ERISA. The
                          Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein.


Ratings................   It is a condition to the issuance of the Offered
                          Certificates that the Class A-1A, Class A-1B and Class
                          A-2MF Certificates each be rated "Aaa" by Moody's
                          Investors Service, Inc. ("Moody's") and "AAA" by
                          Standard & Poor's Rating Service, a division of the
                          McGraw-Hill Companies ("S&P") the Class B Certificates be rated "Aa2" by Moody's and "AA" by S&P; the Class C
                          Certificates be rated "A2" by Moody's and "A" by S&P;
                          the Class D Certificates be rated "Baa2" by Moody's and "BBB" by S&P; and the Class E Certificates be rated "Baa3" by Moody's and "BBB-" by S&P.

                          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums or the likelihood of collection by the Master Servicer of Default Interest.

Legal Investment.......   The Offered Certificates will not constitute
                          "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984
                          ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretative uncertainties. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

     Prospective holders of Certificates should consider, among other things, the factors listed below and in the Prospectus under "Risk Factors" in connection with the purchase of the Certificates.


INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

     Commercial and Multifamily Lending Generally. Commercial and multifamily lending generally is viewed as exposing a lender to risks that are different than many of the risks faced in connection with other types of lending, such as consumer lending. Commercial and multifamily lending generally involves larger loans, thereby providing lenders with less diversification of risk and the potential for greater losses resulting from the delinquency and/or default of individual loans. Many of the Mortgage Loans are non-recourse obligations of the related borrowers, the repayment of which is often solely dependent upon the successful operation of the related Mortgaged Properties. Commercial and multifamily property values and net operating income are subject to volatility. Many of the Mortgage Loans are also balloon loans, which may pose additional risks associated with both the value of the related Mortgaged Property and the borrower's ability to obtain financing as of the maturity of the related Mortgage Loan. A borrower's ability to repay its loan may be impaired if future operating results are not comparable to historical operating results. This may occur for a variety of reasons, including an increase in vacancy rates, a decline in rental rates, an increase in operating expenses and/or an increase in necessary capital expenditures. The income from and market value of a Mortgaged Property may also be adversely affected by such factors as changes in the general economic climate, the existence of an oversupply of comparable space or a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions regarding such property's safety, convenience and services. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, the willingness and ability of a property owner to provide capable management, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws.

     Aging and Deterioration of Commercial and Multifamily Properties. The age, construction quality and design of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged for individual leases or, in the case of the Nursing Home Properties, the Congregate Care Properties and the Hospitality Properties, the amounts that occupants and residents may be charged for the occupancy thereof. The effects of poor construction quality are likely to require the borrower to spend increasing amounts of money over time for maintenance and capital improvements. Even Mortgaged Properties that were well constructed and have been well maintained will require ongoing capital improvements in order for such Mortgaged Properties to remain competitive in the market and retain tenants and other occupants.

     Limited Adaptability for Other Uses. Some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The conversion of Self-Storage Facility Properties, Congregate Care Properties, Nursing Home Properties, Hospitality Properties (or, in the case of certain Retail Anchored or Retail Unanchored Properties, any of the racquet clubs, movie theatres and health clubs situated therein) to alternative uses generally would require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such property were readily adaptable to other uses.

     Leases. Repayment of the Mortgage Loans may be affected by the expiration or termination of occupancy leases and the ability of the related borrowers to renew such leases with the existing occupants or to relet the space on economically favorable terms to new occupants, or the existence of a market that requires a reduced rental rate, substantial tenant improvements or expenditures or other concessions to a tenant in connection with a lease renewal. No assurance can be given that leases that expire can be renewed, that the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or that the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. If a significant portion of a Mortgaged Property is leased to a single tenant, the consequences of the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates the space leased to it (either as a result of the expiration of the term of the lease or a default by the tenant) or a failure of such tenant to perform its obligations under the related lease, will be more pronounced than if such Mortgaged Property were leased to a greater number of tenants. See

"--Tenant Matters" herein. Certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions (e.g. if an anchor tenant ceases operations at the related Mortgaged Property). In such cases, there can be no assurance that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.


     Competition. Other multifamily and commercial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of similar types to attract customers, tenants and other occupants. Such properties generally compete on the basis of rental rates, location, condition and features of the property. If any oversupply of available space exists in a particular market (either as a result of the building of new construction or a decrease in the number of customers, tenants or other occupants due to a decline in economic activity in the area), the rental rates for the Mortgaged Properties may be adversely affected. Commercial or multifamily properties may also face competition from other types of property as such properties are converted to competitive uses in the future. Such conversions may occur based upon future trends in the use of property by tenants and occupants, e.g., the establishment of more home-based offices and businesses and the conversion of warehouse space for multifamily use. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.


     Quality of Management. The successful operation of the Mortgaged Properties is also dependent on the performance of the respective property managers of the Mortgaged Properties. Such property managers are responsible for responding to changes in the local market, planning and implementing the rental rate structure, including establishing levels of rent payments, and advising the related borrower so that maintenance and capital improvements can be carried out in a timely fashion.


     Risks Associated with Hospitality Properties. Seventeen of the Mortgage Loans, representing approximately 6.58% of the Initial Pool Balance, are secured by Hospitality Properties. Like any income producing property, the income generated by a Hospitality Property is subject to factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel or motel is affiliated or associated with a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. If a franchise is lost, the ability of a hotel or motel to compete successfully may be significantly impaired. Finally, the hotel and motel industry is generally seasonal. This seasonality is likely to result in regular fluctuations in the income generated by Hospitality Properties.


     Liquor License Considerations. The liquor licenses for some of the Hospitality Properties that secure Mortgage Loans may be held by the property manager rather than by the related Mortgagor. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a Hospitality Property it is unlikely that the Master Servicer (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such Hospitality Property and such party would be required to apply in its own right for such license.


     Risks Associated with Office Properties. Approximately 16.68% of the Mortgage Loans (based on Initial Pool Balance) are secured by Office Properties. See "Description of the Mortgage Pool." Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office Properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 6.11% of the Mortgage Loans (based on Initial Pool Balance) are secured by Office Properties that are single tenant properties. See "Description of the Mortgage Pool."


     Office properties also are subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (for example, floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment and quality of life issues such as proximity to schools and cultural amenities and the quality thereof. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the borrower will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Retail Properties. Approximately 33.86% of the Mortgage Loans (based on Initial Pool Balance) are secured by Retail Properties (as defined herein). See "Description of the Mortgage Pool." Significant factors determining the value of retail properties are the quality of the tenants, as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants often is tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" also is an important distinction. Retail properties that are anchored traditionally have been perceived to be less risky. While there is no strict definition of an anchor, it generally is understood that a retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used herein an "anchored property" means a property in which a nationally or regionally recognized tenant or a tenant of sufficient creditworthiness occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. Approximately 17.07% of the Mortgage Loans (based on Initial Pool Balance) are secured by multi-tenant retail properties that are "anchored properties." Approximately 10.62% of the Mortgage Loans (based on Initial Pool Balance) are secured by Retail Properties that are "unanchored properties." The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. The correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property.

     Unlike office properties or Hospitality Properties, retail properties also face competition from sources outside a given real estate market. Catalog retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which often are characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties securing Mortgage Loans in the Trust Fund.

     Risks Associated with Nursing Homes and Assisted Living
Properties. Approximately 3.73% of the Mortgage Loans (based on Initial Pool Balance) are secured by residential health care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and to the reimbursement policies of government programs and private insurers. The failure of any of the borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing) or, if applicable, bar it from participating in certain reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained. In addition, to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals that could materially change or curtail those payments. Accordingly, there can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

     No Guaranty. No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates.

     Limited Recourse. The majority of the Mortgage Loans are non-recourse loans wherein recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and such limited other assets (if any) as may have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Consequently, the payment of each non-recourse Mortgage Loan is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property. See "Description of the Mortgage Pool--General" herein. Because the ability to collect from Mortgagors with respect to Mortgage Loans that provide for recourse is dependent upon the creditworthiness, solvency and other factors specific to such Mortgagors that generally are not within the control of any of the Mortgage Loan Sellers, the Transferor, the Depositor, the Servicer or the Trustee or any of their affiliates, no assurance can be made as to the likelihood that significant amounts will be realized in respect of such recourse in the event of a default with respect to any Mortgage Loan.

     Concentration of Mortgage Loans and Borrowers. In general, a mortgage pool with a significant portion of its loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than other pools having the same or similar aggregate principal balance and composed of smaller average loan balances and a greater number of loans. In all cases, each potential investor should carefully consider all aspects of any Mortgage Loan representing a significant percentage of the Initial Pool Balance to ensure that no such loan is subject to risks unacceptable to such potential investor. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of the Mortgaged Properties. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.

     Tax Considerations Related to Foreclosure. REMIC II might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, thereby reducing net proceeds available for distribution to Certificateholders. Such taxable net income does not include qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is customary in the area and for the type of property involved.

     Future Changes in the Composition of the Mortgage Pool. As principal payments or prepayments, if any, are made on the Mortgage Loans at different rates based upon the varied amortization schedules and maturities of the Mortgage Loans, the Trust Fund may be subject to more concentrated risk with respect to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.


     Geographic Concentration. Repayments by borrowers and the market values of the Mortgaged Properties could be affected by economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, natural disasters (which may result in uninsured losses) and other factors that are beyond the control of the borrowers. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region.

     To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Geographic Concentration" herein.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund may be subject to the following risks: (i) a diminution in the value of a Mortgaged Property or the inability to foreclose against such Mortgaged Property; (ii) the inability to lease such Mortgaged Property to potential tenants; (iii) the potential that the related borrower may default on a Mortgage Loan due to such borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; or (iv) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such Mortgaged Property. Additionally, the environmental condition of a Mortgaged Property may be affected by the operations of tenants and occupants thereof, and current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

     Under certain federal and state laws, the reimbursement of remedial costs incurred by state and federal regulatory agencies to correct environmental conditions are secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under applicable federal, state or local laws, and could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be deemed an "owner" or "operator" of the related Mortgaged Property if the lender is deemed to have participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. One court has held that a lender will be deemed to have participated in the management of the borrower if the lender participated in the financial management of the borrower to a degree indicating the capacity to influence the borrower's treatment of hazardous waste. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus, and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

     In particular, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred costs in investigating and/or cleaning up contamination. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.


     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination also may be governed by state law, which may not provide any specific protections to lenders. CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.


     Each of the Mortgage Loan Sellers has represented to the Transferor that each of the related Mortgaged Properties was subject to a Phase I ESA conducted consistently with generally recognized industry standards, or a similar study or an update of a previously conducted Phase I ESA or an update based upon information contained in an established database, which assessment, study or update was performed on behalf of the related Mortgage Loan Seller or delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. Such assessments, studies or updates were conducted within 12 months prior to the Cut-off Date (except with respect to one Mortgage Loan originated by NRFinance and identified in Annex A, as to which the related ESA was obtained 13 months prior to the Cut-off Date). Subject to the exceptions for specific Mortgaged Properties described herein under "Description of the Mortgage Loan Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the Mortgage Loan Sellers have informed the Depositor that the environmental assessments, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (i) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigations or remediation; (ii) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (iii) those conditions in which soil or groundwater contamination was suspected or identified and either (a) such condition or circumstance was remediated or abated prior to the Closing Date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation, or (iv) those cases in which a leaking underground storage tank or groundwater contamination was identified to have originated from an offsite property, a responsible party has been identified under applicable law, and either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower. The information contained herein is based upon the environmental assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an ESA of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operations. Such requirement may effectively preclude enforcement of the security for the related Mortgage Loan until a satisfactory ESA is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that such ESA will reveal the existence of conditions or circumstances that would result in the Trust Fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans-- Environmental Risks" in the Prospectus.

     Other Financing. In general, the borrowers are prohibited from encumbering the related Mortgaged Property with additional secured debt without the mortgagee's approval. The Pooling and Servicing Agreement will prohibit the Master Servicer and the Special Servicer from giving any such consent unless such additional secured debt is expressly subordinated to the related Mortgage Loan or certain other conditions specified herein pertain (including approval by each Rating Agency). However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the risks that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may decline as a result, that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first and that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan or a prepayment in full on or about the Anticipated Repayment Date in the case of any ARD Loan. See "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus, and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Other Financing" herein.

     Exercise of Remedies; Realization Upon Defaulted Mortgage Loans. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the mortgagee to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property or its interest in the Mortgaged Property in violation of the mortgage. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Bankruptcy of Borrowers. The borrowers may be either individuals or legal entities. Most of the borrowers that are legal entities are not bankruptcy-remote entities. The borrowers that are not bankruptcy remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (a) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business or
(b) individuals who may have personal liabilities unrelated to the Mortgaged Property. However, any borrower, even a bankruptcy-remote entity, as an owner of real estate will be subject to certain potential liabilities and risks as such an owner. No assurance can be given that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or member. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws" in the Prospectus.

     Effect of Mortgagor Delinquencies and Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If an investor in a Class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates or, with respect to the Class A-EC or Class N-2 Certificates, such losses result in a reduction of the Class A-EC Notional Balance or the Class N-2 Notional Balance, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

     Limitations of Appraisals and Engineering Reports. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. Such amount could be significantly higher than the amount obtained from the saleof a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for illustrative purposes only. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective Mortgage Loans, may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Because the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g., Zoning Laws and the Americans with Disabilities Act of 1990. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Cross-Collateralization. Arrangements whereby certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of such borrowers if one or more of such borrowers were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property (including the granting of a mortgage lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (x) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured and (y) the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other related borrowers. No assurance can be given that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information regarding the Cross-Collateralized Loans.

     Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied (each such tenant or owner-occupier, a "Major Tenant"). Any default by a Major Tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. There can be no assurance that any Major Tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Tenant Matters" and "Annex A" herein.

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. There can be no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Potential Conflicts of Interests. The Master Servicer and/or Special Servicer may own Certificates, including the Subordinate Certificates. Under such circumstances, it is possible that the interests of the Master Servicer or Special Servicer, in its capacity as holder of the Certificates of any Class, may differ from those of the holders of Certificates of any other Class. The Master Servicer and Special Servicer have advised the Depositor that they and their respective affiliates intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. Certain personnel of the Servicer and Special Servicer and their respective affiliates may, on behalf of the Servicer or Special Servicer, as applicable, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In that event, the interests of the Servicer, the Special Servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the Trust Fund. Under the Pooling and Servicing Agreement, the Servicer and the Special Servicer are required to service the Mortgage Loans in accordance with the Servicing Standard.


PREPAYMENT AND YIELD CONSIDERATIONS

     Effect of Borrower Defaults and Delinquencies. The aggregate amount of distributions on the Regular Certificates, the yield to maturity of the Regular Certificates, the rate of principal payments on the Regular Certificates and the weighted average life of the Regular Certificates will be affected by the rate and the timing of delinquencies, defaults, losses or other shortfalls experienced on the Mortgage Loans, and by extensions of the maturity dates of Mortgage Loans. If a purchaser of a Regular Certificate of any Class calculates its anticipated yield based on an assumed default rate and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates or, with respect to the Class A-EC or Class N-2 Certificates, such losses result in a reduction of the Class A-EC Notional Balance or the Class N-2 Notional Balance, respectively, such purchaser's actual yield to maturity will be lower than the anticipated yield calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Regular Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater will be the effect on such investor's yield to maturity. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the Regular Certificates that have Certificate Balances (other than the Senior Certificates) in reverse sequential order, until the Certificate Balances thereof are reduced to zero, and then among the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro rata basis. Realized Losses allocated to the Class N-1 Certificates will reduce the Class N-2 Notional Balance, and Realized Losses allocated to the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N-1 Certificates will reduce the Class A-EC Notional Balance. Therefore, the realization of losses could result in significant losses, and in some cases a complete loss, of an investor's investment in Certificates.

     Most of the Mortgage Loans are Balloon Loans, which involve a greater risk of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and the operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Yield and Maturity Considerations--Yield Considerations--Balloon Payments" herein.

     It is possible that a Mortgage Loan that is the subject of an Appraisal Reduction will continue to generate collections at the same rate it had prior to any Appraisal Reduction Event. Under such circumstances, the more senior outstanding Classes of Certificates will receive collections in respect of interest or principal at an increased rate, because the amount Available Funds will include the principal portion of any Appraisal Reduction Amount actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reduction Amounts allocated to an outstanding Class at the related Pass-Through Rate (the sum of any such amounts, the "Appraisal Reduction Excess Collections"). There can be no assurance that a Mortgage Loan subject to an Appraisal Reduction will generate any such collection or that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, or that Realized Losses will be reimbursed to any Class.

     Regardless of whether losses ultimately result, prior to the liquidation of any defaulted Mortgage Loan, delinquencies on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Regular Certificate to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any delinquency or default. The Available Funds generally consist of, as more fully described herein, principal of and interest on the MortgageLoans actually collected or advanced. The Master Servicer's or the Trustee's obligation, as applicable, to make Advances is limited to the extent described under "The Pooling and Servicing Agreement--Advances" herein. In addition, no Advances are required to be made to the extent that, in the good faith judgment of the Master Servicer or the Trustee, as applicable, any such Advance, if made, would be nonrecoverable from proceeds of the Mortgage Loan to which such Advance relates. See "The Pooling and Servicing Agreement--Advances" herein.

     Effect of Prepayments and other Unscheduled Payments. The investment performance of the Certificates may vary materially and adversely from the investment expectations of investors due to the rate of prepayments on the Mortgage Loans in the related Loan Group or both Loan Groups being higher or lower than anticipated by investors. In addition, in the event of any repurchase of a Mortgage Loan by the Transferor or the Depositor from the Trust Fund under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" herein, the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium will be payable with respect to any such repurchase). The yield to maturity of the Class A-2MF Certificates will be particularly sensitive to the rate and timing of receipt of the A-2MF Principal Distribution Amount, which may be comprised in substantial part of the principal component of Balloon Payments and Unscheduled Payments paid in respect of the Mortgage Loans in Loan Group 2. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans in either Loan Group or as to the anticipated yield to maturity of any Certificate. Furthermore, the distribution of Liquidation Proceeds to the Class or Classes of Certificates then entitled to distributions in respect of principal will reduce the weighted average lives of such Classes and may reduce or increase the weighted average life of other Classes of Certificates. See "Yield and Maturity Considerations" herein.

     In general, the yield on Certificates purchased at a premium or at a discount and the yield on the Class A-EC and Class N-2 Certificates, which have no Certificate Balances, will be sensitive to the amount and timing of principal distributions thereon (or of reductions of their respective Notional Balances). The occurrence of principal distributions with respect to Mortgage Loans in Loan Group 1 (or, after the Certificate Balance of the Class A-2MF Certificates is reduced to zero, in either Loan Group) at a rate faster than that anticipated by an investor at the time of purchase will cause the actual yield to maturity of a Certificate purchased at a premium to be lower than anticipated. The yield to maturity of the Class A-EC and Class N-2 Certificates will be especially sensitive to the occurrence of high rates of principal distributions which could result in the failure of the holders of such Classes to recover fully their initial investments. Conversely, if a Certificate is purchased at a discount (especially the Class N-1 Certificates) and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

     Effect of Prepayment Premiums. The rate and timing of principal payments made on a Mortgage Loan will be affected by restrictions on voluntary prepayments contained in the related promissory note (e.g., lockout periods, Yield Maintenance Charges and Prepayment Premiums). Most of the Mortgage Loans provide that, for a specified amount of time during which a prepayment of such Mortgage Loan is permitted, it must be accompanied by a Yield Maintenance Charge or other Prepayment Premium. The existence of Yield Maintenance Charge or other Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Yield Maintenance Charge or other Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. In addition, since holders of the Class A-EC Certificates are anticipated to receive most, if not all, Prepayment Premiums and Yield Maintenance Charges collected, potential purchasers therof should especially consider that provisions requiring Prepayment Premiums and Yield Maintenance Charges may not be enforceable in some states and under federal bankruptcy law and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Yield Maintenance Charge or other Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

     Effect of Interest on Advances, Special Servicing Fees and other Servicing Expenses. As and to the extent described herein, the Master Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances at the Advance Rate from the date on which the related Advance is made to the date on which such amounts are reimbursed (which in no event will be later than the Distribution Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate). The Master Servicer's or the Trustee's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Regular Certificates and, consequently, may result in decreased distributions to the Regular Certificates that would not otherwise have resulted, absent the accrual of such interest. See "The Pooling and Servicing Agreement--Advances" herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees, Disposition Fees and Workout Fees, which may result in decreased distributions to the Regular Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement--Special Servicing" herein.


LIMITED LIQUIDITY

     There is currently no secondary market for the Offered Certificates. The Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.


                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 256 multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $1,150,953,450 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. Any description of the terms and provisions of the Mortgage Loans herein is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.

     The Mortgage Pool is comprised of two separate groups of mortgage loans, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). "Loan Group 2" will consist of 42 Mortgage Loans, representing approximately 18.03% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity or Anticipated Repayment Date (as described herein) of ten years or less. "Loan Group 1" will consist of the remaining 214 Mortgage Loans representing approximately 81.97% of the Initial Pool Balance.

     Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (each, a "Mortgage") that creates a first lien (except in the case of one Mortgage Loan, representing approximately 0.41% of the Initial Pool Balance, which is secured by a second lien on property which is subject to a first lien securing another Mortgage
Loan) on one or more of a fee simple estate, an estate for years or a leasehold estate in a real property ("Mortgaged Property") improved for multifamily or commercial use. The Mortgaged Properties consist of properties improved by (a) office buildings ("Office Properties," and any Mortgage Loans secured thereby, "Office Loans"); (b) health care-related properties, including hospitals, clinics and medical professional buildings ("Health Care-Related Properties" and any Mortgage Loans secured thereby, "Health Care Related Loans"); (c) assisted living facilities ("Assisted Living Properties," and any Mortgage Loans secured thereby, "Assisted Living Loans"); (d) nursing homes ("Nursing Home Properties," and any Mortgage Loans secured thereby, "Nursing Home Loans"); (e) industrial properties ("Industrial Properties," and any Mortgage Loans secured thereby, "Industrial Loans"); (f) office/warehouse, warehouse, mini warehouse and self-storage facilities ("Office/Warehouse Properties," "Warehouse Properties," "Mini Warehouse Properties," and "Self-Storage Properties", and any Mortgage Loans secured thereby, "Office/Warehouse Loans," "Warehouse Loans", "Mini Warehouse Loans" and "Self-Storage Loans"); (g) mobile home parks ("Mobile Home Park Properties," and any Mortgage Loans secured thereby, "Mobile Home Park Loans"); (h) apartment buildings or complexes consisting of five or more rental units or a complex of two or more duplex units ("Multifamily Properties," and any Mortgage Loans secured thereby, "Multifamily Loans"); (i) cooperative apartment buildings ("Cooperative Properties", and any Mortgage Loans secured thereby, "Cooperative Loans"); (j) hotel and motel properties ("Hospitality Properties," and any Mortgage Loans secured thereby, "Hospitality Loans"); (k) office/retail properties ("Office/Retail Properties," and any Mortgage Loans secured thereby, "Office/Retail Loans"); (l) anchored retail properties ("Retail, Anchored Properties," and any Mortgage Loans secured thereby, "Retail, Anchored Loans"); (m) single tenant retail properties ("Retail, Single Tenant Properties," and any Mortgage Loans secured thereby, "Retail, Single Tenant Loans"); or (n) unanchored retail properties ("Retail, Unanchored Properties," and any Mortgage Loans secured thereby, "Retail, Unanchored Loans"); and/or (o) other commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties. The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:




                                              NUMBER OF
                               % OF INITIAL   MORTGAGED
PROPERTY TYPE                  POOL BALANCE   PROPERTIES
----------------------------- -------------- -----------
  Assisted Living                   2.36%          5
  Hotel                             6.58%         17
  Industrial                        6.99%         28
  Mixed Use                         3.02%         10
  Mobile Home Park                  0.88%          4
  Multifamily                      24.97%         64
  Nursing Home                      1.37%          4
  Office                           16.68%         53
  Office/Industrial                 0.89%          3
  Retail -- Anchored               17.07%         32
  Retail -- Single Tenant           4.94%         20
  Retail -- Unanchored             10.62%         49
  Retail -- Shadow Anchored         1.23%          4
  Self-Storage                      0.20%          1
  Warehouse                         2.20%          9
                                  ------          --
  Total                           100.00%        303

     Except for one Mortgage Loan, representing 1.3% off the Initial Pool Balance, as to which a residual value insurance policy is in place that guarantees payment of the Balloon Payment due at maturity, none of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates.

     The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase Agreement") dated as of August 1, 1998 (the "Loan Purchase Closing Date"), between the Transferor and the Depositor. Of the Mortgage Loans sold by the Transferor pursuant to the Mortgage Loan Purchase Agreement, the Transferor will have purchased 145, 71, 29 and 11 Mortgage Loans (representing approximately 50.08%, 32.05%, 15.76%, and 2.11% of the Initial Pool Balance, respectively) from NRFinance, PMCF, CIBC and an unaffiliated seller in the secondary market, respectively, on or before the Closing Date pursuant to separate Mortgage Loan Purchase and Sale Agreements between the Transferor and each such entity (collectively, the "Underlying Mortgage Loan Purchase Agreements"). The Depositor will assign the Mortgage Loans in the Mortgage Pool, and make certain representations and warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."

SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Property. Seven of the Mortgage Loans, representing approximately 2.75% of the Initial Pool Balance, provide for full or limited recourse against the related borrower, or a guarantor or guarantors, while the remainder of the Mortgage Loans are non-recourse loans. In the event of a borrower default under a non-recourse Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets, if any, as may have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. In certain instances, additional collateral may exist in the nature of letters of credit, a pledge of demand notes, the establishment of one or more Reserve Accounts (for necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, insurance premiums, deferred maintenance and/or scheduled capital improvements or as reserves for the payment of Monthly Payments and other payments due under the related Mortgage Loan), grants of security interests in equipment, inventory, accounts receivable and other personal property, assignments of licenses, trademarks and/or trade names, one or more guarantees of all or part of the related Mortgage Loan, one or more guarantees with respect to a tenant's performance of the terms and conditions of such tenant's lease, the assignment of an option to obtain a ground lease with respect to the related Mortgaged Property or the assignment of the proceeds of purchase options. Each Mortgage Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. However, borrowers generally have limited assets and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans--Environmental Risks" herein. Except as described above under "--General", each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (a) liens for real estate and other taxes and special assessments, (b) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of such Mortgage, and (c) such other exceptions and encumbrances on the Mortgaged Property as are reflected in the related title insurance policy.

     Ground Leases; Estates for Years. Ten Mortgage Loans, representing approximately 4.36% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related property. Seven Mortgage Loans, representing approximately 2.58% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property, together with the fee owner's interest in such real property. Three Mortgage Loans, representing approximately 1.78% of the initial Pool Balance, are secured by first liens encumbering the relevant borrower's (a) fee interest in a portion of the Mortgaged Property and (b) leasehold interest in the remainder of the Mortgaged Property. Except in the case of one Mortgage Loan, with respect to which a portion of the Mortgaged Property which is used for parking purposes is held by the related borrower under a ground lease which expires in 2003, the related Mortgage Seller has represented that the related ground lease expires not less than 10 years (including extension options) after the maturity date of the related Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans-- Foreclosure--Leasehold Risks" in the Prospectus.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month (each, a "Due Date"). Two hundred twenty-one of the Mortgage Loans representing 99.8% of Initial Pool Balance provide for a grace period of 10 days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan generally accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest. Five of the Mortgage Loans, representing approximately 2.55% of the Initial Pool Balance, provide for increased Scheduled Monthly Payments, without any change in the effective Mortgage Rate, after a specified date not less than 5 years after the date of origination. Five Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, provide that for a period of up to three years from origination (or for one Mortgage Loan, to maturity), the borrower is obligated only to pay interest accrued each month. Such Mortgage Loans are identified in Annex A and a summary of the relevant provisions is provided therein.

     Excess Interest. Forty-seven of the Mortgage Loans, representing 25.92% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated

Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 5%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). Excess Interest so accrued will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate except where limited by applicable law.

     Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a lockbox account controlled by the Master Servicer. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow."

     As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A

     The Class N-1 Certificates will be entitled to all distributions of Excess Interest subject to the limitations set forth in the Pooling and Servicing Agreement. Additionally, the holders of 100% of the Class N-1 Certificates will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and either (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.


     Amortization of Principal. One hundred ninety of the Mortgage Loans (the "Balloon Loans"), representing approximately 69.90% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates (each such payment, together with interest on the related Balloon Loan for the one-month period ending on the day preceding such Balloon Loan's maturity date, a "Balloon Payment"). Nineteen of the Mortgage Loans, representing approximately 4.19% of the Initial Pool Balance, have remaining amortization terms that are the same as their respective remaining terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is 56.7%.

     Forty-seven Mortgage Loans, representing approximately 25.92% by Initial Pool Balance, are anticipated repayment date Mortgage Loans (the "ARD Loans") which generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the terms "Mortgage Rate" and "Net Mortgage Rate" do not include the portion of the interest rate attributable to such rate increase. As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium or Yield Maintenance Charge beginning on, or up to six months prior to, the date on which Excess Interest begins accruing. The Anticipated Repayment Date for each ARD Loan is set forth on Annex A.

     The ARD Loans provide for substantially full amortization over their stated terms, which extend at least 60 months beyond their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due on such date. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow collected after such date will be applied towards the prepayment of such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued Excess Interest. Payment of Excess Interest with respect to any ARD Loan will be deferred until the principal of such ARD Loan has been paid in full. Substantially all of the ARD Loans for which a Lockbox Account has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Excess Interest."

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge and (iii) by imposing fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). Four of the Mortgage Loans, representing 1.87% of the Initial Pool Balance, give the borrower the option to defease the Mortgage Loan or to prepay the Mortgage Loan (with payment of an accompanying Yield Maintenance Charge).

     The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by a full month's interest, on any date. Two hundred forty-six of the Mortgage Loans, representing approximately 96.02% of the Initial Pool Balance, provide that during a specified period (generally two to twelve months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans there are no restrictions on voluntary prepayments. The remaining Mortgage Loans restrict voluntary prepayments at all times prior to the maturity date or Anticipated Repayment Date, as applicable. For the purposes of this Prospectus Supplement and the statistical information presented herein, each ARD Loan is assumed to prepay on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

     The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (a) a specified Prepayment Premium and (b) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid. The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

     The table in "Executive Summary--Collateral Overview; Loan Details--Prepayment Lockout/Premium Analysis" sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution
Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table).

     Annex A attached hereto contains information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

     The Mortgage Loans generally do not require the payment of a Prepayment Premium in connection with any involuntary prepayment resulting from a Casualty or Condemnation, so long as no event of default then exists. The Mortgage Loans generally also permit prepayment after an event of default (but prior to the sale by the mortgagee thereunder of the

Mortgaged Property through foreclosure or otherwise) provided that the related borrower pays the applicable Prepayment Premium. Certain of the Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan, provided that certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "-- 'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" below.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--Prepayment and Yield Considerations--Effect of Prepayment Premiums" herein and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

     Defeasance. Thirty-nine of the Mortgage Loans, representing approximately 20.93% of the Initial Pool Balance, grant the related Borrower, subject to certain conditions, the right, at any time following the day which is after the related Defeasance Lockout Period, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in amounts equal to or greater than the amounts payable under the related promissory note on each such date. The conditions to the related Borrower's right to a defeasance include delivery of (i) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective statuses as REMICs as a result of such defeasance and (ii) in some cases, written confirmation from the Rating Agencies that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates then outstanding. Four of the Mortgage Loans, having aggregate principal balances as of the Cut-off Date representing approximately 1.87% of the Initial Pool Balance, that have a defeasance feature also provide for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and afford the related borrower the option either to prepay or to exercise the defeasance feature. The remaining Mortgage Loans that have a defeasance feature do not permit any other method of prepayment.

     "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. However, in certain of the Mortgage Loans, the related borrower is allowed, under certain circumstances, to encumber the related Mortgaged Property with additional liens. See "Risk Factors--Investment in Commercial and Multi-Family Mortgage Loans--Other Financing" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property (and, in certain cases, may not so consent or waive enforcement without Rating Agency Approval).

     The Mortgages for the Mortgage Loans generally prohibit, without the mortgagee's prior consent, the borrower from transferring the Mortgaged Property or allowing a change in ownership, which is generally defined as, among other things, (a) a specified percentage (generally ranging from 10% to 49%) change in the ownership of the borrower, a guarantor or, with respect to certain of such Mortgage Loans, in the ownership of, or the transfer or pledge of the partnership or membership interest of, the general partner or managing member of the borrower or a guarantor, (b) the removal, resignation or change in ownership of any general partner or managing member of a borrower, a guarantor or, with respect to certain of such Mortgage Loans, any general partner of a borrower or a guarantor, (c) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property, or (d) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person; provided, however, that with respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following: (i) no event of default has occurred,
(ii) the proposed transferee meets the mortgagee's customary underwriting criteria, (iii) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria, (iv) an acceptable assumption agreement is executed, and (v) a specified assumption fee (generally 1.0% or 0.5% of the then outstanding principal balance of the related Mortgage Loan) has been received by the mortgagee. Certain of the Mortgages may also allow changes in ownership between existing partners and members; transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; issuance of new partnership or membership interests; certain other changes in ownership for estate planning purposes; and certain other transfers similar in nature to the foregoing. In the event of any transfer or change in ownership of the Mortgaged Property in violation of the applicable provisions of the related Mortgage Loan documents, the related Mortgage Loan documents generally provide that the mortgagee is permitted to accelerate the maturity of the related Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Default Provisions. Except as described below, the related Mortgage Loan documents generally provide that an event of default will exist if (a) any regular installment of principal and/or interest is not paid when specified (generally either (i) upon the date the same is due, (ii) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (iii) within a specified period (generally five days to 10 days) following written notice from the mortgagee of such failure), or (b) any violation of the conditions described in "--`Due-on-Encumbrance' and `Due-on-Sale' Provisions" above occurs. Additionally, the related Mortgage Loan documents may contain other specified events of default, including one or more of the following: the borrower's failure to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to certain criteria; the imposition of a mechanic's, materialman's or other lien against the Mortgaged Property; the institution of a bankruptcy, receivership or similar action against the borrower or the Mortgaged Property; the unapproved conversion of the related Mortgaged Property to a condominium or cooperative; defaults under certain other agreements; defaults under or unapproved modifications to any related franchise agreement; material changes to or defaults under any related management agreement; or the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of fines or penalties in excess of specified amounts by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

     Upon the occurrence of an event of default with respect to any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, may take such action as the Master Servicer or the Special Servicer deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan, including, without limitation, declaring the entire balance of the Mortgage Loan to be immediately due and payable and/or instituting a proceeding, judicial or non-judicial, for the complete or partial foreclosure of the Mortgage Loan.

     Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default by the related borrower ("Default Interest"). The Default Interest applicable to the Mortgage Loans is generally calculated as either (a) a specified rate above the stated interest rate of such Mortgage Loan, or (b) a rate equal to the greater of (i) a specified rate above the stated interest rate of such Mortgage Loan, and (ii) a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by a major money center bank or banks). No assurance can be given as to the enforceability of any provision of any Mortgage Loan requiring the payment of any Default Interest or as to the collectibility of any Default Interest. See "Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions" in the Prospectus.

     Hazard, Liability and other Insurance. Generally, each Mortgage Loan requires that the related Mortgaged Property be insured (in an amount not less than the lesser of (a) the full replacement cost of the Mortgaged Property and
(b) the outstanding principal balance of the related Mortgage Loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer) against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The Mortgagor is required to provide, and the mortgage loan originator and/or the servicer is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy or standard extended coverage policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance) as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies, subject to the review and approval of the same by the mortgagee, including the amount of insurance and the number of properties covered by such policies.

     Casualty and Condemnation. The related Mortgage Loan documents typically provide that in the event of damage to the related Mortgaged Property by reason of fire or other casualty (a "Casualty"), all insurance proceeds in excess of a specified amount will be paid to the mortgagee and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee may be required to disburse such proceeds in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the insurance proceeds payable are less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is destroyed or if the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property immediately preceding such Casualty, (c) if the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property,
(d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if the restored Mortgaged Property will adequately secure the related Mortgage Loan,
(g) if adequate income (including rentals and insurance) will be available during the restoration period, and (h) if no event of default then exists. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan documents may permit the application of insurance proceeds to satisfy such requirement, regardless of the value of such Mortgaged Property following such Casualty.

     Generally, the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee, and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee may be required to disburse such awards in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the award is less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is taken, (c) if the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property, (d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if adequate income (including the Condemnation award, rentals and insurance) will be available during the restoration period, (h) if no event of default then exists, and (i) if such restoration and repair is feasible and the related Mortgaged Property will be commercially viable after such restoration. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation and the related Mortgage Loan documents may permit the application of Condemnation Proceeds to satisfy such requirement.

     Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.


                 CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $30,380,396.31, which represents approximately 2.64% of the Initial Pool Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 17% of the Initial Pool Balance. Moreover, four, five, and two Mortgage Loans, collectively representing approximately 3.5%, 2.3% and 1.9% of the Initial Pool Balance, respectively, were made to two or more affiliated entities. However, no set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 3.5% of the Initial Pool Balance. See Annex D for Affiliated Borrower Loan Table.

     AIP Portfolio. The AIP Portfolio consists of nine Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $30.4 million (2.6% of the Initial Pool Balance) and an aggregate LTV of 66.6%, and were underwritten at a 1.31 weighted average DSCR. Eight of the nine related Mortgaged Properties (office and industrial centers) are located in the Dallas/Fort Worth Metroplex area, and the ninth is located in the Houston metropolitan area. The related borrower is AIP-SWAG Operating Partnership, L.P., an operating partnership of American Industrial Properties REIT. Occupancy: 81.61% as of 6/30/98. Major
Tenant: TM Century.

     2355 Dulles Corner. The 2355 Dulles Corner Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $24.1 million (2.1% of the Initial Pool Balance) and an LTV of 74.84%, and was underwritten at a 1.35 DSCR. This Mortgage Loan is secured by a seven-story 184,395 square foot office building (178,815 square feet of net rentable space) and a 4 story parking garage with 715 parking spaces in Herndon, Virginia. The borrowers are MJV, LLC and 2355 Associates, L.P., as tenants in common, and are newly created single purpose entities. MJV, LLC owns a 75.7% interest in the property. 2355 Associates, LP owns a 24.3% interest in the property. The property is fully leased to five tenants, including AT&T Corp. who occupies 94% of the building pursuant to a lease that is co-terminus to the loan term and who owns a 99% limited partnership interest in 2355 Associates, L.P. All rental income from the property flows through a lock box account controlled by the lender. In addition to the first mortgage loan, PMCC has funded a $4.31 million Mezzanine Loan subordinate to the first lien secured by partnership and membership interests in the Mortgage Loan borrowers. This Mezzanine loan will fully amortize in the 10 year term of the Mortgage Loan, with a residual equity kicker of $3,250,000 due at maturity. Occupancy: 99.5% as of 6/23/98.

     Ivor Braka Portfolio. The Ivor Braka portfolio consists of eighteen Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $23.8 million (2.07% of the Initial Pool Balance) and an LTV of 77.5%, and were underwritten at a 1.43 weighted average DSCR. The borrowers are five single-purpose entities, each of which is under the control of Ivor Braka. The Braka Loans are secured by fee mortgages encumbering eighteen properties. Six of the related Mortgaged Properties are Office Properties; four are Office/Industrial Properties; seven are Retail Properties and one is an Office/Retail Property. Thirteen of the related Mortgaged Properties are located in New Jersey; three are located in Texas; one is located in New York; and one is located is in Wisconsin. One of the related borrowers owns ten of these mortgaged properties; one of the related borrowers owns five of these Mortgaged Properties; and the remaining three borrowers each owns one of these Mortgaged Properties. All of the Braka Loans are cross-collateralized and cross-defaulted. Occupancy: 77.1% as of 5/31/98. Major Tenant: Kohl's.

     FirstPlus Financial HQ. The FirstPlus Financial HQ Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $22.8 million (1.98% of the Intial Pool Balance) and a 69% LTV, and was underwritten at a 1.60 DSCR. The FirstPlus Financial HQ Mortgage Loan is secured by a 242,000 square foot Class "A" office building located in Dallas, Texas. The related borrower is an affiliate of Lexington Corporate Properties, a publicly traded real estate investment trust. The related Mortgaged Property is subject to a 15 year net lease between the borrower and the sole tenant, FirstPlus Financial Group. FirstPlus Financial Group acquired the property in early 1997, and entered into a sale leaseback transaction with the borrower later in the year at a total price of $32.5 million. The lease is absolute net and provides for 10% escalations in the 5th and 10th year. FirstPlus has posted a $3,223,584 Bank One letter of credit as a security deposit for the lease, which has been assigned as additional collateral for the loan. In the event of a tenant breach, the letter of credit may be called by the lender and utilized for debt service, operating expenses and retenanting costs. If there are no uncured defaults under the lease, at the earlier of five years or at the time that FirstPlus achieves a "BBB-" rating from S&P the letter of credit will be released. Occupancy: 100% as of 12/24/97. Major Tenant: FirstPlus Financial Group, Inc.

     The Holiday Inn Portfolio. The Holiday Inn Portfolio consists of four Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $19.4 million (1.7% of Initial Pool Balance) and a 73.1% LTV, and were underwritten at 1.50 weighted average DSCR. The borrowers in each case are newly-created single purpose entities, the primary stockholders of each being Larry Mahaney and his son, Kevin Mahaney. The Holiday Inn Portfolio is secured by four hotel properties, one of which is located in Ellsworth, Maine, two of which are located in Bangor, Maine, and the fourth of which is located in Charlottesville, Virginia. The four Mortgages are cross-collateralized and cross-defaulted.

     Old Orchard Apartments. The Old Orchard Apartments Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $19.5 million (1.7% of the Initial Pool Balance) and an 80% LTV, and was underwritten at a 1.30 DSCR. The borrower is a single-purpose, bankruptcy-remote limited partnership. The general partner of the borrower is owned entirely by the M.H. Podell Trust which owns interests in several properties developed through the M.H. Podell Company. The related Mortgaged Property is a 220-unit garden style apartment complex consisting of 19 two-story apartment buildings located in Santa Clara, California. Occupancy: 98.6% as of 4/13/98.

     Pebblebrook Apartments. The Pebblebrook Apartments Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $16.4 million (1.43 % of the Initial Pool Balance) and a 79% LTV, and was underwritten at a 1.55 DSCR. The Pebblebrook Apartments Mortgage Loan is secured by a 486 unit apartment complex located in New Britain, Connecticut. Occupancy: 96.7% as of 2/25/98.

     Home Depot. The Home Depot Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $15.0 million (1.3% of the Initial Pool Balance) and a 94.94% LTV, and was underwritten at a 1.03 DSCR. The borrower is HD-TB L.L.C. (the "HD Borrower"), a newly created single purpose entity, the managing member of which (TB-Broadview, Inc.) is also a newly created single purpose entity with one independent director. The sponsors of the borrower are John E. Shaffer, E. Thomas Collins, Jr. and Richard E. Hulina, each principals of Hiffman Shaffer Associates, Inc. The Home Depot Mortgage Loan is secured by a 135,351 square foot retail, single tenant store, together with a 28,474 square foot outdoor garden center and 665 parking spaces located in the Village of Broadview, Cook County, Illinois. The property is fully net leased to Home Depot U.S.A., Inc. ("HD USA"), a Delaware corporation and such lease has been collaterally assigned to PMCC as additional collateral for this Mortgage Loan. The obligations of the Home Depot lease are guaranteed by The Home Depot, Inc. a Delaware corporation rated "AA-" by S&P.

     The Home Depot Lease provides HD USA with termination and abatement rights directly arising from certain casualty events or condemnations of a material portion of the Hope Depot Premises: however, the Mortgage Loan has the benefit of a noncancelable credit lease enhancement insurance policy issued by Chubb Insurance (AAA rating). The Home Depot Lease provides HD USA with termination and abatement rights arising from the HD Borrower's default relating to its obligations under the Home Depot Lease to perform required structural maintenance with respect to the Home Depot premises in the event of the occurrence of certain changes of applicable law, as more fully set forth in the Home Depot Lease; however, Home Depot, Inc. has indemnified the holder of this Mortgage Loan from an against any such loss or liability. The loan also has as a residual value insurance policy for $4,530,000 with RVI Services, which is rated "A" by S&P.

     Towne Mall. The Towne Mall Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $14.4 million (1.2% of the Initial Pool Balance) and a 61.7% LTV, and was underwritten at 1.81 DSCR. The related borrower, Towne Mall, L.L.C., is a single-purpose limited liability company. The managing member of the Towne Mall Borrower, Ivanhoe Wilmorite Towne, Inc., is also a single-purpose corporation. The Towne Mall Mortgage Loan is secured by a fee simple mortgage encumbering a 350,000 square foot anchored retail property located in Elizabethtown, Kentucky. The related anchor tenants are J.C. Penney, Sears, and Proffitt's. Occupancy: 85.6% at 11/30/97.

     The Aberfeldy Portfolio. The Aberfeldy Portfolio consists of four Mortgage Loans having an aggregate Scheduled Principal Balance as of the Cut-off Date of $39,898,489.60 (3.47% of the Initial Pool Balance) and a 73% LTV, and was underwritten at a 1.26 DSCR. The three related borrowers are single-purpose entity limited partnerships, each with a separate sole general partner that is a single-purpose entity limited liability company as to which Aberfeldy Limited Partnership, a Texas limited partnership, is a common limited partner. One of the Mortgage Loans in the Aberfeldy Portfolio, was made to Aberfeldy III, LP, is secured by seven Mortgaged Properties, and, having a Scheduled Principal Balance as of the Cut-off Date of $14.4 million (1.2% of Initial Pool Balance), is the tenth largest loan in the Trust Fund. The related Mortgaged Properties are primarily located in the Dallas/Ft. Worth area. The second Mortgage Loan in the Aberfeldy Portfolio (Control #20) was made to Aberfeldy IV, LP and is secured by four Mortgaged Properties primarily located in the Dallas/Ft. Worth area. The third Mortgage Loan in the Aberfeldy Portfolio (Control #19) was also made to Aberfeldy IV, LP, and is secured by a second mortgage on one of the four Mortgage Properties described in the prior sentence which is leased to the General Services Administration. The fourth of the Mortgage Loans in the Aberfeldy Portfolio (Control #16) was made to Aberfeldy I, LP, and is secured by nine Mortgaged Properties primarily located in the Dallas/Ft. Worth area. The Mortgage Loans made to these three borrowers are not cross-collateralized or cross-defaulted with respect to the Mortgage Loans made to either of the other borrowers.

     Each of the Aberfeldy borrowers and their general partners and their limited partner (each an "Aberfeldy Entity") has agreed to traditional separateness covenants in connection with their business, organizational, and financial operating procedures. A nonconsolidation opinion was obtained from counsel to the Aberfeldy borrowers in connection with the Aberfeldy Mortgage Loans in the Aberfeldy Portfolio, which states that subject to various assumptions, qualifications, and conditions set forth in the opinion, if any Aberfeldy Entity were to become a debtor under the United States Bankruptcy Code, a court in such a case would not order the substantive consolidation of such debtor with any other Aberfeldy Entity and would not hold that the property of any other Aberfeldy Entity constitutes property of the bankruptcy estate of such debtor pursuant to Section 541 of the Bankruptcy Code on the basis of the doctrine of piercing the corporate veil or the doctrine of substantive consolidation.

     Nineteen Mortgage Loans, representing approximately 12.79% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with other Mortgage Loans to the related borrower or to a related affiliated borrower. Two Mortgage Loans, representing approximately 0.76% of the Initial Pool Balance, are cross-defaulted with other Mortgage Loans to the related borrower or to a related affiliated borrower, but are not cross-collateralized. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" are made to a borrower that is affiliated with the borrower under another Mortgage Loan in order to reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses). The arrangement is based on the belief that the risk of default is reduced by making the collateral pledged to secure each related Cross-Collateralized Loan available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans or to improve the prospects for minimizing losses to the lender by making it easier for a lender to foreclose on performing collateral as well as non-performing collateral should the need arise. Annex D contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.

     Geographic Concentration. The Mortgaged Properties are located in 37 states. Forty-three, 47, 27, 16 and 16 of the Mortgage Loans, representing approximately 15.30%, 12.05%, 6.77%, 6.14% and 5.66% of the Initial Pool Balance, respectively, are secured by liens on Mortgaged Properties located in California, Texas, Ohio, New York and Florida. Of the remaining Mortgaged Properties, no more than 5.0% (as a percentage of the Initial Pool Balance) are secured by Mortgaged Properties located in any single state.

     Environmental Risks. An environmental site assessment ("ESA"), a similar study, an update of a previously conducted Phase 1 ESA, or an update based on information contained in an established database, was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties were obtained by the related Mortgage Loan Seller within 12 months of the respective dates as of which the Mortgage Loans. Each Mortgaged Property has been subject to an ESA or such a similar study or update within the 12 months preceding the Cut-off Date (except with respect to one Mortgage Loan originated by NRFinance
representing less than   % of the Initial Pool Balance as to which such report
was obtained approximately 13 months prior to the Cut-off Date).

     Other than as described below, the Mortgage Loan Sellers have informed the Depositor that the ESAs, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (i) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (ii) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (iii) those conditions in which soil or groundwater contamination was suspected or identified and either (a) such condition or circumstance was remediated or abated prior to the Closing Date;
(b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation, or (iv) those cases in which a leaking underground storage tank or groundwater contamination was identified to have originated from an offsite property, a responsible party has been identified under applicable law, and either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower. The information contained herein is based upon the ESAs, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The ESAs, studies or updates with respect to certain of the Mortgaged Properties identified adverse environmental conditions or circumstances which could be material and could require material expenditure with respect to such Mortgaged Properties. One of these Mortgage Loans (No. 1076, West Park Town Plaza, Boise, Idaho) is secured by a Mortgaged Property to which regional groundwater contamination originating from an offsite source has migrated. The responsible party and owner of the offsite source property is currently operating a groundwater remediation system partially located on the Mortgaged Property and is otherwise responsible for all required investigation and remediation under a Consent Order from the State of Idaho. Another of such Mortgage Loans (No. 1224, Westwood Plaza Shopping Center, Westwood, New Jersey) is secured by a Mortgaged Property upon which was formerly located a 1,000 gallon waste oil underground storage tank and hydraulic lifts owned and operated by K-Mart Corporation. K-Mart Corporation is the responsible party for any required future investigation or remediation.

     Investors should understand that the results of the ESAs do not constitute an assurance or guaranty by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the ESAs, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment. Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities.

     Other Financing. The related Mortgage Loan documents generally prohibit subordinate financing without the mortgagee's prior consent unless certain conditions specified below pertain. With respect to 20 of the Mortgage Loans, representing approximately 6.87% of the Initial Pool Balance, the related Mortgage Loan documents allow the borrower, under certain specified circumstances, to either maintain an existing subordinate mortgage encumbering the related Mortgaged Properties, or to grant such a subordinate mortgage in the future. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. Such conditions typically include one or more of the following: (a) the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan documents, must be acceptable to the senior mortgagee; (b) pursuant to either the specific terms of the subordinate mortgage or a separate recorded agreement obtained from such subordinate lender, the subordinate mortgage must be unconditionally subordinated to the related Mortgage Loan documents, and the subordinate lender is also typically prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and from receiving any payments on such subordinate debt if, for the immediately prior 12 months, either (i) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 1.20 to 1.30), or (ii) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio (generally ranging from 70% to 80%); (c) the subordinate debt must be non-recourse; and (d) acceptable economic conditions regarding the related Mortgaged Property must exist as of the effective date of such subordinate financing, typically including (i) an aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt equal to or exceeding a specified ratio (generally 1.20), and/or (ii) an aggregate loan to value ratio for such Mortgage Loan and such subordinate debt of less than a specified ratio (generally ranging from 70% to 80%).

     Zoning Compliance. The related Mortgage Loan Seller generally received assurances (which may be limited to a representation or warranty from the related borrower for breach of which recourse may be had to such borrower) that all of the improvements located upon each respective Mortgaged Property complied with all Zoning Laws in all respects material to the continued use of the related Mortgaged Property, or that such improvements qualified as permitted nonconforming uses.

     Tenant Matters. Certain additional information regarding Major Tenants is set forth in Annex A herein. Generally, Major Tenants do not have investment-grade credit ratings. In connection with 53 of the Mortgage Loans, representing approximately 17.29% of the Initial Pool Balance, a Major Tenant occupies more than 60% of the net leasable area of the related Mortgaged Property. Many of such Major Tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller generally obtained an estoppel certificate from each Major Tenant in which such tenant indicated its intention to continue in the relevant lease and that such tenant was not presently aware of any condition or event that would allow it to terminate such lease prior to the end of the lease term.

     Other Information. The following tables and Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, which was primarily derived from financial statements supplied by each borrower for its related Mortgaged Property. The financial statements supplied by the borrowers in most cases are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, which adjustments generally were intended to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or the Underwriters has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."


     The numbers representing "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor is "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net income or net cash flow.


     For all of the Mortgaged Properties, at the request of the related Mortgage Loan Seller, appraisals were conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. None of the Depositor, the Transferor, the Master Servicer, the Special Servicer or the Trustee, any of their affiliates or any other entity has prepared or obtained a separate independent appraisal or reappraisal. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any Appraised Value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, investors should not place undue reliance on the Loan-to-Value Ratios set forth herein.


     Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of operating expenses) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents, may be difficult to replace, or both), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, and for tenant improvements and leasing commissions when expiring leases are replaced. For the reasons discussed above, the Debt Service Coverage Ratios presented herein are limited in their usefulness in predicting the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.


     For purposes of the tables and Annex A:


    (1) "Net Operating Income" or "NOI" is revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate items not related to the operation of the Mortgaged Property, to eliminate security deposits and to eliminate non-recurring items. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of the borrower financial statements, their experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property.

    (2) "Cash Flow" means, with respect to any Mortgage Loan, the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions and other non-recurring expenditures, as appropriate.

    (3) "Underwritten NOI" means, with respect to any Mortgage Loan, the NOI for the related Mortgaged Property as determined by the related Mortgage Loan Seller as applicable, in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, are included only if sustainable. Certain revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations, a market rate management fee and an annual reserve for replacement of capital items.

    (4) "Underwritten Cash Flow" means, with respect to any Mortgage Loan, the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions based upon its underwriting guidelines.

    (5) "Appraised Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

    (6) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no principal prepayments occur).

    (7) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

    (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Property securing such Mortgage Loan.

    (9) "Balloon LTV" for any Mortgage Loan is calculated in the same manner as LTV, except that the Balloon Amount is used instead of the Cut-off Date principal balance.

    (10) "Balloon Amount" or "Balloon Balance" for each Mortgage Loan is equal to the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

    (11) "Occupancy Rate" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Occupancy Percentage" and "Occupancy Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

    (12) "Remaining Term to Maturity" generally means the number of months remaining from the Cut-off Date until the maturity of a mortgage loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates). The method for calculating the "Remaining Term to Maturity" for any Mortgage Loan is determined by subtracting (a) the number of Due Dates from and including the first payment date to and including the Cut-off Date from
  (b) the number of Due Dates from and including the first payment date to and including the original scheduled maturity date for such Mortgage Loan (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates).

    (13) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment) less the number of Due Dates from and including the first payment date to and including the Cut-off Date.

    (14) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies.

    (15) The "Year Renovated" is based upon information contained in the appraisal of the related Mortgaged Property.

    (16) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period or Prepayment Premium for a Mortgage Loan are determined based upon such Mortgage Loan's first scheduled payment date.


    (17) For each Mortgage Loan secured by more than one Multifamily Property or by more than one Congregate Care Property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgaged Loan.

    (18) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

     (19) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES




                                      NUMBER    PERCENT OF
                                        OF        INITIAL     WEIGHTED AVERAGE
RANGE OF CUT-OFF DATE BALANCES         LOANS   POOL BALANCE     INTEREST RATE
------------------------------------ -------- -------------- ------------------
$   500,000 -- $ 1,000,000 .........     11         0.87%           7.775%
$ 1,000,001 -- $ 2,000,000 .........     60         7.79%           7.588%
$ 2,000,001 -- $ 3,000,000 .........     54        11.62%           7.569%
$ 3,000,001 -- $ 4,000,000 .........     39        11.95%           7.487%
$ 4,000,001 -- $ 5,000,000 .........     20         7.82%           7.346%
$ 5,000,001 -- $ 6,000,000 .........     13         6.24%           7.402%
$ 6,000,001 -- $ 7,000,000 .........     11         6.33%           7.428%
$ 7,000,001 -- $ 8,000,000 .........     11         7.12%           7.366%
$ 8,000,001 -- $ 9,000,000 .........      7         5.13%           7.260%
$ 9,000,001 -- $10,000,000 .........     10         8.29%           7.214%
$10,000,001 -- $11,000,000 .........      4         3.58%           7.240%
$11,000,001 -- $12,000,000 .........      3         3.04%           8.012%
$12,000,001 -- $13,000,000 .........      2         2.13%           7.578%
$13,000,001 -- $14,000,000 .........      2         2.38%           7.263%
$14,000,001 -- $15,000,000 .........      3         3.80%           7.217%
$16,000,001 -- $17,000,000 .........      1         1.43%           6.950%
$19,000,001 -- $20,000,000 .........      1         1.70%           7.240%
$22,000,001 -- $23,000,000 .........      1         1.98%           7.490%
$23,000,001 -- $24,000,000 .........      1         2.07%           8.155%
$24,000,001 -- $25,000,000 .........      1         2.09%           7.040%
$30,000,001 -- $31,000,000 .........      1         2.64%           7.250%
                                         --       ------            -----
  Total ............................    256       100.00%           7.424%
                                        ===       ======            =====



                                                                           SCHEDULED
                                       WEIGHTED   WEIGHTED                 PRINCIPAL
                                       AVERAGE     AVERAGE   WEIGHTED       BALANCE
                                      REMAINING   ORIGINAL    AVERAGE      AS OF THE
RANGE OF CUT-OFF DATE BALANCES           TERM        LTV       DSCR       CUT-OFF DATE
------------------------------------ ----------- ---------- ---------- -----------------
$   500,000 -- $ 1,000,000 .........     160.61      65.1       1.53    $    9,963,642
$ 1,000,001 -- $ 2,000,000 .........     139.19      67.4       1.42    $   89,695,495
$ 2,000,001 -- $ 3,000,000 .........     138.13      69.9       1.42    $  133,788,340
$ 3,000,001 -- $ 4,000,000 .........     135.39      70.7       1.38    $  137,569,884
$ 4,000,001 -- $ 5,000,000 .........     127.66      72.5       1.44    $   90,042,489
$ 5,000,001 -- $ 6,000,000 .........     134.59      69.9       1.44    $   71,825,072
$ 6,000,001 -- $ 7,000,000 .........     119.22      74.8       1.41    $   72,865,984
$ 7,000,001 -- $ 8,000,000 .........     156.09      71.7       1.41    $   81,893,978
$ 8,000,001 -- $ 9,000,000 .........     115.73      74.8       1.33    $   59,009,195
$ 9,000,001 -- $10,000,000 .........     118.92      76.0       1.42    $   95,442,720
$10,000,001 -- $11,000,000 .........     144.16      75.0       1.37    $   41,203,397
$11,000,001 -- $12,000,000 .........     110.41      73.0       1.32    $   34,949,605
$12,000,001 -- $13,000,000 .........     113.44      65.2       1.52    $   24,554,212
$13,000,001 -- $14,000,000 .........     145.26      76.2       1.32    $   27,397,113
$14,000,001 -- $15,000,000 .........     141.45      75.5       1.38    $   43,709,426
$16,000,001 -- $17,000,000 .........     140.00      79.3       1.55    $   16,444,888
$19,000,001 -- $20,000,000 .........     116.00      80.0       1.30    $   19,538,162
$22,000,001 -- $23,000,000 .........     173.00      69.1       1.60    $   22,800,000
$23,000,001 -- $24,000,000 .........     113.00      77.9       1.43    $   23,799,051
$24,000,001 -- $25,000,000 .........     119.00      74.8       1.35    $   24,080,401
$30,000,001 -- $31,000,000 .........     113.00      66.6       1.31    $   30,380,396
                                         ------      ----       ----    --------------
  Total ............................     132.28      72.2       1.41    $1,150,953,450
                                         ======      ====       ====    ==============

                            RANGE OF MORTGAGE RATES




                                                                                                                    SCHEDULED
                                                                                WEIGHTED   WEIGHTED                 PRINCIPAL
                                    NUMBER    PERCENT OF                        AVERAGE     AVERAGE   WEIGHTED       BALANCE
                                      OF        INITIAL     WEIGHTED AVERAGE   REMAINING   ORIGINAL    AVERAGE      AS OF THE
RANGE OF MORTGAGE INTEREST RATES     LOANS   POOL BALANCE     INTEREST RATE       TERM        LTV       DSCR       CUT-OFF DATE
---------------------------------- -------- -------------- ------------------ ----------- ---------- ---------- -----------------
6.501% -- 6.750% .................      2         0.43%           6.720%          114.00      52.6       2.03    $    4,974,556
6.751% -- 7.000% .................     16         8.73%           6.916%          140.37      75.8       1.39    $  100,479,094
7.001% -- 7.250% .................     67        32.21%           7.133%          125.61      73.9       1.37    $  370,735,847
7.251% -- 7.500% .................     86        34.04%           7.394%          141.25      70.8       1.44    $  391,757,909
7.501% -- 7.750% .................     35         8.47%           7.607%          141.30      71.5       1.40    $   97,468,182
7.751% -- 8.000% .................     19         5.35%           7.878%          131.02      71.6       1.34    $   61,533,556
8.001% -- 8.250% .................     10         5.59%           8.118%          112.49      72.4       1.43    $   64,381,219
8.251% -- 8.500% .................      7         1.82%           8.419%          104.10      68.2       1.42    $   20,902,988
8.501% -- 8.750% .................      3         0.73%           8.682%          109.81      64.0       1.45    $    8,373,294
8.751% -- 9.000% .................      8         1.30%           8.944%          124.80      64.1       1.52    $   14,954,306
9.001% -- 9.250% .................      1         0.14%           9.100%          109.00      65.0       1.38    $    1,597,550
9.251% -- 9.500% .................      1         0.98%           9.270%          106.00      73.4       1.18    $   11,232,461
9.501% -- 9.750% .................      1         0.22%           9.720%          106.00      65.0       1.77    $    2,562,489
                                       --       ------            -----           ------      ----       ----    --------------
  Total ..........................    256       100.00%           7.424%          132.28      72.2       1.41    $1,150,953,450
                                      ===       ======            =====           ======      ====       ====    ==============

                      RANGE OF REMAINING TERM (IN MONTHS)




                                                                                                              SCHEDULED
                                                                          WEIGHTED   WEIGHTED                 PRINCIPAL
                              NUMBER    PERCENT OF                        AVERAGE     AVERAGE   WEIGHTED       BALANCE
REMAINING TERM                  OF        INITIAL     WEIGHTED AVERAGE   REMAINING   ORIGINAL    AVERAGE      AS OF THE
TO ARD/BALLOON OR MATURITY     LOANS   POOL BALANCE     INTEREST RATE       TERM        LTV       DSCR       CUT-OFF DATE
---------------------------- -------- -------------- ------------------ ----------- ---------- ---------- -----------------
 48.1 --  60.0 .............      1         1.25%           7.390%          51.00       61.7       1.81    $   14,371,538
 72.1 --  84.0 .............      6         2.60%           7.597%          77.22       73.1       1.38    $   29,907,965
 96.1 -- 108.0 .............      4         2.68%           8.606%         106.96       73.7       1.28    $   30,898,082
108.1 -- 120.0 .............    161        63.58%           7.387%         115.34       72.6       1.39    $  731,804,760
120.1 -- 132.0 .............      7         1.20%           8.456%         128.45       66.1       1.49    $   13,779,683
132.1 -- 144.0 .............     12         4.49%           7.134%         139.89       73.4       1.64    $   51,718,618
144.1 -- 156.0 .............      1         0.34%           7.240%         153.00       71.8       1.38    $    3,950,000
156.1 -- 168.0 .............      1         0.27%           7.510%         165.00       77.5       1.26    $    3,084,919
168.1 -- 180.0 .............     39        16.52%           7.390%         174.50       69.5       1.43    $  190,156,517
180.1 -- 192.0 .............      1         0.17%           8.280%         183.00       75.0       1.27    $    1,938,565
192.1 -- 204.0 .............      2         1.50%           6.811%         198.68       86.2       1.12    $   17,321,292
204.1 -- 216.0 .............      3         0.63%           7.597%         210.88       69.8       1.34    $    7,216,142
228.1 -- 240.0 .............     18         4.76%           7.440%         234.99       73.4       1.41    $   54,805,368
                                ---       ------            -----          ------       ----       ----    --------------
  Total ....................    256       100.00%           7.424%         132.28       72.2       1.41    $1,150,953,450
                                ===       ======            =====          ======       ====       ====    ==============

                            RANGE OF MATURITY YEARS




                                                                                                   SCHEDULED
                                                               WEIGHTED   WEIGHTED                 PRINCIPAL
                   NUMBER    PERCENT OF                        AVERAGE     AVERAGE   WEIGHTED       BALANCE
                     OF        INITIAL     WEIGHTED AVERAGE   REMAINING   ORIGINAL    AVERAGE      AS OF THE
YEAR                LOANS   POOL BALANCE     INTEREST RATE       TERM        LTV       DSCR       CUT-OFF DATE
----------------- -------- -------------- ------------------ ----------- ---------- ---------- -----------------
2002 ............      1         1.25%           7.390%          51.00       61.7       1.81    $   14,371,538
2004 ............      2         1.16%           8.203%          74.00       72.2       1.38    $   13,345,398
2005 ............      4         1.44%           7.109%          79.81       73.8       1.38    $   16,562,567
2007 ............     36        14.22%           7.986%         110.44       71.7       1.34    $  163,612,808
2008 ............    129        52.05%           7.286%         116.24       72.9       1.40    $  599,090,035
2009 ............      9         1.45%           8.362%         129.60       67.6       1.49    $   16,720,446
2010 ............     10         4.24%           7.087%         140.18       73.3       1.65    $   48,777,856
2011 ............      1         0.34%           7.240%         153.00       71.8       1.38    $    3,950,000
2012 ............      4         1.21%           7.713%         170.08       63.2       1.39    $   13,898,503
2013 ............     37        15.75%           7.377%         174.76       70.1       1.43    $  181,281,498
2015 ............      3         1.75%           6.903%         199.85       82.9       1.16    $   20,162,175
2016 ............      2         0.38%           7.686%         213.40       74.7       1.27    $    4,375,260
2017 ............      3         0.81%           7.750%         231.85       72.6       1.37    $    9,335,966
2018 ............     15         3.95%           7.376%         235.63       73.5       1.42    $   45,469,402
                     ---       ------            -----          ------       ----       ----    --------------
  Total .........    256       100.00%           7.424%         132.28       72.2       1.41    $1,150,953,450
                     ===       ======            =====          ======       ====       ====    ==============

                        RANGE OF LOAN ORIGINATION YEARS

                                                                                                                  SCHEDULED
                                                                        WEIGHTED     WEIGHTED                     PRINCIPAL
                      NUMBER      PERCENT OF                            AVERAGE       AVERAGE     WEIGHTED         BALANCE
                        OF          INITIAL       WEIGHTED AVERAGE     REMAINING     ORIGINAL      AVERAGE        AS OF THE
ORIGINATION YEAR       LOANS     POOL BALANCE       INTEREST RATE         TERM          LTV         DSCR         CUT-OFF DATE
------------------   --------   --------------   ------------------   -----------   ----------   ----------   -----------------
1997 .............       89          38.54%             7.764%            125.26        70.9         1.39      $  443,544,065
1998 .............      167          61.46%             7.210%            136.68        73.0         1.42      $  707,409,385
                        ---         ------              -----             ------        ----         ----      --------------
  Total ..........      256         100.00%             7.424%            132.28        72.2         1.41      $1,150,953,450
                        ===         ======              =====             ======        ====         ====      ==============

                    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                          SCHEDULED
                                                                      WEIGHTED   WEIGHTED                 PRINCIPAL
                          NUMBER    PERCENT OF                        AVERAGE     AVERAGE   WEIGHTED       BALANCE
                            OF        INITIAL     WEIGHTED AVERAGE   REMAINING   ORIGINAL    AVERAGE      AS OF THE
ORIGINAL LTV               LOANS   POOL BALANCE     INTEREST RATE       TERM        LTV       DSCR       CUT-OFF DATE
------------------------ -------- -------------- ------------------ ----------- ---------- ---------- -----------------
10.01 -- 15.00 .........      1         0.10%           6.900%          112.00      11.3       1.00    $    1,200,000
30.01 -- 35.00 .........      1         0.20%           7.010%          203.00      30.7       1.68    $    2,343,982
35.01 -- 40.00 .........      1         0.12%           7.430%          174.00      38.6       1.94    $    1,325,002
40.01 -- 45.00 .........      2         0.30%           7.813%          172.29      43.3       1.63    $    3,420,481
45.01 -- 50.00 .........      3         0.46%           7.790%          136.84      49.2       1.38    $    5,346,960
50.01 -- 55.00 .........     10         2.47%           7.208%          137.96      52.4       1.72    $   28,408,932
55.01 -- 60.00 .........      3         0.52%           7.351%          144.61      58.4       1.64    $    6,007,501
60.01 -- 65.00 .........     31         9.62%           7.566%          121.05      62.8       1.53    $  110,776,589
65.01 -- 70.00 .........     46        19.97%           7.569%          134.67      68.0       1.47    $  229,792,659
70.01 -- 75.00 .........    100        36.35%           7.466%          134.16      73.5       1.37    $  418,364,978
75.01 -- 80.00 .........     53        27.06%           7.271%          127.03      78.5       1.36    $  311,412,213
80.01 -- 85.00 .........      3         1.12%           7.048%          138.89      81.0       1.28    $   12,887,981
90.01 -- 95.00 .........      2         1.71%           6.952%          176.30      94.7       1.02    $   19,666,172
                            ---       ------            -----           ------      ----       ----    --------------
  Total ................    256       100.00%           7.424%          132.28      72.2       1.41    $1,150,953,450
                            ===       ======            =====           ======      ====       ====    ==============

                               PROPERTY AGE RANGE

                                    NUMBER      PERCENT OF
                                      OF          INITIAL     WEIGHTED AVERAGE
YEARS RANGE                       PROPERTIES   POOL BALANCE     INTEREST RATE
-------------------------------- ------------ -------------- ------------------
 0 --  1 .......................        7           3.65%           7.239%
 1 --  5 .......................       99          34.80%           7.477%
 5 -- 10 .......................       58          21.45%           7.257%
10 -- 15 .......................       58          16.89%           7.484%
15 -- 20 .......................       22           7.46%           7.795%
20 -- 25 .......................       24           9.23%           7.222%
25 -- 30 .......................       11           2.45%           7.366%
  (greater than)  30   .........       22           4.02%           7.565%
N/A ............................        2            .06%           8.155%
                                       --         ------            -----
  Total ........................      303         100.00%           7.424%
                                      ===         ======            =====

                                                                       SCHEDULED
                                   WEIGHTED   WEIGHTED                 PRINCIPAL
                                   AVERAGE     AVERAGE   WEIGHTED       BALANCE
                                  REMAINING   ORIGINAL    AVERAGE      AS OF THE
YEARS RANGE                          TERM        LTV       DSCR       CUT-OFF DATE
-------------------------------- ----------- ---------- ---------- -----------------
 0 --  1 .......................     125.28      73.3       1.38    $   42,019,369
 1 --  5 .......................     140.83      72.9       1.42    $  400,567,856
 5 -- 10 .......................     130.50      73.2       1.41    $  246,934,301
10 -- 15 .......................     119.58      71.1       1.39    $  194,339,679
15 -- 20 .......................     125.70      71.5       1.35    $   85,817,607
20 -- 25 .......................     130.27      70.6       1.47    $  106,221,308
25 -- 30 .......................     164.74      65.7       1.50    $   28,178,773
  (greater than)  30   .........     124.79      72.9       1.32    $   46,215,761
N/A ............................     113.00      77.9       1.43    $      658,796
                                     ------      ----       ----    --------------
  Total ........................     132.28      72.2       1.41    $1,150,953,450
                                     ======      ====       ====    ==============

                                RANGE OF DSCR'S

                                                                                                                   SCHEDULED
                                                                               WEIGHTED   WEIGHTED                 PRINCIPAL
                             NUMBER    PERCENT OF                              AVERAGE     AVERAGE   WEIGHTED       BALANCE
                               OF        INITIAL        WEIGHTED AVERAGE      REMAINING   ORIGINAL    AVERAGE      AS OF THE
RANGE OF DSCR                 LOANS   POOL BALANCE   MORTGAGE INTEREST RATE      TERM        LTV       DSCR       CUT-OFF DATE
--------------------------- -------- -------------- ------------------------ ----------- ---------- ---------- -----------------
1.00 -- 1.05 ..............      3         1.81%              6.949%             172.61      89.9       1.02    $   20,866,172
1.16 -- 1.20 ..............      2         1.61%              8.575%             132.32      73.2       1.18    $   18,501,777
1.21 -- 1.25 ..............     11         3.58%              7.439%             138.55      75.8       1.24    $   41,215,956
1.26 -- 1.30 ..............     49        19.82%              7.372%             131.48      74.7       1.28    $  228,165,139
1.31 -- 1.35 ..............     49        22.39%              7.320%             124.46      72.2       1.33    $  257,741,834
1.36 -- 1.40 ..............     37        11.90%              7.428%             133.22      73.9       1.38    $  137,006,118
1.41 -- 1.45 ..............     32        11.87%              7.550%             138.41      73.9       1.43    $  136,576,495
1.46 -- 1.50 ..............     20         6.13%              7.655%             126.01      69.4       1.48    $   70,501,892
1.51 -- 1.55 ..............     17         6.97%              7.364%             135.98      71.7       1.53    $   80,272,381
1.56 -- 1.60 ..............      5         3.80%              7.381%             158.63      68.7       1.60    $   43,735,192
1.61 -- 1.65 ..............      8         2.02%              7.331%             121.83      65.2       1.62    $   23,281,172
1.66 -- 1.70 ..............      6         2.20%              7.181%             137.04      59.6       1.67    $   25,329,338
1.71 -- 1.75 ..............      5         1.30%              7.735%             122.89      63.6       1.73    $   15,000,815
1.76 -- 1.80 ..............      2         0.39%              9.406%             116.32      63.4       1.77    $    4,496,743
1.81 -- 1.85 ..............      4         2.50%              7.411%             113.51      61.5       1.82    $   28,810,690
1.91 -- 1.95 ..............      2         0.49%              6.886%             128.03      49.3       1.95    $    5,667,790
1.96 -- 2.00 ..............      1         0.12%              7.290%             119.00      50.9       1.96    $    1,398,917
2.11 -- 2.15 ..............      1         0.16%              7.080%             115.00      55.4       2.13    $    1,788,900
2.41 -- 2.45 ..............      1         0.87%              7.280%             141.00      68.5       2.42    $    9,964,362
Greater than 2.50 .........      1         0.05%              6.720%             114.00      52.9       2.57    $      631,769
                                --       ------               -----              ------      ----       ----    --------------
  Total ...................    256       100.00%              7.424%             132.28      72.2       1.41    $1,150,953,450
                               ===       ======               =====              ======      ====       ====    ==============

                         TYPES OF MORTGAGED PROPERTIES

                                        NUMBER
                                          OF        PERCENT OF    WEIGHTED AVERAGE
                                       MORTGAGED      INITIAL         MORTGAGE
PROPERTY TYPE                         PROPERTIES   POOL BALANCE     INTEREST RATE
------------------------------------ ------------ -------------- ------------------
Assisted Living Facilities .........        5           2.36%           7.444%
Hotel ..............................       17           6.58%           7.717%
Industrial .........................       28           6.99%           7.321%
Mixed Use ..........................       10           3.02%           7.814%
Mobile Home Park ...................        4           0.88%           7.033%
Multifamily ........................       64          24.97%           7.158%
Nursing Home .......................        4           1.37%           7.399%
Office .............................       53          16.68%           7.514%
Office/Industrial ..................        3           0.89%           7.256%
Retail -- Anchored .................       32          17.07%           7.505%
Retail -- Single Tenant ............       20           4.94%           7.638%
Retail -- Unanchored ...............       49          10.62%           7.509%
Retail-Shadow Anchored .............        4           1.23%           7.657%
Self-Storage .......................        1           0.20%           7.570%
Warehouse ..........................        9           2.20%           7.216%
                                           --         ------            -----
  Total ............................      303         100.00%           7.424%
                                          ===         ======            =====
                                                                           SCHEDULED
                                       WEIGHTED   WEIGHTED                 PRINCIPAL
                                       AVERAGE     AVERAGE   WEIGHTED       BALANCE
                                      REMAINING   ORIGINAL    AVERAGE      AS OF THE
PROPERTY TYPE                            TERM        LTV       DSCR       CUT-OFF DATE
------------------------------------ ----------- ---------- ---------- -----------------
Assisted Living Facilities .........     151.90      74.1       1.59    $   27,158,978
Hotel ..............................     134.79      67.9       1.56    $   75,783,825
Industrial .........................     127.31      67.8       1.34    $   80,505,010
Mixed Use ..........................     141.60      67.1       1.37    $   34,718,715
Mobile Home Park ...................     114.09      63.9       1.72    $   10,151,136
Multifamily ........................     130.69      74.5       1.40    $  287,347,536
Nursing Home .......................     139.73      68.5       2.14    $   15,765,735
Office .............................     134.50      73.0       1.35    $  192,027,500
Office/Industrial ..................     115.82      69.4       1.35    $   10,251,604
Retail -- Anchored .................     128.78      72.6       1.40    $  196,419,338
Retail -- Single Tenant ............     166.12      74.4       1.31    $   56,870,053
Retail -- Unanchored ...............     123.00      71.5       1.39    $  122,276,346
Retail-Shadow Anchored .............     116.65      74.1       1.33    $   14,130,214
Self-Storage .......................     113.00      74.2       1.43    $    2,270,622
Warehouse ..........................     123.69      72.6       1.39    $   25,276,838
                                         ------      ----       ----    --------------
  Total ............................     132.28      72.2       1.41    $1,150,953,450
                                         ======      ====       ====    ==============

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES




                                                                                                              SCHEDULED
                      NUMBER                                           WEIGHTED    WEIGHTED                   PRINCIPAL
                        OF         PERCENT OF     WEIGHTED AVERAGE     AVERAGE      AVERAGE    WEIGHTED        BALANCE
                     MORTGAGED       INITIAL          MORTGAGE        REMAINING    ORIGINAL     AVERAGE       AS OF THE
STATE               PROPERTIES    POOL BALANCE      INTEREST RATE        TERM         LTV        DSCR        CUT-OFF DATE
-----------------  ------------  --------------  ------------------  -----------  ----------  ----------  -----------------
AL ..............         2            0.86%            7.282%           117.99       78.2        1.39     $    9,931,437
AZ ..............         6            3.24%            7.925%           111.95       74.7        1.26     $   37,266,245
CA ..............        43           15.30%            7.246%           129.98       72.8        1.38     $  176,102,682
CO ..............         5            1.53%            7.258%           126.17       69.2        1.38     $   17,577,819
CT ..............         5            2.82%            7.287%           127.30       76.6        1.44     $   32,413,508
FL ..............        16            5.66%            7.340%           116.10       75.3        1.34     $   65,197,219
GA ..............         6            2.79%            7.548%           122.39       69.6        1.58     $   32,125,535
ID ..............         3            1.13%            7.611%           111.85       72.2        1.30     $   12,979,055
IL ..............        10            4.93%            7.304%           149.67       75.5        1.55     $   56,742,069
KS ..............         4            1.49%            7.262%           123.65       68.6        1.38     $   17,199,642
KY ..............         5            2.35%            7.553%            82.70       65.2        1.63     $   27,028,691
LA ..............         1            0.15%            8.130%           111.00       74.6        1.42     $    1,708,197
MA ..............         4            1.79%            7.608%           112.97       74.0        1.27     $   20,610,873
MD ..............         6            2.53%            7.363%           125.92       68.3        1.52     $   29,151,615
ME ..............         3            1.22%            7.310%           119.00       75.1        1.53     $   14,032,014
MI ..............         4            1.19%            7.347%           149.98       75.4        1.42     $   13,676,174
MN ..............         4            0.96%            7.763%            92.26       67.5        1.33     $   11,025,769
MO ..............        10            2.52%            7.396%           138.99       73.0        1.38     $   28,993,082
MS ..............         1            0.10%            7.080%           114.00       81.0        1.40     $    1,141,465
NC ..............         3            1.21%            7.326%           131.01       66.6        1.43     $   13,945,993
NE ..............         2            0.76%            7.917%           115.94       74.2        1.39     $    8,725,620
NH ..............         1            0.48%            7.310%           176.00       51.4        1.83     $    5,473,911
NJ ..............        18            3.86%            7.719%           127.49       73.5        1.42     $   44,446,678
NM ..............         2            0.35%            7.574%           177.03       74.6        1.40     $    3,991,437
NV ..............         8            2.23%            7.329%           145.67       72.9        1.48     $   25,695,518
NY ..............        16            6.14%            7.537%           137.04       73.1        1.33     $   70,717,153
OH ..............        27            6.77%            7.301%           133.83       70.2        1.37     $   77,893,701
OK ..............         5            0.76%            7.582%           171.78       72.1        1.28     $    8,803,725
OR ..............         3            0.56%            7.489%           156.46       70.1        1.33     $    6,404,707
PA ..............        12            3.33%            7.340%           127.11       75.4        1.38     $   38,380,408
RI ..............         2            0.54%            7.495%           234.00       72.9        1.33     $    6,271,556
SC ..............         2            0.32%            7.665%           121.95       73.0        1.38     $    3,683,625
TN ..............         4            1.15%            8.110%           114.33       69.0        1.46     $   13,195,581
TX ..............        47           12.05%            7.485%           146.33       70.3        1.36     $  138,726,765
VA ..............         6            4.24%            7.231%           143.95       71.5        1.44     $   48,850,998
WA ..............         5            2.11%            7.460%           158.41       71.4        1.55     $   24,322,656
WI ..............         2            0.57%            7.797%           113.40       73.1        1.56     $    6,520,331
                         --          ------             -----            ------       ----        ----     --------------
  Total .........       303          100.00%            7.424%           132.28       72.2        1.41     $1,150,953,450
                        ===          ======             =====            ======       ====        ====     ==============

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. Accordingly, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the Mortgage Pool at the time the Certificates are issued, may vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     Under each Underlying Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller will make certain representations and warranties to the Transferor, and under the Mortgage Loan Sale Agreement, the Transferor will make certain representations and warranties to the Depositor. Pursuant to the terms of such agreements, the related seller will be obligated to cure any breach of its representations and warranties or to repurchase any Mortgage Loan from the related purchaser as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Each such agreement will include the covenant of the related seller to repurchase any Mortgage Loan from the related purchaser or cure any such breach within 85 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Mortgage Loan Sale Agreement (and therewith the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders with respect to the breach of any such representation or warranty that materially and adversely affects the interest of the Certificateholders in such Mortgage Loan is the obligation of the Depositor (and, derivatively, the Transferor) to cure or repurchase the affected Mortgage Loan.

     Such representations and warranties are made as of the date specified in the related Underlying Mortgage Loan Purchase Agreement with respect to each Mortgage Loan, and state the following (among other things, and subject to certain exceptions set forth in the related agreement):

    (i) Mortgage Loan Schedule. The information set forth in the mortgage loan schedule attached thereto is true, complete and correct in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Occ. %," "Occ. as of," "96 NOI," "97 NOI," "U/W NOI," "U/W Cash Flow" and "U/W DSCR", the related Mortgage Loan Seller represents only that such information is a correct and accurate reproduction or derivation, as adjusted by the Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the related Borrower and takes no responsibility for the accuracy or completeness of any such information provided by the related Borrower; provided further, however, that the Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Seller in connection with its origination of the Mortgage Loans.

    (ii) Mortgage Loans Documents. The related Mortgage Loan Seller has or will cause to be delivered to the Transferor (or its designee) within the time period prescribed by each Underlying Mortgage Loan Purchase Agreement each of the documents comprising the Mortgage File for each Mortgage Loan.

    (iii) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related promissory note or Mortgage (inclusive of any applicable grace or cure period) up to the closing date specified in the related Underlying Mortgage Loan Purchase Agreement had been made. Within the twelve months preceding such closing date, there had not been any delinquency in excess of 30 days with respect to such Mortgage Loan.

    (iv) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the related Mortgage Loan Seller and is a whole loan and not a participation interest; neither the related promissory note nor the related Mortgage provides for negative amortization or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The related Mortgage Loan Seller has no ownership interest in such Mortgaged Property or the related Borrower other than in such Mortgage Loan being sold and assigned.

    (v) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan either complied with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the related Mortgage Loan Seller's knowledge, as of the date of origination of such Mortgage Loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity and disclosure laws. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the related Mortgage Loan Seller, and the related Mortgage Loan Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability of the Mortgage Loan and effective transfer, sale and assignment thereof and of the related promissory note), the originator and the related Mortgage Loan Seller each was qualified and appropriately licensed to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the related promissory note.

    (vi) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the related Mortgage Loan Seller may have been established as described in Annex
  A), and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related borrower.

    (vii) Documents Valid. Each of the related promissory note, the related Mortgage and any other related mortgage loan document is the legal, valid and binding obligation of the related borrower, the related guarantor or other party executing such document (subject to any non-recourse or partial recourse provisions contained therein and subject in each case to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws effecting enforcement of creditors' rights generally, by general principles of equity (whether considered in a proceeding in equity or at law) or by applicable anti-deficiency law or statute), enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such promissory note, Mortgage or other document, nor will the operation of any of the terms of such promissory note or such Mortgage, or the exercise of any right thereunder, render either such Mortgage or such promissory note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including without limitation the defense of usury, and the related Mortgage Loan Seller has no knowledge that any such right of rescission, offset, counterclaim or defense has been asserted or is available with respect thereto. The Mortgage and related promissory note do not require the related mortgagee to release any portion of the related Mortgaged Property except upon payment in full of the loan or the excercise of a defeasance feature.

    (viii) Assignment of Mortgage: Note Endorsement. The related assignment of mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the related Mortgage Loan Seller) is or will be in recordable form and constitutes or will constitute the related Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of the related Mortgage and any related assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The related Mortgage Loan Seller's endorsement and delivery of the related promissory note to the Transferor in accordance with the terms of the related Underlying Mortgage Loan Purchase Agreement constitutes or will constitute the related Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of such promissory note, and together with the related Mortgage Loan Seller's execution and delivery of such assignment of mortgage to the Transferor, legally and validly conveys or will convey all right, title and interest of the related Mortgage Loan Seller in such Mortgage Loan to the Transferor.

    (ix) First Lien. Based on the related policy of title insurance, the related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of such Mortgage, except for (1) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (A) affect the value of such Mortgaged Property as security for such Mortgage Loan, or
  (B) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor, (3) leases and subleases pertaining to such Mortgaged Property which the related Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage, and (4) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially and adversely (A) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor.

    (x) No Modification, Release or Satisfaction. Neither the related Mortgage nor the related promissory note (including any amendments or supplements thereto) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage and the related Borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage except by a written instrument which has been delivered to the Transferor or its designee as a part of the related mortgage file.

    (xi) Defeasance. Mortgage Loans that permit defeasance provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date, and require that a REMIC opinion be provided as a condition to exercise of any defeasance option.

    (xii) No Taxes or Assessments Delinquent. Based upon the applicable laws, rules and regulations of the taxing authorities having jurisdiction over the related Mortgaged Property (excluding any related personal property), to the related Mortgage Loan Seller's knowledge no tax or governmental assessment, or if payable in installments, no installment thereof, which became due and owing prior to the Closing Date in respect of such Mortgaged Property and which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) any such taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

    (xiii) Escrow or Reserve Deposits. As of the date specified in the related Underlying Mortgage Loan Purchase Agreement: (a) the related reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the related mortgage loan documents (inclusive of any applicable grace or cure period) to be held by the related Mortgage Loan Seller as of the date specified in the related Underlying Mortgage Loan Purchase Agreement; and (b) the related Mortgage Loan Seller is transferring all amounts on deposit in the related Reserve Account(s) on the date specified in the related Underlying Mortgage Loan Purchase Agreement to the Transferor. To the extent not being transferred to the Transferor, all escrow deposits and other payments required under the related promissory note, the related Mortgage and any other related Mortgage Loan Documents have been applied in accordance with their intended purposes by the related mortgage loan originator, Mortgage Loan Seller or its agent.

    (xiv) No Third Party Advances. The related Mortgage Loan Seller has not, directly or indirectly, advanced funds, induced or solicited any payment from a Person other than the related borrower, or, to the related Mortgage Loan Seller's knowledge, received any payment other than from such borrower, for the payment of any amount required under the related promissory note or the related Mortgage, except for interest accruing from the date of such promissory note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such promissory note.

    (xv) No Condemnation or Damages. To the best of the related Mortgage Loan Seller's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property (1) have occurred since the date as of which the appraisal of such Mortgaged Property was prepared, or (2) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan and the related Mortgaged Property is free of material damage. The related Mortgage requires that any related condemnation award will be applied either to the restoration of the related Mortgage Property, the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

    (xvi) No Mechanics' Liens. To the knowledge of the related Mortgage Loan Seller, the related Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that, under law, could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the related lender's title insurance policy referred to in (xx) below.

    (xvii) Title Survey: Improvements. (1) The related Mortgage Loan Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to such Mortgaged Property which satisfied, or the related Mortgage Loan Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except that with respect to any of the Mortgaged Properties located in jurisdictions in which the exception for easements not shown by the public records could not be deleted, and is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. Except for encroachments and similar matters which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, and based on surveys and/or title insurance obtained at the time of origination, (i) none of the improvements which were included for the purpose of determining the appraised value of such Mortgaged Property in the related appraisal at the time of the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such Mortgaged Property, unless insured or de minimis, and (ii) no improvements on adjoining properties materially encroach upon such Mortgaged Property so as to materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan.

    (xviii) Title. The related Mortgage Loan Seller is the sole owner and beneficial holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan hereunder, is the sole mortgagee or beneficiary of record under the related Mortgage and is transferring such Mortgage Loan to the Transferor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

    (xix) Compliance with Laws. To the best of the related Mortgage Loan Seller's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related borrower at the time of origination of such Mortgage Loan or other information acceptable to the related Mortgage Loan Seller at the time of such purchase), (1) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances,
  (2) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof, excluding Environmental Laws (as defined and addressed in (xxxi) and (xxxii) below), and all applicable insurance requirements, (3) such Borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy (if available), and (4) the related Mortgage Loan Seller has not received notification from any governmental authority that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Borrower has failed to obtain such inspections, licenses or certificates, except (in the case of any of clauses (1), (2), (3) or (4)) for such violation or non-compliance (A) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (B) which is specifically addressed by the appraiser in the determination of the related appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

    (xx) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring the related Mortgage Loan Seller and its successors and assigns that the related Mortgage is a valid first lien on the related Mortgaged Property, subject only to exceptions described in (ix) above (or, if such a title insurance policy has not yet been issued in respect of any Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage Loan). Such title insurance policy is (or, when issued, will
  be) in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor and recording of the related Assignment of Mortgage in favor of the Transferor in the applicable real estate records, such title insurance policy will inure to the benefit of the Transferor. Such title insurance policy (1) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than such exceptions as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction, and (2) only contains such exceptions for boundary, encroachments and survey matters as are customarily accepted by prudent commercial mortgage lenders. The related Mortgage Loan Seller and its agents have not taken, or omitted to take, any action that would materially impair the coverage benefits of any such title insurance policy. The related Mortgage Loan Seller has not made any claim under such title insurance policy.

    (xxi) Insurance Related to Mortgaged Property. All improvements on the related Mortgaged Property are insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (1) the full replacement cost of all improvements to such Mortgaged Property, and (2) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the originator or related Mortgage Loan Seller and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1 million per occurrence; and
  (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the related promissory note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each such policy provides for termination upon not less than 10 days prior written notice), and no such notice has been received by the related Mortgage Loan Seller. With respect to each such insurance policy, the related Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that such policy is in full force and effect. The related Mortgage and policy of insurance require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

    (xxii) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (1) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (2) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property.

    (xxiii) Default, Breach and Acceleration. To the related Mortgage Loan Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related promissory note and no event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. The related Mortgage Loan Seller has no knowledge that the related Borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

    (xxiv) Customary Provisions. The related promissory note and the related Mortgage, together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the benefits of the security, including, but not limited to, judicial or, if applicable, nonjudicial foreclosure, subject in each case to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity (whether considered in a proceeding in equity or at law) or by applicable anti-deficiency laws or statutes.

    (xxv) Access Routes. Surveys, title insurance reports, the title insurance policy and other relevant documents contained in the related Mortgage File indicate that at the time of origination of such Mortgage Loan, (1) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property as being critical to the appraised value thereof, and (2) such Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities, none of which is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

    (xxvi) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related Mortgage:

       (1) to the knowledge of the related Mortgage Loan Seller (A) such Ground Lease is in full force and effect, (B) such Ground Lease or a memorandum thereof has been recorded in the applicable real estate records, (C) such Ground Lease (or the related estoppel letter or lender protection agreement between the related Mortgage Loan Seller and related lessor) does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage, or a separate written agreement permitting such encumbrance has been obtained, and (D) there have been no material changes in the terms of such Ground Lease except as set forth in written instruments which are part of the related Mortgage File;

       (2) except as may be indicated in the related title insurance policy, the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage;

       (3) the related lessee's interest in such Ground Lease may be transferred to the Transferor and its successors and assigns through foreclosure of the related Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either (A) it has been obtained prior to the date specified in the related Underlying Mortgage Loan Purchase Agreement, or (B) it is not to be unreasonably withheld) provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

       (4) the related lessor is required to give notice of any default under such Ground Lease by the related lessee to the mortgagee either under the terms of such Ground Lease (the related lessor having received notice of the related Mortgage) or under the terms of a separate estoppel letter or written agreement;

       (5) the mortgagee is entitled, under the terms of such Ground Lease or estoppel letter or a separate written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any such notice is entitled to the time provided to the related lessee under such Ground Lease to cure such default;

       (6) the currently effective term of such Ground Lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 10 years beyond the Maturity Date of the related Mortgage Loan;

       (7) such Ground Lease does not impose any restrictions on subletting which the related Mortgage Loan Seller considered to be commercially unreasonable at the time of its origination or purchase, as applicable, of such Mortgage Loan;

       (8) the related Mortgage Loan Seller has not received any notice that
     (A) the related lessor under such Ground Lease is asserting a default by the related lessee or an event of default thereunder, or (B) any event has occurred which, with the passage of time, the giving of notice, or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

       (9) the related lessor has agreed that such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of the related Mortgage Loan Seller and that any such action without such consent is not binding upon the mortgagee, and the related lessor is required to enter into a new ground lease upon termination of such Ground Lease for any reason (including rejection of the Ground Lease in a bankruptcy proceeding); and

       (10) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses, or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

    (xxvii) Deed of Trust. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale after default by the related Borrower or in connection with the release of the related Mortgaged Property following the payment of such Mortgage Loan in full, no fees or expenses are payable by the related Mortgage Loan Seller or the Transferor to such trustee.

    (xxviii) Cross-Security. The related Mortgaged Property is not collateral or security for the payment or performance of (1) any other obligations owed to the related originator or Mortgage Loan Seller other than another Mortgage Loan being sold and assigned by the related Mortgage Loan Seller under the related Underlying Mortgage Loan Purchase Agreement, or (2) to the related Mortgage Loan Seller's knowledge, any other obligations owed to any Person other than the related Mortgage Loan Seller, except for security interests in personal property and fixtures. The related promissory note is not secured by any property other than a Mortgaged Property.

    (xxix) Assignment of Leases, Rents and Profits. Unless the related Mortgaged Property is occupied by the related borrower, the related mortgage loan documents contain the provisions of an assignment of leases, rents and profits or include a separate assignment of leases, rents and profits. Any related assignment of leases, rents and profits incorporated within the related Mortgage or set forth in a separate mortgage loan document creates on recordation a valid first priority assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

    (xxx) REMIC. (1) Such Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for such Mortgage Loan;
  (2) such Mortgage Loan contains no equity participation by the related Mortgage Loan Seller, and neither the related promissory note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (3) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1-806G-1(a)(3).

    (xxxi) Environmental Site Assessments. The ESAs, studies or updates prepared or obtained in connection with the origination of such Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (i) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (ii) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (iii) those conditions in which soil or groundwater contamination was suspected or identified and either (a) such condition or circumstance was remediated or abated prior to the date of closing of the related Mortgage Loan; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (iv) those cases in which a leaking underground storage tank or groundwater contamination was identified to have originated from an offsite property, a responsible party has been identified under applicable law, and either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

    (xxxii) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, studies or updates referred to in (xxxi) above, the related Mortgage Loan Seller: (1) has not received actual notice from any federal, state or other governmental authority of (A) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (B) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws; or (2) has not received actual notice from the related Borrower that
  (A) such borrower has received any such notice from any such governmental authority, (B) such Mortgaged Property fails to comply with Environmental Laws, or (C) has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws; or (3) has no actual knowledge that (A) the related Mortgaged Property fails to materially comply with any applicable Environmental Law or (B) there has been any known or threatened release of Hazardous Materials on or from such Mortgaged Property in material violation of any applicable Environmental Law in contravention of
  (xxxi) above.

    (xxxiii) Recourse. The related Mortgage Loan Documents contain standard provisions providing for recourse against the related Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation, or misappropriation of any tenant security deposits or rent. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws.

    (xxxiv) Leases. With respect to each Mortgage Loan: (1) prior to either the origination of such Mortgage Loan, the related Mortgage Loan Seller obtained tenant estoppel certificates from all tenants whose leases covered more than 10% (20% in the case of any such Mortgage Loan having an original principal balance less than or equal to $2,500,000) of the net leasable area of the related Mortgaged Property; and based upon such tenant estoppel certificates, no material defaults with respect to any such lease existed as of the date of the related tenant estoppel certificate; and (2) the related Mortgage Loan Seller has not received any notice of the existence of any default under any such lease or of the existence of any condition which, but for the passage of time or the giving of notice, or both, would result in such a default.

    (xxxv) Environmental Compliance. One or more of the related mortgage loan documents contains either a representation, warranty or covenant that the related Borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of Environmental Law or an indemnity with respect to any such violation in favor of the related Mortgage Loan Seller.

    (xxxvi) Inspection. The related Mortgage Loan Seller has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected within the 12 months preceding the date of the related Underlying Mortgage Loan Purchase Agreement, except in the case of one Mortgage Loan sold by NR Finance as to which such inspection occurred 13 months prior to the date of the related Underlying Mortgage Loan Purchase Agreement.

    (xxxvii) Subordinate Debt. Except as disclosed in Annex A, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder.

    (xxxviii) Common Ownership. No two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure has been specifically disclosed in Annex A.

    (xxxix) Operating or Financial Statement. The related mortgage loan documents require the related borrower to furnish to the mortgagee at least annually an operating statement with respect to the related Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the related Borrower.

    (xl) Litigation. To the knowledge of the related Mortgage Loan Seller, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the related borrower or Mortgaged Property which if determined adversely to the related borrower would have a material
  adverse effect on the       .

    (xli) Assisted Living Loans and Nursing Home Loans. With respect to each Congregate Care Loan and each Nursing Home Loan, the related Mortgage Loan Seller represents and warrants that:

       (a) to the knowledge of such Mortgage Loan Seller, each facility operator or manager and the related borrower, and the related facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (including with respect to physical plant standards, rate setting, fee splitting, distribution of pharmaceuticals, equipment, personnel, operating policies and additions to facilities), and such operator, manager, borrower and facility hold (in the name of the borrower) all requisite licenses, permits, regulatory agreements or other approvals necessary or desirable for the use and operation thereof, and such licenses are in full force and effect, have not been transferred to any location other than the related facility, have not been pledged to secure any debt and are held free from conflicts and restrictions that would materially impair the intended use or operation of the facility;

       (b) to the knowledge of such Mortgage Loan Seller, such facility is in compliance with all requirements for participation in Medicare and Medicaid, is in compliance with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect;

       (c) to the knowledge of such Mortgage Loan Seller, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting the related operator, borrower or Mortgage Loan Seller or any participation or provider agreement, and there is no threatened or pending proceeding or investigation by any governmental agency with respect to the related operator, borrower or Mortgage Loan Seller;

       (d) to the knowledge of such Mortgage Loan Seller, no such facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty imposed on, and no enforcement action has been undertaken by any governmental agency against such, facility, the related operator or Mortgage Loan Seller or, to the knowledge of the related Mortgage Loan Seller, any officer, director or stockholder of any of them, within the three years preceding the sale of such Mortgage Loan to the Transferor;

       (e) to the knowledge of the related Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program reimbursement audits or appeals pending with respect to such facility;

       (f) to the knowledge of the related Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program recoupment efforts with respect to the facility;

       (g) to the knowledge of the related Mortgage Loan Seller, the related borrower has not pledged any accounts receivable relating to the operations of the facility as security for any debt; and

       (h) to the knowledge of the related Mortgage Loan Seller, any existing management agreement with respect to the operation of the facility is in full force and effect and neither party thereto has defaulted thereunder or evidenced intent to terminate or fail to renew such agreement, and, pursuant to the terms of such agreement and the relevant statutes and regulations, taken together, in the event such agreement is terminated, the related borrower, the Trustee or any other successor manager of the facility need not obtain a certificate of need prior to applying for or receiving license to operate such facility or prior to receiving payments from Medicare or Medicaid.

    (xlii) ARD Loans. If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than five percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Mortgagor is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10092. Its telephone number is (212) 214-1000, Attention: David
M. Rodgers.

     The only obligations, if any, of the Depositor with respect to a Certificate will be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.


                      PRUDENTIAL SECURITIES CREDIT CORP.

     Prudential Securities Credit Corp., (the "Transferor"), was incorporated in the State of Delaware on May 13, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Transferor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10092. Its telephone number is (212) 214-1000, Attention: David
M. Rodgers.

     The only obligations, if any, of the Transferor with respect to a Certificate will be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances.

     Neither the Transferor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Transferor pursuant to the Mortgage Loan Purchase Agreement. The Transferor will have purchased such Mortgage Loans from the Mortgage Loan Sellers pursuant to the Underlying Mortgage Loan Purchase Agreements.

     NRFinance is a limited liability company organized under the laws of the State of Missouri in 1997. It is a wholly-owned, limited purpose finance subsidiary of NRF, which also is a Missouri limited liability company organized in 1997. NRF is a real estate financial services company which originates commercial and multi-family real estate loans, provides loan servicing for large pools of commercial and multi-family real estate loans, and offers asset management for other commercial and multi-family real estate assets. NRF has offices in Chicago, Jersey City, NJ, San Francisco and Kansas City. NRFinance was organized for the purpose of acquiring loans originated by NRF and holding them pending securitization or other disposition thereof. The principal offices of both NRF and NRFinance are located at 911 Main Street, Suite 1400, Kansas City, Missouri 64105.

     Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware in 1997. PMCF is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC (also a Delaware limited liability company organized in 1997). PMCC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of PMCC and of PMCC are located at 4 Gateway Center, 9th Floor, 100 Mulberry Street, Newark, New Jersey 07120.

     CIBC Inc. is a wholly-owned subsidiary of Canadian Imperial Holdings Inc., incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada, and licensed to do business in the United States of America through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

     CIBC Inc. is an affiliate of CIBC Oppenheimer Corp. Although CIBCOPCO is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments, and any securities products offered or recommended or purchased or sold in any client accounts (i) will not be insured by the Federal Deposit Insurance Corporation,
(ii)will not be deposits or other obligations of CIBC, (iii) will not be endorsed or guaranteed by CIBC, and (iv) will be subject to investment risks, including possible loss of principal invested.


UNDERWRITING GUIDELINES AND PROCESS

     Each Mortgage Loan Seller that is an originator of Mortgage Loans has developed a set of underwriting guidelines and procedures, and each Mortgage Loan Seller that has purchased Mortgage Loans from another entity either provided the originator with its own set of underwriting guidelines and procedures, or received from, reviewed and found acceptable, a set of underwriting guidelines and procedures prepared by such originator. Although the underwriting guidelines and procedures developed or approved by each of the Mortgage Loan Sellers are not identical, the following description of certain aspects of the underwriting of the Mortgage Loans applies to each Mortgage Loan Seller and the related originators, except where otherwise noted. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

     Property Analysis. The mortgage loan originator is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The mortgage loan originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the mortgage loan originator is to evaluate the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash flow Analysis. The mortgage loan originator is required to review operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio ("DSCR"). See "Description of the Mortgage Pool-Certain Characteristics of the Mortgage Loans" herein.

     Appraisal and Loan-to-Value Ratio. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal was in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The mortgage loan originator is required to determine the loan-to-value ratio ("LTV") of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The mortgage loan originator is required to evaluate the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements or unauthorized transfer of title to the property. The mortgage loan originator is required to evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessments. The mortgage loan originator is required at origination to obtain or update an ESA or similar study for each Mortgaged Property prepared by a qualified environmental firm approved by the mortgage loan originator. The mortgage loan originator is required to review the ESA. Based on such reviews, the Mortgage Loan Sellers have informed the Depositor that with the exceptions described herein under "Description of the Mortgage Loan Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the ESAs, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property. Such information was based upon the ESAs, studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     Physical Assessment Report. The mortgage loan originator is required at origination to obtain a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the mortgage loan originator. The mortgage loan originator is required to review the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the mortgage loan originator is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The Mortgagor is required to provide, and the mortgage loan originator is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) approval by the mortgage loan originator of the financial condition of the title insurer or reinsurer (unless the insurer or the reinsurer is on a list of insurers or reinsurers approved by the mortgage loan originator); (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the Mortgage Loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on a standard policy form of the American Land Title Association or an equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required. PMCC does not require (a) above.

     Property Insurance. The Mortgagor is required to provide, and the mortgage loan originator is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy or standard extended coverage policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance) as the Mortgage loan originator may require based on the specific characteristics of the Mortgaged Property.

     Underwriting Process. In general, the underwriting process begins with the receipt of a loan submission from a prospective Mortgagor or independent mortgage banker working on behalf of a prospective Mortgagor. Upon receiving a loan submission, the mortgage loan originator typically will perform a preliminary cash flow analysis and a general evaluation of the loan submission. If the mortgage loan originator decides to offer the prospective Mortgagor financing based on the preliminary analysis, the mortgage loan originator provides the prospective Mortgagor with a loan application or a conditional loan commitment and the prospective Mortgagor must deposit an application fee with the Mortgage loan originator. Upon receipt of the loan application or a conditional loan commitment, the mortgage loan originator generally performs a more detailed cash flow analysis and obtains a property inspection report. After the loan evaluation is completed and the prospective loan is approved, the mortgage loan originator issues a final commitment to the prospective Mortgagor. The mortgage loan originators' commitments are subject to certain requirements such as insurance, appraisal values, satisfactory third-party reports and escrow requirements for repairs identified by the related physical site assessments. All of the mortgage loan originators require the prospective Mortgagor to deposit a non-refundable commitment fee. At closing, the Mortgagor must provide satisfactory title insurance, evidence of satisfaction of zoning requirements, evidence of satisfactory property insurance and satisfactory legal opinions of Mortgagor's counsel, and must satisfy other closing requirements typically required by institutional lenders.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 19 Classes to be designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-2MF Certificates, Class A-EC Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N-1 Certificates, Class N-2 Certificates, Class R-I Certificates and Class R-II Certificates. Only the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates are offered hereby. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "The Pooling and Servicing Agreement" herein and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the Prospectus for more important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of: (i) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans pursuant to the Underlying Mortgage Loan Purchase Agreements; and (vi) all of the related mortgagee's right, title and interest in the Reserve Accounts.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses allocated to such Class. The Class A-EC and Class N-2 Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal. The Class N-1 Certificates are principal only certificates and are not entitled to distributions in respect of interest.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 15th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on September 17, 1998, provided that no such day shall be fewer than four Business Days after the related Determination Date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (i) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance or Notional Balance of which is at least $50,000, or otherwise (ii) by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. The "Class A-EC Notional Balance" as of any date is equal to the sum of the Certificate Balances of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N-1 Certificates.

     All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Regular Certificate will be equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance (or, with respect to the Class A-EC and Class N-2 Certificates, the initial Class A-EC Notional Balance or initial Class N-2 Notional Balance) of the related Class. The "Class A-EC Notional Balance" as of any date will be equal to the sum of the Certificate Balances of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N-1 Certificates. The "Class N-2 Notional Balance" as of any date will be equal to the Certificate Balance of the Class N-1 Certificates. The Class A-EC and Class N-2 Notional Balances are referred to herein generally as "Notional Balances."

     The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, including all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, plus all other amounts required to be placed in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans (including any Appraisal Reduction Excess Collections), but excluding the following:

    (a) amounts payable in respect of the Trustee Fee for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

    (b) amounts permitted to be used to reimburse the Master Service or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing
  AgreementAdvances;"

       (c) the Servicing Fee payable with respect to each Mortgage Loan;

    (d) all amounts in the nature of late fees, late charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

    (e) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

    (f) that portion of (i) amounts received in connection with the liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise, (ii) amounts received in connection with a sale of a Specially Serviced Mortgage Loan or REO Property in accordance with the terms of the Pooling and Servicing Agreement, (iii) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds"; clauses (i), (ii) and (iii) are collectively referred to as "Liquidation Proceeds"), or (iv) proceeds of the insurance policies (to the extent such proceeds are not to be applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and promissory note) ("Insurance Proceeds") with respect to a Mortgage Loan that represents any unpaid servicing compensation to which the Master Servicer or Special Servicer is entitled;

    (g) all amounts representing certain expenses reimbursable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or the Special Servicer or withdrawn by the Master Servicer from the Collection Account pursuant to the terms of the Pooling and Servicing Agreement;

    (h) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are distributed separately as described herein;

    (i) any interest or investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested; and

    (j) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

     The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.


     "Unscheduled Payments" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the Repurchase Price of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest, which are distributed separately.


     "Prepayment Premiums" are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.


     "Net REO Proceeds", with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.


     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.


     The "Collection Period", with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 1998, on the day after the Cut-off
Date) and ending on the Determination Date in the month in which such Distribution Date occurs.


     "Determination Date" means the 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately preceding such 11th day, commencing on September 11, 1998.


     "Default Interest" with respect to any Mortgage Loan, is interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate.



     The "Default Rate", with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.


     Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.


     "Class Interest Distribution Amount" with respect to any Distribution Date and any of the P&I Certificates and the Class A-EC and Class N-2 Certificates will equal interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class of Certificates for such Interest Accrual Period on the Certificate Balance or Notional Balance of such Class.


     The Class N-1 Certificates are principal only Certificates and have no Class Interest Distribution Amount.


     For purposes of determining any Class Interest Distribution Amount, any distributions in reduction of Certificate Balances (and any resulting reductions in Notional Balances) as a result of allocations of Realized Losses on the Distribution Date occurring in such Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above will be reduced by such Class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus (pro rata according to each Class Interest Distribution Amount determined without regard to this sentence).


     "Prepayment Interest Shortfall" with respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related borrower during the related Collection Period is the amount by which (i) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment exceeds (ii) the amount of interest received from the related borrower in respect of such Mortgage Loan during such Collection Period. Such shortfall may result because interest on a Principal Prepayment is paid by the related borrower only to the date of prepayment or because no interest is paid on a Principal Prepayment, to the extent that such Principal Prepayment is applied to reduce the principal balance of the related Mortgage Loan as of the Due Date preceding the date of prepayment. Prepayment Interest Shortfalls with respect to each Distribution Date (to the extent not offset as provided in the following two sentences) will be allocated to each Class of Certificates pro rata based on such Class's Class Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on such Distribution Date) for such Distribution Date. The amount of any Prepayment Interest Shortfall with respect to any Distribution Date will be offset by the Master Servicer first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date. If the Master Servicer and the Special Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees to which the Special Servicer would otherwise be entitled on such Distribution Date.

     "Prepayment Interest Surplus" with respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related borrower during the related Collection Period is the amount by which (i) the amount of interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds (ii) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

     The "Pass-Through Rate" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period, and is set forth under "Executive Summary" herein.


     The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the Net Mortgage Rates as of the first day of such Interest Accrual Period. The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     "Class Interest Shortfall" means on any Distribution Date for any Class of Certificates, the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

     The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum (without duplication) of:

    (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due (regardless of whether received) on the Mortgage Loans during the related Collection Period;

    (ii) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due (regardless of whether received) during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment;

    (iii) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty as described herein under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" or purchased from the Trust Fund as described herein under "Description of the Certificates--Early Termination";

    (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

       (v) the principal component of all Balloon Payments received during the related Collection Period;

       (vi) all other Principal Prepayments received in the related Collection Period; and

    (vii) all other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

     The "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment and (ii) any REO Mortgage Loan, which will be equal to the Monthly Payment that would have been due on the Mortgage Loan in accordance with the terms of the related Mortgage Loan if: (a) the originally scheduled maturity date or extended maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, and (c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on the same amortization schedule.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

    (i) concurrently, (a) from Available Funds for Loan Group 1, to the Class A-1A Certificates and Class A-1B Certificates, pro rata in accordance with the Class Interest Distribution Amount of each, up to an amount equal to the Class Interest Distribution Amount of each such Class for such Distribution Date plus, for each such Class, an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid, (b) from Available Funds for Loan Group 2, to the Class A-2MF Certificates, up to an amount equal to the Class Interest Distribution Amount for such Class for such Distribution Date, plus an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid, and
  (c) from Available Funds for both Loan Groups, to the Class A-EC Certificates, up to an amount equal to the Class Interest Distribution Amount for such Class for such Distribution Date, plus an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid; provided that if, with respect to any Distribution Date, such Available Funds are insufficient to make any such distribution, then Available Funds for both Loan Groups will be allocated among such Classes pro rata, in proportion to their respective Class Interest Distribution Amounts without regard to Loan Groups;

    (ii) to the Class A-2MF Certificates, in reduction of the Certificate Balance thereof until the Certificate Balance thereof is reduced to zero, up to an amount equal to the A-2MF Principal Distribution Amount for such Distribution Date;

    (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, in reduction of the Certificate Balances thereof, the remaining Pooled Principal Distribution Amount for such Distribution Date first to the Class A-1A Certificates until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, second to the Class A-1B Certificates until the Certificate Balance of the Class A-1B Certificates has been reduced to zero and, thereafter, to the Class A-2MF Certificates until the Certificate Balance of the Class A-2MF Certificates has been reduced to zero;

    (iv) to the Class A-1A Certificates, Class A-1B Certificates and Class A-2MF Certificates, pro rata, based upon the unreimbursed amounts of Realized Losses, of each such Class, if any, the remaining Available Funds up to an amount equal to the aggregate of such unreimbursed Realized Losses;


    (v) to the Class B Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (vi) to the Class B Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (vii) after the Certificate Balances of the Class A-1A, Class A-1B and Class A-2MF Certificates each have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (viii) to the Class B Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (ix) to the Class C Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (x) to the Class C Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xi) after the Certificate Balance of the Class B Certificates has been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xii) to the Class C Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xiii) to the Class D Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xiv) to the Class D Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xv) after the Certificate Balance of the Class C Certificates has been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xvi) to the Class D Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xvii) to the Class E Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xviii) to the Class E Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xix) after the Certificate Balance of the Class D Certificates has been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xx) to the Class E Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xxi) to the Class F Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xxii) to the Class F Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xxiii) after the Certificate Balance of the Class E Certificates has been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xxiv) to the Class F Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xxv) to the Class G Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xxvi) to the Class G Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xxvii) after the Certificate Balance of the Class F Certificates has been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xxviii) to the Class G Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xxix) to the Class H Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xxx) to the Class H Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xxxi) after the Certificate Balance of the Class G Certificates has been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xxxii) to the Class H Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xxxiii) to the Class J Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xxxiv) to the Class J Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xxxv) after the Certificate Balance of the Class H Certificates has been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xxxvi) to the Class J Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xxxvii) to the Class K Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xxxviii) to the Class K Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xxxix) after the Certificate Balance of the Class J Certificates has been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xl) to the Class K Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xli) to the Class L Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xlii) to the Class L Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xliii) after the Certificate Balance of the Class K Certificates has been reduced to zero, to the Class L Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xliv) to the Class L Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xlv) to the Class M Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (xlvi) to the Class M Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (xlvii) after the Certificate Balance of the Class L Certificates has been reduced to zero, to the Class M Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (xlviii) to the Class M Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses;

    (xlix) to the Class N-2 Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

    (l) to the Class N-2 Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

    (li) after the Certificate Balance of the Class M Certificates has been reduced to zero, to the Class N-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

    (lii) to the Class N-1 Certificates, for the unreimbursed amounts of Realized Losses of such Class, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses; and

       (liii) any remaining funds shall be distributed to the Residual Certificates.

     All references to pro rata in the preceding clauses shall mean pro rata based on the amount distributable pursuant to such clause.

     Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the most subordinate Class then outstanding.

     Distributions of Principal After Senior Principal Distribution Cross-Over Date. Notwithstanding anything to the contrary herein or in the Pooling and Servicing Agreement, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1A, Class A-1B and Class A-2MF Certificates will be paid to holders of such Classes of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

     The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the aggregate Certificate Balance of the Class A-1A, Class A-1B and Class A-2MF Certificates outstanding immediately prior thereto exceeds the sum of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest to be made on the Senior Certificates on such Distribution Date has been made.

     Prepayment Premiums. All of the Mortgage Loans, representing 100% of the Initial Pool Balance, generally provide that a prepayment be accompanied by the payment of either a Prepayment Premium or Yield Maintenance Charge for all or a portion of the period during which such prepayments are permitted.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Collection Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular
Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N-1 Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during such Collection Period. In the event that Unscheduled Principal Payments from Mortgage Loans in Loan Group 1 are distributed to holders of the Class A-2MF Certificates, the related prepayment premium otherwise allocable to holders of the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, or Class N-1 Certificates, if any, shall be allocated in proportion to the unscheduled principal payments distributed to the holders of each class entitled to such payments. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Collection Period and remaining after such distributions will be distributed to the holders of the Class A-EC Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Collection Period will be distributed as follows by the Trustee to the holders of the Class A-2MF Certificates: An amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Collection Period. In the event that Unscheduled Principal Payments from Mortgage Loans in Loan Group 2 are distributed to holders of the Certificate Classes other than the Class A-2MF Certificates, the related prepayment premium, otherwise allocable to the holders of the Class A-2MF Certificates, if any, shall be allocated in proportion to the holders of each class entitled to such payment. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Collection Period and remaining after such distributions will be distributed to the holders of the Class A-EC Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 1 during the related Collection Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N-1 Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected on such principal prepayments during the related Collection Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class A-EC Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 2 during the related Collection Period will be distributed by the Trustee to the Class A-2MF Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayments during the related Collection Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-EC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, if a penalty is imposed on the basis of a formula that requires payment at the greater of a Yield Maintenance Charge or a minimum amount equal to a fixed percentage of the Scheduled Principal Balance of the Mortgage Loan, and the latter is the greater amount, then the penalty so collected will be allocated as described above with respect to Prepayment Premiums rather than as described above with respect to Yield Maintenance Charges. A substantial number of those Mortgage loans which have a Yield Maintenance Charge also feature a fixed Prepayment Penalty for a specified period of time. For detailed information see Annex A.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1, Class N-2 or Residual Certificates. Instead, after the Certificate Balances of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.


     Notwithstanding the foregoing, Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.


     Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on such Distribution Date to the holders of the Class of Certificates that is entitled to distributions in respect of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions in respect of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata in accordance with their respective Certificate Balances immediately prior to said Distribution Date.


     Realized Losses. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the Regular Certificates that have Certificate Balances (other than the Senior Certificates) in reverse sequential order, until the Certificate Balances thereof are reduced to zero, and then among the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro rata basis. Realized Losses allocated to the Class N-1 Certificates will reduce the Class N-2 Notional Balance, and Realized Losses allocated to the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N-1 Certificates will reduce the Class A-EC Notional Balance As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (i) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.


     Notwithstanding anything to the contrary contained herein or in the Pooling and Servicing Agreement, the aggregate amount of Available Funds distributable will be reduced by the aggregate amount of any indemnification payments made from amounts comprising assets of the Trust Fund to any person under the Pooling and Servicing Agreement. Such reduction amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Class Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class. See "Servicing of the Mortgage Loans--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the Prospectus.


     The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (i) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (ii) any payment in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal on such REO Mortgage Loan and reduced by the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

SCHEDULED FINAL DISTRIBUTION DATE

     The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:




          CLASS           SCHEDULED FINAL DISTRIBUTION DATE
------------------------ ----------------------------------
  Class A-1A ...........                September 15, 2007
  Class A-1B ...........                     July 15, 2008
  Class A-2MF ..........                     July 15, 2008
  Class A-EC ...........                     July 15, 2018
  Class B ..............                     July 15, 2008
  Class C ..............                      May 15, 2010
  Class D ..............                  January 15, 2013
  Class E ..............                  January 15, 2013
  Class F ..............                 February 15, 2013
  Class G ..............                    April 15, 2013
  Class H ..............                    April 15, 2013
  Class J ..............                      May 15, 2013
  Class K ..............                September 15, 2013
  Class L ..............                September 15, 2015
  Class M ..............                 December 15, 2017
  Class N-1 ............                     July 15, 2018
  Class N-2 ............                     July 15, 2018

     The Scheduled Final Distribution Dates set forth above (the "Scheduled Final Distribution Dates") were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

     In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no Early Termination, payment in full of ARD Loans on the related Anticipated Repayment Dates, no defaults, no condemnations, no modifications and no extensions. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other factors, and no assurance can be given as to actual payment experience.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. Each Class of Subordinate Certificates (other than the Residual Certificates) will likewise be protected by the subordination of all Classes of Certificates having lower Class designations. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest (including shortfalls in interest on prior Distribution Dates) and principal, as applicable, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class N-1 Certificates, second, to the Class M Certificates, third, to the Class L Certificates, fourth, to the Class K Certificates, fifth, to the Class J Certificates, sixth, to the Class H Certificates, seventh, to the Class G Certificates, eighth, to the Class F Certificates, ninth, to the Class E Certificates, tenth, to the Class D Certificates, eleventh to the Class C Certificates, twelfth, to the Class B Certificates and, finally, to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata, in each case in reduction of the Certificate Balance of such Class until the Certificate Balance thereof is reduced to zero. No other form of credit enhancement will be provided for the benefit of the holders of the Offered Certificates.


ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest or Prepayment Premiums. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in respect of principal have reduced the Certificate Balances of the Regular Certificates to zero.

     A holder of a greater than 50% Percentage Interest of the Class R-I Certificates may, under certain circumstances, purchase the remaining assets of the Trust Fund, thereby effecting the termination of the Trust REMICs. See "--Early Termination" herein.


EARLY TERMINATION

     The holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates, and, if such holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any Advances previously made on account of interest); and (D) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses; or (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rate, plus disposition expenses. See "--Additional Rights of the Residual Certificates" above.

     Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," the holders of 100% of the Class N-1 Certificates will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.


DELIVERY, FORM AND DENOMINATION

     Book-Entry Certificates. No Person acquiring a Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D or Class E Certificate (each such Certificate, a "Book-Entry Certificate") will be entitled to receive a physical certificate representing such Certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $50,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess thereof, except one certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

     No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates.

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

     To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

     Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

     Physical Certificates. The Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1, Class N-2, Class R-I and Class R-II Certificates will be issued in fully registered certificated form only. The Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates will be issued in denominations of $50,000 initial Certificate Balance or Notional Balance, as applicable, and integral multiples of $1.00 in excess thereof, except one Certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance. The Residual Certificates will be issued in definitive, physical, registered form in Percentage Interests of 25% and integral multiples of a 5% Percentage Interest in excess thereof.

     Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i)(A) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D or Class E Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.


REGISTRATION AND TRANSFER

     Subject to the restrictions on transfer and exchange set forth in the Pooling and Servicing Agreement, the holder of any Definitive Certificate may transfer or exchange the same in whole or part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Definitive Certificate at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent, together with an executed instrument of assignment and transfer in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such corporate trust office or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Certificate or Definitive Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Balance, as applicable, and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate will not be valid unless made at the corporate trust office of the Certificate Registrar or at the office of a transfer agent by the registered holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Definitive Certificate during the period of 15 days preceding any Distribution Date.

     No fee or service charge will be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to herein; provided, however, that in connection with the transfer of Private Certificates to certain institutional accredited investors, the Certificate Registrar will be entitled to be reimbursed by the transferor for any costs incurred in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

     For a discussion of certain transfer restrictions, see "ERISA Considerations" herein.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Regular Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things, (i) the rate and timing of principal payments (including voluntary prepayments, involuntary prepayments resulting from defaults and liquidations or other dispositions of the Mortgage Loans and Mortgaged Properties or the application of insurance or condemnation proceeds and/or the purchase of the Mortgage Loans as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Early Termination") and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs, (ii) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs and
(iii) with respect to the Class A-EC, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time. Disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates. Such disproportionate principal payments will also affect the Pass-Through Rates of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and therefore the yield on each such Class.

     Rate and Timing of Principal Payments. The yield to holders of the Regular Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. The yield to maturity of the Class A-2MF Certificates will be highly sensitive to the A-2MF Principal Distribution Amount, which is comprised of Unscheduled Payments of principal of and the principal portion of Balloon Payments due at maturity of the Mortgage Loans in Loan Group 2. As described herein, the Pooled Principal Distribution Amount (other than the A-2MF Principal Distribution Amount) for each Distribution Date generally will be distributable in its entirety in respect of the Class A-1A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety to each remaining Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans in either Loan Group or both Loan Groups, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, or the Anticipated Repayment Date in the case of the ARD Loans, and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including, for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, Casualties or Condemnations affecting the Mortgaged Properties or purchases of Mortgage Loans out of the Trust Fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Early Termination" or purchases of ARD Loans by Class N-1 Certificateholders described herein). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans will result in distributions on the Regular Certificates (other than the Class N-2 Certificates, and in the case of the Class A-EC Certificates, only insofar as associated Yield Maintenance Charges and other Prepayment Premiums are paid) of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans.

     Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Regular Certificates while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the Prospectus.

     It is possible that a Mortgage Loan that is the subject of an Appraisal Reduction will generate collections at the same rate it had prior to any Appraisal Reduction Event. Under such circumstances, the more senior outstanding Classes of

Certificates will receive collections in respect of interest or principal at an increased rate, because the amount of Available Funds will include the principal portion of any Appraisal Reduction Amount actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reduction Amounts allocated to an outstanding Class at the related Pass-Through Rate (the sum of any such amounts, the "Appraisal Reduction Excess Collections"). There can be no assurance that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, that the related borrower will thereafter make payments at any particular rate or that Realized Losses will be reimbursed to any Class.

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

     The rate of prepayment on the Mortgage Pool is also likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of either (i) converting to another fixed rate loan with a lower interest rate and thereby "locking in" such rate or (ii) taking advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "Risk Factors--Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

     In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Also, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," the holders of 100% of the Class N-1 Certificates will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

     If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses may be higher than those originally anticipated by investors.

     Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment, default or principal payment on the Mortgage Loans.

     The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, especially the Class N-1 Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Regular Certificate purchased at a premium (or the Class A-EC and Class N-2 Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance of any Regular Certificate purchased at a discount or premium (or, in the case of the Class A-EC and Class N-2 Certificates, applied in reduction of the related Notional Balance), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors most of which are not in the control of the Depositor, Transferor, related Mortgage Loan Seller, Master Servicer, Special Servicer or Trustee (or any affiliate of any of them), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Prepayment and Yield Considerations" herein.


     The amounts payable with respect to the Class N-1 Certificates derive only from principal payments on the Mortgage Loans. As a result, the yield on the Class N-1 Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Mortgage Loans.

     Balloon Payments/ARD Loan Payments. Most of the Mortgage Loans are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid, and a significant number are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors, many of which are beyond the control of such borrowers. Such factors include the level of interest rates and general economic conditions at the time of sale or refinancing and changes in federal, state or local laws, including tax laws, environmental laws and safety standards. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Other Information" herein for additional information regarding maturity dates of the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne: first, by the holders of the Class N-1 Certificates, to the extent of amounts otherwise distributable thereto; second, by the holders of the Class M Certificates, to the extent of amounts otherwise distributable thereto; third, by the holders of the Class L Certificates, to the extent of amounts otherwise distributable thereto; fourth, by the holders of the Class K Certificates, to the extent of amounts otherwise distributable thereto; fifth, by the holders of the Class J Certificates, to the extent of amounts otherwise distributable thereto; sixth, by the holders of the Class H Certificates, to the extent of amounts otherwise distributable thereto; seventh, by the holders of the Class G Certificates to the extent of amounts otherwise distributable thereto; eighth, by the holders of the Class F Certificates, to the extent of amounts otherwise distributable thereto; ninth, by the holders of the Class E Certificates, to the extent of amounts otherwise distributable thereto; tenth, by the holders of the Class D Certificates to the extent of amounts otherwise distributable thereto; eleventh, by the holders of the Class C Certificates, to the extent of amounts otherwise distributable thereto; twelfth, by the holders of the Class B Certificates, to the extent of amounts otherwise distributable thereto; and, last, by the holders of the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro-rata basis. The amount of any such shortfall generally will be distributable to holders of such Class on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Realized Losses on the Mortgage Loans will be allocated to the Regular Certificates that have Certificate Balances (other than the Senior Certificates) in reverse sequential order, until the Certificate Balances thereof are reduced to zero, and then among the Class A-1A, Class A-1B and Class A-2MF Certificates on a pro rata basis. Realized Losses allocated to the Class N-1 Certificates will reduce the Class N-2 Notional Balance, and Realized Losses allocated to the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N-1 Certificates will reduce the Class A-EC Notional Balance. As a result, losses on the Mortgage Loans could result in a significant loss, or in some cases a complete loss, of an investor's investment in any Class of the Certificates. Consequently prospective investors should perform their own analysis of the expected timing and severity of Realized Losses prior to investing in any Subordinate Certificate. Even if losses on the Mortgage Loans are not borne by an investor in any Class, such losses may affect the weighted average life and yield to maturity of such investor's Certificates.

     Pass-Through Rate. The Pass-Through Rates on the Class A-EC, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates are related to the Weighted Average Net Mortgage Rate.

     The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Certificates (other than the Class A-1A, Class A-1B, Class A-2MF and Class N-2 Certificates) will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

     Since the Pass-Through Rates for the Certificates (other than the Class A-1A, Class A-1B, Class A-2MF and Class N-1 Certificates) are related to the Weighted Average Net Mortgage Rate, a decrease in the Net Mortgage Rate for any Mortgage Loan as a result of a modification will result in the Certificates accruing interest at a rate higher than the Net Mortgage Rate for the Mortgage Pool and there will not be sufficient cash flow to make all interest payments due on each of such Classes. Any such interest shortfall would affect such Certificates in reverse sequential order commencing with the Class N-2 Certificates. See "Description of the Certificates--Distributions" and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).


WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date such determination is made (for the purposes used herein, the Closing Date) to the date of distribution to the investor of each dollar distributed in reduction of principal balance or notional balance of such security. The weighted average life of the Regular Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0%" assumes that, with the exception of Loan #63 and Loan #167, which are assumed to prepay at the expiration of their respective lockout periods, none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "10%" and "15%" assume that, with the exception of Loan #63 and Loan #167, which are assumed to prepay at the expiration of their respective lockout periods, no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, or during such Mortgage Loan's Defeasance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that: (i) as of the date of issuance of the Regular Certificates, the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments in the amounts set forth in Annex A hereto, commencing on the first day of the month immediately following the month in which such issuance occurs (including, with respect to each Balloon Loan, the final principal payment on the maturity date set forth in Annex A); (ii) neither the Depositor, the Transferor nor the related Mortgage Loan Seller will repurchase any Mortgage Loan and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-I Certificates will exercise its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund; (iii) there are no delinquencies or Realized Losses on the Mortgage Loans; (iv) no Prepayment Premiums are paid with respect to any Mortgage Loan; (v) there are no Appraisal Reduction Amounts with respect to the Mortgage Loans; (vi) payments on the Certificates will be made on the 15th day of each month, commencing on September 15, 1998 (notwithstanding that any such day is not a Business Day or is fewer than four Business Days after the related Determination Date); (vii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund other than Servicing Fees; (viii) the Regular Certificates will be purchased on the Closing Date; (ix) no defaults occur with respect to any of the Mortgage Loans; (x) all of the Mortgage Loans accrue interest based upon a 360 day year composed of twelve 30 day months; (xi) all Mortgage Loans have a maturity date on the first day of a month; and (xii) each Anticipated Repayment Loan is paid in full on its Anticipated Repayment Date.


     The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the Classes of Regular Certificates.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Regular Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each such Class of Regular Certificates that would be outstanding after each of the Distribution Dates shown based on different prepayment speed assumptions. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such mortgage loans. The weighted average life of each Class is determined by
(i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                          CLASS A-1A
                                                      PREPAYMENT SPEED(1)
                                   ---------------------------------------------------------
DISTRIBUTION DATE                    0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
---------------------------------- --------- --------- --------- --------- -------- --------
Initial Balance ..................     100       100       100       100      100      100
August 15, 1999 ..................      94        94        94        94       94       94
August 15, 2000 ..................      88        88        88        88       88       87
August 15, 2001 ..................      81        81        81        81       80       80
August 15, 2002 ..................      73        73        73        73       72       72
August 15, 2003 ..................      57        57        56        56       56       55
August 15, 2004 ..................      48        48        47        47       46       45
August 15, 2005 ..................      32        31        31        30       29       29
August 15, 2006 ..................      22        20        19        18       17       15
August 15, 2007 ..................       2         0         0         0        0        0
August 15, 2008 ..................       0         0         0         0        0        0
August 15, 2009 ..................       0         0         0         0        0        0
August 15, 2010 ..................       0         0         0         0        0        0
August 15, 2011 ..................       0         0         0         0        0        0
August 15, 2012 ..................       0         0         0         0        0        0
August 15, 2013 ..................       0         0         0         0        0        0
August 15, 2014 ..................       0         0         0         0        0        0
August 15, 2015 ..................       0         0         0         0        0        0
August 15, 2016 ..................       0         0         0         0        0        0
August 15, 2017 ..................       0         0         0         0        0        0
August 15, 2018 ..................       0         0         0         0        0        0
August 15, 2019 ..................       0         0         0         0        0        0
August 15, 2020 ..................       0         0         0         0        0        0
August 15, 2021 ..................       0         0         0         0        0        0
August 15, 2022 ..................       0         0         0         0        0        0
August 15, 2023 ..................       0         0         0         0        0        0
August 15, 2024 ..................       0         0         0         0        0        0
August 15, 2025 ..................       0         0         0         0        0        0
August 15, 2026 ..................       0         0         0         0        0        0
August 15, 2027 ..................       0         0         0         0        0        0
August 15, 2028 ..................       0         0         0         0        0        0
August 15, 2029 ..................       0         0         0         0        0        0
Weighted Average Life(2) .........    5.50      5.44      5.40      5.37     5.33     5.26



                                                           CLASS A-1B
                                                      PREPAYMENT SPEED(1)
                                   ----------------------------------------------------------
DISTRIBUTION DATE                    0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
---------------------------------- --------- --------- --------- --------- -------- ---------
Initial Balance ..................     100       100       100       100      100       100
August 15, 1999 ..................     100       100       100       100      100       100
August 15, 2000 ..................     100       100       100       100      100       100
August 15, 2001 ..................     100       100       100       100      100       100
August 15, 2002 ..................     100       100       100       100      100       100
August 15, 2003 ..................     100       100       100       100      100       100
August 15, 2004 ..................     100       100       100       100      100       100
August 15, 2005 ..................     100       100       100       100      100       100
August 15, 2006 ..................     100       100       100       100      100       100
August 15, 2007 ..................     100        99        98        96       94        90
August 15, 2008 ..................       0         0         0         0        0         0
August 15, 2009 ..................       0         0         0         0        0         0
August 15, 2010 ..................       0         0         0         0        0         0
August 15, 2011 ..................       0         0         0         0        0         0
August 15, 2012 ..................       0         0         0         0        0         0
August 15, 2013 ..................       0         0         0         0        0         0
August 15, 2014 ..................       0         0         0         0        0         0
August 15, 2015 ..................       0         0         0         0        0         0
August 15, 2016 ..................       0         0         0         0        0         0
August 15, 2017 ..................       0         0         0         0        0         0
August 15, 2018 ..................       0         0         0         0        0         0
August 15, 2019 ..................       0         0         0         0        0         0
August 15, 2020 ..................       0         0         0         0        0         0
August 15, 2021 ..................       0         0         0         0        0         0
August 15, 2022 ..................       0         0         0         0        0         0
August 15, 2023 ..................       0         0         0         0        0         0
August 15, 2024 ..................       0         0         0         0        0         0
August 15, 2025 ..................       0         0         0         0        0         0
August 15, 2026 ..................       0         0         0         0        0         0
August 15, 2027 ..................       0         0         0         0        0         0
August 15, 2028 ..................       0         0         0         0        0         0
August 15, 2029 ..................       0         0         0         0        0         0
Weighted Average Life(2) .........    9.50      9.49      9.48      9.47     9.45      9.42

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                          CLASS A-2MF
                                                      PREPAYMENT SPEED(1)
                                   ---------------------------------------------------------
DISTRIBUTION DATE                    0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
---------------------------------- --------- --------- --------- --------- -------- --------
Initial Balance ..................     100       100       100       100      100      100
August 15, 1999 ..................     100       100       100       100      100      100
August 15, 2000 ..................     100       100       100       100      100      100
August 15, 2001 ..................     100       100       100       100      100      100
August 15, 2002 ..................     100       100       100       100      100      100
August 15, 2003 ..................     100       100       100       100      100      100
August 15, 2004 ..................     100       100       100       100      100      100
August 15, 2005 ..................      96        96        96        96       96       96
August 15, 2006 ..................      96        96        95        95       95       94
August 15, 2007 ..................      96        95        94        93       92       90
August 15, 2008 ..................       0         0         0         0        0        0
August 15, 2009 ..................       0         0         0         0        0        0
August 15, 2010 ..................       0         0         0         0        0        0
August 15, 2011 ..................       0         0         0         0        0        0
August 15, 2012 ..................       0         0         0         0        0        0
August 15, 2013 ..................       0         0         0         0        0        0
August 15, 2014 ..................       0         0         0         0        0        0
August 15, 2015 ..................       0         0         0         0        0        0
August 15, 2016 ..................       0         0         0         0        0        0
August 15, 2017 ..................       0         0         0         0        0        0
August 15, 2018 ..................       0         0         0         0        0        0
August 15, 2019 ..................       0         0         0         0        0        0
August 15, 2020 ..................       0         0         0         0        0        0
August 15, 2021 ..................       0         0         0         0        0        0
August 15, 2022 ..................       0         0         0         0        0        0
August 15, 2023 ..................       0         0         0         0        0        0
August 15, 2024 ..................       0         0         0         0        0        0
August 15, 2025 ..................       0         0         0         0        0        0
August 15, 2026 ..................       0         0         0         0        0        0
August 15, 2027 ..................       0         0         0         0        0        0
August 15, 2028 ..................       0         0         0         0        0        0
August 15, 2029 ..................       0         0         0         0        0        0
Weighted Average Life(2) .........    9.56      9.54      9.53      9.52     9.50     9.46



                                                            CLASS B
                                                      PREPAYMENT SPEED(1)
                                   ----------------------------------------------------------
DISTRIBUTION DATE                    0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
---------------------------------- --------- --------- --------- --------- -------- ---------
Initial Balance ..................     100       100       100       100      100       100
August 15, 1999 ..................     100       100       100       100      100       100
August 15, 2000 ..................     100       100       100       100      100       100
August 15, 2001 ..................     100       100       100       100      100       100
August 15, 2002 ..................     100       100       100       100      100       100
August 15, 2003 ..................     100       100       100       100      100       100
August 15, 2004 ..................     100       100       100       100      100       100
August 15, 2005 ..................     100       100       100       100      100       100
August 15, 2006 ..................     100       100       100       100      100       100
August 15, 2007 ..................     100       100       100       100      100       100
August 15, 2008 ..................       0         0         0         0        0         0
August 15, 2009 ..................       0         0         0         0        0         0
August 15, 2010 ..................       0         0         0         0        0         0
August 15, 2011 ..................       0         0         0         0        0         0
August 15, 2012 ..................       0         0         0         0        0         0
August 15, 2013 ..................       0         0         0         0        0         0
August 15, 2014 ..................       0         0         0         0        0         0
August 15, 2015 ..................       0         0         0         0        0         0
August 15, 2016 ..................       0         0         0         0        0         0
August 15, 2017 ..................       0         0         0         0        0         0
August 15, 2018 ..................       0         0         0         0        0         0
August 15, 2019 ..................       0         0         0         0        0         0
August 15, 2020 ..................       0         0         0         0        0         0
August 15, 2021 ..................       0         0         0         0        0         0
August 15, 2022 ..................       0         0         0         0        0         0
August 15, 2023 ..................       0         0         0         0        0         0
August 15, 2024 ..................       0         0         0         0        0         0
August 15, 2025 ..................       0         0         0         0        0         0
August 15, 2026 ..................       0         0         0         0        0         0
August 15, 2027 ..................       0         0         0         0        0         0
August 15, 2028 ..................       0         0         0         0        0         0
August 15, 2029 ..................       0         0         0         0        0         0
Weighted Average Life(2) .........    9.90      9.90      9.90      9.90     9.90      9.90

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                                CLASS C
                                                          PREPAYMENT SPEED(1)
                                   -----------------------------------------------------------------
PAYMENT DATE                          0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
---------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..................      100        100        100        100        100        100
August 15, 1999 ..................      100        100        100        100        100        100
August 15, 2000 ..................      100        100        100        100        100        100
August 15, 2001 ..................      100        100        100        100        100        100
August 15, 2002 ..................      100        100        100        100        100        100
August 15, 2003 ..................      100        100        100        100        100        100
August 15, 2004 ..................      100        100        100        100        100        100
August 15, 2005 ..................      100        100        100        100        100        100
August 15, 2006 ..................      100        100        100        100        100        100
August 15, 2007 ..................      100        100        100        100        100        100
August 15, 2008 ..................       91         89         88         87         84         81
August 15, 2009 ..................       56         52         49         46         42         36
August 15, 2010 ..................        0          0          0          0          0          0
August 15, 2011 ..................        0          0          0          0          0          0
August 15, 2012 ..................        0          0          0          0          0          0
August 15, 2013 ..................        0          0          0          0          0          0
August 15, 2014 ..................        0          0          0          0          0          0
August 15, 2015 ..................        0          0          0          0          0          0
August 15, 2016 ..................        0          0          0          0          0          0
August 15, 2017 ..................        0          0          0          0          0          0
August 15, 2018 ..................        0          0          0          0          0          0
August 15, 2019 ..................        0          0          0          0          0          0
August 15, 2020 ..................        0          0          0          0          0          0
August 15, 2021 ..................        0          0          0          0          0          0
August 15, 2022 ..................        0          0          0          0          0          0
August 15, 2023 ..................        0          0          0          0          0          0
August 15, 2024 ..................        0          0          0          0          0          0
August 15, 2025 ..................        0          0          0          0          0          0
August 15, 2026 ..................        0          0          0          0          0          0
August 15, 2027 ..................        0          0          0          0          0          0
August 15, 2028 ..................        0          0          0          0          0          0
August 15, 2029 ..................        0          0          0          0          0          0
Weighted Average Life(2) .........    11.07      11.00      10.95      10.91      10.84      10.74



                                                                CLASS D
                                                          PREPAYMENT SPEED(1)
                                   -----------------------------------------------------------------
PAYMENT DATE                          0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
---------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..................      100        100        100        100        100        100
August 15, 1999 ..................      100        100        100        100        100        100
August 15, 2000 ..................      100        100        100        100        100        100
August 15, 2001 ..................      100        100        100        100        100        100
August 15, 2002 ..................      100        100        100        100        100        100
August 15, 2003 ..................      100        100        100        100        100        100
August 15, 2004 ..................      100        100        100        100        100        100
August 15, 2005 ..................      100        100        100        100        100        100
August 15, 2006 ..................      100        100        100        100        100        100
August 15, 2007 ..................      100        100        100        100        100        100
August 15, 2008 ..................      100        100        100        100        100        100
August 15, 2009 ..................      100        100        100        100        100        100
August 15, 2010 ..................       77         72         70         67         63         56
August 15, 2011 ..................       53         44         39         33         25         12
August 15, 2012 ..................       29         16          8          0          0          0
August 15, 2013 ..................        0          0          0          0          0          0
August 15, 2014 ..................        0          0          0          0          0          0
August 15, 2015 ..................        0          0          0          0          0          0
August 15, 2016 ..................        0          0          0          0          0          0
August 15, 2017 ..................        0          0          0          0          0          0
August 15, 2018 ..................        0          0          0          0          0          0
August 15, 2019 ..................        0          0          0          0          0          0
August 15, 2020 ..................        0          0          0          0          0          0
August 15, 2021 ..................        0          0          0          0          0          0
August 15, 2022 ..................        0          0          0          0          0          0
August 15, 2023 ..................        0          0          0          0          0          0
August 15, 2024 ..................        0          0          0          0          0          0
August 15, 2025 ..................        0          0          0          0          0          0
August 15, 2026 ..................        0          0          0          0          0          0
August 15, 2027 ..................        0          0          0          0          0          0
August 15, 2028 ..................        0          0          0          0          0          0
August 15, 2029 ..................        0          0          0          0          0          0
Weighted Average Life(2) .........     13.15      12.92      12.77      12.64      12.48      12.29

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                                CLASS E
                                                          PREPAYMENT SPEED(1)
                                   -----------------------------------------------------------------
PAYMENT DATE                          0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
---------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..................      100        100        100        100        100        100
August 15, 1999 ..................      100        100        100        100        100        100
August 15, 2000 ..................      100        100        100        100        100        100
August 15, 2001 ..................      100        100        100        100        100        100
August 15, 2002 ..................      100        100        100        100        100        100
August 15, 2003 ..................      100        100        100        100        100        100
August 15, 2004 ..................      100        100        100        100        100        100
August 15, 2005 ..................      100        100        100        100        100        100
August 15, 2006 ..................      100        100        100        100        100        100
August 15, 2007 ..................      100        100        100        100        100        100
August 15, 2008 ..................      100        100        100        100        100        100
August 15, 2009 ..................      100        100        100        100        100        100
August 15, 2010 ..................      100        100        100        100        100        100
August 15, 2011 ..................      100        100        100        100        100        100
August 15, 2012 ..................      100        100        100        100         59          0
August 15, 2013 ..................        0          0          0          0          0          0
August 15, 2014 ..................        0          0          0          0          0          0
August 15, 2015 ..................        0          0          0          0          0          0
August 15, 2016 ..................        0          0          0          0          0          0
August 15, 2017 ..................        0          0          0          0          0          0
August 15, 2018 ..................        0          0          0          0          0          0
August 15, 2019 ..................        0          0          0          0          0          0
August 15, 2020 ..................        0          0          0          0          0          0
August 15, 2021 ..................        0          0          0          0          0          0
August 15, 2022 ..................        0          0          0          0          0          0
August 15, 2023 ..................        0          0          0          0          0          0
August 15, 2024 ..................        0          0          0          0          0          0
August 15, 2025 ..................        0          0          0          0          0          0
August 15, 2026 ..................        0          0          0          0          0          0
August 15, 2027 ..................        0          0          0          0          0          0
August 15, 2028 ..................        0          0          0          0          0          0
August 15, 2029 ..................        0          0          0          0          0          0
Weighted Average Life(2) .........     14.40      14.40      14.38      14.31      14.08      13.67

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                     MASTER SERVICER AND SPECIAL SERVICER

     NRF is the Master Servicer and Special Servicer. Certain information regarding NRF is set forth herein under "Mortgage Loan Sellers."

     As of June 30, 1998, NRF was responsible for the servicing of approximately 271 commercial and multi-family loans with an aggregate principal balance of approximately $1.054 billion, the collateral for which is located throughout the United States.


                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     The Depositor will provide to a prospective or actual holder of a Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 18th Floor, New York, New York 10292, attention David M. Rodgers, at telephone number (212) 778-3225.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with a copy to the Master Servicer, with respect to each Mortgage Loan, the following set of documents (the "Trustee Mortgage File"):

    (i) the original of the related promissory note, endorsed by the applicable Mortgage Loan Seller in blank in the following form: "Pay to the
  order of     , without recourse," which the Trustee or its designee is
  authorized to complete and which promissory note and all endorsements thereof shall show a complete chain of endorsement from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, then to the Transferor and then to the Depositor;

    (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, the related original recorded Assignment of Mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

    (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable Mortgage Loan Seller or a counterpart thereof and the related original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

    (iv) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

       (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

    (vi) the related original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

    (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office, or closing agent to be in the form in which executed or submitted for recording, the related original recorded reassignment of such instrument, if any, to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

    (viii) copies of the ESAs, or similar studies or reports with respect to the Mortgaged Property made in connection with the origination of such Mortgage Loan;

    (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

    (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related borrower and the Mortgage Loan Seller;

    (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guarantees with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

    (xii) with respect to the related Reserve Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the applicable Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed); and

    (xiii) copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

     If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

     The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer

Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. In furtherance of and to the extent consistent with the foregoing, except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer are required to service and administer the Mortgage Loans (x) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to: (i) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, the Depositor or the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of such borrowers;
(ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either; (iii) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) the ownership, servicing or management for others, by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property; or (vi) any obligation of the Servicer to pay any indemnity with respect to any repurchase obligation. Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or such person for the breach of any of the Master Servicer's or Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement, any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow collection procedures as are consistent with the servicing standard under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, prior to the final maturity date.


ADVANCES

     Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the Business Day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on a Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed

Scheduled Payment with respect to the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability as required by the Pooling and Servicing Agreement.

     With respect to any Distribution Date, the amount required to be advanced in respect of a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date.


     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay (i) certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, (ii) delinquent real estate taxes, assessments and hazard insurance premiums and (iii) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. The Master Servicer will not, however, be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property.

     If the Master Servicer fails to fulfill its obligation to make any required Advance, the Trustee, acting in accordance with the servicing standard, will be required to make the Advance subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (based on, among other things, an updated Appraisal) in its good faith business judgment will not be recoverable by the Master Servicer or the Trustee, as applicable, out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. To the extent that any borrower is not obligated under its Mortgage Loan documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable; provided, however, in connection with the foregoing, the Master Servicer or the Trustee will provide an officer's certificate as described below. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account prior to distributions on the Certificates. Any such judgment or determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the Master Servicer or the Trustee, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support such determinations.

     The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance equal to the amount of such Advance from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such Advance was made or (ii) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

     Except as set forth above with respect to Advances made during payment grace periods, the Master Servicer or the Trustee, as applicable, will be entitled to receive interest at a rate equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times, from time to time (the "Advance Rate") on its outstanding Advances and will be authorized to pay itself such interest from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not offset by Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of: (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy or is the subject of an involuntary bankruptcy proceeding, and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Scheduled Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more appraisals with respect to any Mortgage Loan with an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000 conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which shall be paid by the Master Servicer as a Property Advance) or (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding Scheduled Principal Balance less than $2,000,000 over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (and not more than 120 days thereafter, including within such 120-day period the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received by such date or if, for any Mortgage Loan with an outstanding Scheduled Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding Scheduled Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

     As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificateholders. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of
(i) the Reduction Rate for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Realization Upon Mortgage Loans" and "--Voting Rights" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Master Servicer as a Property Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.


ACCOUNTS

     Collection Account. The Master Servicer will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within one Business Day of receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans: (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans; (ii) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums; (iii) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls; (iv) (x) all Net REO Proceeds transferred from an REO Account, (y) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to Certificateholders and
(z) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property; (v) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and
(vi) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination" herein.

     The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

     Distribution Account. The Trustee will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Funds plus (i) any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections received by the Master Servicer during the related Collection Period, (ii) Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment and (iii) Amounts payable to the Trustee as compensation, including the Trustee fee. To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "Description of the Certificates--Distributions" herein.

     The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (i) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company the short term unsecured debt obligations of which are rated "A-1+" by S&P and the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated by each of the Rating Agencies in the rating category equal to or greater than the highest then-current rating assigned to a Class of Certificates then outstanding at the time of any deposit therein, but in no event less than "A" or (ii) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each of the Rating Agencies that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in the Collection Account may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "Description of the Certificates--Accounts" in the Prospectus for a listing of Permitted Investments.

     Additionally, for substantially all ARD Loans for which a lockbox account has not already been established such loans require the related mortgagee to establish a lockbox account prior to its Anticipated Repayment Date. The lockbox accounts will not be assets of the Trust Fund.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes: (i) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums for such Distribution Date; (ii) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on Advances, the Master Servicer's right to reimburse itself for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Remittance Date to the Master Servicer and Special Servicer the fee portion of the servicing compensation in respect of the related Distribution Date to be paid, in the case of the Servicing Fees, from interest received on the related Mortgage Loan, and to pay from time to time, to the Master Servicer, any interest or investment income earned on funds deposited in the Collection Account, and pay the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period and to pay the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation; (iv) to pay on or before each Distribution Date to the Depositor, Transferor, related Mortgage Loan Seller or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts payable to it as compensation including, but not limited to the Trustee fee, and amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan documents to accelerate the maturity of the related Mortgage Loan, unless such provision is not enforceable under applicable law or such enforcement is reasonably likely to result in meritorious legal action by the related borrower or to the extent the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standard described herein, determines that such enforcement is not in the best interests of the Trust Fund; provided that the Master Servicer or the Special Servicer, as applicable, will not fail to enforce the Trustee's rights under the "due-on-sale" clause in any Mortgage Loan or group of Mortgage Loans made to a single borrower or related borrowers or that is secured by any group of cross-collateralized Mortgage Properties whose Scheduled Principal Balance equals or exceeds 5% of the Pool Balance without prior written notice to each Rating Agency and confirmation by each Rating Agency that such failure will not result in the reduction, modification or withdrawal of its then current rating of any Class of Certificates.

     If applicable law prohibits the enforcement of a "due-on-sale" clause or the Master Servicer or Special Servicer is (i) otherwise prohibited from taking such action as described in the preceding paragraph or (ii) determines that such enforcement is not in the best interests of the Trust Fund (provided that the Master Servicer or the Special Servicer, as applicable, will not fail to enforce the Trustee's rights under the "due-on-sale" clause in any Mortgage Loan or group of

Mortgage Loans made to a single borrower or related borrowers or that is secured by any group of cross-collateralized Mortgage Properties whose Scheduled Principal Balance equals or exceeds 5% of the Pool Balance without prior written notice to each Rating Agency and confirmation by each Rating Agency that such failure will not result in the reduction, modification or withdrawal of its then current rating of any Class of Certificates) and, as a consequence, a Mortgage Loan is assumed, (x) the original borrower may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (y) the Master Servicer may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property and (z) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the borrower and the original borrower released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentences, the Trustee, the Master Servicer and the Special Servicer, will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the Mortgaged Property may be substituted or a junior or senior lien allowed on the Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.


     If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (i) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision and in connection therewith will (x) accelerate the payments due on such Mortgage Loan or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Master Servicer or the Special Servicer, as applicable, acting in accordance with the applicable servicing standard, determines that such enforcement would not be in the best interests of the Trust Fund and in each case only upon confirmation of each Rating Agency that it will not reduce, withdraw or modify its then current rating of any Class of Certificates in connection therewith.


     A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.


INSPECTIONS; APPRAISALS


     The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Property) is required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event
(i) inspect each Mortgaged Property at least once every 12 months (or 24 months, in the case of Mortgage Loans having principal balances less then $1,000,000) with the first such inspection being completed on or prior to September 31, 1999 unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates, (ii) if the Master Servicer or the Special Servicer, as applicable, retains any Financial and Lease Reporting Fees pursuant to the related Mortgage Loan, inspect the related Mortgaged Property as soon as practicable thereafter (except to the extent such property has been inspected by the Master Servicer or the Special Servicer within the preceding 120 days) and (iii) if any Monthly Payment becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage) each related Mortgaged Property shall be inspected by the Special Servicer (at its own expense) as soon as practicable thereafter.

REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, any costs and expenses incurred in any such proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a Nonrecoverable Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state in which the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

     Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated ESA prepared within the past twelve months by an person independent of the Special Servicer who regularly conducts environmental assessments, that: (A) such Mortgaged Property is in compliance in all material respects with applicable environmental laws or, if not after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. In the event that the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance in all material respects with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special Servicer who regularly conducts such tests. Any such tests shall be deemed part of the ESA obtained by the Special Servicer for these purposes.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as the beneficial owner of the uncertificated regular interest in the REMIC I Certificates and the holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund and will be reduced by Net REO Proceeds allocated to principal.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property" (which opinion will be an expense of the Trust Fund). Generally, REMIC I will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. NO DETERMINATION HAS BEEN MADE WHETHER RENT ON ANY OF THE MORTGAGED PROPERTIES MEETS THIS REQUIREMENT. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. NO DETERMINATION HAS BEEN MADE WHETHER THE SERVICES FURNISHED TO THE TENANTS OF THE MORTGAGED PROPERTIES ARE "CUSTOMARY" WITHIN THE MEANING OF APPLICABLE REGULATIONS. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC-I, including but not limited to a skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC-I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Material Federal Income Tax Consequences" herein.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but will, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer will give the Trustee not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer will accept any offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer for or purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standard stated in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer and the Rating Agencies. The Special Servicer shall implement the courses of action detailed therein in a commercially reasonable manner. The Special Servicer will not be required to take or refrain from taking any action in connection therewith that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions.

     Following a default in the payment of a Balloon Payment, the Special Servicer may, acting in accordance with the Servicing Standard, grant any number of successive extensions of up to 12 months (or the period since the beginning of the first such extension, if shorter) with respect to the defaulted Mortgage Loan; provided that the Special Servicer may not grant any extension (i) that permits such borrower to make payments of interest only for a period, in the aggregate, of greater than 12 months or (ii) extends the maturity date of any mortgage loan beyond the Rated Final Distribution Date or 10 years prior to the expiration of any related ground lease with respect to the Mortgaged Property securing such Mortgage Loan without the written consent of each Rating Agency.

AMENDMENTS, MODIFICATIONS AND WAIVERS

     Neither the Master Servicer nor the Special Servicer may modify, amend, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of, or interest or Default Interest on, any Mortgage Loan, or any other term of a Mortgage Loan, unless (i) such modification, amendment, waiver or consent is not a "significant modification" under Section 1001 of the Code, (ii) to the extent such modification, amendment, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such Mortgage Loan is in default or a default with respect thereto is reasonably foreseeable or (iii) such modification, amendment, waiver or consent is permitted under "--Realization Upon Mortgage Loans--Appraisals for Specially Serviced Mortgage Loans" herein. Neither Master Servicer nor the Special Servicer may agree to any retroactive modification, amendment, waiver or consent.

THE TRUSTEE

     The Chase Manhattan Bank, a New York Banking Corporation with its principal offices in New York, New York, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at Structured Finance Services--CMBS 450 West 33rd Street, New York, New York 10001.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The Depositor or the Master Servicer may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are unanticipated expenses incurred by the REMIC) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified pursuant to the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates for similar losses incurred related to the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

     The Trustee, the Special Servicer and Master Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

     If no Event of Default has occurred of which the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     If the Master Servicer fails to make any required Advance, the Trustee, as acting or successor Master Servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable (any such Advance, a "Nonrecoverable Advance"). The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Collection Period equal to a per annum rate of 0.0545% and for each Mortgage Loan equal to a per annum rate (the related "Servicing Fee Rate") ranging from 0.1545% to 0.0545% (in the case of the Mortgage Loans sold to the Transferor by NRFinance and PMCF) and equal to 0.1545% (in the case of the Mortgage Loans sold to the Transferor by any other Mortgage Loan Seller or originator) on the then outstanding principal balance of such Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents), the Collection Account and the Distribution Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but not including any Prepayment Premiums or Default Interest), (iii) Financial and Lease Reporting Fees (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan) and (iv) any Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the provisions of the Pooling and Servicing Agreement). The Master Servicer will be responsible for paying to the Trustee certain out of pocket expenses incurred thereby in the performance of its duties in accordance with the Pooling and Servicing Agreement.

     The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any sub-servicers retained by it, and the various expenses of the Master Servicer specifically described herein.


SPECIAL SERVICING

     With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the Special Servicer will continue to be responsible for the operation and management thereof. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether in respect thereof P&I Advances have been reimbursed); (ii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vi) the borrower has failed to make a Balloon Payment (except in the case where the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); (vii) the Master Servicer proposes to commence foreclosure or other workout arrangements; or (viii) the Master Servicer otherwise determines there is a material risk of default by the related borrower, provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (vi) above, when the borrower thereunder has brought the Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout recommended by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments, (b) with respect to the circumstances described in clauses (ii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (iii) and (vii), when such circumstances cease to exist, (c) with respect to the circumstances described in clause (v) above, when such default is cured; or (d) with respect to the circumstances described in clause (viii) above, the Master Servicer determines that there is not a material risk of default by the related borrower, provided, in any such case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     NRF will be the initial Special Servicer. The Special Servicer may be removed without cause and a successor Special Servicer appointed (i) first, by the holders of the majority of the aggregate Voting Rights of the Class M Certificates at such time as Realized Losses allocated to the Class N-1 Certificates equal or exceed 75% of the initial Certificate Balance of such Class, but only until such time as Realized Losses allocated to the Class M Certificates equal or exceed 50% of the initial Certificate Balance of such Class; (ii) second, by the holders of the majority of the aggregate Voting Rights of the Class L Certificates, but only until such time as Realized Losses allocated to the Class L Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (iii) thereafter, by the holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until such time as Realized Losses allocated to such Class equal or exceed 50% of the initial Certificate Balance of such Class.

     Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

     Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to 1/12th of 0.35% of the outstanding Scheduled Principal Balance of such Specially Serviced Mortgage Loans on a monthly basis. The Special Servicer will also receive with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), in addition to the Special Servicing Fee, a disposition fee (the "Disposition Fee") equal to the product of (A) the excess, if any, of (x) the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property over (y) any broker's commission and related brokerage referral fees and (B) (x) 1.50%, if such sale or liquidation occurs prior to 12 months following the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (y) 1.0%, if such sale or liquidation occurs upon or after the expiration of such 12-month period. Furthermore, the Special Servicer shall be entitled to receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason it will retain the right to receive any Workout Fees payable in respect of any Mortgage Loans that become Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any Mortgage Loan cease to be payable in accordance with this paragraph. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the

Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any REO Account and (ii) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but not including any Default Interest, Yield Maintenance Charges or other Prepayment Premiums, Excess Interest or Appraisal Reduction Excess Collections), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

     "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Monthly Reports. On each Distribution Date, the Trustee will forward by mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriters, the Master Servicer and each Rating Agency, a statement as to such distribution setting forth for each class:

       (i) the Pooled Principal Distribution Amount and the amount allocable to principal, included in Available Funds;

    (ii) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

    (iii) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

    (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

       (v) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

       (vi) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

    (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and
  (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of the P&I Advances made on such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

    (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

    (ix) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

    (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

    (xi) The amount of the servicing compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to such Distribution Date;

    (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

    (xiii) The amount of any Appraisal Reduction Amounts allocated, and the amount of any Appraisal Reduction Excess Collections received, during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis; and

    (xiv) (A) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, for each Loan Group, and (B) the amount of Default Interest received during the related Collection Period.

     In the case of information furnished pursuant to subclauses (i), (ii),
(iii) and (xiv)(A) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     On each Distribution Date, the Trustee will forward to each holder of a Residual Certificate a copy of the reports forwarded to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates on such Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed with respect to such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     In addition, the Trustee will forward to each Certificateholder any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

     Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, the related Mortgage Loan Seller and the Master Servicer and Special Servicer (if affecting a Special Serviced Mortgage Loan), of (a) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines would have a material effect on such Mortgage Loan or REO Property, which notice will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will be deemed to have a material effect).

     In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Trustee or the Certificateholders pursuant to other provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrower for review by the Depositor, the Underwriters, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriters, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the Pooling and Servicing Agreement, (ii) all monthly statements to

Certificateholders delivered since the closing date, (iii) all annual statements as to compliance delivered to the Trustee and the Depositor and (iv) all annual independent accountants' reports delivered to the Trustee and the Depositor. The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. The Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information (provided that such costs and expenses arising from any such request by a Rating Agency will be paid by the Master Servicer).

     The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

     None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer and the Trustee will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission.


VOTING RIGHTS

     The "Voting Rights" assigned to each Class shall be (i) 0% in the case of the Residual Certificates, (ii) in the case of any other Class of P&I Certificates, a percentage equal to the product of (x) 96% so long as the Class A-EC Notional Balance is greater than zero and 97% thereafter and (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all such Classes of Certificates;
(iii) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter; (iv) 0.1% in the case of the Class N-l Certificates; and (v) 2.9% in the case of the Class N-2 Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests; provided, however, that any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any such person is the holder of Certificates aggregating not less than 66 2/3% of the Percentage Interest of any such Class).

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement,
(i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"), and
(ii) (a) the Class A-1A, Class A-1B, Class A-2MF, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N-1 and Class N-2 Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.


     Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The Offered Certificates are not expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other.


     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences" in the Prospectus.


     Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the Prospectus.


     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--Taxation of the REMIC" in the Prospectus.


     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS


SUMMARY

     The Subordinate Certificates may not be purchased by or transferred to (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Plans"), (B) a collective investment fund in which such Plans are invested, (C) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101), or (D) an insurance company that is using assets of any insurance company separate account or general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the Trust Fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Code or any Similar Law. Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either: (i) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (A), (B), (C) or (D) above, or (ii) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which opinion of counsel will not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

     TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (A),
(B), (C) OR (D) ABOVE.

     None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.


CERTAIN REQUIREMENTS UNDER ERISA

     General. ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (i) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The United States Department of Labor has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Moody's Investors Service, Fitch IBCA, Inc., Standard & Poor's, or Duff & Phelps;

    (4) The Trustee must not be an affiliate of any of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

In addition, the Trust must also meet the following requirements:

    (a) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

    (b) Certificates in such other investment pools must have been rated in one of the three highest rating categories of Moody's Investors Service, Fitch IBCA, Inc., Standard & Poors, or Duff & Phelps for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

    (c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates pursuant to the Exemption.

     If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

     Moreover, the Exemption provides relief from certain self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and (iv) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties (the "Restricted Group").

     THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION. THE RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment and the availability of the Exemption.

     THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above under the caption "Material Federal Income Tax Consequences" in the Prospectus includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed under the caption "Material Federal Income Tax Consequences" in the Prospectus. Accordingly, Plans may not purchase Residual Certificates.


                               LEGAL INVESTMENT

     The Offered Certificates will not be mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

     The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

     Prudential Securities Incorporated and CIBC Oppenheimer Corp. (the "Underwriters") have agreed, severally and not jointly, pursuant to an
Underwriting Agreement dated August   , 1998 (the "Underwriting Agreement") to
purchase from the Depositor the respective principal or notional balances of Certificates set forth opposite their names below.




                                                           PRINCIPAL OR NOTIONAL
                      UNDERWRITER                                 AMOUNT
-------------------------------------------------------   ----------------------
           Prudential Securities Incorporated .........         $
           CIBC Oppenheimer Corp ......................         $
                                                                ----------------
            Total .....................................         $

     The Underwriters have informed the Transferor and Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and the Underwriters will be obligated to purchase all of the Certificates if any are purchased.

     Each of the Underwriters is an affiliate of a Mortgage Loan Seller, and each is therefore receiving indirect economic benefit in connection with this offering (i.e. an interest in the profit made by such Mortgage Loan Sellers from their sales of Mortgage Loans to the Transferor). In addition, Prudential Securities Incorporated is an affiliate of the Transferor, and therefor will also receive an additional indirect economic benefit from this transaction (i.e. an interest in the profit made by the Transferor on its sale of the Mortgage Loans to the Depositor).

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make in respect thereof.

     The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Certificates, however, they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.


                                USE OF PROCEEDS

     The net proceeds from the sale of Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.


                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and for the
                                 Underwriters by O'Melveny & Myers LLP.


                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that the Class A-1A, Class A-1B and Class A-2MF Certificates each be rated "Aaa" by Moody's and "AAA" by S&P; the Class B Certificates be rated "Aa2" by Moody's and "AA" by S&P; the Class C Certificates be rated "A2" by Moody's and "A" by S&P; the Class D Certificates be rated "Baa2" by Moody's and "BBB" by S&P; and the Class E Certificates be rated "Baa3" by Moody's and "BBB-" by S&P.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the

Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

1933 Act................................................................. S-5
A-2MF Principal Distribution Amount................................ S-3, S-20
Aberfeldy Entity........................................................ S-44
ACMs.................................................................... S-29
Advance Rate............................................................ S-94
Advances................................................................ S-94
Annual Debt Service..................................................... S-48
Appraisal Reduction Excess Collections.................................. S-34
Appraised LTV........................................................... S-48
Appraised Value......................................................... S-49
ARD Loans............................................................... S-38
Asset Status Report.................................................... S-100
Assisted Living Loans................................................... S-35
Assisted Living Properties.............................................. S-35
Assumed Scheduled Payment............................................... S-21
Available Funds......................................................... S-68
Available Funds Allocation.............................................. S-71
Balloon Amount.......................................................... S-48
Balloon Balance......................................................... S-48
Balloon Loans........................................................... S-38
Balloon LTV............................................................. S-48
Balloon Payment......................................................... S-38
Base Interest Fraction.................................................. S-75
Beneficial Owners....................................................... S-78
Book-Entry Certificate.................................................. S-78
Cash Flow......................................................... S-46, S-48
Casualty................................................................ S-42
CERCLA.................................................................. S-29
Certificate Balance..................................................... S-17
Certificate Registrar................................................... S-81
Certificates....................................................... S-1, S-17
CIBC..................................................................... S-3
CIBCOPCO................................................................. S-3
Class A-EC Notional Balance............................................. S-67
Class C Strip............................................................ S-7
Class D Strip............................................................ S-7
Class E Strip............................................................ S-7
Class F Strip............................................................ S-7
Class G Strip............................................................ S-7
Class H Strip............................................................ S-7
Class Interest Distribution Amount................................ S-19, S-69
Class Interest Shortfall................................................ S-70
Class J Strip............................................................ S-7
Class K Strip............................................................ S-7
Class L Strip............................................................ S-7
Class M Strip............................................................ S-7
Closing Date............................................................ S-18
Code............................................................. S-23, S-107
Collection Account...................................................... S-96
Collection Period................................................. S-18, S-69
Commission............................................................... S-5
Condemnation............................................................ S-42

Condemnation Proceeds................................................... S-68
Cooperative Loans....................................................... S-36
Cooperative Properties.................................................. S-36
Corrected Mortgage Loan................................................ S-103
Cross-Collateralized Loans.............................................. S-32
Cut-off Date............................................................ S-18
Cut-off Date Principal Balance.......................................... S-35
Debt Service Coverage Ratio............................................. S-48
Default Interest...................................................S-41, S-69
Default Rate............................................................ S-69
Defeasance Lockout Period................................................ S-4
Definitive Certificate.................................................. S-79
Delivery Date............................................................ S-1
Depositor.......................................................... S-3, S-63
Depository.............................................................. S-19
Determination Date................................................ S-18, S-69
Disposition Fee........................................................ S-103
Distribution Account.................................................... S-96
Distribution Date.................................................. S-3, S-67
DSCR........................................................ S-11, S-48, S-65
DSCRs................................................................... S-12
DTC......................................................S-1, S-9, S-19, S-79
Due Date.......................................................... S-18, S-37
Eligible Bank........................................................... S-97
EPA..................................................................... S-29
ERISA.................................................................. S-108
ESA..................................................................... S-45
Excess Cash Flow........................................................ S-38
Excess Interest......................................................... S-38
Fee Interest............................................................ S-59
Final Recovery Determination............................................ S-76
FIRREA.................................................................. S-65
Form 8-K................................................................ S-55
Ground Lease............................................................ S-59
HD Borrower............................................................. S-44
HD USA.................................................................. S-44
Health Care Related Loans............................................... S-35
Health Care-Related Properties.......................................... S-35
Hospitality Loans....................................................... S-36
Hospitality Properties.................................................. S-36
Indirect Participants................................................... S-79
Industrial Loans........................................................ S-36
Industrial Properties................................................... S-35
Initial Pool Balance.................................................... S-35
Insurance Proceeds...................................................... S-68
Interest Accrual Period........................................... S-18, S-70
KeyBank.................................................................. S-3
Liquidation Proceeds.................................................... S-68
Loan Group......................................................... S-3, S-35
Loan Purchase Closing Date.............................................. S-36
Loan-to-Value Ratio..................................................... S-48
Lockout Period.......................................................... S-39
LTV............................................................... S-48, S-65
Major Tenant............................................................ S-32
Master Servicer.......................................................... S-5

Master Servicer Mortgage File........................................... S-92
Mini Warehouse Loans.................................................... S-36
Mini Warehouse Properties............................................... S-36
Mobile Home Park Loans.................................................. S-36
Mobile Home Park Properties............................................. S-36
Monthly Payment......................................................... S-68
Moody's................................................................. S-23
Mortgage................................................................ S-35
Mortgage File........................................................... S-93
Mortgage Loan Purchase Agreement........................................ S-36
Mortgage Loans..................................................... S-3, S-35
Mortgage Pool............................................................ S-3
Mortgage Rate..................................................... S-37, S-38
Mortgaged Property................................................. S-3, S-35
Multifamily Loans....................................................... S-36
Multifamily Properties.................................................. S-36
Net Mortgage Rate................................................. S-38, S-70
Net Operating Income.............................................. S-46, S-47
Net REO Proceeds........................................................ S-69
NOI..................................................................... S-47
Nonrecoverable Advance................................................. S-102
Notional Balances....................................................... S-68
NRF...................................................................... S-3
NRFinance................................................................ S-3
Nursing Home Loans...................................................... S-35
Nursing Home Properties................................................. S-35
Occupancy Rate.......................................................... S-48
Offered Certificates..................................................... S-1
Office Loans............................................................ S-35
Office Properties....................................................... S-35
Office/Retail Loans..................................................... S-36
Office/Retail Properties................................................ S-36
Office/Warehouse Loans.................................................. S-36
Office/Warehouse Properties............................................. S-36
Open.................................................................... S-39
PAR..................................................................... S-65
Participants............................................................ S-79
Pass-Through Rate....................................................... S-70
Paying Agent............................................................ S-79
Percentage Interest..................................................... S-67
Permitted Investments................................................... S-97
P&I Advance....................................................... S-21, S-93
P&I Certificates......................................................... S-3
Plan Asset Regulations................................................. S-109
Plans.................................................................. S-108
PMCC..................................................................... S-3
PMCF..................................................................... S-3
Pooled Principal Distribution Amount.............................. S-20, S-70
Pooling and Servicing Agreement.............................. S-5, S-17, S-91
Prepayment Interest Shortfall........................................... S-69
Prepayment Interest Surplus............................................. S-70
Prepayment Premium Period............................................... S-39
Prepayment Premiums............................................... S-39, S-69
Principal Prepayments................................................... S-69
Private Certificates.................................................... S-17

Property Advances....................................................... S-94
PSCC..................................................................... S-3
RCRA.................................................................... S-30
Record Date........................................................S-18, S-67
Regular Certificates............................................... S-1, S-22
Remaining Amortization Term............................................. S-48
Remaining Term to Maturity.............................................. S-48
REMIC.................................................. S-5, S-8, S-22, S-107
REMIC I............................................................ S-5, S-22
REMIC II........................................................... S-5, S-22
Remittance Date......................................................... S-93
REO Account............................................................. S-67
REO Mortgage Loan....................................................... S-71
REO Property........................................................... S-102
Residual Certificates.................................................... S-1
Restricted Group................................................ S-109, S-110
Retail, Anchored Loans.................................................. S-36
Retail, Anchored Properties............................................. S-36
Retail, Single Tenant Loans............................................. S-36
Retail, Single Tenant Properties........................................ S-36
Retail, Unanchored Loans................................................ S-36
Retail, Unanchored Properties........................................... S-36
Revised Rate............................................................ S-38
Scheduled Final Distribution Date.......................................  S-1
Scheduled Final Distribution Dates...................................... S-77
Scheduled Final Distribution Date.......................................  S-1
Scheduled Principal Balance............................................. S-76
Self-Storage Loans...................................................... S-36
Self-Storage Properties................................................. S-36
Senior Certificates.......................................... S-3, S-10, S-20
Senior Principal Distribution Cross-Over Date........................... S-74
Servicing Fee.......................................................... S-102
Servicing Fee Rate..................................................... S-102
Similar Law............................................................ S-108
SMMEA............................................................ S-24, S-111
S&P..................................................................... S-23
Special Servicer......................................................... S-5
Special Servicing Fee.................................................. S-103
Subordinate Certificates................................................. S-3
Transferor......................................................... S-3, S-63
Trust Fund............................................................... S-3
Trust REMICs............................................................. S-5
Trustee.................................................................. S-5
Trustee Mortgage File................................................... S-91
Underlying Mortgage Loan Purchase Agreements............................ S-36
Underwriters...................................................... S-1, S-112
Underwriting Agreement................................................. S-112
Underwritten Cash Flow............................................ S-47, S-48
Underwritten DSCR....................................................... S-48
Underwritten NOI.................................................. S-47, S-48
Unscheduled Payments.................................................... S-69
Warehouse Loans......................................................... S-36
Warehouse Properties.................................................... S-36
Weighted Average Maturity............................................... S-49
Weighted Average Net Mortgage Rate...................................... S-70

Workout Fee............................................................ S-103
Year Built.............................................................. S-48
Year Renovated.......................................................... S-49
Yield Maintenance Charge................................................ S-39
Yield Maintenance Period................................................ S-39
Yield Rate.............................................................. S-39
Zoning Laws............................................................. S-32


--------------------------------------------------------------------------------------------------------
CONTROL      LOAN           LOAN
NUMBER       NUMBER         GROUP      ORIGINATOR     PROPERTY NAME
--------------------------------------------------------------------------------------------------------
1            6102551        1          PMCC          Various
             6102551A                  PMCC          Shady Trail Business Park (Walnut Oaks)
             6102551B                  PMCC          Valwood II Business Center
             6102551C                  PMCC          Valley View Commerce Park
             6102551D                  PMCC          D/FW North IV
             6102551E                  PMCC          Carpenter Center
             6102551F                  PMCC          Parkway Tech Center
             6102551G                  PMCC          Northgate III
             6102551H                  PMCC          Carrier Place
             6102551I                  PMCC          Commerce Center

2            6102992        1          PMCC          2355 Dulles Corner

3            24             1          CIBC          Various
             24A                       CIBC          Northland Mall
             24B                       CIBC          1125 Atlantic Avenue
             24C                       CIBC          Bayport One
             24D                       CIBC          Midland Plaza
             24E                       CIBC          College Park
             24F                       CIBC          2820 South Padre Island Drive
             24G                       CIBC          560 Broad Street
             24H                       CIBC          1015 Springfield Ave.
             24I                       CIBC          Route 202
             24J                       CIBC          920 18th Avenue
             24K                       CIBC          240 Martin Luther King Ave.
             24L                       CIBC          2020 Corlies Avenue
             24M                       CIBC          631 Joyce Kilmer Ave.
             24N                       CIBC          35 Branca Road
             24O                       CIBC          Bell Atlantic IV
             24P                       CIBC          Memorial Parkway
             24Q                       CIBC          436 Central Avenue
             24R                       CIBC          214 East Main Street

4            1548           1          NRF           FirstPlus Financial Headquarters.
5            6102628        2          PMCC          Old Orchard Apartments

                                       PMCC          Various
6            6102944        1          PMCC          Holiday Inn - Odlin Road
7            6102945        1          PMCC          Holiday Inn - Charlottesville  South
8            6102946        1          PMCC          Holiday Inn - Civic Center
9            6102947        1          PMCC          Holiday Inn - Ellsworth

11           2555           1          NRF           Pebblebrook Apartments
12           6103017        1          PMCC          Home Depot
14           10             1          CIBC          Towne Mall

13           1907           1          NRF           Various
             1907A                     NRF           Graymark Building
             1907B                     NRF           Wells Branch Plaza
             1907C                     NRF           Walnut Creek Building
             1907D                     NRF           II American Center
             1907E                     NRF           Benchmark Office Park
             1907F                     NRF           Bedford Oaks
             1907G                     NRF           Commerce Plaza

15           2534           2          NRF           Adams Station Apartments

16           1905           1          NRF           Various
             1905A                     NRF           Twin Cental Building
             1905B                     NRF           Star Telegram Plaza
             1905C                     NRF           9333 Forest Lane
             1905D                     NRF           Alpha Centre
             1905E                     NRF           Peachtree Plaza
             1905F                     NRF           Wizards Sports Cafe
             1905G                     NRF           Loy Lake Plaza
             1905H                     NRF           Colonial Office Building
             1905I                     NRF           Shoal Creek Plaza

17           2              1          CIBC          Boyce Building, LLC.
18           3423           2          NRF           Amberwood Apartments

19           1376           1          NRF           St. Augustine II
20           1908           1          NRF           Various
             1908A                     NRF           Plano/Miller Business Center
             1908B                     NRF           St. Augustine I
             1908C                     NRF           Walnut Abrams Plaza
             1908D                     NRF           The Atriums at Shiloh

21           18             1          CIBC          Brookside Plaza
22           1556           1          NRF           Miramar Office and Furniture Market
23           1              1          CIBC          Fiesta Village Shopping Center
24           1210           1          NRF           Westwood Paza
25           9              1          CIBC          Frontier Village Phase II
26           2052           1          NRF           Creek House Commons Apartments
27           6102530        1          PMCC          Hunting Creek Plaza Shopping Center
28           6102876        2          PMCC          Bucks Meadow Apartments
29           2636           1          NRF           Westmont Convalescent Center
30           2394           1          NRF           Hamilton Crossings
31           6102859        2          PMCC          Chestnut Hills and Chestnut Towers Apartments
32           1885           1          NRF           600 Memorial Drive
33           6102580        1          PMCC          Village Marketplace
34           2358           2          NRF           Wildwood Acres Apartments
35           1076           1          NRF           Westpark Towne Center
36           6102991        1          PMCC          Mercantile Exchange Office/Warehouse
37           3641           1          KEY           Circuit City Retail Center
38           6102452        2          PMCC          Pacific Woods Apartments
41           3083           2          NRF           The Crest Apartments

                                       NRF           Various
39           2498           1          NRF           Best Western Kirkland Inn
40           2499           1          NRF           Best Western at Southcenter

                                       NRF           Various
42           1224           1          NRF           Crossroads Independent & Assisted Living
43           1269           1          NRF           Parkside West Retirement Facility

44           6102663        2          PMCC          The Preserve At Paradise Island - Phase IV
45           34             2          CIBC          Clarendon Gardens
46           6102762        1          PMCC          Landerbrook Place
47           16             1          CIBC          40-42 Ridgebury Road
48           6102442        1          PMCC          Metcalf 103 Shopping Center
49           1776           1          NRF           Willow Brook Village Shopping Center
50           6102461        1          PMCC          Homestead Village Shopping Center
51           3645           1          KEY           Hunters Hollow Apartments
52           1922           1          NRF           Crossroads Shopping Center
53           7608323        2          PMCC          Morningside Chase Apartments
55           1755           1          NRF           North Creek Plaza
54           6102880        2          PMCC          Campus Walk Apartment Complex

56           7              1          CIBC          Philadelphia Portfolio
             7A                        CIBC          100 - 30 Spring Garden Street
             7B                        CIBC          1004 - 36 Spring Garden Street
             7C                        CIBC          511 - 19 North Broad Street
             7D                        CIBC          2901 Grant Avenue

57           6102950        1          PMCC          Days Inn/Quality Inn - Charlottesville
58           2076           1          NRF           Tall Oaks at Reston
59           6102533        2          PMCC          Taylor's Crossing Apartments

                                       Midland       Seaman's Furniture
61           940906323      1          Midland       Seaman's Furniture
62           940906324      1          Midland       Seaman's Furniture

60           3              1          CIBC          Crosstown Plaza Shopping Center
63           3632           1          KEY           Hawthorne Court
64           1541           1          NRF           Abbott Laboratories
65           1585           2          NRF           Margarita Summit Apartments
66           6102764        1          PMCC          Arizona Design Center
67           1782           1          NRF           6303 Dry Creek Parkway
68           1116           1          NRF           Heritage Plaza Shopping Center

70           1057           1          NRF           Various
             1057A                     NRF           Hennepin Business Center
             1057B                     NRF           OCC Financial Plaza

69           2635           1          NRF           Grand Court-Sacramento (formerly Sterling Suites)
71           6102541        2          PMCC          The Palms at Livingston Phase I Apartments
72           6102532        1          PMCC          Realty One Corporate Center
73           1263           1          NRF           Riverdale Plaza Shopping Center
74           13             1          CIBC          Residence Inn - Chattanooga
75           12             1          CIBC          Residence Inn - Macon
76           1921           1          NRF           Center of New Hampshire Holiday Inn
77           1660           1          NRF           Walnut Business Park
78           3218           2          NRF           River Village Apartments
82           940905374      1          Midland       Builder's Square Plaza
79           6102708        1          PMCC          Village of Santa De La Paz Apartments
80           1859           1          NRF           4240-4292 Lincoln Blvd.
81           1523           1          NRF           30 S. La Patera Lane
83           6102902        1          PMCC          Bedrosian Warehouse Distribution
84           3642           1          KEY           Delco Plaza
87           6102709        1          PMCC          Village of Santo Domingo Apartments
88           1152           1          NRF           An Industrial Building (Endar Building)
89           6102776        1          PMCC          La Paloma Plaza Shopping Center
90           15             1          CIBC          The Odyssey Building
91           6102499        1          PMCC          Main Street Station Shopping Center
92           2212           1          NRF           Best Western Hotel - Capital Beltway
93           2910           2          NRF           Riviera Village
85           23             1          CIBC          Shady Oaks I
94           6102765        2          PMCC          Townhomes at Regency Place
95           25             1          CIBC          Brea Building D
97           11             1          CIBC          Marriott Courtyard - Asheville
96           1704           1          NRF           Gateway Business Park Pads
98           1013           2          NRF           The College Park Apartments
99           2307           1          NRF           First Virginia Warehouse
100          14             1          CIBC          Holiday Inn - Warner Robins
101          6102769        2          PMCC          Forest Glen Phase II Apartments
102          37             1          CIBC          45 Mayhill
103          2096           1          NRF           8 Winter Street
106          1144           1          NRF           Forestream Village
104          1666           1          NRF           Best Buy
105          6102707        1          PMCC          1484 First Avenue
107          6102974        2          PMCC          Conestoga West Apartments
108          36             1          CIBC          The Boulevard Shops
109          6              1          CIBC          Tropicaire Shopping Center
110          6102542        1          PMCC          San Antonio Market Place Shopping Center
111          1108           1          NRF           Oakwood Village Retirement Center
112          6102875        1          PMCC          Skyline Plaza Shopping Center
113          6102705        2          PMCC          Golden Grove Terrace Apartments
116          1022           2          NRF           Knightsbridge Apartments
114          6102969        1          PMCC          Palisades Highland Plaza
115          1694           1          NRF           Bank One Building
117          1534           1          NRF           Old Branch Crossing
118          6102637        1          PMCC          Merchant's Walk Shopping Center
119          1088           1          NRF           Southern Hills Shopping Center
120          28             1          CIBC          NFC Building
121          6102657        1          PMCC          Mercado del Rio Shopping Center
122          2311           1          NRF           Northpoint Business Park
123          1275           1          NRF           Pioneer Business Center
124          1890           1          NRF           University Office Park
125          20             1          CIBC          County Bank Merced
126          1403           1          NRF           Builder's Square
127          1538           1          NRF           Phoenix North Mobile Home Park
128          2027           1          NRF           Shoppes at Brantley Hall
129          1795           1          NRF           Landmark Center
130          1089           1          NRF           River's Edge and Cowesett Terrace
131          19             1          CIBC          Thrifty Eagle Rock Center
132          1611           1          NRF           Union Depot
133          6102451        1          PMCC          Folsom Central Shopping Center
134          7608308        1          PMCC          Lakeshore Plaza Shopping Center
135          2693           1          NRF           Cameron Dewey Business Center
136          1863           1          NRF           Stow Center
137          2558           1          NRF           Foothills Shopping Center
138          1599           1          NRF           Clarion Hotel
139          1929           1          NRF           Mercury Village
142          1442           1          NRF           West Valley Plaza
140          6102706        1          PMCC          The Modern Publishing Distribution-Warehouse
143          1512           1          NRF           Strouds
141          6102891        1          PMCC          Corporate Center I and II
144          7608309        1          PMCC          Kingsley Apartments
145          1535           1          NRF           Carter Plaza South
146          35             2          CIBC          Royal Gardens
147          1975           1          NRF           The Landmark Building
148          2393           1          NRF           Sam's Club
149          1407           1          NRF           Palmer Gardens
150          2238           1          NRF           McCormick Place
151          6102803        1          PMCC          The Best Western Orlando West
152          6102972        1          PMCC          Sheridan Center
153          1607           1          NRF           Best Buy Store
154          5              1          CIBC          Fairfield Inn
155          6102460        2          PMCC          Covina Plaza Apartments

157          1781           1          NRF           Various
             1781A                     NRF           Tara Apartments
             1781B                     NRF           Briarwood Apartments

156          7608315        1          PMCC          Kelly Plaza Shopping Center
158          17             1          CIBC          51 Morgan Drive
159          22             1          CIBC          Days Inn Savannah
160          1440           1          NRF           Kingston Cove Apartments
161          6102629        1          PMCC          The Village Plaza Shopping Center
162          1448           1          NRF           Bally's Health & Fitness Club
163          6102834        1          PMCC          The Woods Apartments
164          1321           1          NRF           Design Center Portland
165          3638           1          KEY           825 East Chestnut Street
167          3633           1          KEY           Oak Lane Retirement Center
166          1246           1          NRF           San Joaquin Valley Professional Center
168          2917           2          NRF           Villa Primera Apartments
169          6102648        2          PMCC          Park Village Apartments
170          1912           1          NRF           7461 & 7481 Lake Mead Blvd.
171          1891           1          NRF           Westar Nutrition Building
172          6102443        1          PMCC          Key Self Storage Facility
173          940906544      1          Midland       JumboSports Inc.
174          1504           1          NRF           Tower Plaza Shopping Center

                                       NRF           Various
178          0998           2          NRF           Fox Run Apartments
179          0999           2          NRF           Riverbend Apartments

175          1810           1          NRF           Gilman Nursing Center
176          6102988        1          PMCC          Horoy Warehouse
177          3182           1          NRF           Casa Grande Apartments
180          2463           2          NRF           Preserve Apartments
181          1641           1          NRF           Trademark Plaza
182          6102932        1          PMCC          Tower Plaza Shopping Center
183          1555           1          NRF           Bath Plaza
184          1090           1          NRF           Stonebrook Plaza
185          940906539      1          Midland       13460 Admiral Park Blvd.
186          2660           1          NRF           Oak Park Apartments
189          1130           1          NRF           Vons Center
188          2043           1          NRF           Sycamore Springs Mobile Home Park
187          2392           1          NRF           Orleans Manor Apartments
190          1988           1          NRF           Budnick Converting, Inc.
191          1573           1          NRF           ASTA Care Center of Toluca
192          1886           1          NRF           San Mateo Center
193          1075           1          NRF           Gateway Shopping Center
196          940906545      1          Midland       100 Urton Lane
194          1747           1          NRF           Strongsville Pointe Shopping Center
195          1041           1          NRF           12412 Victory Blvd.
197          7608318        1          PMCC          Ridge and Day Plaza
198          6102904        1          PMCC          River Ridge Villas
199          1239           1          NRF           Riverpointe Center
200          1015           1          NRF           Fox Hollow
201          1720           2          NRF           Libertwo Apartments
202          1086           1          NRF           Wilshire Square Business Park
203          2168           1          NRF           Michaels of Oregon
205          1060           2          NRF           Broussard Plaza Apartments
204          2055           2          NRF           Johnson Parkway Apartments
206          6102970        1          PMCC          224 East 48th Street
207          6102901        1          PMCC          Bedrosian Showroom & Warehouse Building
208          6102903        1          PMCC          Rite Aid Drug/Susquehanna
209          1779           1          NRF           Riggs Office Building
210          1005           1          NRF           Frank's Nursery & Crafts
211          1811           1          NRF           Spring Valley Nursing Home
212          6102656        2          PMCC          Country Square Apartments Phase I
213          4              1          CIBC          650-670 Franklin Street
214          2060           1          NRF           Medical Center Professional Plaza
215          940907039      1          Midland       Oaktree Village Shopping Center
216          1852           1          NRF           Carter Plaza East
217          2665           1          NRF           Ambassador Warehouse (Giant Foods)
218          940906528      1          Midland       JumboSports Inc.
219          1432           1          NRF           Fountain Hills Office Center
221          1102           1          NRF           DHL Building
220          1001           2          NRF           Royal Orleans Apartments
222          2815           2          NRF           Old Orchard Apartments
223          2056           1          NRF           United Rotary Brush Plant
224          6102896        1          PMCC          Stason Pharmaceuticals Industrial Building
225          6102900        1          PMCC          8730 Santa Monica Blvd.
226          6102943        2          PMCC          Sussex Court Apartments
227          1435           1          NRF           Lake Sahara Plaza Office Building
228          7608319        1          PMCC          Realty One Plaza
229          7608320        1          PMCC          Chagrin Plaza Shopping Center
230          2456           2          NRF           Wellington Manor Apartments
231          6102840        2          PMCC          Curiosity Creek Apartments
232          2133           1          NRF           Pylon Plaza Office Building
233          1580           1          NRF           Winston Place Office Park
234          940907278      1          Midland       Savings of America Office Building
236          1320           1          NRF           Kinko's Center
235          1855           1          NRF           EDS Building
237          1647           1          NRF           Wrench Warehouse
238          1030           2          NRF           35 W. 81st Street
239          6102770        1          PMCC          Cornerstone Apartments
240          6102779        1          PMCC          El Mar Plastics Building
241          1288           1          NRF           Tower Market Shopping Center
242          2756           1          NRF           Blockbuster Video
243          1145           1          NRF           60 Church Street
244          6102540        2          PMCC          Sandcastle Apartments
245          1949           1          NRF           San Marino Retail Center
246          2017           1          NRF           Hollywood Video
247          1854           1          NRF           Fretter Plaza
248          6102531        1          PMCC          Ranchview Gardens Apartments
249          1073           1          NRF           9039 Katy Freeway Office Building
250          940906529      1          Midland       3150 Wade Hampton Boulevard
251          2200           1          NRF           Palmentere Brothers Property
252          2115           1          NRF           Indian Hills Apartments
253          2405           1          NRF           Men's Warehouse
254          1851           1          NRF           Carter Plaza North
255          1129           1          NRF           Red Apple Plaza
256          1991           2          NRF           Brookside Apartments
257          940906527      1          Midland       1515 South University Blvd.
86           38             1          CIBC          Shady Oaks II



------------------------------------------------------------------------------------------------------------------------------------
CONTROL      LOAN
NUMBER       NUMBER       PROPERTY ADDRESS                                                      PROPERTY CITY        PROPERTY STATE
------------------------------------------------------------------------------------------------------------------------------------
1            6102551      Various                                                               Various               Various
             6102551A     11048-11056 Shady Trail                                               Dallas                TX
             6102551B     2210 Hutton Drive                                                     Carrollton            TX
             6102551C     12901 Hutton Dr.; 2000 Academy Ln.; 12900 & 12920 Senlac Dr.          Farmers Branch        TX
             6102551D     1702 & 1712 Old Minter Chapel Road                                    Grapevine             TX
             6102551E     8701 John W. Carpenter Freeway                                        Dallas                TX
             6102551F     1825 E. Plano Parkway                                                 Plano                 TX
             6102551G     10503 Forest Lane                                                     Dallas                TX
             6102551H     1517 W. North Carrier Parkway                                         Grand Prairie         TX
             6102551I     9000 Southwest Freeway/Various St. Nos. on Commerce Park Dr.          Houston               TX

2            6102992      2355 Dulles Corner Blvd.                                              Herndon               VA

3            24           Various                                                               Various               Various
             24A          900 W. Northland Ave.                                                 Appleton              WI
             24B          1125 Atlantic Avenue                                                  Atlantic City         NJ
             24C          8025 Black Horse Pike                                                 West Atlantic City    NJ
             24D          Loop 250 and Midkiff Road                                             Midland               TX
             24E          501 Birdwell Lane                                                     Big Spring            TX
             24F          2820 South Padre Island Drive                                         Corpus Christi        TX
             24G          560 Broad Street                                                      Newark                NJ
             24H          1015 Springfield Ave.                                                 Irvington             NJ
             24I          309,313,315, U.S. Route 202                                           Hunterdon County      NJ
             24J          92018th Avenue                                                        Newark                NJ
             24K          240 Martin Luther King Ave.                                           Morris Township       NJ
             24L          2020 Corlies Avenue                                                   Neptune City          NJ
             24M          631 Joyce Kilmer Ave.                                                 New Brunswick         NJ
             24N          35 Branca Road                                                        East Rutherford       NJ
             24O          2546 Fire Road                                                        Egg Harbor            NJ
             24P          Memorial Parkway & 291 Pickford Ave.                                  Phillipsburg          NJ
             24Q          436 Central Avebue                                                    East Orange           NJ
             24R          214 East Main Street                                                  Patchogue             NY

4            1548         1600 Viceroy Drive                                                    Dallas                TX
5            6102628      2200 Monroe Street                                                    Santa Clara           CA

                          Various                                                               Various               Various
6            6102944      404 Odlin Road                                                        Bangor                ME
7            6102945      1200 Fifth Street, S. W.                                              Charlottesville       VA
8            6102946      510-522 Main Street                                                   Bangor                ME
9            6102947      215 High Street                                                       Ellsworth             ME

11           2555         46 Brittany Farms Road                                                New Britain           CT
12           6103017      700 Broadview Village Square                                          Broadview             IL
14           10           1704 North Dixie Highway                                              Elizabethtowne        KY

13           1907         Various                                                               Various               Various
             1907A        16801 Addison Road                                                    Addison               TX
             1907B        1779 Wells Branch Parkway                                             Austin                TX
             1907C        990 N. Walnut Creek Drive                                             Mansfield             TX
             1907D        821 E. Southeast Loop 323                                             Tyler                 TX
             1907E        2201 Brookhollow Plaza                                                Arlington             TX
             1907F        2101 Bedford Road                                                     Bedford               TX
             1907G        5555 Rufe Snow Drive                                                  N. Richardson Hills   TX

15           2534         100-700 Juniper Drive                                                 Delmar                NY

16           1905         Various                                                               Various               Various
             1905A        1401 N. Central Expressway                                            Richardson            TX
             1905B        3201 Airport Freeway                                                  Bedford               TX
             1905C        9333 Forest Lane                                                      Dallas                TX
             1905D        3200 Troup Highway                                                    Tyler                 TX
             1905E        1425 Gross Road                                                       Mesquite              TX
             1905F        747 N. Central Expressway                                             Richardson            TX
             1905G        2201 Loy Lake Road                                                    Sherman               TX
             1905H        2222 Spring Creek Parkway                                             Plano                 TX
             1905I        3200-3300 W. Anderson                                                 Austin                TX

17           2            500-520 North Dearborn, 52-56 West Illinois, and 501-521 North Clark  Chicago               IL
18           3423         3253 Walters Lane                                                     Forestville           MD

19           1376         4141 N. St. Augustine Road                                            Dallas                TX
20           1908         Various                                                               Various               Various
             1908A        10660 Plano Road/10720 Miller Road                                    Dallas                TX
             1908B        4141 N. St. Augustine Road                                            Dallas                TX
             1908C        1219 & 1221 Abrams Road                                               Richardson            TX
             1908D        1800-1820 Shiloh Road                                                 Tyler                 TX

21           18           2700 Route 22                                                         Union                 NJ
22           1556         8990-8996  Miramar Road                                               San Diego             CA
23           1            NWC Alma School Road and Southern Avenue                              Mesa                  AZ
24           1210         700 Broadway                                                          Westwood              NJ
25           9            1841 Highway 69                                                       Prescott              AZ
26           2052         2000 White Swan Drive                                                 Greece                NY
27           6102530      1820 Georgia Highway 20/138                                           Conyers               GA
28           6102876      3131 Knights Road                                                     Bensalem              PA
29           2636         6501 South Cass Avenue                                                Westmont              IL
30           2394         1750 South Erie Blvd.                                                 Hamilton              OH
31           6102859      8701 Chestnut Circle                                                  Kansas City           MO
32           1885         600 Memorial Drive                                                    Cambridge             MA
33           6102580      1825 Tamiami Trail                                                    Port Charlotte        FL
34           2358         13418 Dottie Drive                                                    Tampa                 FL
35           1076         267-655 N. Milwaukee                                                  Boise                 ID
36           6102991      23550 Commerce Park Road                                              Beachwood             OH
37           3641         5900 University Drive                                                 Huntsville            AL
38           6102452      16350 Harbor Boulevard                                                Fountain Valley       CA
41           3083         3429 Canyon Crest Drive                                               Riverside             CA

                          Various                                                               Various               WA
39           2498         12223 NE 116th                                                        Kirkland              WA
40           2499         15901 West Valley Highway                                             Tukwila               WA

                          Various                                                               Various               WA
42           1224         15750 NE 15th                                                         Bellevue              WA
43           1269         2901 "I" Steet N.E.                                                   Auburn                WA

44           6102663      8787 Southside Blvd.                                                  Jacksonville          FL
45           34           5407-5447 Kings Highway                                               Brooklyn              NY
46           6102762      5915 Landerbrook Drive                                                Mayfield Heights      OH
47           16           40-42 Old Ridgebury Road                                              Danbury               CT
48           6102442      10303 Metcalf Avenue                                                  Overland Park         KS
49           1776         US Highway 12 & Willowbrook Road                                      Coldwater             MI
50           6102461      500-530 North Sepulveda                                               El Segundo            CA
51           3645         16100 Pearl Road                                                      Strongsville          OH
52           1922         8800-8820 Burnet Road & 9070 Research Blvd.                           Austin                TX
53           7608323      1445 Monroe Drive                                                     Atlanta               GA
55           1755         Del Mar Blvd. And San Dario Ave.                                      Laredo                TX
54           6102880      455 Racine Drive                                                      Wilmington            NC

56           7                                                                                  Philadelphia          PA
             7A           100 - 30 Spring Garden Street                                         Philadelphia          PA
             7B           1004 - 36 Spring Garden Street                                        Philadelphia          PA
             7C           511 - 19 North Broad Street                                           Philadelphia          PA
             7D           2901 Grant Avenue                                                     Philadelphia          PA

57           6102950      1600 Emmet Street                                                     Charlottesville       VA
58           2076         12052 North Shore Drive                                               Reston                VA
59           6102533      2900 Tree Lane                                                        Jeffersontown         KY

                          Various                                                               Various               Various
61           94090632    3303 Route 35 N                                                        Eatontown             NJ
62           94090632    41000-1206 Nesconset Highway                                           Nesconset             NY

60           3            Watt Street and Route 7                                               Schenectady           NY
63           3632         524 North Ely                                                         Kennewick             WA
64           1541         1150 Northpoint Blvd.                                                 Waukegan              IL
65           1585         42200 Margarita Road                                                  Temecula              CA
66           6102764      2708 North 68th Street                                                Scottsdale            AZ
67           1782         6303 Dry Creek Parkway                                                Longmont              CO
68           1116         7540 Dodge Street                                                     Omaha                 NE

70           1057         Various                                                               Various               Various
             1057A        950-984 & 1007-1049 10th Ave. S.E.                                    Minneapolis           MN
             1057B        7221, 7261 & 7271 Ohms Lane                                           Edina                 MN

69           2635         7548 Greenhaven Drive                                                 Sacramento            CA
71           6102541      15420 Livingston Avenue                                               Lutz                  FL
72           6102532      6000 Rockside Woods Boulevard                                         Independence          OH
73           1263         5601-5851 Riverdale Rd.                                               Riverdale             MD
74           13           215 Chestnut Street                                                   Chattanooga           TN
75           12           3900 Sheraton Drive                                                   Macon                 GA
76           1921         700 Elm Street                                                        Manchester            NH
77           1660         101 Valley Blvd.                                                      Walnut                CA
78           3218         1845 North Broadway                                                   Escondido             CA
82           94090537    4750 Builders Way                                                      Niagara Falls         NY
79           6102708      4375 E. Sunset Road                                                   Henderson             NV
80           1859         4240-4292 Lincoln Blvd.                                               Marina Del Rey        CA
81           1523         30 S. La Patera Lane                                                  Goleta                CA
83           6102902      710 East Ball Road                                                    Anaheim               CA
84           3642         1201 Carlisle Rd                                                      York                  PA
87           6102709      8530 West Sahara Avenue                                               Las Vegas             NV
88           1152         43195 Business Park Drive                                             Temecula              CA
89           6102776      6107 W. 119th Street                                                  Overland Park         KS
90           15           40 Robbie Road                                                        Avon                  MA
91           6102499      5751 Main Street                                                      Jacksonville          FL
92           2212         5910 Princess Garden Parkway                                          Lanham                MD
93           2910         1532 South Price Road                                                 Tempe                 AZ
85           23           5097 Shady Oak Road                                                   Minooka               IL
94           6102765      3501 Woodhaven Road                                                   Philadelphia          PA
95           25           130 S. State College                                                  Brea                  CA
97           11           244 Tunnel Road                                                       Asheville             NC
96           1704         6316-56 S. Pecos                                                      Las Vegas             NV
98           1013         202 College Park Dr.                                                  Weatherford           TX
99           2307         140 Industrial Boulevard                                              Toano                 VA
100          14           2024 Watson Boulevard                                                 Warner Robins         GA
101          6102769      300 Forest Glen Boulevard                                             Daytona Beach         FL
102          37           45 Mayhill Street                                                     Saddlebrook           NJ
103          2096         8 Winter Street                                                       Boston                MA
106          1144         4705-4757 Transit Road                                                Lancaster             NY
104          1666         9450 Watson Road                                                      Crestwood             MO
105          6102707      1484 First Avenue                                                     New York              NY
107          6102974      210 Stone Mill Road                                                   Lancaster             PA
108          36           463 Prospect Avenue                                                   West Hartford         CT
109          6            7751 SW Bird Road                                                     Miami                 FL
110          6102542      1739 SW Loop 410                                                      San Antonio           TX
111          1108         801 La Prada Drive                                                    Garland               TX
112          6102875      2835-2897 E. Thousand Oaks Boulevard                                  Thousand Oaks         CA
113          6102705      3407-3423 Washington Street                                           Lemon Grove           CA
116          1022         11420 Colorado                                                        Kansas City           MO
114          6102969      514-549 Palisades Drive                                               Pacific Palisades     CA
115          1694         250 S. Stemmons Freeway                                               Lewisville            TX
117          1534         6315 - 6381 Old Branch Avenue                                         Camp Springs          MD
118          6102637      4900 Thoroughbred Lane                                                Nashville/Brentwood   TN
119          1088         1307 Southern Hills                                                   West Plains           MO
120          28           17 Corporate Drive                                                    Halfmoon              NY
121          6102657      22290 La Palma Avenue                                                 Yorba Linda           CA
122          2311         1401 Corporate Center Parkway                                         Santa Rosa            CA
123          1275         1444-1466-1488 Pioneer Way                                            El Cajon              CA
124          1890         5400 South University Drive                                           Davie                 FL
125          20           550 W. Main Street                                                    Merced                CA
126          1403         813 E. Harmony Road                                                   Fort Collins          CO
127          1538         17825 N. 7th St.                                                      Phoenix               AZ
128          2027         990 N. State Rd. 434                                                  Altamonte Springs     FL
129          1795         535 Centerville Road                                                  Warwick               RI
130          1089         1735 and 1700 Main Street                                             West Warwick          RI
131          19           4044 Eagle Rock Boulevard                                             Los Angeles           CA
132          1611         214 East Fourth Street                                                St. Paul              MN
133          6102451      1111-1181 Riley Street                                                Folsom                CA
134          7608308      22800 Lakeshore Blvd.                                                 Euclid                OH
135          2693         4710 & 4760 W. Dewey Drive                                            Las Vegas             NV
136          1863         3732 Darrow Road                                                      Stow                  OH
137          2558         6105-6125 W. Tropicana Ave.                                           Las Vegas             NV
138          1599         3600 E. Cork Street                                                   Kalamazoo             MI
139          1929         8008-8080 Clairemont Mesa Blvd.                                       San Diego             CA
142          1442         1310-1340 West Valley Parkway                                         Escondido             CA
140          6102706      2410 Brodhead Road                                                    Bethlehem             PA
143          1512         610 State Street                                                      Santa Barbara         CA
141          6102891      6275 & 6325 Corporate Drive                                           Colorado Springs      CO
144          7608309      1345 North Kingsley Drive                                             Los Angeles           CA
145          1535         24775 Lorain Road                                                     North Olmsted         OH
146          35           99 Union Road                                                         Spring Valley         NY
147          1975         1062 Barnes Road                                                      Wallingford           CT
148          2393         7469 South Avenue                                                     Boardman              OH
149          1407         104 & 106 East 29th Street                                            Loveland              CO
150          2238         23266-23300 Lorain Road                                               North Olmsted         OH
151          6102803      2014 West Colonial Drive                                              Orlando               FL
152          6102972      One Sherington Drive                                                  Bluffton              SC
153          1607         4090 Commonwealth Ave.                                                Eau Claire            WI
154          5            126 Cusick Road                                                       Alcoa                 TN
155          6102460      1170 W. San Bernardino Road                                           Covina                CA

157          1781         Various                                                               Various               Various
             1781A        1715 48th St.                                                         Woodward              OK
             1781B        3311 22nd St.                                                         Woodward              OK

156          7608315      304 South Kelly Avenue                                                Edmond                OK
158          17           51 Morgan Drive                                                       Norwood               MA
159          22           4 East Gateway Boulevard                                              Savannah              GA
160          1440         519 W. 27th Street South                                              Wichita               KS
161          6102629      800 South Tallahassee Street                                          Hazlehurst            GA
162          1448         4850 Lawing Lane                                                      Orlando               FL
163          6102834      1520 Woods Road                                                       Winston-Salem         NC
164          1321         735 SW 20th Place                                                     Portland              OR
165          3638         Reservoir & Chestnut St                                               Lancaster             PA
167          3633         727 S.W. Rogue River Ave.                                             Grants Pass           OR
166          1246         7475 , 7461 , 7433 N. First Street                                    Fresno                CA
168          2917         2005 - 2025 F Avenue                                                  National City         CA
169          6102648      1115-1155 Maxwell Ave & 6910-6918 Dale St.                            Fullerton/Buena Park  CA
170          1912         7461 & 7481 Lake Mead Blvd.                                           Las Vegas             NV
171          1891         2401 Pullman Street                                                   Santa Ana             CA
172          6102443      206 Vine Street                                                       Wilder                KY
173          94090654    43031 North 120th Street                                               Omaha                 NE
174          1504         5338-5378 Mayfield Road                                               Lyndhurst             OH

                          Various                                                               Toledo                OH
178          0998         2133 Stirrup Lane                                                     Toledo                OH
179          0999         4601-4609 Suder Ave.                                                  Toledo                OH

175          1810         U.S. Route 45 South                                                   Gilman                IL
176          6102988      468 Mission Road                                                      San Marcos            CA
177          3182         1751 W. University Ave                                                San Diego             CA
180          2463         1245 Roosa Avenue                                                     Durango               CO
181          1641         5400-5450 West Atlantic Blvd.                                         Margate               FL
182          6102932      2520 - 2540 Iowa Street                                               Lawrence              KS
183          1555         330 West Washington Street                                            Village of Bath       NY
184          1090         1531 West 32nd St.                                                    Joplin                MO
185          94090653    913460 Admiral Park Blvd.                                              Ft. Myers             FL
186          2660         2903 N. Perkins Rd.                                                   Stillwater            OK
189          1130         2060-2190 White Lane                                                  Bakersfield           CA
188          2043         NEC Highway MM and Miller Road                                        House Springs         MO
187          2392         900 South Boardman Ave.                                               Gallup                NM
190          1988         200 Admiral Weinel Blvd.                                              Columbia              IL
191          1573         101 East Via Ghiglieri                                                Toluca                IL
192          1886         6301-6321 San Mateo Blvd, NE                                          Albuquerque           NM
193          1075         2610-2790 S. Broadway Avenue                                          Boise                 ID
196          94090654    5100 Urton Lane                                                        Louisville            KY
194          1747         14379-14425 Pearl Road                                                Strongsville          OH
195          1041         12412 Victory Blvd.                                                   North Hollywood       CA
197          7608318      6807-6891 Ridge Road                                                  Parma                 OH
198          6102904      1216 Patricia Avenue                                                  Simi Valley           CA
199          1239         471 and 485 Baybrook Court                                            Boise                 ID
200          1015         9450 Royal Lane                                                       Dallas                TX
201          1720         1155 East Flamingo Road                                               Las Vegas             NV
202          1086         11002-11022 E. 51st St. and 5115-5123 S. 101st E. Avenue              Tulsa                 OK
203          2168         1710 Red Soils Court                                                  Oregon City           OR
205          1060         8686 Coy Drive                                                        Baton Rouge           LA
204          2055         1334 & 1348 Ames Avenue                                               St. Paul              MN
206          6102970      224 East 48th Street                                                  New York              NY
207          6102901      1235 S. State College                                                 Anaheim               CA
208          6102903      3601 Walnut Street                                                    Harrisburg            PA
209          1779         7411 Riggs Road                                                       Adelphi               MD
210          1005         1081 Jericho Turnpike                                                 Huntington            NY
211          1811         1300 N. Greenwood Street                                              Spring Valley         IL
212          6102656      8301 Country Square                                                   Tampa                 FL
213          4            650 and 670 Franklin Street                                           Schenectady           NY
214          2060         4920 NE Stallings Drive                                               Nacogdoches           TX
215          94090703    93701 19th St. and 3702 20th St.                                       Lubbock               TX
216          1852         7777 Mentor Ave                                                       Mentor                OH
217          2665         7110 Ambassador Rd.                                                   Baltimore             MD
218          94090652    83650 Boston Road                                                      Lexington             KY
219          1432         17100 East Shea Blvd                                                  Fountain Hills        AZ
221          1102         6930 Portwest Drive                                                   Houston               TX
220          1001         3902 College View Drive                                               Joplin                MO
222          2815         4330 Keller Road                                                      Holt                  MI
223          2056         20078 State Route 4                                                   Marysville            OH
224          6102896      11 Morgan Street                                                      Irvine                CA
225          6102900      8730 Santa Monica Blvd.                                               West Hollywood        CA
226          6102943      4215-4245 Sussex Drive                                                Lower Paxton Township PA
227          1435         8687 West Sahara Drive                                                Las Vegas             NV
228          7608319      8376-8396 Mentor Avenue                                               Mentor                OH
229          7608320      28700 Chagrin Boulevard                                               Woodmere              OH
230          2456         18650-678 Van Horn Road                                               Woodhaven             MI
231          6102840      102 Curiosity Creek Lane                                              Tampa                 FL
232          2133         5455 Noth Federal Highway                                             Boca Raton            FL
233          1580         104 East Park Drive                                                   Brentwood             TN
234          94090727    83003 South Loop West                                                  Houston               TX
236          1320         9648 Kenwood Road                                                     Blue Ash              OH
235          1855         28605 Ranney Parkway                                                  Westlake              OH
237          1647         15001 Farm Creek Drive                                                Woodbridge            VA
238          1030         35 West 81st Street                                                   New York              NY
239          6102770      4040 Denton Highway                                                   Haltom City           TX
240          6102779      840-860 East Walnut Street                                            Carson                CA
241          1288         37 Hwy. 35                                                            Eatontown             NJ
242          2756         12144 Lebanon Road                                                    Sharonville           OH
243          1145         62 and 64 Church Street                                               Yalesville            CT
244          6102540      404 West Beach Boulevard                                              Long Beach            MS
245          1949         2265-2285 Huntington Drive                                            San Marino            CA
246          2017         11517 Clifton Blvd.                                                   Cleveland             OH
247          1854         2270 Romig Road                                                       Akron                 OH
248          6102531      1219 East Perkins Avenue                                              Sandusky              OH
249          1073         9039 Katy Freeway                                                     Hedwig Village        TX
250          94090652    93150 Wade Hampton Boulevard                                           Greenville County     SC
251          2200         919 E. 14th Avenue                                                    North Kansas City     MO
252          2115         4220 Lasata Drive                                                     St. Louis             MO
253          2405         6330 Mayfield Road                                                    Mayfield Heights      OH
254          1851         24910 Lorain Road                                                     North Olmsted         OH
255          1129         785 Tucker Road, Units A-K                                            Tehachapi             CA
256          1991         1101-1111 Brookside Avenue                                            Independence          MO
257          94090652    71515 South University Blvd.                                           Mobile                AL
86           38           5097 Shady Oak Road                                                   Minooka               IL



---------------------------------------------------------------------------
CONTROL      LOAN
NUMBER       NUMBER      PROPERTY ZIP CODE  PROPERTY TYPE
---------------------------------------------------------------------------
1            6102551     Various            Industrial
             6102551A    75229              Industrial
             6102551B    75006              Industrial
             6102551C    75234              Industrial
             6102551D    76051              Industrial
             6102551E    75247              Industrial
             6102551F    75074              Industrial
             6102551G    75243              Industrial
             6102551H    75050              Industrial
             6102551I    77074              Industrial

2            6102992     22071              Office

3            24          Various            Various
             24A         54911              Retail - Anchored
             24B         08401              Office
             24C         08401              Office
             24D         79701              Retail - Unanchored
             24E         79720              Retail - Unanchored
             24F         78469              Office
             24G         07102              Office
             24H         07111              Retail - Unanchored
             24I         08822              Retail - Unanchored
             24J         07102              Retail - Unanchored
             24K         07950              Industrial
             24L         10105              Office
             24M         08901              Industrial
             24N         07073              Industrial
             24O         08213              Industrial
             24P         08865              Office
             24Q         07018              Retail - Unanchored
             24R         11772              Retail - Unanchored

4            1548        75235              Office
5            6102628     95050              Multifamily

                         Various            Hotel
6            6102944     04401              Hotel
7            6102945     22901              Hotel
8            6102946     04401              Hotel
9            6102947     04605              Hotel

11           2555        06053              Multifamily
12           6103017     60153              Retail - Single Tenant
14           10          42701              Retail - Anchored

13           1907        Various            Various
             1907A       75001              Office
             1907B       78728              Retail - Unanchored
             1907C       76063              Office
             1907D       75701              Office
             1907E       76010              Mixed Use
             1907F       76021              Retail - Unanchored
             1907G       76180              Retail - Unanchored

15           2534        12054              Multifamily

16           1905        Various            Various
             1905A       75080              Office
             1905B       76021              Mixed Use
             1905C       75243              Mixed Use
             1905D       75701              Office
             1905E       75149              Retail - Unanchored
             1905F       75080              Retail - Unanchored
             1905G       75090              Retail - Unanchored
             1905H       75023              Office
             1905I       78731              Retail - Unanchored

17           2           60610              Mixed Use
18           3423        20747              Multifamily

19           1376        75228              Office
20           1908        Various            Office
             1908A       75238              Office
             1908B       75228              Office
             1908C       75243              Office
             1908D       75701              Office

21           18          07083              Retail - Anchored
22           1556        92126              Retail - Unanchored
23           1           85202              Retail - Anchored
24           1210        07675              Retail - Anchored
25           9           86301              Retail - Anchored
26           2052        14626              Multifamily
27           6102530     30013              Retail - Anchored
28           6102876     19020              Multifamily
29           2636        60559              Nursing Home
30           2394        45011              Retail - Anchored
31           6102859     64131              Multifamily
32           1885        02139              Office
33           6102580     33948              Retail - Anchored
34           2358        33617              Multifamily
35           1076        83704              Retail-Shadow Anchored
36           6102991     44122              Industrial
37           3641        35816              Retail - Anchored
38           6102452     92704              Multifamily
41           3083        92507              Multifamily

                         Various            Hotel
39           2498        98034              Hotel
40           2499        98188              Hotel

                         Various            Various
42           1224        98008              Assisted Living
43           1269        98002              Multifamily

44           6102663     32256              Multifamily
45           34          11203              Multifamily
46           6102762     44124              Office
47           16          06810              Office
48           6102442     66212              Retail - Anchored
49           1776        49036              Retail - Anchored
50           6102461     90245              Retail - Anchored
51           3645        44136              Multifamily
52           1922        78757              Retail - Unanchored
53           7608323     30324              Multifamily
55           1755        78045              Retail - Anchored
54           6102880     28403              Multifamily

56           7           19123              Various
             7A          19123              Retail - Unanchored
             7B          19123              Retail - Unanchored
             7C          19123              Office
             7D          19123              Industrial

57           6102950     22901              Hotel
58           2076        20190              Assisted Living
59           6102533     40299              Multifamily

                         Various            Retail - Unanchored
61           940906323   07799              Retail - Unanchored
62           940906324   11787              Retail - Unanchored

60           3           12304              Retail - Anchored
63           3632        99336              Assisted Living
64           1541        60085              Office
65           1585        92592              Multifamily
66           6102764     85257              Retail - Unanchored
67           1782        80503              Warehouse
68           1116        68114              Retail - Anchored

70           1057        Various            Office
             1057A       55414              Office
             1057B       55439              Office

69           2635        95831              Assisted Living
71           6102541     33549              Multifamily
72           6102532     44131              Office
73           1263        20737              Retail - Anchored
74           13          37402              Hotel
75           12          31210              Hotel
76           1921        03101              Hotel
77           1660        91789              Office/Industrial
78           3218        92026              Multifamily
82           940905374   14304              Retail - Single Tenant
79           6102708     89014              Multifamily
80           1859        90292              Retail - Unanchored
81           1523        93117              Industrial
83           6102902     92805              Industrial
84           3642        17404              Retail - Anchored
87           6102709     89117              Multifamily
88           1152        92590              Warehouse
89           6102776     66209              Retail - Unanchored
90           15          02322              Industrial
91           6102499     32208              Retail - Anchored
92           2212        20706              Hotel
93           2910        85281              Multifamily
85           23          60447              Mobile Home Park
94           6102765     19154              Multifamily
95           25          92821              Office
97           11          28805              Hotel
96           1704        89120              Retail - Unanchored
98           1013        76086              Multifamily
99           2307        23168              Warehouse
100          14          31093              Hotel
101          6102769     32114              Multifamily
102          37          07663              Industrial
103          2096        02108              Office
106          1144        14043-5004         Mixed Use
104          1666        63126              Retail - Single Tenant
105          6102707     10021              Office
107          6102974     17603              Multifamily
108          36          06105              Retail - Anchored
109          6           33155              Retail - Anchored
110          6102542     78227              Retail - Anchored
111          1108        75043              Multifamily
112          6102875     91362              Retail - Unanchored
113          6102705     91945              Multifamily
116          1022        64137              Multifamily
114          6102969     90272              Retail - Unanchored
115          1694        75057              Office
117          1534        20748              Mixed Use
118          6102637     32027              Retail - Unanchored
119          1088        65775              Retail - Anchored
120          28          12065              Office
121          6102657     92687              Retail - Unanchored
122          2311        95407              Office
123          1275        92020              Office
124          1890        33328              Office
125          20          95340              Office
126          1403        80525              Retail - Single Tenant
127          1538        85022              Mobile Home Park
128          2027        32701              Retail - Unanchored
129          1795        02886              Office
130          1089        02893              Multifamily
131          19          90065              Retail - Single Tenant
132          1611        55101              Mixed Use
133          6102451     95630              Retail - Anchored
134          7608308     44123              Retail - Anchored
135          2693        89118              Office/Industrial
136          1863        44224              Retail - Anchored
137          2558        89103              Retail - Unanchored
138          1599        49001              Hotel
139          1929        92121              Retail - Unanchored
142          1442        92029              Mixed Use
140          6102706     18020              Industrial
143          1512        93101              Retail - Single Tenant
141          6102891     80919              Industrial
144          7608309     90027              Multifamily
145          1535        44070              Retail - Unanchored
146          35          10977              Multifamily
147          1975        06492              Office
148          2393        44512              Retail - Single Tenant
149          1407        80538              Mixed Use
150          2238        44070              Retail - Unanchored
151          6102803     32804              Hotel
152          6102972     29910              Retail - Unanchored
153          1607        54701              Retail - Single Tenant
154          5           37701              Hotel
155          6102460     91722              Multifamily

157          1781        Various            Multifamily
             1781A       73801              Multifamily
             1781B       73801              Multifamily

156          7608315     73003              Retail - Anchored
158          17          02062              Industrial
159          22          31419              Hotel
160          1440        67217              Multifamily
161          6102629     31539              Retail - Anchored
162          1448        32819              Retail - Single Tenant
163          6102834     27106              Multifamily
164          1321        97205              Office
165          3638        17602              Retail - Anchored
167          3633        97526-2799         Assisted Living
166          1246        93720              Office
168          2917        91950              Multifamily
169          6102648     92833/90621        Multifamily
170          1912        89128              Retail - Unanchored
171          1891        92705              Warehouse
172          6102443     41076              Self-Storage
173          940906544   68144              Retail - Single Tenant
174          1504        44124              Retail - Unanchored

                         Various            Multifamily
178          0998        41612              Multifamily
179          0999        43611              Multifamily

175          1810        60938              Nursing Home
176          6102988     92069              Industrial
177          3182        92103              Multifamily
180          2463        81301              Multifamily
181          1641        33063              Retail - Unanchored
182          6102932     66046              Retail - Unanchored
183          1555        14810              Retail - Unanchored
184          1090        64804              Office
185          940906539   33912              Retail - Single Tenant
186          2660        74075              Multifamily
189          1130        93304              Retail-Shadow Anchored
188          2043        63051              Mobile Home Park
187          2392        87301              Multifamily
190          1988        62236              Warehouse
191          1573        61369              Nursing Home
192          1886        87110              Retail - Unanchored
193          1075        83706              Retail-Shadow Anchored
196          940906545   40243              Retail - Single Tenant
194          1747        44136              Retail - Unanchored
195          1041        91606              Office
197          7608318     44129              Retail - Anchored
198          6102904     93065              Multifamily
199          1239        83712              Office
200          1015        75243              Multifamily
201          1720        89119              Multifamily
202          1086        74146              Office/Industrial
203          2168        97045              Warehouse
205          1060        70810              Multifamily
204          2055        55106              Multifamily
206          6102970     10016              Multifamily
207          6102901     92805              Industrial
208          6102903     17104              Retail - Single Tenant
209          1779        20783              Office
210          1005        11743              Retail - Single Tenant
211          1811        61362              Nursing Home
212          6102656     33615              Multifamily
213          4           12305              Office
214          2060        75961              Office
215          940907039   79499              Retail - Unanchored
216          1852        44060              Retail - Unanchored
217          2665        21244              Warehouse
218          940906528   40503              Retail - Single Tenant
219          1432        85262              Office
221          1102        77024              Industrial
220          1001        64801              Multifamily
222          2815        48842              Multifamily
223          2056        43040              Industrial
224          6102896     92718              Industrial
225          6102900     90069              Retail - Unanchored
226          6102943     17109              Multifamily
227          1435        89117              Office
228          7608319     44060              Retail - Unanchored
229          7608320     44122              Retail - Anchored
230          2456        48183              Multifamily
231          6102840     33612              Multifamily
232          2133        33431              Office
233          1580        37027              Office
234          940907278   77454              Office
236          1320        45242              Retail - Anchored
235          1855        44145              Office
237          1647        22192              Warehouse
238          1030        10024              Multifamily
239          6102770     76117              Multifamily
240          6102779     90746              Industrial
241          1288        07781              Retail - Unanchored
242          2756        45241              Retail - Single Tenant
243          1145        06492              Mixed Use
244          6102540     39560              Multifamily
245          1949        91108              Retail - Unanchored
246          2017        44102              Retail - Single Tenant
247          1854        44320              Retail - Unanchored
248          6102531     44870              Multifamily
249          1073        77055              Office
250          940906529   29687              Retail - Single Tenant
251          2200        64116              Warehouse
252          2115        63123              Multifamily
253          2405        44124              Retail - Single Tenant
254          1851        44070              Retail - Unanchored
255          1129        93561              Retail-Shadow Anchored
256          1991        64053              Multifamily
257          940906527   36606              Retail - Single Tenant
86           38          60447              Mobile Home Park




------------------------------------------------------------------------------------------------------------------------------
CONTROL      LOAN                                                                                        ORIGINAL PRINCIPAL
NUMBER       NUMBER    BORROWER NAME                                                                     BALANCE
------------------------------------------------------------------------------------------------------------------------------
1            6102551   AIP-SWAG Operating Partnership, LP                                                $30,550,000.00
             6102551A  AIP-SWAG Operating Partnership, LP                                                  1,225,463.27
             6102551B  AIP-SWAG Operating Partnership, LP                                                  1,352,005.67
             6102551C  AIP-SWAG Operating Partnership, LP                                                  4,995,094.83
             6102551D  AIP-SWAG Operating Partnership, LP                                                  2,464,246.78
             6102551E  AIP-SWAG Operating Partnership, LP                                                  1,265,424.02
             6102551F  AIP-SWAG Operating Partnership, LP                                                  2,197,841.73
             6102551G  AIP-SWAG Operating Partnership, LP                                                  7,392,740.35
             6102551H  AIP-SWAG Operating Partnership, LP                                                  2,197,841.73
             6102551I  AIP-SWAG Operating Partnership, LP                                                  7,459,341.62

2            6102992   Mayfair Joint Venture, L.L.C. and 2355 Associates L.P.                             24,100,000.00

3            24        Various                                                                            23,933,899.00
             24A       Northland Mall LLC, c/o DID Acquisition Company, Inc.                               3,961,440.00
             24B       1125 Atlantic Avenue LLC, c/o DID Acquisition Company, Inc.                         4,519,500.00
             24C       Bayport One, LLC c/o DID Acquisition Company, Inc.                                  2,247,960.00
             24D       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                      2,160,763.00
             24E       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                      1,649,863.00
             24F       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                      1,964,263.00
             24G       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                        863,863.00
             24H       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                      1,178,263.00
             24I       Aetna Realty Financial Note Corp., c/o DID Acquisition Company, Inc.                  785,263.00
             24J       Aetna Realty Financial Note Corp., c/o DID Acquisition Company, Inc.                  309,733.00
             24K       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                      1,099,663.00
             24L       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                        785,263.00
             24M       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                        580,903.00
             24N       Aetna Realty Financial Note Corp., c/o DID Acquisition Company, Inc.                  474,793.00
             24O       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                        494,443.00
             24P       U.S. Realty Financial Corp., c/o DID Acquisition Company, Inc.                        426,858.00
             24Q       Aetna Realty Financial Note Corp., c/o DID Acquisition Company, Inc.                  235,671.00
             24R       Aetna Realty Financial Note Corp., c/o DID Acquisition Company, Inc.                  195,394.00

4            1548      Lepercq Corporate Income Fund L.P.                                                 22,800,000.00
5            6102628   Old Orchard                                                                        19,600,000.00

                       Various                                                                            19,455,000.00
6            6102944   Penobscot Yacht Club                                                                7,163,000.00
7            6102945   Morris Creek Yacht Club                                                             5,397,000.00
8            6102946   Kenduskeag Yacht Club                                                               3,584,000.00
9            6102947   Union River Yacht Club                                                              3,311,000.00

11           2555      Brittany Farms Associates, LP                                                      16,500,000.00
12           6103017   HD - TB, LLC                                                                       15,000,000.00
14           10        Towne Mall LLC                                                                     14,500,000.00

13           1907      Aberfeldy III, LP                                                                  14,437,000.00
             1907A     Aberfeldy III, LP                                                                   3,254,383.69
             1907B     Aberfeldy III, LP                                                                   1,627,191.85
             1907C     Aberfeldy III, LP                                                                   1,038,633.09
             1907D     Aberfeldy III, LP                                                                   3,808,321.34
             1907E     Aberfeldy III, LP                                                                   2,008,023.98
             1907F     Aberfeldy III, LP                                                                     969,390.89
             1907G     Aberfeldy III, LP                                                                   1,731,055.16

15           2534      Adams Station, LLC                                                                 13,840,000.00

16           1905      Aberfeldy I, LP                                                                    13,652,000.00
             1905A     Aberfeldy I, LP                                                                     2,390,005.31
             1905B     Aberfeldy I, LP                                                                     1,955,458.89
             1905C     Aberfeldy I, LP                                                                     1,086,366.05
             1905D     Aberfeldy I, LP                                                                     1,050,153.85
             1905E     Aberfeldy I, LP                                                                     1,303,639.26
             1905F     Aberfeldy I, LP                                                                       832,880.64
             1905G     Aberfeldy I, LP                                                                     1,050,153.85
             1905H     Aberfeldy I, LP                                                                     1,339,851.46
             1905I     Aberfeldy I, LP                                                                     2,643,490.69

17           2         The Boyce Building Group, LLC                                                      12,500,000.00
18           3423      Amerwood Apartments, LLC                                                           12,150,000.00

19           1376      Aberfeldy IV, LP                                                                    4,900,000.00
20           1908      Aberfeldy IV, LP                                                                    7,308,000.00
             1908A     Aberfeldy IV, LP                                                                    1,421,000.00
             1908B     Aberfeldy IV, LP                                                                    1,827,000.00
             1908C     Aberfeldy IV, LP                                                                    3,383,333.33
             1908D     Aberfeldy IV, LP                                                                      676,666.67

21           18        2700 Route 22, LLC                                                                 12,000,000.00
22           1556      Miramar Commercial Center, Ltd.                                                    11,850,000.00
23           1         Fiesta Village Shopping Centers, INC.,                                             11,300,000.00
24           1210      First Real Estate Investment Trust of New Jersey                                   10,600,000.00
25           9         Grace Investment Co.                                                               10,500,000.00
26           2052      Creek House Housing Partners, LP                                                   10,200,000.00
27           6102530   F.S. Associates, LP                                                                10,100,000.00
28           6102876   B-S Partners, LP                                                                   10,000,000.00
29           2636      Westmont Convalescent Center, LP. Amer. Nat. Bank & Trust of Chicago, as trustee   10,000,000.00
30           2394      Hamilton Crossings, LP                                                              9,850,000.00
31           6102859   Chestnut Hill, LLC                                                                  9,750,000.00
32           1885      MCE-MCC Joint Venture, LLC                                                          9,750,000.00
33           6102580   CMC/Village Marketplace LP and McKinley RetailSouth LP                              9,450,000.00
34           2358      Wildwood Acres Dev., Inc. and Wildwood Acres Dev., Inc.                             9,300,000.00
35           1076      Walla Walla Shopping Center Associates and Paul Revere                              9,300,000.00
36           6102991   Mercantile Exchange, LP                                                             9,200,000.00
37           3641      NP Huntsville, LLC                                                                  9,190,000.00
38           6102452   Pacific Woods, LLC                                                                  9,000,000.00
41           3083      Crest 220, LP                                                                       8,800,000.00

                       Shuh-Wen Liu and Kin-Luan Liu                                                       8,875,000.00
39           2498      Shuh-Wen Liu and Kin-Luan Liu                                                       4,885,000.00
40           2499      Shuh-Wen Liu and Kin-Luan Liu                                                       3,990,000.00

                       Various                                                                             8,825,000.00
42           1224      John W. Underwood, Mary Ann Underwood, H. C. Chavers, Ruth B. Chavers,
                       Mark A. Chavers, Kathy Chavers, and Crossroads Retirement Center, Inc.              4,925,000.00
43           1269      John W. Underwood, Mary Ann Underwood, Hosea C. Chavers, Ruth B. Chavers,
                       Mark A. Chavers, and Parkside West, Inc.                                            3,900,000.00

44           6102663   DonCo of Florida, Inc.                                                              8,400,000.00
45           34        King Clarendon Associates, LP                                                       8,300,000.00
46           6102762   Landerbrook Place, LP                                                               8,273,000.00
47           16        United Value Realty Investments, LLC                                                8,250,000.00
48           6102442   103 Investors, LP                                                                   8,200,000.00
49           1776      Willowbrook Village, LP                                                             8,050,000.00
50           6102461   New Group-El Segundo, LLC                                                           7,800,000.00
51           3645      Hunters Hollow Apartments LLC                                                       7,700,000.00
52           1922      Sage-Interwest Associates, Ltd.                                                     7,700,000.00
53           7608323   Capstone Morningside Chase, LP                                                      7,520,000.00
55           1755      North Creek Group, Ltd.                                                             7,450,000.00
54           6102880   Campus Walk Associates, GP                                                          7,400,000.00

56           7                                                                                             7,180,000.00
             7A        Front and Spring Garden Street Associates                                           2,060,000.00
             7B        Spring-Ten Associates                                                                 790,000.00
             7C        511 Associates                                                                      2,180,000.00
             7D        Grant Plaza Associates                                                              2,150,000.00

57           6102950   Lake Monticello Yacht Club                                                          7,045,000.00
58           2076      Tall Oaks at Reston, LC                                                             7,000,000.00
59           6102533   Hunters Ridge Apartments, L.P                                                       7,000,000.00

                       Various                                                                             6,900,000.00
61           940906323 D.J. Associates, GP                                                                 2,900,000.00
62           940906324 J.J.J.D. Associates, GP                                                             4,000,000.00

60           3         Crosstown Plaza, LLC                                                                6,880,000.00
63           3632      HCRC, LLC                                                                           6,750,000.00
64           1541      Northpoint Business Center, LP and Amer. Nat. Bank & Trust Co.
                       of Chicago, as Trustee                                                              6,625,000.00
65           1585      Ventana Properties, LLC                                                             6,625,000.00
66           6102764   68th & Thomas, Inc.                                                                 6,600,000.00
67           1782      North Star, Inc.                                                                    6,600,000.00
68           1116      Heritage Plaza, LLC                                                                 6,500,000.00

70           1057      1021 Hennepin Associates                                                            6,300,000.00
             1057A     1021 Hennepin Associates                                                            4,814,150.94
             1057B     1021 Hennepin Associates                                                            1,485,849.06

69           2635      Grand Court - Sacramento Associates                                                 6,280,000.00
71           6102541   Palms I Partner, Ltd.                                                               6,000,000.00
72           6102532   C Center, Ltd                                                                       6,000,000.00
73           1263      Riverdale Plaza Shopping Center, LP                                                 6,000,000.00
74           13        McKibbon Hotel Group of Chattenooga, TN, LP                                         5,907,000.00
75           12        McKibbon Hotel Group of Macon, GA, LLC                                              5,760,000.00
76           1921      JPA III Development Company                                                         5,500,000.00
77           1660      Vogel Properties, Inc.                                                              5,500,000.00
78           3218      River Village Apartments, Ltd.                                                      5,300,000.00
82           940905374 Benderson-Niagara Associates, Inc.                                                  5,300,000.00
79           6102708   The Chiou Partnership, GP                                                           5,250,000.00
80           1859      Marina Associates                                                                   5,200,000.00
81           1523      La Patera, LLC                                                                      5,200,000.00
83           6102902   East Ball Road Property                                                             5,000,000.00
84           3642      Delco Mall Corp.                                                                    5,000,000.00
87           6102709   Santal Corporation                                                                  4,800,000.00
88           1152      RSR Agri-Corp., Inc.                                                                4,800,000.00
89           6102776   La Paloma Plaza, LLC                                                                4,550,000.00
90           15        New Avon, LP                                                                        4,500,000.00
91           6102499   The Development Group, Inc.                                                         4,500,000.00
92           2212      Capital Beltway, LP                                                                 4,480,000.00
93           2910      Tempe Riviera Investors, LP II                                                      4,400,000.00
85           23        Manufactured Housing Communites, LP                                                 4,365,000.00
94           6102765   Townhomes of Liberty Bell Associates                                                4,300,000.00
95           25        Brea D Investors                                                                    4,300,000.00
97           11        McKibbon Hotel Group of Ashville, NC, LLP                                           4,240,000.00
96           1704      American Pacific Capital Sahara Royale Co., LLC                                     4,218,750.00
98           1013      College Park Development Associates, LP                                             4,200,000.00
99           2307      First Virginia Warehouse, LP                                                        4,200,000.00
100          14        McKibbon Hotel Group of Warner Robins, GA, LP                                       4,060,000.00
101          6102769   Baron Capital of Daytona, Inc.                                                      4,000,000.00
102          37        Jos. L. Muscarelle, Inc                                                             4,000,000.00
103          2096      Winter 8 Associates, LLC                                                            4,000,000.00
106          1144      Forestream Village Inc.                                                             4,000,000.00
104          1666      Neal A. Morse, Joseph Bouquet, Palisades Investors Inc. and Elaine Hoffman          3,975,000.00
105          6102707   Prize Network Group, LLC                                                            3,950,000.00
107          6102974   Conestoga West Realty Associates, LP                                                3,800,000.00
108          36        HPE Boulevard, LLC                                                                  3,800,000.00
109          6         Tropicaire Development Inc.                                                         3,800,000.00
110          6102542   Windward Partners II, LTD                                                           3,775,000.00
111          1108      Grand Court - Garland Associates                                                    3,721,875.00
112          6102875   San Marcos View Estates, LP                                                         3,600,000.00
113          6102705   Golden Grove Terrace Apartment, LP                                                  3,600,000.00
116          1022      Knightsbridge Associates, LP                                                        3,550,000.00
114          6102969   Highland Partners, LLC                                                              3,500,000.00
115          1694      Hamilton Trust                                                                      3,500,000.00
117          1534      Old Branch Crossing, LLLP                                                           3,500,000.00
118          6102637   Merchant's Walk, LP                                                                 3,500,000.00
119          1088      Southern Hills Center, Ltd.                                                         3,500,000.00
120          28        Sitterly Associates II                                                              3,500,000.00
121          6102657   Mercado Del Rio Investors, LLC                                                      3,450,000.00
122          2311      John K. Bugay and Reta G. Bugay                                                     3,400,000.00
123          1275      Argus Associates, LP, and MacHutchin Investments, LP                                3,335,000.00
124          1890      University Park Properties, LP                                                      3,300,000.00
125          20        Captial Corp of the West                                                            3,300,000.00
126          1403      Smitmart, LLC, Seazona Propeties, Ltd., and Ruffin Tech Center, Ltd.                3,258,000.00
127          1538      CIC  Arizona, LLC                                                                   3,175,000.00
128          2027      REC I/Brantley Hall, LP                                                             3,150,000.00
129          1795      Mutual Property Associates, LLP                                                     3,150,000.00
130          1089      Mutual Apartment Properties, LP                                                     3,150,000.00
131          19        Papock Tuttle LP                                                                    3,100,000.00
132          1611      La Tete Maison, Ltd.                                                                3,100,000.00
133          6102451   Folsom Central, LLC                                                                 3,050,000.00
134          7608308   Lakeshore Plaza, LLC                                                                3,050,000.00
135          2693      Cameron Dewey, LP                                                                   3,000,000.00
136          1863      Coral Stow, LP                                                                      3,000,000.00
137          2558      New Foothills, Inc.                                                                 3,000,000.00
138          1599      Kal Motel Real Estate, LLC and Kal Motel, Inc.                                      3,000,000.00
139          1929      Mercury Plaza LLC                                                                   2,900,000.00
142          1442      Valley Parkway-Vineyard Partnership                                                 2,900,000.00
140          6102706   Unireal Corp.                                                                       2,880,000.00
143          1512      PDJ Partnership                                                                     2,860,000.00
141          6102891   Elite Properties of America, Inc.                                                   2,850,000.00
144          7608309   North Kingsley, LP #151                                                             2,850,000.00
145          1535      Miles G. Carter                                                                     2,850,000.00
146          35        Empire of Spring Valley LLC                                                         2,800,000.00
147          1975      Landmark of Wallingford, Inc.                                                       2,800,000.00
148          2393      WHC II Properties LP                                                                2,800,000.00
149          1407      USF/Palmer LP                                                                       2,780,000.00
150          2238      23300 Lorain Road Company, LLC                                                      2,760,000.00
151          6102803   Finnane Investments, Inc.                                                           2,750,000.00
152          6102972   Carolina Partners, LLC                                                              2,700,000.00
153          1607      Eau Claire Equity Fund LP                                                           2,600,000.00
154          5         Alten, LP                                                                           2,600,000.00
155          6102460   Rose Street Investors, LLC                                                          2,572,000.00

157          1781      Tommy W. Weder and Micah K. Weder                                                   2,513,000.00
             1781A     Tommy W. Weder and Micah K. Weder                                                   1,114,817.51
             1781B     Tommy W. Weder and Micah K. Weder                                                   1,398,182.49

156          7608315   Kelly Plaza Associates, LLC                                                         2,500,000.00
158          17        Morgan Drive Associates LP                                                          2,500,000.00
159          22        Zeus Properties LLC                                                                 2,475,000.00
160          1440      Kingston Cove                                                                       2,450,000.00
161          6102629   COAB, LLC                                                                           2,400,000.00
162          1448      MDR Health Club LP                                                                  2,400,000.00
163          6102834   Gelwin Woods LLC                                                                    2,350,000.00
164          1321      PBH, Inc., and Peter B. Hoffman                                                     2,350,000.00
165          3638      825 East Chestnut Co. LLC                                                           2,330,000.00
167          3633      OLRC, LLC                                                                           2,325,000.00
166          1246      B.C.C.D. Partnership                                                                2,320,000.00
168          2917      Primavera Investments, LLC                                                          2,300,000.00
169          6102648   Maxwell Investors, LLC                                                              2,300,000.00
170          1912      American Pacific Capital Summerhill Pads Company, LLC                               2,300,000.00
171          1891      Hamilton Airway I, LLC                                                              2,300,000.00
172          6102443   GFC, Investments, LLC                                                               2,300,000.00
173          940906544 Wilmington Trust Company, as Trustee for JSI 28 Delaware Business Trust             2,300,000.00
174          1504      Tower Plaza LLC                                                                     2,250,000.00

                       Harris Management Services, Inc.                                                    2,245,000.00
178          0998      Harris Management Services, Inc.                                                    1,126,000.00
179          0999      Harris Management Services, Inc.                                                    1,119,000.00

175          1810      Gilman Associates and LaSalle National Bank                                         2,223,000.00
176          6102988   Homan, LLC                                                                          2,210,000.00
177          3182      B. H. Group, Inc.                                                                   2,200,000.00
180          2463      TAMU Joint Venture                                                                  2,150,000.00
181          1641      Trademark Developers, Ltd.                                                          2,135,000.00
182          6102932   Tower Plaza Center                                                                  2,100,000.00
183          1555      Cavalier Development Ltd.                                                           2,100,000.00
184          1090      Hillside Medical Plaza Associates, LP                                               2,100,000.00
185          940906539 Wilmington Trust Company, as Trustee of JSI 71 Delaware Business Trust              2,100,000.00
186          2660      David M. Henneberry and Shida R. Henneberry                                         2,050,000.00
189          1130      White & Hughes Associates, LP                                                       2,032,500.00
188          2043      Sycamore Springs, LLC                                                               2,025,000.00
187          2392      Orleans Manor                                                                       2,024,000.00
190          1988      Budnick Converting, Inc.                                                            2,000,000.00
191          1573      Monte Cassino Healthcare Center, L.P.and LaSalle National Trust, N.A.               2,000,000.00
192          1886      Platinum Properties, LLC                                                            2,000,000.00
193          1075      Gateway Shopping Center LP                                                          1,965,000.00
196          940906545 Wilmington Trust Company,  as Trustee for JSI 63 Delaware Business Trust            1,960,000.00
194          1747      Coral Strongsville LP                                                               1,950,000.00
195          1041      Kenyon North Hollywood, LLC                                                         1,950,000.00
197          7608318   Ridge and Day Plaza, Ltd.                                                           1,950,000.00
198          6102904   River Ridge Villas, LLC                                                             1,825,000.00
199          1239      Ivan Strand                                                                         1,800,000.00
200          1015      Dallas Fox Hollow LP                                                                1,800,000.00
201          1720      YONY Properties, Inc.                                                               1,800,000.00
202          1086      Wilshire Square, LLC, 38th Street Investment Corp., and R.H.M., LLC                 1,800,000.00
203          2168      RS #7 LLC                                                                           1,800,000.00
205          1060      Baton Associates                                                                    1,735,000.00
204          2055      1334 Ames Avenue LLP                                                                1,725,000.00
206          6102970   224 East 48th Street LLC                                                            1,700,000.00
207          6102901   State College Property, GP                                                          1,700,000.00
208          6102903   The Porsch Company, LLC                                                             1,625,000.00
209          1779      Llarby Company LC                                                                   1,625,000.00
210          1005      Frank's Nursery & Crafts, Inc.                                                      1,625,000.00
211          1811      Spring Valley Nursing Center-LP and Amer. Nat. Bank & Trust Co. of Chicago          1,600,000.00
212          6102656   Country Square Apartments, Ltd                                                      1,600,000.00
213          4         Shamlo Realty Co., Inc.                                                             1,600,000.00
214          2060      NMC Investors, Ltd.                                                                 1,560,000.00
215          940907039 American Realty Trust, Inc.                                                         1,540,000.00
216          1852      Miles G. Carter                                                                     1,506,000.00
217          2665      Ambassador Operating Associates, LP                                                 1,500,000.00
218          940906528 Wilmington Trust Company, as Trustee of JSI 19 Delaware Business Trust              1,500,000.00
219          1432      FHOC, LLC                                                                           1,470,000.00
221          1102      Mary May Moore, as Trustee under the Mary May Moore Revocable Living Trust          1,465,000.00
220          1001      Royal Orleans Associates, L.P.                                                      1,450,000.00
222          2815      Keller-Orchard, LLC                                                                 1,425,000.00
223          2056      United Rotary Brush Corporation                                                     1,425,000.00
224          6102896   Stason Industrial Corporation                                                       1,400,000.00
225          6102900   8730 Santa Monica Blvd. Investors, LLC                                              1,400,000.00
226          6102943   Chester Cassell                                                                     1,400,000.00
227          1435      Marion J. Dudek                                                                     1,400,000.00
228          7608319   Realty One Plaza, Ltd.                                                              1,400,000.00
229          7608320   Chagrin Plaza Co., LP                                                               1,350,000.00
230          2456      Wellington Investments, LLC                                                         1,300,000.00
231          6102840   Curiosity Creek Apartments, Ltd.                                                    1,300,000.00
232          2133      Frank L. Rubin                                                                      1,300,000.00
233          1580      Winston Place, LLC                                                                  1,300,000.00
234          940907278 Transcontinental Realty Investors, Inc.                                             1,289,000.00
236          1320      TransBlueAsh, LLC                                                                   1,275,000.00
235          1855      Miles G. Carter                                                                     1,270,000.00
237          1647      Farm Creek LP                                                                       1,225,000.00
238          1030      81st Dwellers Inc.                                                                  1,200,000.00
239          6102770   HC Cornerstone Partners, LP                                                         1,200,000.00
240          6102779   Allen Schor, as Trustee of The Walnut Warehouse Trust                               1,200,000.00
241          1288      Tower Market Incorporated                                                           1,200,000.00
242          2756      O'Connor / MCI Associates #1, LLC                                                   1,190,000.00
243          1145      Sixty Church Street, LLC                                                            1,190,000.00
244          6102540   Adjor Associates, LP                                                                1,150,000.00
245          1949      Pence Family Partners, Ltd.                                                         1,100,000.00
246          2017      LDC Clifton Limited                                                                 1,050,000.00
247          1854      Miles G. Carter                                                                     1,040,000.00
248          6102531   Ranchview Gardens, Ltd.                                                             1,000,000.00
249          1073      9039 Katy Freeway I, Ltd.                                                           1,000,000.00
250          940906529 Wilmington Trust Company, as Trustee for JSI 12 Delaware Business Trust             1,000,000.00
251          2200      P.R. Investments, LLC                                                                 975,000.00
252          2115      Breihan Family LP                                                                     950,000.00
253          2405      May-Gold Properties, Ltd.                                                             945,000.00
254          1851      Miles G. Carter                                                                       940,000.00
255          1129      Red Apple Plaza Associates, LP                                                        937,500.00
256          1991      C.W.T. Shelter / Management, Inc.                                                     890,000.00
257          940906527 William J. Wade, as Trustee of JSI 13 Delaware Business Trust                         770,000.00
86           38        Shady Oaks II, LP                                                                     635,000.00




----------------------------------------------------------------------------------------------------------------
                                                      GROSS        NET                            1ST INTEREST
CONTROL      LOAN        CUT-OFF DATE                 MORTGAGE     MORTGAGE                       PAYMENT
NUMBER       NUMBER      BALANCE          LOAN TYPE   RATE         RATE         NOTE DATE         DATE
----------------------------------------------------------------------------------------------------------------
1            6102551     $30,380,396.31    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551A      1,218,659.89    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551B      1,344,499.77    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551C      4,967,363.69    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551D      2,450,566.09    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551E      1,258,398.80    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551F      2,185,640.02    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551G      7,351,698.26    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551H      2,185,640.02    Fixed       7.250%      7.196%       12/30/97          02/01/98
             6102551I      7,417,929.77    Fixed       7.250%      7.196%       12/30/97          02/01/98

2            6102992      24,080,400.83    Fixed       7.040%      6.986%       07/01/98          08/01/98

3            24           23,799,050.85    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24A           3,939,120.50    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24B           4,494,036.30    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24C           2,235,294.59    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24D           2,148,588.80    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24E           1,640,567.33    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24F           1,953,195.98    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24G             858,995.81    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24H           1,171,624.46    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24I             780,838.70    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24J             307,987.92    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24K           1,093,467.28    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24L             780,838.70    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24M             577,630.11    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24N             472,117.95    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24O             491,657.19    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24P             424,452.97    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24Q             234,343.17    Fixed       8.155%      8.101%       12/31/97          02/01/98
             24R             194,293.09    Fixed       8.155%      8.101%       12/31/97          02/01/98

4            1548         22,800,000.00    Fixed       7.490%      7.436%       12/30/97          02/01/98
5            6102628      19,538,161.94    Fixed       7.240%      7.186%       03/17/98          05/01/98

                          19,419,037.69    Fixed       7.310%      7.256%       06/04/98          08/01/98
6            6102944       7,149,759.29    Fixed       7.310%      7.256%       06/04/98          08/01/98
7            6102945       5,387,023.72    Fixed       7.310%      7.256%       06/04/98          08/01/98
8            6102946       3,577,375.02    Fixed       7.310%      7.256%       06/04/98          08/01/98
9            6102947       3,304,879.66    Fixed       7.310%      7.256%       06/04/98          08/01/98

11           2555         16,444,887.90    Fixed       6.950%      6.896%       03/30/98          05/01/98
12           6103017      14,977,310.09    Fixed       6.780%      6.726%       06/29/98          08/01/98
14           10           14,371,537.62    Fixed       7.390%      7.336%       11/05/97          01/01/98

13           1907         14,360,578.55    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907A         3,237,156.80    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907B         1,618,578.40    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907C         1,033,135.15    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907D         3,788,162.20    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907E         1,997,394.62    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907F           964,259.47    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1907G         1,721,891.91    Fixed       7.500%      7.446%       12/15/97          02/01/98

15           2534         13,817,378.84    Fixed       7.030%      6.976%       05/28/98          07/01/98

16           1905         13,579,733.95    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905A         2,377,353.95    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905B         1,945,107.78    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905C         1,080,615.43    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905D         1,044,594.92    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905E         1,296,738.52    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905F           828,471.83    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905G         1,044,594.92    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905H         1,332,759.03    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1905I         2,629,497.57    Fixed       7.500%      7.446%       12/15/97          02/01/98

17           2            12,414,270.00    Fixed       8.193%      8.139%       07/31/97          09/01/97
18           3423         12,139,942.08    Fixed       6.950%      6.896%       06/26/98          08/01/98

19           1376          4,688,861.61    Fixed       7.500%      7.446%       12/15/97          02/01/98
20           1908          7,269,315.49    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1908A         1,413,478.01    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1908B         1,817,328.87    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1908C         3,365,423.84    Fixed       7.500%      7.446%       12/15/97          02/01/98
             1908D           673,084.77    Fixed       7.500%      7.446%       12/15/97          02/01/98

21           18           11,941,357.72    Fixed       7.490%      7.436%       12/08/97          02/01/98
22           1556         11,775,785.52    Fixed       7.340%      7.286%       11/21/97          01/01/98
23           1            11,232,461.35    Fixed       9.270%      9.216%       05/30/97          07/01/97
24           1210         10,550,904.41    Fixed       7.380%      7.326%       01/08/98          03/01/98
25           9            10,435,138.96    Fixed       7.410%      7.356%       10/24/97          01/01/98
26           2052         10,166,394.89    Fixed       7.020%      6.966%       03/24/98          05/01/98
27           6102530      10,050,958.39    Fixed       7.140%      7.046%       01/16/98          03/01/98
28           6102876       9,991,899.64    Fixed       7.060%      6.966%       06/11/98          08/01/98
29           2636          9,964,362.44    Fixed       7.280%      7.226%       04/22/98          06/01/98
30           2394          9,814,729.59    Fixed       7.250%      7.196%       04/02/98          06/01/98
31           6102859       9,726,770.04    Fixed       7.190%      7.095%       04/21/98          06/01/98
32           1885          9,658,948.78    Fixed       7.440%      7.386%       11/13/97          01/01/98
33           6102580       9,426,395.33    Fixed       6.950%      6.853%       04/21/98          06/01/98
34           2358          9,255,675.11    Fixed       7.280%      7.126%       03/27/98          05/01/98
35           1076          9,243,672.60    Fixed       7.510%      7.456%       11/24/97          01/01/98
36           6102991       9,188,714.70    Fixed       7.040%      6.986%       07/01/98          08/01/98
37           3641          9,171,551.61    Fixed       7.140%      7.086%       04/10/98          06/01/98
38           6102452       8,955,522.70    Fixed       7.050%      6.951%       01/28/98          03/01/98
41           3083          8,792,843.45    Fixed       7.040%      6.936%       06/17/98          08/01/98

                           8,842,805.14    Fixed       7.490%      7.436%       05/28/98          07/01/98
39           2498          4,867,279.23    Fixed       7.490%      7.436%       05/28/98          07/01/98
40           2499          3,975,574.84    Fixed       7.490%      7.436%       05/28/98          07/01/98

                           8,762,713.48    Fixed       7.400%      7.346%       01/30/98          03/01/98
42           1224          4,890,239.54    Fixed       7.400%      7.346%       01/30/98          03/01/98
43           1269          3,872,473.95    Fixed       7.400%      7.346%       01/30/98          03/01/98

44           6102663       8,372,756.68    Fixed       7.100%      6.998%       03/31/98          05/01/98
45           34            8,288,540.62    Fixed       7.200%      7.146%       05/21/98          07/01/98
46           6102762       8,260,458.89    Fixed       7.410%      7.307%       05/05/98          07/01/98
47           16            8,207,768.97    Fixed       7.750%      7.696%       11/21/97          01/01/98
48           6102442       8,131,303.84    Fixed       7.310%      7.207%       12/11/97          02/01/98
49           1776          7,974,435.12    Fixed       7.280%      7.226%       01/23/98          03/01/98
50           6102461       7,762,935.61    Fixed       7.250%      7.144%       01/09/98          03/01/98
51           3645          7,688,808.86    Fixed       6.990%      6.936%       05/08/98          07/01/98
52           1922          7,670,715.34    Fixed       7.350%      7.296%       03/31/98          05/01/98
53           7608323       7,483,557.38    Fixed       7.150%      7.042%       01/13/98          03/01/98
55           1755          7,352,642.31    Fixed       7.380%      7.326%       12/30/97          02/01/98
54           6102880       7,395,401.18    Fixed       7.020%      6.911%       06/05/98          08/01/98

56           7             7,114,208.93    Fixed       8.425%      8.371%       09/17/97          11/01/97
             7A            2,041,124.01    Fixed       8.425%      8.371%       09/17/97          11/01/97
             7B              782,761.15    Fixed       8.425%      8.371%       09/17/97          11/01/97
             7C            2,160,024.44    Fixed       8.425%      8.371%       09/17/97          11/01/97
             7D            2,130,299.33    Fixed       8.425%      8.371%       09/17/97          11/01/97

57           6102950       7,032,198.86    Fixed       7.450%      7.396%       06/04/98          08/01/98
58           2076          6,978,982.54    Fixed       7.490%      7.436%       03/20/98          05/01/98
59           6102533       6,971,981.17    Fixed       7.180%      7.068%       02/09/98          04/01/98

                           6,788,711.69    Fixed       8.670%      8.616%       09/12/97          11/01/97
61           940906323     2,853,226.65    Fixed       8.670%      8.616%       09/12/97          11/01/97
62           940906324     3,935,485.04    Fixed       8.670%      8.616%       09/12/97          11/01/97

60           3             6,838,503.74    Fixed       8.435%      8.381%       08/26/97          10/01/97
63           3632          6,717,088.22    Fixed       7.500%      7.446%       12/30/97          02/01/98
64           1541          6,619,580.25    Fixed       7.010%      6.956%       06/15/98          08/01/98
65           1585          6,603,087.37    Fixed       7.000%      6.946%       03/02/98          05/01/98
66           6102764       6,584,292.19    Fixed       7.250%      7.135%       06/01/98          07/01/98
67           1782          6,600,000.00    Fixed       7.020%      6.966%       01/30/98          04/01/98
68           1116          6,455,832.51    Fixed       7.540%      7.486%       10/08/97          12/01/97

70           1057          6,231,189.11    Fixed       7.950%      7.896%       09/24/97          11/01/97
             1057A         4,761,569.04    Fixed       7.950%      7.896%       09/24/97          11/01/97
             1057B         1,469,620.07    Fixed       7.950%      7.896%       09/24/97          11/01/97

69           2635          6,265,446.58    Fixed       7.330%      7.276%       04/28/98          06/01/98
71           6102541       5,965,909.13    Fixed       7.140%      7.019%       12/31/97          02/01/98
72           6102532       5,957,316.75    Fixed       7.350%      7.229%       01/30/98          03/01/98
73           1263          5,953,925.22    Fixed       7.860%      7.806%       12/16/97          01/01/98
74           13            5,860,481.05    Fixed       8.040%      7.986%       11/04/97          01/01/98
75           12            5,714,638.71    Fixed       8.040%      7.986%       11/04/97          01/01/98
76           1921          5,473,910.55    Fixed       7.310%      7.256%       03/24/98          05/01/98
77           1660          5,477,985.22    Fixed       7.180%      7.126%       02/13/98          04/01/98
78           3218          5,295,542.98    Fixed       6.870%      6.816%       06/16/98          08/01/98
82           940905374     5,158,057.88    Fixed       7.970%      7.916%       10/09/97          12/01/97
79           6102708       5,237,039.89    Fixed       7.010%      6.879%       05/01/98          06/01/98
80           1859          5,183,496.56    Fixed       7.210%      7.156%       03/16/98          05/01/98
81           1523          5,159,744.69    Fixed       6.810%      6.756%       01/14/98          03/01/98
83           6102902       4,991,497.34    Fixed       7.095%      6.961%       06/05/98          08/01/98
84           3642          4,990,095.04    Fixed       7.190%      7.136%       04/20/98          06/01/98
87           6102709       4,787,986.80    Fixed       6.940%      6.802%       05/01/98          06/01/98
88           1152          4,800,000.00    Fixed       7.120%      7.066%       12/23/97          02/01/98
89           6102776       4,544,436.35    Fixed       7.060%      6.918%       07/01/98          08/01/98
90           15            4,478,592.21    Fixed       8.050%      7.996%       11/22/97          01/01/98
91           6102499       4,478,447.89    Fixed       7.210%      7.067%       01/08/98          03/01/98
92           2212          4,459,511.42    Fixed       7.540%      7.486%       03/19/98          05/01/98
93           2910          4,389,578.72    Fixed       7.220%      7.166%       04/30/98          06/01/98
85           23            4,342,787.45    Fixed       6.720%      6.666%       01/09/98          03/01/98
94           6102765       4,283,982.40    Fixed       7.000%      6.853%       04/23/98          06/01/98
95           25            4,276,182.90    Fixed       7.270%      7.216%       12/23/97          02/01/98
97           11            4,206,609.04    Fixed       8.040%      7.986%       11/04/97          01/01/98
96           1704          4,208,698.57    Fixed       7.190%      7.136%       03/31/98          06/01/98
98           1013          4,168,686.68    Fixed       7.620%      7.566%       09/25/97          11/01/97
99           2307          4,160,989.55    Fixed       7.370%      7.316%       02/25/98          04/01/98
100          14            4,028,026.59    Fixed       8.040%      7.986%       11/04/97          01/01/98
101          6102769       3,986,795.65    Fixed       7.010%      6.856%       03/25/98          05/01/98
102          37            3,986,685.69    Fixed       7.260%      7.206%       02/02/98          04/01/98
103          2096          3,986,036.49    Fixed       7.410%      7.356%       04/03/98          06/01/98
106          1144          3,942,124.60    Fixed       7.670%      7.616%       11/24/97          01/01/98
104          1666          3,952,223.81    Fixed       7.790%      7.736%       11/17/97          01/01/98
105          6102707       3,950,000.00    Fixed       7.240%      7.086%       05/01/98          06/01/98
107          6102974       3,795,979.79    Fixed       6.920%      6.766%       06/26/98          08/01/98
108          36            3,791,843.32    Fixed       7.330%      7.276%       05/12/98          07/01/98
109          6             3,777,195.55    Fixed       8.000%      7.946%       09/19/97          11/01/97
110          6102542       3,760,359.07    Fixed       7.340%      7.286%       02/11/98          04/01/98
111          1108          3,698,090.20    Fixed       7.850%      7.796%       10/14/97          12/01/97
112          6102875       3,591,714.14    Fixed       7.460%      7.306%       05/28/98          07/01/98
113          6102705       3,591,473.48    Fixed       7.220%      7.066%       04/23/98          06/01/98
116          1022          3,486,530.84    Fixed       7.820%      7.766%       09/29/97          11/01/97
114          6102969       3,497,136.73    Fixed       7.010%      6.856%       07/01/98          08/01/98
115          1694          3,491,788.56    Fixed       7.340%      7.286%       05/21/98          07/01/98
117          1534          3,484,171.01    Fixed       7.610%      7.556%       03/26/98          05/01/98
118          6102637       3,483,450.16    Fixed       7.330%      7.176%       03/24/98          05/01/98
119          1088          3,482,345.60    Fixed       6.920%      6.866%       03/10/98          05/01/98
120          28            3,458,955.27    Fixed       7.970%      7.916%       02/01/98          02/01/98
121          6102657       3,436,808.71    Fixed       7.320%      7.166%       03/11/98          05/01/98
122          2311          3,389,503.85    Fixed       7.350%      7.296%       03/12/98          05/01/98
123          1275          3,301,697.43    Fixed       7.830%      7.776%       10/17/97          12/01/97
124          1890          3,292,276.32    Fixed       7.280%      7.226%       04/16/98          06/01/98
125          20            3,275,872.16    Fixed       7.806%      7.752%       12/22/97          02/01/98
126          1403          3,227,583.37    Fixed       7.490%      7.436%       11/24/97          01/01/98
127          1538          3,158,160.02    Fixed       7.490%      7.436%       12/16/97          02/01/98
128          2027          3,147,740.65    Fixed       7.670%      7.616%       06/26/98          08/01/98
129          1795          3,137,903.28    Fixed       7.390%      7.336%       01/29/98          04/01/98
130          1089          3,133,652.53    Fixed       7.600%      7.546%       12/04/97          02/01/98
131          19            3,084,919.13    Fixed       7.510%      7.456%       12/30/97          02/01/98
132          1611          3,077,723.55    Fixed       7.620%      7.566%       03/19/98          05/01/98
133          6102451       3,025,280.03    Fixed       7.520%      7.366%       12/11/97          02/01/98
134          7608308       3,020,074.43    Fixed       7.440%      7.386%       12/31/97          02/01/98
135          2693          2,996,389.44    Fixed       7.160%      7.106%       06/15/98          08/01/98
136          1863          2,993,130.07    Fixed       7.390%      7.336%       04/27/98          06/01/98
137          2558          2,990,867.98    Fixed       8.900%      8.846%       05/13/98          07/01/98
138          1599          2,980,065.44    Fixed       7.780%      7.726%       01/28/98          03/01/98
139          1929          2,882,887.92    Fixed       7.360%      7.306%       01/30/98          04/01/98
142          1442          2,840,882.47    Fixed       7.460%      7.406%       10/31/97          12/01/97
140          6102706       2,863,557.23    Fixed       7.120%      6.966%       04/06/98          06/01/98
143          1512          2,836,077.69    Fixed       7.320%      7.266%       12/20/97          02/01/98
141          6102891       2,847,807.48    Fixed       7.320%      7.166%       06/08/98          08/01/98
144          7608309       2,835,997.95    Fixed       7.080%      6.926%       01/07/98          03/01/98
145          1535          2,832,534.46    Fixed       7.120%      7.066%       02/18/98          04/01/98
146          35            2,794,512.07    Fixed       7.230%      7.176%       04/20/98          06/01/98
147          1975          2,790,193.27    Fixed       7.460%      7.406%       04/22/98          06/01/98
148          2393          2,789,591.60    Fixed       7.290%      7.236%       05/07/98          07/01/98
149          1407          2,757,610.36    Fixed       7.560%      7.506%       12/18/97          02/01/98
150          2238          2,756,803.03    Fixed       7.400%      7.246%       06/05/98          08/01/98
151          6102803       2,744,064.54    Fixed       7.860%      7.706%       05/12/98          07/01/98
152          6102972       2,696,760.81    Fixed       7.180%      7.026%       06/24/98          08/01/98
153          1607          2,581,210.32    Fixed       7.250%      7.196%       01/15/98          03/01/98
154          5             2,562,489.39    Fixed       9.720%      9.666%       05/21/97          07/01/97
155          6102460       2,557,414.97    Fixed       7.150%      6.996%       12/12/97          02/01/98

157          1781          2,490,410.20    Fixed       7.640%      7.586%       02/06/98          04/01/98
             1781A         1,104,796.22    Fixed       7.640%      7.586%       02/06/98          04/01/98
             1781B         1,385,613.98    Fixed       7.640%      7.586%       02/06/98          04/01/98

156          7608315       2,490,550.38    Fixed       7.470%      7.416%       02/04/98          04/01/98
158          17            2,487,295.07    Fixed       7.780%      7.726%       11/22/97          01/01/98
159          22            2,459,937.80    Fixed       8.820%      8.766%       12/30/97          02/01/98
160          1440          2,427,942.84    Fixed       7.720%      7.666%       11/03/97          01/01/98
161          6102629       2,388,415.74    Fixed       7.200%      7.046%       03/30/98          05/01/98
162          1448          2,370,509.38    Fixed       7.890%      7.836%       12/04/97          02/01/98
163          6102834       2,343,982.36    Fixed       7.010%      6.856%       06/19/98          08/01/98
164          1321          2,329,725.37    Fixed       7.770%      7.716%       03/05/98          05/01/98
165          3638          2,320,121.55    Fixed       7.430%      7.376%       03/23/98          05/01/98
167          3633          2,307,220.77    Fixed       7.550%      7.496%       12/30/97          02/01/98
166          1246          2,308,126.07    Fixed       7.670%      7.616%       12/15/97          02/01/98
168          2917          2,297,187.61    Fixed       7.060%      7.006%       06/29/98          08/01/98
169          6102648       2,293,339.38    Fixed       7.030%      6.876%       03/26/98          05/01/98
170          1912          2,292,829.04    Fixed       7.300%      7.246%       03/03/98          05/01/98
171          1891          2,283,326.01    Fixed       7.230%      7.176%       01/05/98          03/01/98
172          6102443       2,270,622.39    Fixed       7.570%      7.416%       12/30/97          02/01/98
173          940906544     2,269,787.09    Fixed       8.990%      8.936%       05/08/97          07/01/97
174          1504          2,237,513.00    Fixed       7.260%      7.206%       12/24/97          02/01/98

                           2,219,765.77    Fixed       8.390%      8.336%       08/27/97          10/01/97
178          0998          1,113,343.55    Fixed       8.390%      8.336%       08/27/97          10/01/97
179          0999          1,106,422.23    Fixed       8.390%      8.336%       08/27/97          10/01/97

175          1810          2,219,049.12    Fixed       7.630%      7.576%       06/15/98          08/01/98
176          6102988       2,207,340.22    Fixed       7.160%      7.006%       06/23/98          08/01/98
177          3182          2,200,000.00    Fixed       7.050%      6.996%       07/01/98          09/01/98
180          2463          2,144,817.65    Fixed       7.170%      7.116%       05/29/98          07/01/98
181          1641          2,119,522.19    Fixed       7.230%      7.176%       01/12/98          03/01/98
182          6102932       2,095,958.92    Fixed       6.980%      6.926%       07/01/98          08/01/98
183          1555          2,091,887.52    Fixed       7.360%      7.306%       02/27/98          04/01/98
184          1090          2,086,283.58    Fixed       7.740%      7.686%       10/20/97          12/01/97
185          940906539     2,072,414.40    Fixed       8.990%      8.936%       05/08/97          07/01/97
186          2660          2,045,534.41    Fixed       7.590%      7.536%       06/23/98          08/01/98
189          1130          2,012,491.64    Fixed       7.920%      7.866%       10/22/97          12/01/97
188          2043          2,018,419.48    Fixed       7.090%      7.036%       03/20/98          05/01/98
187          2392          2,021,703.90    Fixed       7.530%      7.476%       06/09/98          08/01/98
190          1988          1,990,617.62    Fixed       7.380%      7.326%       03/25/98          05/01/98
191          1573          1,986,258.83    Fixed       7.570%      7.516%       01/16/98          03/01/98
192          1886          1,969,733.59    Fixed       7.620%      7.566%       01/26/98          04/01/98
193          1075          1,945,778.70    Fixed       7.960%      7.906%       10/30/97          12/01/97
196          940906545     1,934,253.35    Fixed       8.990%      8.936%       05/08/97          07/01/97
194          1747          1,943,300.45    Fixed       7.510%      7.456%       04/30/98          06/01/98
195          1041          1,938,565.42    Fixed       8.280%      8.226%       10/01/97          12/01/97
197          7608318       1,913,892.04    Fixed       7.430%      7.376%       01/30/98          03/01/98
198          6102904       1,823,901.78    Fixed       7.125%      6.971%       06/24/98          08/01/98
199          1239          1,789,603.91    Fixed       7.750%      7.696%       11/19/97          01/01/98
200          1015          1,789,495.77    Fixed       7.430%      7.376%       02/27/98          04/01/98
201          1720          1,788,899.61    Fixed       7.080%      7.026%       01/30/98          04/01/98
202          1086          1,777,229.67    Fixed       7.650%      7.596%       12/01/97          02/01/98
203          2168          1,767,760.63    Fixed       7.040%      6.986%       03/09/98          05/01/98
205          1060          1,708,197.15    Fixed       8.130%      8.076%       10/13/97          12/01/97
204          2055          1,716,856.20    Fixed       7.340%      7.286%       03/30/98          05/01/98
206          6102970       1,698,888.23    Fixed       6.850%      6.696%       06/25/98          08/01/98
207          6102901       1,697,131.04    Fixed       7.145%      6.991%       06/05/98          08/01/98
208          6102903       1,622,330.30    Fixed       7.320%      7.166%       06/16/98          08/01/98
209          1779          1,617,485.03    Fixed       7.470%      7.416%       03/03/98          05/01/98
210          1005          1,597,549.57    Fixed       9.100%      9.046%       08/19/97          10/01/97
211          1811          1,596,064.44    Fixed       7.610%      7.556%       06/01/98          07/01/98
212          6102656       1,595,119.06    Fixed       7.410%      7.256%       03/03/98          05/01/98
213          4             1,584,582.08    Fixed       8.735%      8.681%       08/26/97          10/01/97
214          2060          1,548,583.34    Fixed       7.470%      7.416%       03/27/98          05/01/98
215          940907039     1,517,202.24    Fixed       8.480%      8.426%       10/06/97          12/01/97
216          1852          1,499,900.45    Fixed       7.120%      7.066%       02/18/98          04/01/98
217          2665          1,496,580.54    Fixed       7.520%      7.466%       05/07/98          07/01/98
218          940906528     1,480,296.02    Fixed       8.990%      8.936%       05/08/97          07/01/97
219          1432          1,466,613.61    Fixed       7.360%      7.306%       04/27/98          06/01/98
221          1102          1,441,617.19    Fixed       7.860%      7.806%       10/21/97          12/01/97
220          1001          1,444,629.61    Fixed       7.320%      7.266%       05/14/98          07/01/98
222          2815          1,423,260.30    Fixed       7.070%      7.016%       06/30/98          08/01/98
223          2056          1,417,221.80    Fixed       7.490%      7.436%       04/02/98          06/01/98
224          6102896       1,398,916.52    Fixed       7.290%      7.136%       06/24/98          08/01/98
225          6102900       1,398,578.13    Fixed       7.110%      6.956%       06/09/98          08/01/98
226          6102943       1,398,233.10    Fixed       6.860%      6.706%       06/30/98          08/01/98
227          1435          1,392,806.18    Fixed       7.650%      7.596%       12/10/97          02/01/98
228          7608319       1,374,076.31    Fixed       7.430%      7.376%       01/30/98          03/01/98
229          7608320       1,325,002.16    Fixed       7.430%      7.376%       01/30/98          03/01/98
230          2456          1,298,412.90    Fixed       7.070%      7.016%       06/30/98          08/01/98
231          6102840       1,296,957.34    Fixed       7.280%      7.126%       04/20/98          06/01/98
232          2133          1,295,440.14    Fixed       7.380%      7.326%       04/17/98          06/01/98
233          1580          1,289,160.38    Fixed       7.340%      7.286%       12/16/97          02/01/98
234          940907278     1,274,741.55    Fixed       8.490%      8.436%       08/20/97          10/01/97
236          1320          1,258,851.53    Fixed       7.640%      7.586%       12/17/97          02/01/98
235          1855          1,268,993.42    Fixed       7.170%      7.116%       06/11/98          08/01/98
237          1647          1,211,402.89    Fixed       7.430%      7.376%       01/07/98          03/01/98
238          1030          1,200,000.00    Fixed       6.900%      6.846%       11/04/97          12/01/97
239          6102770       1,199,065.74    Fixed       7.260%      7.106%       06/04/98          08/01/98
240          6102779       1,193,321.09    Fixed       7.330%      7.176%       04/27/98          06/01/98
241          1288          1,191,218.15    Fixed       7.170%      7.116%       01/13/98          03/01/98
242          2756          1,187,172.33    Fixed       7.260%      7.206%       05/15/98          07/01/98
243          1145          1,178,814.69    Fixed       8.210%      8.156%       10/20/97          12/01/97
244          6102540       1,141,464.53    Fixed       7.080%      6.926%       01/08/98          03/01/98
245          1949          1,096,286.65    Fixed       7.620%      7.566%       04/23/98          06/01/98
246          2017          1,042,315.71    Fixed       7.470%      7.416%       03/25/98          05/01/98
247          1854          1,035,097.89    Fixed       7.350%      7.296%       03/06/98          05/01/98
248          6102531         994,494.83    Fixed       7.420%      7.366%       04/15/98          06/01/98
249          1073            992,538.53    Fixed       8.040%      7.986%       12/22/97          02/01/98
250          940906529       986,863.91    Fixed       8.990%      8.936%       05/08/97          07/01/97
251          2200            966,160.71    Fixed       7.570%      7.516%       02/24/98          04/01/98
252          2115            945,717.26    Fixed       7.630%      7.576%       03/31/98          05/01/98
253          2405            939,701.88    Fixed       7.270%      7.216%       04/08/98          06/01/98
254          1851            934,239.43    Fixed       7.120%      7.066%       02/18/98          04/01/98
255          1129            928,271.05    Fixed       7.920%      7.866%       10/22/97          12/01/97
256          1991            884,000.67    Fixed       7.690%      7.636%       01/29/98          03/01/98
257          940906527       759,885.25    Fixed       8.990%      8.936%       05/08/97          07/01/97
86           38              631,768.64    Fixed       6.720%      6.666%       01/09/98          03/01/98




------------------------------------------------------------------------------------------------------------------
                         1ST INT. &
                         PRIN.        INTEREST
CONTROL      LOAN        PAYMENT      ACCRUAL                         GRACE    PAYMENT
NUMBER       NUMBER      DATE         METHOD       DUE DATE           PERIOD   FREQUENCY     MONTHLY PAYMENT
------------------------------------------------------------------------------------------------------------------
1            6102551     02/01/98       30/360     1st of the month     10     Monthly         $208,475.41
             6102551A    02/01/98       30/360     1st of the month     10     Monthly            8,362.65
             6102551B    02/01/98       30/360     1st of the month     10     Monthly            9,226.18
             6102551C    02/01/98       30/360     1st of the month     10     Monthly           34,086.89
             6102551D    02/01/98       30/360     1st of the month     10     Monthly           16,816.20
             6102551E    02/01/98       30/360     1st of the month     10     Monthly            8,635.35
             6102551F    02/01/98       30/360     1st of the month     10     Monthly           14,998.23
             6102551G    02/01/98       30/360     1st of the month     10     Monthly           50,448.59
             6102551H    02/01/98       30/360     1st of the month     10     Monthly           14,998.23
             6102551I    02/01/98       30/360     1st of the month     10     Monthly           50,903.09

2            6102992     08/01/98       30/360     1st of the month     10     Monthly          160,985.84

3            24          02/01/98     Actual/360   1st of the month     7      Monthly          183,046.81
             24A         02/01/98     Actual/360   1st of the month     7      Monthly           30,297.15
             24B         02/01/98     Actual/360   1st of the month     7      Monthly           34,565.20
             24C         02/01/98     Actual/360   1st of the month     7      Monthly           17,192.43
             24D         02/01/98     Actual/360   1st of the month     7      Monthly           16,525.55
             24E         02/01/98     Actual/360   1st of the month     7      Monthly           12,618.18
             24F         02/01/98     Actual/360   1st of the month     7      Monthly           15,022.71
             24G         02/01/98     Actual/360   1st of the month     7      Monthly            6,606.84
             24H         02/01/98     Actual/360   1st of the month     7      Monthly            9,011.37
             24I         02/01/98     Actual/360   1st of the month     7      Monthly            6,005.70
             24J         02/01/98     Actual/360   1st of the month     7      Monthly            2,368.84
             24K         02/01/98     Actual/360   1st of the month     7      Monthly            8,410.24
             24L         02/01/98     Actual/360   1st of the month     7      Monthly            6,005.70
             24M         02/01/98     Actual/360   1st of the month     7      Monthly            4,442.75
             24N         02/01/98     Actual/360   1st of the month     7      Monthly            3,631.22
             24O         02/01/98     Actual/360   1st of the month     7      Monthly            3,781.51
             24P         02/01/98     Actual/360   1st of the month     7      Monthly            3,264.62
             24Q         02/01/98     Actual/360   1st of the month     7      Monthly            1,802.42
             24R         02/01/98     Actual/360   1st of the month     7      Monthly            1,494.38

4            1548        02/01/00       30/360     1st of the month     10     Monthly          168,341.71
5            6102628     05/01/98       30/360     1st of the month     5      Monthly          133,573.64

                         08/01/98       30/360     1st of the month     10     Monthly          154,475.69
6            6102944     08/01/98       30/360     1st of the month     10     Monthly           56,875.32
7            6102945     08/01/98       30/360     1st of the month     10     Monthly           42,853.01
8            6102946     08/01/98       30/360     1st of the month     10     Monthly           28,457.51
9            6102947     08/01/98       30/360     1st of the month     10     Monthly           26,289.85

11           2555        05/01/98       30/360     1st of the month     10     Monthly          109,221.40
12           6103017     08/01/98       30/360     1st of the month     10     Monthly          107,439.91
14           10          01/01/98     Actual/360   1st of the month     7      Monthly          106,118.39

13           1907        02/01/98       30/360     1st of the month     10     Monthly          100,945.60
             1907A       02/01/98       30/360     1st of the month     10     Monthly           22,755.12
             1907B       02/01/98       30/360     1st of the month     10     Monthly           11,377.56
             1907C       02/01/98       30/360     1st of the month     10     Monthly            7,262.27
             1907D       02/01/98       30/360     1st of the month     10     Monthly           26,628.34
             1907E       02/01/98       30/360     1st of the month     10     Monthly           14,040.40
             1907F       02/01/98       30/360     1st of the month     10     Monthly            6,778.12
             1907G       02/01/98       30/360     1st of the month     10     Monthly           12,103.79

15           2534        07/01/98       30/360     1st of the month     10     Monthly           92,356.88

16           1905        02/01/98       30/360     1st of the month     10     Monthly           95,456.76
             1905A       02/01/98       30/360     1st of the month     10     Monthly           16,711.26
             1905B       02/01/98       30/360     1st of the month     10     Monthly           13,672.85
             1905C       02/01/98       30/360     1st of the month     10     Monthly            7,596.03
             1905D       02/01/98       30/360     1st of the month     10     Monthly            7,342.83
             1905E       02/01/98       30/360     1st of the month     10     Monthly            9,115.23
             1905F       02/01/98       30/360     1st of the month     10     Monthly            5,823.62
             1905G       02/01/98       30/360     1st of the month     10     Monthly            7,342.83
             1905H       02/01/98       30/360     1st of the month     10     Monthly            9,368.44
             1905I       02/01/98       30/360     1st of the month     10     Monthly           18,483.67

17           2           09/01/97     Actual/360   1st of the month     10     Monthly           93,407.90
18           3423        08/01/98       30/360     1st of the month     10     Monthly           80,426.67

19           1376        02/01/98       30/360     1st of the month     10     Monthly           60,226.78
20           1908        02/01/98       30/360     1st of the month     10     Monthly           51,098.60
             1908A       02/01/98       30/360     1st of the month     10     Monthly            9,935.84
             1908B       02/01/98       30/360     1st of the month     10     Monthly           12,774.65
             1908C       02/01/98       30/360     1st of the month     10     Monthly           23,656.76
             1908D       02/01/98       30/360     1st of the month     10     Monthly            4,731.35

21           18          02/01/98     Actual/360   1st of the month     7      Monthly           83,823.59
22           1556        01/01/98       30/360     1st of the month     10     Monthly           81,562.53
23           1           07/01/97     Actual/360   1st of the month     7      Monthly           93,126.14
24           1210        03/01/98       30/360     1st of the month     10     Monthly           73,247.69
25           9           01/01/98       30/360     1st of the month     7      Monthly           72,771.52
26           2052        05/01/98       30/360     1st of the month     10     Monthly           67,997.92
27           6102530     03/01/98       30/360     1st of the month     10     Monthly           68,147.86
28           6102876     08/01/98       30/360     1st of the month     10     Monthly           66,933.69
29           2636        06/01/98       30/360     1st of the month     10     Monthly           72,474.08
30           2394        06/01/98       30/360     1st of the month     10     Monthly           71,196.48
31           6102859     06/01/98       30/360     1st of the month     10     Monthly           66,115.86
32           1885        01/01/98       30/360     1st of the month     10     Monthly           71,671.55
33           6102580     06/01/98       30/360     1st of the month     10     Monthly           62,554.08
34           2358        05/01/98       30/360     1st of the month     10     Monthly           67,400.89
35           1076        01/01/98       30/360     1st of the month     10     Monthly           65,090.64
36           6102991     08/01/98       30/360     1st of the month     10     Monthly           65,258.63
37           3641        06/01/98     Actual/360   1st of the month     5      Monthly           62,007.80
38           6102452     03/01/98       30/360     1st of the month     10     Monthly           60,179.75
41           3083        08/01/98       30/360     1st of the month     10     Monthly           58,783.21

                         07/01/98       30/360     1st of the month     10     Monthly           71,442.14
39           2498        07/01/98       30/360     1st of the month     10     Monthly           39,323.36
40           2499        07/01/98       30/360     1st of the month     10     Monthly           32,118.78

                         03/01/98       30/360     1st of the month     10     Monthly           64,643.03
42           1224        03/01/98       30/360     1st of the month     10     Monthly           36,075.57
43           1269        03/01/98       30/360     1st of the month     10     Monthly           28,567.46

44           6102663     05/01/98       30/360     1st of the month     10     Monthly           56,450.68
45           34          07/01/98     Actual/360   1st of the month     7      Monthly           56,339.42
46           6102762     07/01/98       30/360     1st of the month     10     Monthly           57,337.03
47           16          01/01/98     Actual/360   1st of the month     7      Monthly           59,104.01
48           6102442     02/01/98       30/360     1st of the month     10     Monthly           59,587.51
49           1776        03/01/98       30/360     1st of the month     10     Monthly           61,241.15
50           6102461     03/01/98       30/360     1st of the month     10     Monthly           53,209.75
51           3645        07/01/98     Actual/360   1st of the month     10     Monthly           51,176.58
52           1922        05/01/98       30/360     1st of the month     10     Monthly           54,416.75
53           7608323     03/01/98       30/360     1st of the month     10     Monthly           50,790.59
55           1755        02/01/98       30/360     1st of the month     10     Monthly           59,471.23
54           6102880     08/01/98     Actual/360   1st of the month     10     Monthly           49,331.82

56           7           11/01/97     Actual/360   1st of the month     7      Monthly           57,452.87
             7A          11/01/97     Actual/360   1st of the month     7      Monthly           16,483.69
             7B          11/01/97     Actual/360   1st of the month     7      Monthly            6,321.42
             7C          11/01/97     Actual/360   1st of the month     7      Monthly           17,443.91
             7D          11/01/97     Actual/360   1st of the month     7      Monthly           17,203.85

57           6102950     08/01/98       30/360     1st of the month     10     Monthly           56,538.85
58           2076        05/01/98       30/360     1st of the month     10     Monthly           48,897.09
59           6102533     04/01/98       30/360     1st of the month     10     Monthly           47,420.44

                         11/01/97       30/360     1st of the month     10     Monthly           60,624.28
61           940906323   11/01/97       30/360     1st of the month     10     Monthly           25,479.77
62           940906324   11/01/97       30/360     1st of the month     10     Monthly           35,144.51

60           3           10/01/97     Actual/360   1st of the month     7      Monthly           52,584.64
63           3632        02/01/98     Actual/360   1st of the month     5      Monthly           47,196.98
64           1541        08/01/98       30/360     1st of the month     10     Monthly           44,120.79
65           1585        05/01/98       30/360     1st of the month     10     Monthly           44,076.29
66           6102764     07/01/98       30/360     1st of the month     10     Monthly           47,705.25
67           1782        04/01/00       30/360     1st of the month     10     Monthly           43,998.65
68           1116        12/01/97       30/360     1st of the month     10     Monthly           45,627.11

70           1057        11/01/97       30/360     1st of the month     10     Monthly           48,415.93
             1057A       11/01/97       30/360     1st of the month     10     Monthly           36,997.08
             1057B       11/01/97       30/360     1st of the month     10     Monthly           11,418.85

69           2635        06/01/98       30/360     1st of the month     10     Monthly           43,181.96
71           6102541     02/01/98       30/360     1st of the month     10     Monthly           40,483.88
72           6102532     03/01/98       30/360     1st of the month     10     Monthly           43,755.72
73           1263        01/01/98       30/360     1st of the month     10     Monthly           45,753.90
74           13          01/01/98     Actual/360   1st of the month     7      Monthly           45,747.82
75           12          01/01/98     Actual/360   1st of the month     7      Monthly           44,609.35
76           1921        05/01/98       30/360     1st of the month     10     Monthly           39,967.23
77           1660        04/01/98       30/360     1st of the month     10     Monthly           37,258.92
78           3218        08/01/98       30/360     1st of the month     10     Monthly           34,799.52
82           940905374   12/01/97       30/360     1st of the month     10     Monthly           50,557.81
79           6102708     06/01/98       30/360     1st of the month     10     Monthly           34,963.65
80           1859        05/01/98       30/360     1st of the month     10     Monthly           35,332.20
81           1523        03/01/98       30/360     1st of the month     10     Monthly           36,124.66
83           6102902     08/01/98     Actual/360   1st of the month     10     Monthly           39,050.58
84           3642        06/01/98     Actual/360   1st of the month     5      Monthly           33,905.57
87           6102709     06/01/98       30/360     1st of the month     10     Monthly           31,741.33
88           1152        02/01/99       30/360     1st of the month     10     Monthly           32,322.29
89           6102776     08/01/98       30/360     1st of the month     10     Monthly           32,332.82
90           15          01/01/98     Actual/360   1st of the month     7      Monthly           33,176.39
91           6102499     03/01/98       30/360     1st of the month     10     Monthly           30,575.94
92           2212        05/01/98       30/360     1st of the month     10     Monthly           33,223.46
93           2910        06/01/98       30/360     1st of the month     10     Monthly           29,926.28
85           23          03/01/98     Actual/360   1st of the month     10     Monthly           28,224.32
94           6102765     06/01/98       30/360     1st of the month     10     Monthly           30,391.51
95           25          02/01/98       30/360     1st of the month     7      Monthly           29,391.93
97           11          01/01/98     Actual/360   1st of the month     7      Monthly           32,837.44
96           1704        06/01/98       30/360     1st of the month     10     Monthly           28,607.82
98           1013        11/01/97       30/360     1st of the month     10     Monthly           29,712.89
99           2307        04/01/98       30/360     1st of the month     10     Monthly           33,501.84
100          14          01/01/98     Actual/360   1st of the month     7      Monthly           31,443.40
101          6102769     05/01/98       30/360     1st of the month     10     Monthly           26,638.97
102          37          04/01/98     Actual/360   1st of the month     7      Monthly           27,314.19
103          2096        06/01/98       30/360     1st of the month     10     Monthly           29,325.88
106          1144        01/01/98       30/360     1st of the month     10     Monthly           32,640.80
104          1666        01/01/98       30/360     1st of the month     10     Monthly           28,587.34
105          6102707     06/01/01       30/360     1st of the month     10     Monthly           23,831.67
107          6102974     08/01/98     Actual/360   1st of the month     10     Monthly           26,663.99
108          36          07/01/98     Actual/360   1st of the month     7      Monthly           27,662.82
109          6           11/01/97     Actual/360   1st of the month     7      Monthly           27,883.05
110          6102542     04/01/98       30/360     1st of the month     10     Monthly           25,983.00
111          1108        12/01/97       30/360     1st of the month     10     Monthly           26,921.62
112          6102875     07/01/98       30/360     1st of the month     10     Monthly           26,510.09
113          6102705     06/01/98       30/360     1st of the month     10     Monthly           24,485.14
116          1022        11/01/97       30/360     1st of the month     10     Monthly           29,297.18
114          6102969     08/01/98       30/360     1st of the month     10     Monthly           23,309.10
115          1694        07/01/98       30/360     1st of the month     10     Monthly           25,501.54
117          1534        05/01/98       30/360     1st of the month     10     Monthly           26,115.64
118          6102637     05/01/98       30/360     1st of the month     10     Monthly           25,478.91
119          1088        05/01/98       30/360     1st of the month     10     Monthly           24,558.94
120          28          02/01/98     Actual/360   1st of the month     7      Monthly           29,210.10
121          6102657     05/01/98       30/360     1st of the month     10     Monthly           24,312.80
122          2311        05/01/98       30/360     1st of the month     10     Monthly           23,425.05
123          1275        12/01/97       30/360     1st of the month     10     Monthly           25,365.63
124          1890        06/01/98       30/360     1st of the month     10     Monthly           22,579.01
125          20          02/01/98     Actual/360   1st of the month     7      Monthly           25,047.30
126          1403        01/01/98       30/360     1st of the month     10     Monthly           24,055.14
127          1538        02/01/98       30/360     1st of the month     10     Monthly           22,178.33
128          2027        08/01/98       30/360     1st of the month     10     Monthly           22,393.10
129          1795        04/01/98       30/360     1st of the month     10     Monthly           21,788.48
130          1089        02/01/98       30/360     1st of the month     10     Monthly           22,241.35
131          19          02/01/98     Actual/360   1st of the month     7      Monthly           21,696.88
132          1611        05/01/98       30/360     1st of the month     10     Monthly           25,201.35
133          6102451     02/01/98       30/360     1st of the month     10     Monthly           22,578.92
134          7608308     02/01/98       30/360     1st of the month     10     Monthly           23,106.22
135          2693        08/01/98       30/360     1st of the month     10     Monthly           21,510.56
136          1863        06/01/98       30/360     1st of the month     10     Monthly           20,750.93
137          2558        07/01/98       30/360     1st of the month     10     Monthly           26,799.14
138          1599        03/01/98       30/360     1st of the month     10     Monthly           22,718.98
139          1929        04/01/98       30/360     1st of the month     10     Monthly           21,167.36
142          1442        12/01/97       30/360     1st of the month     10     Monthly           24,435.30
140          6102706     06/01/98       30/360     1st of the month     10     Monthly           22,536.53
143          1512        02/01/98       30/360     1st of the month     10     Monthly           20,801.44
141          6102891     08/01/98       30/360     1st of the month     10     Monthly           19,577.52
144          7608309     03/01/98       30/360     1st of the month     10     Monthly           19,114.49
145          1535        04/01/98       30/360     1st of the month     10     Monthly           20,361.90
146          35          06/01/98     Actual/360   1st of the month     7      Monthly           19,062.97
147          1975        06/01/98       30/360     1st of the month     10     Monthly           20,618.96
148          2393        07/01/98       30/360     1st of the month     10     Monthly           22,198.44
149          1407        02/01/98       30/360     1st of the month     10     Monthly           20,652.57
150          2238        08/01/98       30/360     1st of the month     10     Monthly           20,216.97
151          6102803     07/01/98       30/360     1st of the month     10     Monthly           20,970.54
152          6102972     08/01/98       30/360     1st of the month     10     Monthly           19,394.19
153          1607        03/01/98       30/360     1st of the month     10     Monthly           18,792.98
154          5           07/01/97     Actual/360   1st of the month     5      Monthly           23,900.93
155          6102460     02/01/98       30/360     1st of the month     10     Monthly           17,371.46

157          1781        04/01/98       30/360     1st of the month     10     Monthly           20,460.23
             1781A       04/01/98       30/360     1st of the month     10     Monthly            9,076.57
             1781B       04/01/98       30/360     1st of the month     10     Monthly           11,383.66

156          7608315     04/01/98       30/360     1st of the month     10     Monthly           17,429.04
158          17          01/01/98     Actual/360   1st of the month     7      Monthly           17,962.16
159          22          02/01/98     Actual/360   1st of the month     7      Monthly           20,465.89
160          1440        01/01/98       30/360     1st of the month     10     Monthly           18,457.33
161          6102629     05/01/98       30/360     1st of the month     10     Monthly           17,270.13
162          1448        02/01/98       30/360     1st of the month     10     Monthly           19,910.57
163          6102834     08/01/98       30/360     1st of the month     15     Monthly           19,745.56
164          1321        05/01/98       30/360     1st of the month     10     Monthly           20,235.94
165          3638        05/01/98     Actual/360   1st of the month     5      Monthly           17,112.55
167          3633        02/01/98     Actual/360   1st of the month     5      Monthly           17,257.23
166          1246        02/01/98       30/360     1st of the month     10     Monthly           16,492.69
168          2917        08/01/98       30/360     1st of the month     5      Monthly           16,344.06
169          6102648     05/01/98     Actual/360   1st of the month     7      Monthly           15,348.33
170          1912        05/01/98       30/360     1st of the month     10     Monthly           15,768.13
171          1891        03/01/98       30/360     1st of the month     10     Monthly           16,594.93
172          6102443     02/01/98       30/360     1st of the month     10     Monthly           18,627.21
173          940906544   07/01/97       30/360     1st of the month     10     Monthly           19,285.77
174          1504        02/01/98       30/360     1st of the month     10     Monthly           15,364.24

                         10/01/97       30/360     1st of the month     10     Monthly           17,911.23
178          0998        10/01/97       30/360     1st of the month     10     Monthly            8,983.54
179          0999        10/01/97       30/360     1st of the month     10     Monthly            8,927.69

175          1810        08/01/98       30/360     1st of the month     10     Monthly           18,085.46
176          6102988     08/01/98       30/360     1st of the month     10     Monthly           15,846.11
177          3182        09/01/98       30/360     1st of the month     10     Monthly           14,710.60
180          2463        07/01/98       30/360     1st of the month     10     Monthly           15,429.71
181          1641        03/01/98       30/360     1st of the month     10     Monthly           15,404.43
182          6102932     08/01/98       30/360     1st of the month     10     Monthly           16,256.08
183          1555        04/01/98       30/360     1st of the month     10     Monthly           14,482.72
184          1090        12/01/97       30/360     1st of the month     10     Monthly           15,030.15
185          940906539   07/01/97       30/360     1st of the month     10     Monthly           17,608.74
186          2660        08/01/98       30/360     1st of the month     10     Monthly           17,431.84
189          1130        12/01/97       30/360     1st of the month     10     Monthly           15,579.60
188          2043        05/01/98       30/360     1st of the month     10     Monthly           13,595.00
187          2392        08/01/98       30/360     1st of the month     10     Monthly           14,996.70
190          1988        05/01/98       30/360     1st of the month     10     Monthly           14,624.07
191          1573        03/01/98       30/360     1st of the month     10     Monthly           14,871.01
192          1886        04/01/98       30/360     1st of the month     10     Monthly           18,676.89
193          1075        12/01/97       30/360     1st of the month     10     Monthly           15,114.16
196          940906545   07/01/97       30/360     1st of the month     10     Monthly           16,434.83
194          1747        06/01/98       30/360     1st of the month     10     Monthly           14,423.01
195          1041        12/01/97       30/360     1st of the month     10     Monthly           14,690.85
197          7608318     03/01/98       30/360     1st of the month     10     Monthly           17,999.26
198          6102904     08/01/98     Actual/360   1st of the month     10     Monthly           12,295.36
199          1239        01/01/98       30/360     1st of the month     10     Monthly           12,895.42
200          1015        04/01/98       30/360     1st of the month     10     Monthly           13,219.99
201          1720        04/01/98       30/360     1st of the month     10     Monthly           12,814.03
202          1086        02/01/98       30/360     1st of the month     10     Monthly           14,666.22
203          2168        05/01/98       30/360     1st of the month     10     Monthly           18,549.26
205          1060        12/01/97       30/360     1st of the month     10     Monthly           14,652.92
204          2055        05/01/98       30/360     1st of the month     10     Monthly           12,568.61
206          6102970     08/01/98     Actual/360   1st of the month     10     Monthly           11,139.41
207          6102901     08/01/98     Actual/360   1st of the month     10     Monthly           13,328.45
208          6102903     08/01/98     Actual/360   1st of the month     10     Monthly           12,912.62
209          1779        05/01/98       30/360     1st of the month     10     Monthly           11,976.91
210          1005        10/01/97       30/360     1st of the month     10     Monthly           14,725.22
211          1811        07/01/98       30/360     1st of the month     10     Monthly           11,938.58
212          6102656     05/01/98       30/360     1st of the month     10     Monthly           11,088.99
213          4           10/01/97     Actual/360   1st of the month     7      Monthly           13,138.00
214          2060        05/01/98       30/360     1st of the month     10     Monthly           12,538.65
215          940907039   12/01/97       30/360     1st of the month     10     Monthly           13,344.99
216          1852        04/01/98       30/360     1st of the month     10     Monthly           10,141.12
217          2665        07/01/98       30/360     1st of the month     10     Monthly           11,104.39
218          940906528   07/01/97       30/360     1st of the month     10     Monthly           12,577.67
219          1432        06/01/98       30/360     1st of the month     10     Monthly           10,137.90
221          1102        12/01/97       30/360     1st of the month     10     Monthly           12,126.51
220          1001        07/01/98       30/360     1st of the month     10     Monthly           11,522.03
222          2815        08/01/98       30/360     1st of the month     10     Monthly           10,135.33
223          2056        06/01/98       30/360     1st of the month     10     Monthly           11,470.99
224          6102896     08/01/98       30/360     1st of the month     10     Monthly            9,588.48
225          6102900     08/01/98     Actual/360   1st of the month     10     Monthly            9,993.37
226          6102943     08/01/98       30/360     1st of the month     10     Monthly            9,770.23
227          1435        02/01/98       30/360     1st of the month     10     Monthly            9,933.20
228          7608319     03/01/98       30/360     1st of the month     10     Monthly           12,922.55
229          7608320     03/01/98       30/360     1st of the month     10     Monthly           12,461.03
230          2456        08/01/98       30/360     1st of the month     10     Monthly            9,246.26
231          6102840     06/01/98       30/360     1st of the month     10     Monthly            8,894.76
232          2133        06/01/98       30/360     1st of the month     10     Monthly            9,505.64
233          1580        02/01/98       30/360     1st of the month     10     Monthly            9,472.00
234          940907278   10/01/97       30/360     1st of the month     10     Monthly           10,370.69
236          1320        02/01/98       30/360     1st of the month     10     Monthly           10,380.74
235          1855        08/01/98       30/360     1st of the month     10     Monthly            8,594.83
237          1647        03/01/98       30/360     1st of the month     10     Monthly            9,816.15
238          1030                       30/360     1st of the month     10     Monthly            6,900.00
239          6102770     08/01/98       30/360     1st of the month     10     Monthly            8,194.26
240          6102779     06/01/98       30/360     1st of the month     10     Monthly            9,542.76
241          1288        03/01/98       30/360     1st of the month     10     Monthly            8,611.93
242          2756        07/01/98       30/360     1st of the month     10     Monthly            8,609.07
243          1145        12/01/97       30/360     1st of the month     10     Monthly            9,350.77
244          6102540     03/01/98       30/360     1st of the month     10     Monthly            8,186.74
245          1949        06/01/98       30/360     1st of the month     10     Monthly            8,214.96
246          2017        05/01/98       30/360     1st of the month     10     Monthly            8,439.48
247          1854        05/01/98       30/360     1st of the month     10     Monthly            7,584.32
248          6102531     06/01/98       30/360     1st of the month     10     Monthly            8,007.09
249          1073        02/01/98       30/360     1st of the month     10     Monthly            7,744.69
250          940906529   07/01/97       30/360     1st of the month     10     Monthly            8,385.12
251          2200        04/01/98       30/360     1st of the month     10     Monthly            7,896.32
252          2115        05/01/98       30/360     1st of the month     10     Monthly            7,100.94
253          2405        06/01/98       30/360     1st of the month     10     Monthly            7,480.51
254          1851        04/01/98       30/360     1st of the month     10     Monthly            6,715.86
255          1129        12/01/97       30/360     1st of the month     10     Monthly            7,186.16
256          1991        03/01/98       30/360     1st of the month     10     Monthly            6,687.41
257          940906527   07/01/97       30/360     1st of the month     10     Monthly            6,456.54
86           38          03/01/98     Actual/360   1st of the month     10     Monthly            4,105.94





------------------------------------------------------------------------------------------------------------------------------------
CONTROL   LOAN                                                                                                 YIELD MAINTENANCE
NUMBER    NUMBER    CROSS COLLATERALIZED / CROSS DEFAULTED PREPAYMENT DESCRIPTION                              DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
1         6102551                                          LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551A  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551B  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551C  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551D  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551E  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551F  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551G  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551H  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat
          6102551I  6102551 A-I                            LO(25),YM1(89),O(6)                                 Treasury Flat

2         6102992                                          LO(49),YM1(65),O(6)                                 Treasury Flat

3         24                                               LO(24),DEF(90),O(6)                                 NAP
          24A        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24B        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24C        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24D        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24E        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24F        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24G        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24H        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24I        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24J        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24K        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24L        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24M        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24N        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24O        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24P        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24Q        24 A-R                                LO(24),DEF(90),O(6)                                 NAP
          24R        24 A-R                                LO(24),DEF(90),O(6)                                 NAP

4         1548                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
5         6102628                                          LO(25),YM1(89),O(6)                                 Treasury Flat

                                                           LO(37),DEF(83)                                      NAP
6         6102944   6102945, 6102946, 6102947              LO(37),DEF(83)                                      NAP
7         6102945   6102944, 6102946, 6102947              LO(37),DEF(83)                                      NAP
8         6102946   6102944, 6102945, 6102947              LO(37),DEF(83)                                      NAP
9         6102947   6102944, 6102945, 6102946              LO(37),DEF(83)                                      NAP

11        2555                                             YM1(120),1%(12),O(12)                               Treasury Flat
12        6103017                                          LO(25),DEF(171),O(3)                                NAP
14        10                                               LO(24),DEF(29),O(6)                                 NAP

13        1907                                             YM1(144),1%(24),O(12)                               Treasury Flat
          1907A     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907B     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907C     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907D     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907E     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907F     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat
          1907G     1907 A-G                               YM1(144),1%(24),O(12)                               Treasury Flat

15        2534                                             YM5(96),5%(12),O(12)                                Treasury Flat

16        1905                                             YM1(144),1%(24),O(12)                               Treasury Flat
          1905A     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905B     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905C     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905D     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905E     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905F     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905G     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905H     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat
          1905I     1905 A-I                               YM1(144),1%(24),O(12)                               Treasury Flat

17        2                                                LO(60),YM1(54),O(6)                                 Treasury Flat
18        3423                                             YM5(96),5%(12),O(12)                                Treasury Flat

19        1376      1908                                   YM5(96),5%(12),O(6)                                 Treasury Flat
20        1908      1376                                   YM1(144),1%(24),O(12)                               Treasury Flat
          1908A     1376                                   YM1(144),1%(24),O(12)                               Treasury Flat
          1908B     1376                                   YM1(144),1%(24),O(12)                               Treasury Flat
          1908C     1376                                   YM1(144),1%(24),O(12)                               Treasury Flat
          1908D     1376                                   YM1(144),1%(24),O(12)                               Treasury Flat

21        18                                               LO(24),DEF(90),O(6)                                 NAP
22        1556                                             YM5(114),O(6)                                       Treasury Flat
23        1                                                LO(48),DEF(66),O(6)                                 NAP
24        1210                                             YM1(156),1%(12),O(12)                               Treasury Flat
25        9                                                 LO(24),3%(12),2%(12),1%(66),O(6)                   Treasury Flat
26        2052                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
27        6102530                                          LO(30),DEF(84),O(6)                                 NAP
28        6102876                                          LO(49),YM1(65),O(6)                                 Treasury Flat
29        2636                                             YM5(120),3%(12),O(12)                               Treasury Flat
30        2394                                             YM5(96),1%(12),O(12)                                Treasury Flat
31        6102859                                          LO(49),YM1(65),O(6)                                 Treasury Flat
32        1885                                             YM3(96),O(24)                                       Treasury Flat
33        6102580                                          LO(25),YM1(90),O(6)                                 Treasury Flat
34        2358                                             YM2(60),YM1(36),1%(12),O(12)                        Treasury Flat
35        1076                                             YM1(114),O(6)                                       Treasury Flat
36        6102991                                          LO(49),DEF(71)                                      NAP
37        3641                                             LO(48),YM1(69),O(3)                                 Treasury Flat
38        6102452                                          LO(25), YM1(89),O(6)                                Treasury Flat
41        3083                                             LO(36),DEF(78),O(6)                                 NAP

                                                           YM5(96),5%(12),O(12)                                Treasury Flat
39        2498      2499                                   YM5(96),5%(12),O(12)                                Treasury Flat
40        2499      2498                                   YM5(96),5%(12),O(12)                                Treasury Flat

                                                           YM3(120),3%(96),1%(12),O(12)                        Treasury Flat
42        1224      1269 (Cross-defaulted only)            YM3(120),3%(96),1%(12),O(12)                        Treasury Flat
43        1269      1224 (Cross-defaulted only)            YM3(120),3%(96),1%(12),O(12)                        Treasury Flat

44        6102663                                          LO(25),YM1(89),O(6)                                 Treasury Flat
45        34                                               LO(24),DEF(90),O(6)                                 NAP
46        6102762                                          LO(26),DEF(88),O(6)                                 NAP
47        16                                               LO(24),DEF(90),O(6)                                 NAP
48        6102442                                          LO(25),YM1(89),O(6)                                 Treasury Flat
49        1776                                             YM3(120),2%(12),1%(12),O(36)                        Treasury Flat
50        6102461                                          LO(25), YM1(209),O(6)                               Treasury Flat
51        3645                                             LO(60), YM1(114),O(6)                               Treasury Flat
52        1922                                             LO(24),YM1(84),O(12)                                Treasury Flat
53        7608323                                          LO(25),YM1(89),O(6)                                 Treasury Flat
55        1755                                             YM5(120),5%(12),4%(12),O(36)                        Treasury Flat
54        6102880                                          LO(49),YM1(65),O(6)                                 Treasury Flat

56        7                                                LO(24),DEF(54),O(6)                                 NAP
          7A        7A - D                                 LO(24),DEF(54),O(6)                                 NAP
          7B        7A - D                                 LO(24),DEF(54),O(6)                                 NAP
          7C        7A - D                                 LO(24),DEF(54),O(6)                                 NAP
          7D        7A - D                                 LO(24),DEF(54),O(6)                                 NAP

57        6102950                                          LO(37),DEF(203)                                     NAP
58        2076                                             YM3(156),3%(12),O(12)                               Treasury Flat
59        6102533                                          LO(25),YM1(89),O(6)                                 Treasury Flat

                                                           YM5(96),5%(12),O(12)                                Treasury Flat
61        940906323 940906324                              YM5(96),5%(12),O(12)                                Treasury Flat
62        940906324 940906323                              YM5(96),5%(12),O(12)                                Treasury Flat

60        3                                                LO(24),DEF(90),O(6)                                 NAP
63        3632                                             LO(60),YM1(54),O(6)                                 Treasury plus 140 bp
64        1541                                             YM3(108),3%(12),O(24)                               Treasury Flat
65        1585                                             YM5(114),O(6)                                       Treasury Flat
66        6102764                                          LO(25),YM1(88),O(6)                                 Treasury Flat
67        1782                                             YM5(96),O(24)                                       Treasury Flat
68        1116                                             YM5(96),5%(12),O(12)                                Treasury Flat

70        1057                                             YM3(60),3%(6),2%(6),O(12)                           Treasury Flat
          1057A     1057 A-B                               YM3(60),3%(6),2%(6),O(12)                           Treasury Flat
          1057B     1057 A-B                               YM3(60),3%(6),2%(6),O(12)                           Treasury Flat

69        2635                                             LO(28),DEF(86),O(6)                                 Treasury Flat
71        6102541                                          LO(25),YM1(89),O(6)                                 Treasury Flat
72        6102532                                          LO(25),YM1(149),O(6)                                Treasury Flat
73        1263                                             YM2(96),1%(6),O(19)                                 Treasury Flat
74        13                                               LO(24),DEF(90),O(6)                                 NAP
75        12                                               LO(24),DEF(90),O(6)                                 NAP
76        1921                                             YM5(60),YM3(60),YM(36),O(24)                        Treasury Flat
77        1660                                             YM3(60),1%(48),O(12)                                Treasury Flat
78        3218                                             YM3(96),3%(12),O(12)                                Treasury Flat
82        940905374                                        LO(48),YM5%(120),O(12)                              Treasury Flat
79        6102708                                          LO(61),YM1(113),O(6)                                Treasury Flat
80        1859                                             YM5(60),YM3(36),3%(12),O(12)                        Treasury Flat
81        1523                                             YM5(120),5%(12),O(12)                               Treasury Flat
83        6102902                                          LO(60),DEF(120)                                     NAP
84        3642                                             LO(60),YM1(57),O(3)                                 Treasury Flat
87        6102709                                          LO(61), YM1(113),O(6)                               Treasury Flat
88        1152                                             YM3(78),O(6)                                        Treasury Flat
89        6102776                                          LO(25),YM1(89),O(6)                                 Treasury Flat
90        15                                               LO(24),DEF(90),O(6)                                 NAP
91        6102499                                          LO(24),YM1(90),O(6)                                 Treasury Flat
92        2212                                             YM3(156),3%(12),O(12)                               Treasury Flat
93        2910                                             YM5(96),5%(12),O(12)                                Treasury Flat
85        23                                               LO(24),DEF(90),O(6)                                 NAP
94        6102765                                          LO(25),YM1(56),O(3)                                 Treasury Flat
95        25                                               LO(24),DEF(102),O(6)                                NAP
97        11                                               LO(24),DEF(90),O(6)                                 NAP
96        1704                                             LO(60),YM1(48),O(12)                                Treasury Flat
98        1013                                             YM5(96),5%(12),O(12)                                Treasury Flat
99        2307                                             YM5(96),5%(12),O(12)                                Treasury Flat
100       14                                               LO(24),DEF(90),O(6)                                 NAP
101       6102769                                          LO(25),YM1(53),O(6)                                 Treasury Flat
102       37                                               LO(24),DEF(90),O(6)                                 NAP
103       2096                                             YM4(60),YM3(24),YM1(24),O(12)                       Treasury Flat
106       1144                                             YM5(168),5%(12),4%(12),3%(12),1%(12),O(24)          Treasury Flat
104       1666                                             YM5(156),5%(24),4%(12),3%(12),2%(12),1%(12),O(12)   Treasury Flat
105       6102707                                          LO(25),YM1(125),O(6)                                Treasury Flat
107       6102974                                          LO(49),YM1(65),O(6)                                 Treasury Flat
108       36                                               LO(60),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)       Treasury Flat
109       6                                                LO(24),DEF(90),O(6)                                 NAP
110       6102542                                          LO(60),YM1(114),O(6)                                Treasury Flat
111       1108                                             YM5(96),5%(12),O(12)                                Treasury Flat
112       6102875                                          LO(25),YM1(89),O(6)                                 Treasury Flat
113       6102705                                          LO(25),YM1(90),O(6)                                 Treasury Flat
116       1022                                             YM1(96),1%(12),O(12)                                Treasury Flat
114       6102969                                          LO(25),DEF(89),O(6)                                 NAP
115       1694                                             YM3(48),YM2(24),O(12)                               Treasury Flat
117       1534                                             YM5(96),5%(12),O(12)                                Treasury Flat
118       6102637                                          LO(25),YM1(91),O(4)                                 Treasury Flat
119       1088                                             YM5(96),5%(12),O(12)                                Treasury Flat
120       28                                               LO(24),DEF(90),O(6)                                 NAP
121       6102657                                          LO(25),YM1(89),O(6)                                 Treasury Flat
122       2311                                             YM5(96),5%(12),O(12)                                Treasury Flat
123       1275                                             YM1(96),1%(12),O(12)                                Treasury Flat
124       1890                                             YM5(96),5%(12),O(12)                                Treasury Flat
125       20                                               LO(24),DEF(90),O(6)                                 NAP
126       1403                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
127       1538                                             YM3(96),3%(12),O(12)                                Treasury Flat
128       2027                                             YM2(96),1%(12),O(12)                                Treasury Flat
129       1795                                             YM3(144),3%(72),O(24)                               Treasury Flat
130       1089                                             YM1(144),1%(72),O(24)                               Treasury Flat
131       19                                               LO(24),DEF(120),3%(12),2%(10),O(6)                  Treasury Flat
132       1611                                             YM5(96),5%(12),O(12)                                Treasury Flat
133       6102451                                          LO(61), YM1(113),O(6)                               Treasury Flat
134       7608308                                          LO(25),YM1(89),O(6)                                 Treasury Flat
135       2693                                             YM5(96),5%(12),O(12)                                Treasury Flat
136       1863                                             YM3(96),3%(12),O(12)                                Treasury Flat
137       2558                                             YM5(96),5%(12),O(12)                                Treasury Flat
138       1599                                             YM5(96),5%(12),O(12)                                Treasury Flat
139       1929                                             YM5(96),5%(12),O(12)                                Treasury Flat
142       1442                                             YM5(180),5%(12),1%(12),O(12)                        Treasury Flat
140       6102706                                          LO(85),YM1(149),O(6)                                Treasury Flat
143       1512                                             YM3(108),O(36)                                      Treasury Flat
141       6102891                                          LO(25),YM1(89),O(6)                                 Treasury Flat
144       7608309                                          LO(25),YM1(149),O(6)                                Treasury Flat
145       1535                                             YM3(96),3%(12),O(12)                                Treasury Flat
146       35                                               LO(24),DEF(90),O(6)                                 NAP
147       1975                                             YM5(96),3%(12),O(12)                                Treasury Flat
148       2393                                             YM5(96),5%(12),O(12)                                Treasury Flat
149       1407                                             YM2(96),1%(12),O(12)                                Treasury Flat
150       2238                                             YM3(96),3%(12),O(12)                                Treasury Flat
151       6102803                                          LO(25),YM1(89),O(6)                                 Treasury Flat
152       6102972                                          LO(49),YM1(65),O(6)                                 Treasury Flat
153       1607                                             YM5(96),5%(12),O(12)                                Treasury Flat
154       5                                                LO(36),DEF(81),O(3)                                 NAP
155       6102460                                          LO(25), YM1(89),O(6)                                Treasury Flat

157       1781                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
          1781A     1781B                                  YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
          1781B     1781A                                  YM5(144),5%(12),4%(12),O(12)                        Treasury Flat

156       7608315                                          LO(25),YM1(149),O(6)                                Treasury Flat
158       17                                               LO(24),DEF(90),O(6)                                 NAP
159       22                                               LO(60),YM1(54),O(6)                                 Treasury Flat
160       1440                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
161       6102629                                          LO(25), YM1(209),O(6)                               Treasury Flat
162       1448                                             YM2(144),1.5%(12),1%(12),O(12)                      Treasury Flat
163       6102834                                          LO(49),YM1(149),O(6)                                Treasury Flat
164       1321                                             YM5(144),5%(12),4%(12),3%(12),2%(12),1%(6),O(18)    Treasury Flat
165       3638                                             LO(120),YM1(117),O(3)                               Treasury Flat
167       3633                                             LO(60),YM1(54),O(6)                                 Treasury plus 145 bp
166       1246                                             YM3(96),3%(12),O(12)                                Treasury Flat
168       2917                                             YM5(96),5%(12),O(12)                                Treasury Flat
169       6102648                                          LO(25),YM1(89),O(6)                                 Treasury Flat
170       1912                                             LO(60),YM2(48),YM1(60),O(12)                        Treasury Flat
171       1891                                             YM3(108),O(12)                                      Treasury Flat
172       6102443                                          LO(25), YM1(89),O(6)                                Treasury Flat
173       940906544                                        YM5(120),5%(12),O(12)                               Treasury Flat
174       1504                                             YM5(96),5%(12),O(12)                                Treasury Flat

                                                           LO(60),YM5(54),O(6)                                 Treasury Flat
178       0998      0999                                   LO(60),YM5(54),O(6)                                 Treasury Flat
179       0999      0998                                   LO(60),YM5(54),O(6)                                 Treasury Flat

175       1810                                             YM5(96),5%(12),O(12)                                Treasury Flat
176       6102988                                          LO(49),DEF(71)                                      NAP
177       3182                                             YM5(96),5%(12),O(12)                                Treasury Flat
180       2463                                             YM3(96),2%(12),O(12)                                Treasury Flat
181       1641                                             YM5(96),5%(12),O(12)                                Treasury Flat
182       6102932                                          LO(49),YM1(65),O(6)                                 Treasury Flat
183       1555                                             YM5(120),5%(12),O(12)                               Treasury Flat
184       1090                                             YM5(108),O(12)                                      Treasury Flat
185       940906539                                        YM5(120),5%(12),O(12)                               Treasury Flat
186       2660                                             YM5(144),5%(12),4%(12),3%(12),2%(12),O(24)          Treasury Flat
189       1130                                             YM5(120),5%(12),O(12)                               Treasury Flat
188       2043                                             YM2(60),YM1(36),1%(12),O(12)                        Treasury Flat
187       2392                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
190       1988                                             YM5(204),5%(12),4%(12),O(12)                        Treasury Flat
191       1573                                             YM5(120),3%(30),O(30)                               Treasury Flat
192       1886                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
193       1075                                             YM1(96),1%(12),O(12)                                Treasury Flat
196       940906545                                        YM5(120),5%(12),O(12)                               Treasury Flat
194       1747                                             YM3(96),3%(12),O(12)                                Treasury Flat
195       1041                                             YM5(120),5%(12),4%(12),3%(12),O(36)                 Treasury Flat
197       7608318                                          LO(25),YM1(149),O(6)                                Treasury Flat
198       6102904                                          LO(49),YM1(125),O(6)                                Treasury Flat
199       1239                                             YM5(96),5%(12),O(12)                                Treasury Flat
200       1015                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
201       1720                                             YM5(96),5%(12),O(12)                                Treasury Flat
202       1086                                             YM2(96),2%(12),O(12)                                Treasury Flat
203       2168                                             YM3(60),YM1(24),5%(12),4%(12),3%(12),2%(12),O(12)   Treasury Flat
205       1060                                             YM5(96),5%(12),O(12)                                Treasury Flat
204       2055                                             YM5(96),5%(12),O(12)                                Treasury Flat
206       6102970                                          LO(25),YM1(89),O(6)                                 Treasury Flat
207       6102901                                          LO(61),DEF(119)                                     NAP
208       6102903                                          LO(61), YM1(173),O(6)                               Treasury Flat
209       1779                                             YM2(96),1%(12),O(12)                                Treasury Flat
210       1005                                             YM3(96),2%(6),1%(6),O(12)                           Treasury Flat
211       1811                                             YM5(96),5%(12),O(12)                                Treasury Flat
212       6102656                                          LO(49),YM1(65),O(6)                                 Treasury Flat
213       4                                                LO(24),DEF(90),O(6)                                 NAP
214       2060                                             YM5(180),5%(12),4%(12),3%(12),2%(12),O(12)          Treasury Flat
215       940907039                                        YM3(36),YM2(12),YM1(60),O(12)                       Treasury Flat
216       1852                                             YM3(96),3%(12),O(12)                                Treasury Flat
217       2665                                             LO(27),DEF(87),O(6)                                 NAP
218       940906528                                        YM5(120),5%(12),O(12)                               Treasury Flat
219       1432                                             YM5(96),5%(12),O(12)                                Treasury Flat
221       1102                                             YM3(180),2%(12),1%(12),O(36)                        Treasury Flat
220       1001                                             YM1(96),1%(12),O(12)                                Treasury Flat
222       2815                                             YM5(96),5%(12),O(12)                                Treasury Flat
223       2056                                             YM3(60),YM2(36),1%(12),O(36)                        Treasury Flat
224       6102896                                          LO(25),YM1(89),O(6)                                 Treasury Flat
225       6102900                                          LO(49),YM1(65),O(6)                                 Treasury Flat
226       6102943                                          LO(49),YM1(65),O(6)                                 Treasury Flat
227       1435                                             YM5(96),5%(12),O(12)                                Treasury Flat
228       7608319                                          LO(25),YM1(149),O(6)                                Treasury Flat
229       7608320                                          LO(25),YM1(149),O(6)                                Treasury Flat
230       2456                                             YM5(96),5%(12),O(12)                                Treasury Flat
231       6102840                                          LO(25),YM1(89),O(6)                                 Treasury Flat
232       2133                                             YM5(96),5%(12),O(12)                                Treasury Flat
233       1580                                             YM5(120),5%(12),O(12)                               Treasury Flat
234       940907278                                        LO(36),YM1(72),O(12)                                Treasury Flat
236       1320                                             YM(180)                                             Treasury Flat
235       1855                                             YM3(96),3%(12),O(12)                                Treasury Flat
237       1647                                             YM5(96),5%(12),O(12)                                Treasury Flat
238       1030                                             YM1(115),O(6)                                       Treasury Flat
239       6102770                                          LO(61),YM1(113),O(6)                                Treasury Flat
240       6102779                                          LO(25),YM1(89),O(6)                                 Treasury Flat
241       1288                                             YM3(84),3%(12),2%(12),O(12)                         Treasury Flat
242       2756                                             YM3(60),YM2(60),O(24)                               Treasury Flat
243       1145                                             YM5(96),5%(12),O(12)                                Treasury Flat
244       6102540                                          LO(25),YM1(89),O(6)                                 Treasury Flat
245       1949                                             YM3(144),3%(12),2%(12),O(12)                        Treasury Flat
246       2017                                             YM5(96),YM4(12),O(12)                               Treasury Flat
247       1854                                             YM3(96),3%(12),O(12)                                Treasury Flat
248       6102531                                          LO(61), YM1(113),O(6)                               Treasury Flat
249       1073                                             YM5(144),5%(12),4%(12),O(12)                        Treasury Flat
250       940906529                                        YM5(120),5%(12),O(12)                               Treasury Flat
251       2200                                             YM5(120),5%(24),O(96)                               Treasury Flat
252       2115                                             YM5(144),5%(12),4%(12),3%(12),2%(12),1%(12),O(36)   Treasury Flat
253       2405                                             YM5(96),5%(12),O(12)                                Treasury Flat
254       1851                                             YM3(96),3%(12),O(12)                                Treasury Flat
255       1129                                             YM5(120),5%(12),O(12)                               Treasury Flat
256       1991                                             YM5(96),5%(12),O(12)                                Treasury Flat
257       940906527                                        YM5(120),5%(12),O(12)                               Treasury Flat
86        38                                               LO(24),DEF(90),O(6)                                 NAP




------------------------------------------------------------------------------------------------------------------------------------
                       ORIGINAL                        ARD/       REMAINING      REMAINING                    BALLOON, FULLY
CONTROL      LOAN      AMORTIZATION  ORIGINAL TERM     MATURITY   AMORTIZATION   TERM TO                      AMORTIZING OR
NUMBER       NUMBER    TERM          TO MATURITY       DATE       PERIOD         MATURITY     SEASONING       ARD
------------------------------------------------------------------------------------------------------------------------------------
1            6102551   360           120               01/01/08     353          113            7                 Balloon
             6102551A  360           120               01/01/08     353          113            7                 Balloon
             6102551B  360           120               01/01/08     353          113            7                 Balloon
             6102551C  360           120               01/01/08     353          113            7                 Balloon
             6102551D  360           120               01/01/08     353          113            7                 Balloon
             6102551E  360           120               01/01/08     353          113            7                 Balloon
             6102551F  360           120               01/01/08     353          113            7                 Balloon
             6102551G  360           120               01/01/08     353          113            7                 Balloon
             6102551H  360           120               01/01/08     353          113            7                 Balloon
             6102551I  360           120               01/01/08     353          113            7                 Balloon

2            6102992   360           120               07/01/08     359          119            1                   ARD

3            24        324           120               01/01/08     317          113            7                   ARD
             24A       324           120               01/01/08     317          113            7                   ARD
             24B       324           120               01/01/08     317          113            7                   ARD
             24C       324           120               01/01/08     317          113            7                   ARD
             24D       324           120               01/01/08     317          113            7                   ARD
             24E       324           120               01/01/08     317          113            7                   ARD
             24F       324           120               01/01/08     317          113            7                   ARD
             24G       324           120               01/01/08     317          113            7                   ARD
             24H       324           120               01/01/08     317          113            7                   ARD
             24I       324           120               01/01/08     317          113            7                   ARD
             24J       324           120               01/01/08     317          113            7                   ARD
             24K       324           120               01/01/08     317          113            7                   ARD
             24L       324           120               01/01/08     317          113            7                   ARD
             24M       324           120               01/01/08     317          113            7                   ARD
             24N       324           120               01/01/08     317          113            7                   ARD
             24O       324           120               01/01/08     317          113            7                   ARD
             24P       324           120               01/01/08     317          113            7                   ARD
             24Q       324           120               01/01/08     317          113            7                   ARD
             24R       324           120               01/01/08     317          113            7                   ARD

4            1548      300           180               01/01/13     293          173            7                 Balloon
5            6102628   360           120               04/01/08     356          116            4                   ARD

                       240           120               07/01/08     239          119            1                 Balloon
6            6102944   240           120               07/01/08     239          119            1                 Balloon
7            6102945   240           120               07/01/08     239          119            1                 Balloon
8            6102946   240           120               07/01/08     239          119            1                 Balloon
9            6102947   240           120               07/01/08     239          119            1                 Balloon

11           2555      360           144               04/01/10     356          140            4                 Balloon
12           6103017   276           199               01/31/15     275          198            1                 Balloon
14           10        300           59                11/01/02     292           51            8                   ARD

13           1907      360           180               01/01/13     353          173            7                 Balloon
             1907A     360           180               01/01/13     353          173            7                 Balloon
             1907B     360           180               01/01/13     353          173            7                 Balloon
             1907C     360           180               01/01/13     353          173            7                 Balloon
             1907D     360           180               01/01/13     353          173            7                 Balloon
             1907E     360           180               01/01/13     353          173            7                 Balloon
             1907F     360           180               01/01/13     353          173            7                 Balloon
             1907G     360           180               01/01/13     353          173            7                 Balloon

15           2534      360           120               06/01/08     358          118            2                 Balloon

16           1905      360           180               01/01/13     353          173            7                 Balloon
             1905A     360           180               01/01/13     353          173            7                 Balloon
             1905B     360           180               01/01/13     353          173            7                 Balloon
             1905C     360           180               01/01/13     353          173            7                 Balloon
             1905D     360           180               01/01/13     353          173            7                 Balloon
             1905E     360           180               01/01/13     353          173            7                 Balloon
             1905F     360           180               01/01/13     353          173            7                 Balloon
             1905G     360           180               01/01/13     353          173            7                 Balloon
             1905H     360           180               01/01/13     353          173            7                 Balloon
             1905I     360           180               01/01/13     353          173            7                 Balloon

17           2         360           120               08/01/07     348          108            12                  ARD
18           3423      360           120               07/01/08     359          119            1                 Balloon

19           1376      114           114               07/01/07     107          107            7             Fully Amortizing
20           1908      360           180               01/01/13     353          173            7                 Balloon
             1908A     360           180               01/01/13     353          173            7                 Balloon
             1908B     360           180               01/01/13     353          173            7                 Balloon
             1908C     360           180               01/01/13     353          173            7                 Balloon
             1908D     360           180               01/01/13     353          173            7                 Balloon

21           18        360           120               01/01/08     353          113            7                   ARD
22           1556      360           120               12/01/07     352          112            8                 Balloon
23           1         360           120               06/01/07     346          106            14                  ARD
24           1210      360           180               02/01/13     354          174            6                 Balloon
25           9         360           120               12/01/07     352          112            8                   ARD
26           2052      360           180               04/01/13     356          176            4                 Balloon
27           6102530   360           120               02/01/08     354          114            6                 Balloon
28           6102876   360           120               07/01/08     359          119            1                   ARD
29           2636      300           144               05/01/10     297          141            3                 Balloon
30           2394      300           120               05/01/08     297          117            3                 Balloon
31           6102859   360           120               05/01/08     357          117            3                   ARD
32           1885      300           120               12/01/07     292          112            8                 Balloon
33           6102580   360           121               06/01/08     357          118            3                 Balloon
34           2358      300           120               04/01/08     296          116            4                 Balloon
35           1076      360           120               12/01/07     352          112            8                 Balloon
36           6102991   300           120               07/01/08     299          119            1                 Balloon
37           3641      360           120               05/01/08     357          117            3                 Balloon
38           6102452   360           120               02/01/08     354          114            6                 Balloon
41           3083      360           120               07/01/08     359          119            1                 Balloon

                       240           120               06/01/08     238          118            2                 Balloon
39           2498      240           120               06/01/08     238          118            2                 Balloon
40           2499      240           120               06/01/08     238          118            2                 Balloon

                       300           240               02/01/18     294          234            6                 Balloon
42           1224      300           240               02/01/18     294          234            6                 Balloon
43           1269      300           240               02/01/18     294          234            6                 Balloon

44           6102663   360           120               04/01/08     356          116            4                   ARD
45           34        360           120               06/01/08     358          118            2                   ARD
46           6102762   360           120               06/01/08     358          118            2                   ARD
47           16        360           120               12/01/07     352          112            8                   ARD
48           6102442   300           120               01/01/08     293          113            7                 Balloon
49           1776      264           180               02/01/13     258          174            6                 Balloon
50           6102461   360           240               02/01/18     354          234            6                 Balloon
51           3645      360           180               06/01/13     358          178            2                 Balloon
52           1922      330           120               04/01/08     326          116            4                 Balloon
53           7608323   360           120               02/01/08     354          114            6                 Balloon
55           1755      240           180               01/01/13     233          173            7                 Balloon
54           6102880   360           120               07/01/08     359          119            1                   ARD

56           7         300           84                10/01/04     290           74            10                  ARD
             7A        300           84                10/01/04     290           74            10                  ARD
             7B        300           84                10/01/04     290           74            10                  ARD
             7C        300           84                10/01/04     290           74            10                  ARD
             7D        300           84                10/01/04     290           74            10                  ARD

57           6102950   240           240               07/01/18     239          239            1             Fully Amortizing
58           2076      360           180               04/01/13     356          176            4                 Balloon
59           6102533   360           120               03/01/08     355          115            5                 Balloon

                       240           120               10/01/07     230          110            10                Balloon
61           940906323 240           120               10/01/07     230          110            10                Balloon
62           940906324 240           120               10/01/07     230          110            10                Balloon

60           3         360           120               09/01/07     349          109            11                  ARD
63           3632      360           120               01/01/08     353          113            7                 Balloon
64           1541      360           144               07/01/10     359          143            1                 Balloon
65           1585      360           120               04/01/08     356          116            4                 Balloon
66           6102764   300           119               05/01/08     298          117            2                 Balloon
67           1782      360           120               03/01/08     355          115            5                 Balloon
68           1116      360           120               11/01/07     351          111            9                 Balloon

70           1057      300           84                10/01/04     290           74            10                Balloon
             1057A     300           84                10/01/04     290           74            10                Balloon
             1057B     300           84                10/01/04     290           74            10                Balloon

69           2635      360           120               05/01/08     357          117            3                 Balloon
71           6102541   360           120               01/01/08     353          113            7                 Balloon
72           6102532   300           180               02/01/13     294          174            6                 Balloon
73           1263      300           121               01/01/08     292          113            8                 Balloon
74           13        300           120               12/01/07     292          112            8                   ARD
75           12        300           120               12/01/07     292          112            8                   ARD
76           1921      300           180               04/01/13     296          176            4                 Balloon
77           1660      360           120               03/01/08     355          115            5                 Balloon
78           3218      360           120               07/01/08     359          119            1                 Balloon
82           940905374 180           180               11/01/12     171          171            9             Fully Amortizing
79           6102708   360           180               05/01/13     357          177            3                 Balloon
80           1859      360           120               04/01/08     356          116            4                 Balloon
81           1523      300           144               02/01/10     294          138            6                 Balloon
83           6102902   240           180               07/01/13     239          179            1                 Balloon
84           3642      360           120               05/01/08     357          117            3                 Balloon
87           6102709   360           180               05/01/13     357          177            3                 Balloon
88           1152      360           84                01/01/05     353           77            7                 Balloon
89           6102776   300           120               07/01/08     299          119            1                 Balloon
90           15        360           120               12/01/07     352          112            8                   ARD
91           6102499   360           120               02/01/08     354          114            6                   ARD
92           2212      300           180               04/01/13     296          176            4                 Balloon
93           2910      360           120               05/01/08     357          117            3                 Balloon
85           23        360           120               02/01/08     354          114            6                   ARD
94           6102765   300           84                05/01/05     297           81            3                 Balloon
95           25        360           132               01/01/09     353          125            7                   ARD
97           11        300           120               12/01/07     292          112            8                   ARD
96           1704      360           120               05/01/08     357          117            3                 Balloon
98           1013      360           120               10/01/07     350          110            10                Balloon
99           2307      240           120               03/01/08     235          115            5                 Balloon
100          14        300           120               12/01/07     292          112            8                   ARD
101          6102769   360           84                04/01/05     356           80            4                   ARD
102          37        360           120               03/01/08     355          115            5                   ARD
103          2096      300           120               05/01/08     297          117            3                 Balloon
106          1144      240           240               12/01/17     232          232            8             Fully Amortizing
104          1666      360           240               12/01/17     352          232            8                 Balloon
105          6102707   300           156               05/01/11     297          153            3                 Balloon
107          6102974   300           120               07/01/08     299          119            1                 Balloon
108          36        300           120               06/01/08     298          118            2                   ARD
109          6         360           120               10/01/07     350          110            10                  ARD
110          6102542   360           180               03/01/13     355          175            5                 Balloon
111          1108      360           120               11/01/07     351          111            9                 Balloon
112          6102875   300           120               06/01/08     298          118            2                 Balloon
113          6102705   360           121               05/31/08     357          118            3                   ARD
116          1022      240           120               10/01/07     230          110            10                Balloon
114          6102969   360           120               07/01/08     359          119            1                   ARD
115          1694      300           84                06/01/05     298           82            2                 Balloon
117          1534      300           120               04/01/08     296          116            4                 Balloon
118          6102637   300           120               04/01/08     296          116            4                 Balloon
119          1088      300           120               04/01/08     296          116            4                 Balloon
120          28        240           120               01/01/08     233          113            7                   ARD
121          6102657   330           120               04/01/08     326          116            4                 Balloon
122          2311      360           120               04/01/08     356          116            4                 Balloon
123          1275      300           120               11/01/07     291          111            9                 Balloon
124          1890      360           120               05/01/08     357          117            3                 Balloon
125          20        300           120               01/01/08     293          113            7                   ARD
126          1403      300           180               12/01/12     292          172            8                 Balloon
127          1538      360           120               01/01/08     353          113            7                 Balloon
128          2027      360           120               07/01/08     359          119            1                 Balloon
129          1795      360           240               03/01/18     355          235            5                 Balloon
130          1089      360           240               01/01/18     353          233            7                 Balloon
131          19        360           172               05/01/12     353          165            7                   ARD
132          1611      240           120               04/01/08     236          116            4                 Balloon
133          6102451   300           180               01/01/13     293          173            7                 Balloon
134          7608308   276           120               01/01/08     269          113            7                 Balloon
135          2693      300           120               07/01/08     299          119            1                 Balloon
136          1863      360           120               05/01/08     357          117            3                 Balloon
137          2558      240           120               06/01/08     238          118            2                 Balloon
138          1599      300           120               02/01/08     294          114            6                 Balloon
139          1929      300           120               03/01/08     295          115            5                 Balloon
142          1442      216           216               11/01/15     207          207            9             Fully Amortizing
140          6102706   240           240               05/01/18     237          237            3             Fully Amortizing
143          1512      300           144               01/01/10     293          137            7                 Balloon
141          6102891   360           120               07/01/08     359          119            1                   ARD
144          7608309   360           180               02/01/13     354          174            6                 Balloon
145          1535      300           120               03/01/08     295          115            5                 Balloon
146          35        360           120               05/01/08     357          117            3                   ARD
147          1975      300           120               05/01/08     297          117            3                 Balloon
148          2393      240           120               06/01/08     238          118            2                 Balloon
149          1407      300           120               01/01/08     293          113            7                 Balloon
150          2238      300           120               07/01/08     299          119            1                 Balloon
151          6102803   300           120               06/01/08     298          118            2                 Balloon
152          6102972   300           120               07/01/08     299          119            1                 Balloon
153          1607      300           120               02/01/08     294          114            6                 Balloon
154          5         264           120               06/01/07     250          106            14                  ARD
155          6102460   360           120               01/01/08     353          113            7                 Balloon

157          1781      240           180               03/01/13     235          175            5                 Balloon
             1781A     240           180               03/01/13     235          175            5                 Balloon
             1781B     240           180               03/01/13     235          175            5                 Balloon

156          7608315   360           180               03/01/13     355          175            5                 Balloon
158          17        360           120               12/01/07     352          112            8                   ARD
159          22        300           120               01/01/08     293          113            7                   ARD
160          1440      300           180               12/01/12     292          172            8                 Balloon
161          6102629   300           240               04/01/18     296          236            4                   ARD
162          1448      240           180               01/01/13     233          173            7                 Balloon
163          6102834   204           204               07/01/15     203          203            1             Fully Amortizing
164          1321      216           216               04/01/16     212          212            4             Fully Amortizing
165          3638      300           240               04/01/18     296          236            4                 Balloon
167          3633      300           120               01/01/08     293          113            7                 Balloon
166          1246      360           120               01/01/08     353          113            7                 Balloon
168          2917      300           120               07/01/08     299          119            1                 Balloon
169          6102648   360           120               04/01/08     356          116            4                   ARD
170          1912      360           180               04/01/13     356          176            4                 Balloon
171          1891      300           120               02/01/08     294          114            6                 Balloon
172          6102443   240           120               01/01/08     233          113            7                 Balloon
173          940906544 300           144               06/01/09     286          130            14                Balloon
174          1504      360           120               01/01/08     353          113            7                 Balloon

                       300           120               09/01/07     289          109            11                Balloon
178          0998      300           120               09/01/07     289          109            11                Balloon
179          0999      300           120               09/01/07     289          109            11                Balloon

175          1810      240           120               07/01/08     239          119            1                 Balloon
176          6102988   300           120               07/01/08     299          119            1                 Balloon
177          3182      360           120               08/01/08     360          120            0                 Balloon
180          2463      300           120               06/01/08     298          118            2                 Balloon
181          1641      300           120               02/01/08     294          114            6                 Balloon
182          6102932   240           120               07/01/08     239          119            1                 Balloon
183          1555      360           144               03/01/10     355          139            5                 Balloon
184          1090      360           120               11/01/07     351          111            9                 Balloon
185          940906539 300           144               06/01/09     286          130            14                Balloon
186          2660      216           216               07/01/16     215          215            1             Fully Amortizing
189          1130      300           144               11/01/09     291          135            9                 Balloon
188          2043      360           120               04/01/08     356          116            4                 Balloon
187          2392      300           180               07/01/13     299          179            1                 Balloon
190          1988      300           240               04/01/18     296          236            4                 Balloon
191          1573      300           180               02/01/13     294          174            6                 Balloon
192          1886      180           180               03/01/13     175          175            5             Fully Amortizing
193          1075      300           120               11/01/07     291          111            9                 Balloon
196          940906545 300           144               06/01/09     286          130            14                Balloon
194          1747      300           120               05/01/08     297          117            3                 Balloon
195          1041      360           192               11/01/13     351          183            9                 Balloon
197          7608318   180           180               02/01/13     174          174            6             Fully Amortizing
198          6102904   360           180               07/01/13     359          179            1                   ARD
199          1239      360           120               12/01/07     352          112            8                 Balloon
200          1015      300           180               03/01/13     295          175            5                 Balloon
201          1720      300           120               03/01/08     295          115            5                 Balloon
202          1086      240           120               01/01/08     233          113            7                 Balloon
203          2168      144           144               04/01/10     140          140            4             Fully Amortizing
205          1060      240           120               11/01/07     231          111            9                 Balloon
204          2055      300           120               04/01/08     296          116            4                 Balloon
206          6102970   360           120               07/01/08     359          119            1                   ARD
207          6102901   240           180               07/01/13     239          179            1                 Balloon
208          6102903   240           240               07/01/18     239          239            1             Fully Amortizing
209          1779      300           120               04/01/08     296          116            4                 Balloon
210          1005      240           120               09/01/07     229          109            11                Balloon
211          1811      300           120               06/01/08     298          118            2                 Balloon
212          6102656   360           120               04/01/08     356          116            4                   ARD
213          4         300           120               09/01/07     289          109            11                  ARD
214          2060      240           240               04/01/18     236          236            4             Fully Amortizing
215          940907039 240           120               11/01/07     231          111            9                 Balloon
216          1852      360           120               03/01/08     355          115            5                 Balloon
217          2665      300           120               06/01/08     298          118            2                 Balloon
218          940906528 300           144               06/01/09     286          130            14                Balloon
219          1432      360           120               05/01/08     357          117            3                 Balloon
221          1102      240           240               11/01/17     231          231            9             Fully Amortizing
220          1001      240           120               06/01/08     238          118            2                 Balloon
222          2815      300           120               07/01/08     299          119            1                 Balloon
223          2056      240           144               05/01/10     237          141            3                 Balloon
224          6102896   360           120               07/01/08     359          119            1                 Balloon
225          6102900   300           120               07/01/08     299          119            1                 Balloon
226          6102943   300           120               07/01/08     299          119            1                 Balloon
227          1435      360           120               01/01/08     353          113            7                 Balloon
228          7608319   180           180               02/01/13     174          174            6             Fully Amortizing
229          7608320   180           180               02/01/13     174          174            6             Fully Amortizing
230          2456      300           120               07/01/08     299          119            1                 Balloon
231          6102840   360           120               05/01/08     357          117            3                   ARD
232          2133      300           120               05/01/08     297          117            3                 Balloon
233          1580      300           144               01/01/10     293          137            7                 Balloon
234          940907278 300           120               09/01/07     289          109            11                Balloon
236          1320      240           180               01/01/13     233          173            7                 Balloon
235          1855      360           120               07/01/08     359          119            1                 Balloon
237          1647      240           120               02/01/08     234          114            6                 Balloon
238          1030      IO            121               12/01/07     IO           112            9                 Balloon
239          6102770   360           180               07/01/13     359          179            1                 Balloon
240          6102779   240           120               05/01/08     237          117            3                 Balloon
241          1288      300           120               02/01/08     294          114            6                 Balloon
242          2756      300           144               06/01/10     298          142            2                 Balloon
243          1145      300           120               11/01/07     291          111            9                 Balloon
244          6102540   300           120               02/01/08     294          114            6                 Balloon
245          1949      300           180               05/01/13     297          177            3                 Balloon
246          2017      240           120               04/01/08     236          116            4                 Balloon
247          1854      300           120               04/01/08     296          116            4                 Balloon
248          6102531   240           240               05/01/18     237          237            3             Fully Amortizing
249          1073      300           180               01/01/13     293          173            7                 Balloon
250          940906529 300           144               06/01/09     286          130            14                Balloon
251          2200      240           240               03/01/18     235          235            5             Fully Amortizing
252          2115      300           240               04/01/18     296          236            4                 Balloon
253          2405      240           120               05/01/08     237          117            3                 Balloon
254          1851      300           120               03/01/08     295          115            5                 Balloon
255          1129      300           144               11/01/09     291          135            9                 Balloon
256          1991      300           120               02/01/08     294          114            6                 Balloon
257          940906527 300           144               06/01/09     286          130            14                Balloon
86           38        360           120               02/01/08     354          114            6                   ARD



---------------------------------------------------------------------------------------------------------------------------------
                                                                                      FUTURE                      APPRAISAL
CONTROL      LOAN        BALLOON/ARD       BALLOON/ARD                 DUE ON         SUBORDINATE    APPRAISAL    VALUE "AS OF"
NUMBER       NUMBER      BALANCE           LTV RATIO     DUE ON SALE   ENCUMBRANCE    FINANCING      VALUE        VALUE DATE
---------------------------------------------------------------------------------------------------------------------------------
1            6102551      $26,405,903.36   57.6%             Yes          Yes              No       $45,870,000     Various
             6102551A       1,059,229.61   57.6%             Yes          Yes              No         1,840,000     01/23/98
             6102551B       1,168,606.58   57.6%             Yes          Yes              No         2,030,000     01/23/98
             6102551C       4,317,511.99   57.6%             Yes          Yes              No         7,500,000     01/23/98
             6102551D       2,129,972.58   57.6%             Yes          Yes              No         3,700,000     01/29/98
             6102551E       1,093,769.71   57.6%             Yes          Yes              No         1,900,000     01/22/98
             6102551F       1,899,705.28   57.6%             Yes          Yes              No         3,300,000     01/23/98
             6102551G       6,389,917.75   57.6%             Yes          Yes              No        11,100,000     01/23/98
             6102551H       1,899,705.28   57.6%             Yes          Yes              No         3,300,000     01/22/98
             6102551I       6,447,484.58   57.6%             Yes          Yes              No        11,200,000     01/23/98

2            6102992       20,700,203.18   64.3%             Yes          Yes              No        32,200,000     05/13/98

3            24            20,576,548.80   67.0%             Yes          Yes              No        30,720,000     Various
             24A            3,405,745.38   67.6%             Yes          Yes              No         5,040,000     07/01/97
             24B            3,885,523.17   67.6%             Yes          Yes              No         5,750,000     07/01/97
             24C            1,932,626.04   67.6%             Yes          Yes              No         2,860,000     07/01/97
             24D            1,857,658.72   67.6%             Yes          Yes              No         2,750,000     07/01/97
             24E            1,418,426.20   67.5%             Yes          Yes              No         2,100,000     07/01/97
             24F            1,688,724.51   67.5%             Yes          Yes              No         2,500,000     07/01/97
             24G              742,683.20   67.5%             Yes          Yes              No         1,100,000     07/01/97
             24H            1,012,981.52   67.5%             Yes          Yes              No         1,500,000     07/01/97
             24I              675,110.02   67.5%             Yes          Yes              No         1,000,000     07/01/97
             24J              266,285.37   67.4%             Yes          Yes              No           395,000     07/01/97
             24K              945,406.47   67.5%             Yes          Yes              No         1,400,000     07/01/97
             24L              675,110.02   67.5%             Yes          Yes              No         1,000,000     07/01/97
             24M              499,417.13   67.5%             Yes          Yes              No           740,000     07/01/97
             24N              408,191.66   67.5%             Yes          Yes              No           605,000     07/01/97
             24O              425,084.03   67.5%             Yes          Yes              No           630,000     07/01/97
             24P              366,979.38   72.0%             Yes          Yes              No           510,000     03/01/98
             24Q              202,611.76   58.7%             Yes          Yes              No           345,000     03/01/98
             24R              167,984.21   33.9%             Yes          Yes              No           495,000     03/01/98

4            1548          16,029,606.36   48.6%             Yes          Yes              No        33,000,000     12/10/97
5            6102628       16,912,974.00   69.0%             Yes          Yes              No        24,500,000     01/08/98

                           13,123,138.94   49.3%             Yes          Yes              No        26,625,000     Various
6            6102944        4,831,716.64   50.6%             Yes          Yes              No         9,540,000     06/30/98
7            6102945        3,640,482.09   46.1%             Yes          Yes              No         7,900,000     04/21/98
8            6102946        2,417,544.73   50.6%             Yes          Yes              No         4,775,000     04/23/99
9            6102947        2,233,395.48   50.6%             Yes          Yes              No         4,410,000     06/30/98

11           2555          13,441,244.39   64.6%             Yes          Yes              No        20,800,000     03/19/98
12           6103017        4,114,681.11   26.0%             Yes          Yes              No        15,800,000     04/07/98
14           10            13,396,892.86   57.0%             Yes          Yes              No        23,500,000     08/31/97

13           1907          10,889,347.18   52.2%             Yes          Yes              No        20,850,000     Various
             1907A          2,454,672.99   52.2%             Yes          Yes              No         4,700,000     09/17/97
             1907B          1,227,336.49   52.2%             Yes          Yes              No         2,350,000     09/04/97
             1907C            783,406.27   52.2%             Yes          Yes              No         1,500,000     09/17/97
             1907D          2,872,489.66   52.2%             Yes          Yes              No         5,500,000     09/02/97
             1907E          1,514,585.46   52.2%             Yes          Yes              No         2,900,000     09/15/97
             1907F            731,179.19   52.2%             Yes          Yes              No         1,400,000     10/01/97
             1907G          1,305,677.12   52.2%             Yes          Yes              No         2,500,000     10/01/97

15           2534          11,884,801.93   68.7%             Yes          Yes              No        17,300,000     04/20/98

16           1905          10,297,249.88   54.6%             Yes          Yes              No        18,850,000     Various
             1905A          1,802,701.57   54.6%             Yes          Yes              No         3,300,000     09/10/97
             1905B          1,474,937.65   54.6%             Yes          Yes              No         2,700,000     12/01/97
             1905C            819,409.81   54.6%             Yes          Yes              No         1,500,000     09/15/97
             1905D            792,096.14   54.6%             Yes          Yes              No         1,450,000     09/02/97
             1905E            983,291.77   54.6%             Yes          Yes              No         1,800,000     09/05/97
             1905F            628,214.18   54.6%             Yes          Yes              No         1,150,000     08/29/97
             1905G            792,096.14   54.6%             Yes          Yes              No         1,450,000     09/08/97
             1905H          1,010,605.43   54.6%             Yes          Yes              No         1,850,000     09/17/97
             1905I          1,993,897.10   54.6%             Yes          Yes              No         3,650,000     09/16/97

17           2             11,228,988.76   61.1%             Yes          Yes              No        18,390,000     04/10/97
18           3423          10,413,908.67   53.4%             Yes          Yes             Yes        19,500,000     04/20/98

19           1376                   0.00   0.0%              Yes          Yes              No         5,200,000     11/01/97
20           1908           5,512,179.46   51.0%             Yes          Yes              No        10,800,000     Various
             1908A          1,071,812.67   51.0%             Yes          Yes              No         2,100,000     09/15/97
             1908B          1,378,044.86   51.0%             Yes          Yes              No         2,700,000     11/01/97
             1908C          2,551,934.93   51.0%             Yes          Yes              No         5,000,000     09/16/97
             1908D            510,386.99   51.0%             Yes          Yes              No         1,000,000     09/02/97

21           18            10,595,060.89   66.2%             Yes          Yes              No        16,000,000     10/01/97
22           1556          10,248,632.47   61.0%             Yes          Yes              No        16,800,000     11/01/97
23           1             10,396,043.38   67.6%             Yes          Yes              No        15,390,000     03/03/97
24           1210           7,959,920.26   56.1%             Yes          Yes              No        14,200,000     12/05/97
25           9              9,095,314.95   64.6%             Yes          Yes              No        14,070,000     09/26/97
26           2052           7,555,770.64   58.6%             Yes          Yes              No        12,900,000     01/27/98
27           6102530        8,695,381.73   61.7%             Yes          Yes              No        14,100,000     11/26/97
28           6102876        8,593,312.34   68.7%             Yes          Yes              No        12,500,000     03/25/98
29           2636           7,296,222.55   50.0%             Yes          Yes              No        14,600,000     03/23/98
30           2394           7,799,251.96   61.9%             Yes          Yes              No        12,600,000     03/10/98
31           6102859        8,403,725.66   68.9%             Yes          Yes              No        12,200,000     03/21/98
32           1885           7,759,969.82   59.7%             Yes          Yes              No        13,000,000     09/15/97
33           6102580        8,084,062.97   68.5%             Yes          Yes              No        11,800,000     01/29/98
34           2358           7,369,803.79   59.0%             Yes          Yes              No        12,500,000     03/13/98
35           1076           8,073,711.00   64.6%             Yes          Yes              No        12,500,000     10/01/97
36           6102991        7,242,380.92   55.7%             Yes          Yes              No        13,000,000     04/27/98
37           3641           8,047,147.69   69.1%             Yes          Yes              No        11,650,000     03/12/98
38           6102452        7,732,173.82   54.8%             Yes          Yes              No        14,100,000     10/03/97
41           3083           7,558,580.27   65.7%             Yes          Yes              No        11,500,000     01/28/98

                            6,021,271.72   41.4%             Yes          Yes           Various      14,550,000     04/21/98
39           2498           3,314,243.65   49.8%             Yes          Yes              No         6,650,000     04/21/98
40           2499           2,707,028.07   34.3%             Yes          Yes             Yes         7,900,000     04/21/98

                            3,233,693.06   27.2%             Yes          Yes           Various      11,900,000     Various
42           1224           1,804,638.90   26.9%             Yes          Yes              No         6,700,000     12/10/97
43           1269           1,429,054.17   27.5%             Yes          Yes             Yes         5,200,000     12/15/97

44           6102663        7,225,107.56   68.8%             Yes          Yes              No        10,500,000     01/28/98
45           34             7,278,122.99   69.3%             Yes          Yes              No        10,500,000     02/10/98
46           6102762        7,166,241.72   64.0%             Yes          Yes              No        11,200,000     01/26/98
47           16             7,332,426.19   67.9%             Yes          Yes              No        10,800,000     09/15/97
48           6102442        6,503,423.43   59.1%             Yes          Yes              No        11,000,000     10/02/97
49           1776           4,021,106.61   39.4%             Yes          Yes              No        10,200,000     12/15/97
50           6102461        4,532,306.39   43.6%             Yes          Yes              No        10,400,000     10/12/97
51           3645           5,889,770.60   52.6%             Yes          Yes              No        11,200,000     04/01/98
52           1922           6,419,922.38   55.8%             Yes          Yes              No        11,500,000     03/12/98
53           7608323        6,475,679.84   55.3%             Yes          Yes              No        11,700,000     10/10/97
55           1755           1,430,509.96   13.0%             Yes          Yes              No        11,000,000     12/11/97
54           6102880        6,459,096.63   68.0%             Yes          Yes              No         9,500,000     04/06/98

56           7              6,458,134.64   63.3%             Yes          Yes              No        10,200,000     Various
             7A             1,852,891.00   63.3%             Yes          Yes              No         2,800,000     05/14/97
             7B               710,574.70   63.3%             Yes          Yes              No         1,200,000     05/14/97
             7C             1,960,826.40   63.3%             Yes          Yes              No         2,300,000     06/27/97
             7D             1,933,842.55   63.3%             Yes          Yes              No         3,900,000     05/14/97

57           6102950                0.00   0.0%              Yes          Yes              No        10,000,000     04/21/98
58           2076           5,277,931.74   49.8%             Yes          Yes              No        10,600,000     02/05/98
59           6102533        6,032,058.39   60.9%             Yes          Yes              No         9,900,000     12/05/97

                            4,853,951.29   45.4%             Yes          Yes              No        10,700,000     04/29/97
61           940906323      2,040,066.46   43.4%             Yes          Yes              No         4,700,000     04/29/97
62           940906324      2,813,884.83   46.9%             Yes          Yes              No         6,000,000     05/01/97

60           3              6,213,710.55   61.5%             Yes          Yes              No        10,100,000     05/12/97
63           3632           5,961,216.28   69.3%             Yes          Yes              No         8,600,000     11/25/97
64           1541           5,406,387.18   65.1%             Yes          Yes              No         8,300,000     04/14/98
65           1585           5,685,070.40   68.2%             Yes          Yes              No         8,330,000     12/12/97
66           6102764        5,241,930.50   59.6%             Yes          Yes              No         8,800,000     12/04/97
67           1782           5,917,964.91   66.8%             Yes          Yes              No         8,860,000     10/17/97
68           1116           5,646,634.46   67.6%             Yes          Yes              No         8,350,000     09/23/97

70           1057           5,552,664.02   65.5%             Yes          Yes             Yes         8,480,000     Various
             1057A          4,243,073.45   65.5%             Yes          Yes             Yes         6,480,000     07/20/97
             1057B          1,309,590.57   65.5%             Yes          Yes             Yes         2,000,000     07/14/97

69           2635           5,430,120.04   68.6%             Yes          Yes              No         7,910,000     04/01/98
71           6102541        5,165,572.82   68.9%             Yes          Yes              No         7,500,000     11/25/97
72           6102532        3,710,615.92   39.1%             Yes          Yes             Yes         9,500,000     10/23/97
73           1263           4,814,334.23   59.4%             Yes          Yes              No         8,100,000     10/12/97
74           13             4,873,498.09   57.3%             Yes          Yes              No         8,500,000     10/07/97
75           12             4,752,217.54   59.4%             Yes          Yes              No         8,000,000     10/01/97
76           1921           3,395,326.84   31.7%             Yes          Yes             Yes        10,700,000     01/30/98
77           1660           4,739,474.69   61.5%             Yes          Yes              No         7,710,000     01/07/98
78           3218           4,534,051.57   68.2%             Yes          Yes              No         6,650,000     05/28/98
82           940905374              0.00   0.0%              Yes          Yes              No         7,600,000     06/20/97
79           6102708        3,887,494.61   58.5%             Yes          Yes              No         6,650,000     01/23/98
80           1859           4,484,041.83   59.8%             Yes          Yes              No         7,500,000     11/19/97
81           1523           3,732,621.33   43.8%             Yes          Yes              No         8,525,000     12/08/97
83           6102902        2,081,282.55   26.5%             Yes          Yes             Yes         7,850,000     04/13/98
84           3642           4,383,931.70   55.5%             Yes          Yes              No         7,900,000     09/12/97
87           6102709        3,544,629.52   59.1%             Yes          Yes              No         6,000,000     12/04/97
88           1152           4,461,968.05   66.9%             Yes          Yes              No         6,670,000     12/02/97
89           6102776        3,583,829.89   57.3%             Yes          Yes              No         6,250,000     01/22/98
90           15             4,028,484.12   66.0%             Yes          Yes              No         6,100,000     07/29/97
91           6102499        3,880,420.52   68.7%             Yes          Yes              No         5,650,000     10/30/97
92           2212           2,793,985.02   41.3%             Yes          Yes             Yes         6,760,000     02/25/98
93           2910           3,795,057.20   66.6%             Yes          Yes              No         5,700,000     04/03/98
85           23             3,776,627.34   45.5%             Yes          Yes              No         8,300,000     11/20/97
94           6102765        3,726,722.33   69.0%             Yes          Yes              No         5,400,000     02/05/98
95           25             3,627,453.27   59.5%             Yes          Yes              No         6,100,000     11/18/97
97           11             3,498,159.94   55.1%             Yes          Yes              No         6,350,000     09/17/97
96           1704           3,636,227.42   64.6%             Yes          Yes              No         5,625,000     03/23/98
98           1013           3,654,962.16   67.9%             Yes          Yes              No         5,385,000     08/14/97
99           2307           2,838,552.73   45.8%             Yes          Yes              No         6,200,000     02/10/98
100          14             3,349,653.34   57.8%             Yes          Yes              No         5,800,000     10/01/97
101          6102769        3,646,463.06   63.1%             Yes          Yes              No         5,775,000     03/03/98
102          37             3,513,632.39   54.9%             Yes          Yes              No         6,400,000     11/10/97
103          2096           3,181,007.57   59.5%             Yes          Yes              No         5,350,000     02/01/98
106          1144                   0.00   0.0%              Yes          Yes             Yes         5,500,000     10/08/97
104          1666           2,377,902.93   44.9%             Yes          Yes              No         5,300,000     08/28/97
105          6102707        3,126,761.77   56.9%             Yes          Yes              No         5,500,000     01/20/98
107          6102974        3,033,131.71   61.6%             Yes          Yes              No         4,920,000     05/06/98
108          36             3,071,420.49   55.8%             Yes          Yes              No         5,500,000     01/07/98
109          6              3,397,949.76   61.8%             Yes          Yes              No         5,500,000     06/17/97
110          6102542        2,830,565.77   57.3%             Yes          Yes              No         4,940,000     10/21/97
111          1108           3,254,827.54   65.1%             Yes          Yes              No         5,000,000     08/09/97
112          6102875        2,866,758.19   59.7%             Yes          Yes              No         4,800,000     01/11/98
113          6102705        3,099,242.85   68.9%             Yes          Yes              No         4,500,000     02/20/98
116          1022           2,433,753.51   51.8%             Yes          Yes              No         4,700,000     07/25/97
114          6102969        3,004,139.22   62.6%             Yes          Yes              No         4,800,000     05/11/98
115          1694           3,052,301.24   64.9%             Yes          Yes              No         4,700,000     04/09/98
117          1534           2,798,280.96   59.5%             Yes          Yes              No         4,700,000     03/10/98
118          6102637        2,777,362.48   55.5%             Yes          Yes              No         5,000,000     01/09/98
119          1088           2,745,974.22   41.5%             Yes          Yes              No         6,610,000     02/10/98
120          28             2,464,605.24   44.8%             Yes          Yes              No         5,500,000     12/15/97
121          6102657        2,874,322.52   61.5%             Yes          Yes              No         4,670,000     01/28/98
122          2311           2,941,197.17   63.6%             Yes          Yes              No         4,625,000     02/03/98
123          1275           2,681,741.93   58.9%             Yes          Yes              No         4,550,000     09/05/97
124          1890           2,850,183.88   64.8%             Yes          Yes              No         4,400,000     02/24/98
125          20             2,703,688.55   60.8%             Yes          Yes              No         4,450,000     10/31/97
126          1403           2,027,410.81   33.8%             Yes          Yes              No         6,000,000     11/07/97
127          1538           2,755,132.34   65.6%             Yes          Yes              No         4,200,000     11/07/97
128          2027           2,744,184.84   66.9%             Yes          Yes              No         4,100,000     03/09/98
129          1795           1,844,473.51   43.9%             Yes          Yes              No         4,200,000     01/13/98
130          1089           1,865,504.53   41.9%             Yes          Yes              No         4,450,000     10/28/97
131          19             2,473,456.02   61.8%             Yes          Yes              No         4,000,000     08/12/97
132          1611           2,111,921.18   33.8%             Yes          Yes             Yes         6,250,000     02/20/98
133          6102451        1,900,485.29   37.1%             Yes          Yes              No         5,125,000     10/13/97
134          7608308        2,305,842.26   56.2%             Yes          Yes              No         4,100,000     10/31/97
135          2693           2,369,533.85   52.1%             Yes          Yes              No         4,550,000     05/20/98
136          1863           2,597,501.47   60.4%             Yes          Yes              No         4,300,000     03/01/98
137          2558           2,124,635.91   44.7%             Yes          Yes              No         4,750,000     01/15/98
138          1599           2,409,236.86   53.5%             Yes          Yes              No         4,500,000     12/31/97
139          1929           2,303,116.42   56.2%             Yes          Yes              No         4,100,000     12/12/97
142          1442                   0.00   0.0%              Yes          Yes              No         4,650,000     09/29/97
140          6102706                0.00   0.0%              Yes          Yes              No         3,900,000     01/15/98
143          1512           1,841,576.86   42.3%             Yes          Yes              No         4,350,000     12/03/97
141          6102891        2,463,751.03   64.8%             Yes          Yes              No         3,800,000     03/10/98
144          7608309        2,116,058.04   55.7%             Yes          Yes              No         3,800,000     10/21/97
145          1535           2,248,566.22   59.2%             Yes          Yes              No         3,800,000     12/12/97
146          35             2,457,556.54   70.2%             Yes          Yes              No         3,500,000     02/10/98
147          1975           2,229,701.25   59.5%             Yes          Yes              No         3,750,000     01/20/98
148          2393           1,887,484.12   35.6%             Yes          Yes              No         5,300,000     03/02/98
149          1407           2,219,691.99   49.3%             Yes          Yes              No         4,500,000     10/23/97
150          2238           2,194,303.32   59.3%             Yes          Yes              No         3,700,000     03/18/98
151          6102803        2,213,044.40   54.0%             Yes          Yes              No         4,100,000     02/13/98
152          6102972        2,133,757.20   60.1%             Yes          Yes              No         3,550,000     04/29/98
153          1607           2,058,685.79   52.1%             Yes          Yes              No         3,950,000     12/12/97
154          5              2,084,891.22   52.1%             Yes          Yes              No         4,000,000     03/01/97
155          6102460        2,214,820.71   67.1%             Yes          Yes              No         3,300,000     10/07/97

157          1781           1,017,690.16   30.2%             Yes          Yes              No         3,370,000     Various
             1781A            451,467.89   30.2%             Yes          Yes              No         1,495,000     12/30/97
             1781B            566,222.27   30.2%             Yes          Yes              No         1,875,000     12/30/97

156          7608315        1,883,590.39   49.1%             Yes          Yes              No         3,835,000     11/04/97
158          17             2,223,575.05   61.8%             Yes          Yes              No         3,600,000     09/05/97
159          22             2,086,188.13   54.9%             Yes          Yes              No         3,800,000     08/13/97
160          1440           1,539,995.25   27.0%             Yes          Yes              No         5,707,000     10/06/97
161          6102629          868,032.70   27.3%             Yes          Yes              No         3,175,000     01/20/98
162          1448             984,512.35   29.0%             Yes          Yes              No         3,400,000     08/05/97
163          6102834                0.00   0.0%              Yes          Yes              No         7,650,000     03/13/98
164          1321                   0.00   0.0%              Yes          Yes              No         3,350,000     01/06/98
165          3638             953,626.48   34.7%             Yes          Yes              No         2,750,000     12/04/97
167          3633           1,890,559.75   59.1%             Yes          Yes              No         3,200,000     12/01/97
166          1246           2,021,113.93   63.2%             Yes          Yes              No         3,200,000     10/08/97
168          2917           1,811,606.55   60.4%             Yes          Yes              No         3,000,000     06/02/98
169          6102648        2,007,915.55   68.8%             Yes          Yes              No         2,920,000     01/23/98
170          1912           1,465,544.17   47.7%             Yes          Yes              No         3,075,000     01/28/98
171          1891           1,820,147.02   59.1%             Yes          Yes              No         3,080,000     12/09/97
172          6102443        1,564,426.25   50.5%             Yes          Yes              No         3,100,000     09/20/97
173          940906544      1,770,787.57   49.2%             Yes          Yes              No         3,600,000     02/17/97
174          1504           1,942,423.11   62.7%             Yes          Yes              No         3,100,000     12/01/97

                            1,830,848.64   54.7%             Yes          Yes              No         3,350,000     07/21/97
178          0998             918,278.66   54.7%             Yes          Yes              No         1,680,000     07/21/97
179          0999             912,569.99   54.6%             Yes          Yes              No         1,670,000     07/21/97

175          1810           1,514,931.43   47.7%             Yes          Yes              No         3,175,000     12/31/97
176          6102988        1,745,557.11   59.2%             Yes          Yes              No         2,950,000     05/15/98
177          3182           1,890,087.05   60.0%             Yes          Yes              No         3,150,000     06/02/98
180          2463           1,698,634.89   60.7%             Yes          Yes              No         2,800,000     02/19/98
181          1641           1,689,571.25   62.8%             Yes          Yes              No         2,690,000     11/20/97
182          6102932        1,401,319.75   44.5%             Yes          Yes              No         3,150,000     04/29/98
183          1555           1,730,997.79   59.9%             Yes          Yes              No         2,890,000     12/31/97
184          1090           1,832,203.67   65.2%             Yes          Yes              No         2,810,000     08/18/97
185          940906539      1,616,807.73   49.7%             Yes          Yes              No         3,250,000     02/26/97
186          2660                   0.00   0.0%              Yes          Yes              No         2,565,000     04/28/98
189          1130           1,514,620.70   55.9%             Yes          Yes              No         2,710,000     09/19/97
188          2043           1,741,362.16   63.3%             Yes          Yes              No         2,750,000     02/18/98
187          2392           1,261,728.18   49.9%             Yes          Yes              No         2,530,000     04/02/98
190          1988             731,899.64   27.4%             Yes          Yes              No         2,675,000     02/11/98
191          1573           1,248,956.79   44.8%             Yes          Yes              No         2,790,000     12/11/97
192          1886                   0.00   0.0%              Yes          Yes              No         2,900,000     01/10/98
193          1075           1,585,382.81   57.7%             Yes          Yes              No         2,750,000     10/01/97
196          940906545      1,509,019.00   47.2%             Yes          Yes              No         3,200,000     03/04/97
194          1747           1,554,906.67   59.8%             Yes          Yes              No         2,600,000     03/01/98
195          1041           1,209,745.38   46.5%             Yes          Yes              No         2,600,000     08/06/97
197          7608318                0.00   0.0%              Yes          Yes             Yes         3,000,000     11/19/97
198          6102904        1,404,882.43   57.9%             Yes          Yes              No         2,425,000     03/31/98
199          1239           1,570,795.19   53.6%             Yes          Yes              No         2,930,000     10/10/97
200          1015           1,117,150.20   33.9%             Yes          Yes              No         3,300,000     02/03/98
201          1720           1,418,569.47   43.6%             Yes          Yes              No         3,250,000     12/11/97
202          1086           1,227,441.34   47.2%             Yes          Yes              No         2,600,000     08/21/97
203          2168                   0.00   0.0%              Yes          Yes              No         2,700,000     02/02/98
205          1060           1,200,905.49   51.7%             Yes          Yes              No         2,325,000     08/28/97
204          2055           1,369,214.41   59.5%             Yes          Yes              No         2,300,000     03/02/98
206          6102970        1,477,111.61   61.5%             Yes          Yes              No         2,400,000     04/07/98
207          6102901          709,915.73   26.3%             Yes          Yes             Yes         2,700,000     04/13/98
208          6102903           59,074.90   2.9%              Yes          Yes              No         2,065,000     04/17/98
209          1779           1,294,370.05   58.8%             Yes          Yes              No         2,200,000     12/11/97
210          1005           1,157,482.86   46.3%             Yes          Yes              No         2,500,000     06/10/97
211          1811           1,279,214.15   49.9%             Yes          Yes              No         2,565,000     12/31/97
212          6102656        1,385,953.43   63.4%             Yes          Yes              No         2,185,000     01/22/98
213          4              1,345,724.15   51.8%             Yes          Yes              No         2,600,000     05/13/97
214          2060                   0.00   0.0%              Yes          Yes              No         2,200,000     02/21/98
215          940907039      1,077,262.36   47.6%             Yes          Yes              No         2,265,000     05/20/97
216          1852           1,295,959.34   64.2%             Yes          Yes              No         2,020,000     12/10/97
217          2665           1,196,401.21   63.0%             Yes          Yes              No         1,900,000     03/25/98
218          940906528      1,154,863.03   49.1%             Yes          Yes              No         2,350,000     02/19/97
219          1432           1,271,920.83   63.6%             Yes          Yes              No         2,000,000     03/07/98
221          1102                   0.00   0.0%              Yes          Yes              No         2,220,000     09/24/97
220          1001             978,396.51   42.5%             Yes          Yes              No         2,300,000     04/16/98
222          2815           1,122,721.39   59.1%             Yes          Yes              No         1,900,000     05/28/98
223          2056             826,509.28   43.5%             Yes          Yes             Yes         1,900,000     02/13/98
224          6102896        1,209,443.11   44.0%             Yes          Yes              No         2,750,000     02/27/98
225          6102900        1,124,116.08   48.5%             Yes          Yes              No         2,320,000     04/02/98
226          6102943        1,096,521.91   60.9%             Yes          Yes              No         1,800,000     04/21/98
227          1435           1,219,111.80   64.8%             Yes          Yes              No         1,880,000     10/22/97
228          7608319                0.00   0.0%              Yes          Yes             Yes         2,300,000     10/30/97
229          7608320                0.00   0.0%              Yes          Yes             Yes         3,500,000     10/28/97
230          2456           1,024,237.06   58.5%             Yes          Yes              No         1,750,000     05/21/98
231          6102840        1,122,799.65   46.3%             Yes          Yes              No         2,425,000     03/18/98
232          2133           1,032,990.48   57.4%             Yes          Yes              No         1,800,000     03/03/98
233          1580             950,439.95   52.8%             Yes          Yes              No         1,800,000     11/12/97
234          940907278      1,053,768.15   39.0%             Yes          Yes              No         2,700,000     07/18/97
236          1320             516,337.79   30.4%             Yes          Yes              No         1,700,000     11/18/97
235          1855           1,094,136.18   56.7%             Yes          Yes              No         1,930,000     04/23/98
237          1647             829,509.89   48.8%             Yes          Yes              No         1,700,000     12/12/97
238          1030           1,200,000.00   11.3%             Yes          Yes              No        10,600,000     10/21/97
239          6102770          897,088.44   52.8%             Yes          Yes              No         1,700,000     12/17/97
240          6102779          809,969.88   40.5%             Yes          Yes              No         2,000,000     02/15/98
241          1288             948,075.28   49.9%             Yes          Yes              No         1,900,000     10/15/97
242          2756             867,659.90   54.6%             Yes          Yes              No         1,590,000     04/09/98
243          1145             966,173.55   56.8%             Yes          Yes              No         1,700,000     09/29/97
244          6102540          906,309.01   63.8%             Yes          Yes              No         1,420,000     12/01/97
245          1949             688,429.18   45.3%             Yes          Yes             Yes         1,520,000     03/11/98
246          2017             711,920.37   48.8%             Yes          Yes              No         1,460,000     03/04/98
247          1854             825,721.37   58.8%             Yes          Yes              No         1,405,000     01/23/98
248          6102531                0.00   0.0%              Yes          Yes              No         2,000,000     10/31/97
249          1073             637,213.45   28.3%             Yes          Yes              No         2,250,000     11/05/97
250          940906529        769,906.97   49.7%             Yes          Yes              No         1,550,000     02/28/97
251          2200                   0.00   0.0%              Yes          Yes              No         1,300,000     01/30/98
252          2115             353,284.63   23.6%             Yes          Yes              No         1,500,000     03/02/98
253          2405             636,613.04   47.2%             Yes          Yes              No         1,350,000     02/24/98
254          1851             741,632.37   58.6%             Yes          Yes              No         1,265,000     12/12/97
255          1129             698,625.78   55.9%             Yes          Yes              No         1,250,000     09/22/97
256          1991             713,063.04   61.5%             Yes          Yes              No         1,160,000     12/17/97
257          940906527        592,828.98   53.9%             Yes          Yes              No         1,100,000     03/06/97
86           38               549,406.86   45.8%             Yes          Yes              No         1,200,000     11/20/97




---------------------------------------------------------------------------------------------------------------------
CONTROL      LOAN       CURRENT
NUMBER       NUMBER     LTV RATIO     YEAR BUILT      YEAR RENOVATED    OWNERSHIP INTEREST     NET RENTABLE SF / UNITS
---------------------------------------------------------------------------------------------------------------------
1            6102551    66.2%          Various                                   Fee          1,070,795
             6102551A   66.2%             1984                                   Fee             67,945
             6102551B   66.2%             1984                                   Fee             52,607
             6102551C   66.2%             1986                                   Fee            137,581
             6102551D   66.2%             1985                                   Fee             73,644
             6102551E   66.2%             1983                                   Fee             44,114
             6102551F   66.2%             1984                                   Fee             69,011
             6102551G   66.2%             1979-1986                              Fee            257,505
             6102551H   66.2%             1984                                   Fee             82,146
             6102551I   66.2%             1971, 1974                             Fee            286,242

2            6102992    74.8%             1988                                   Fee            178,815

3            24         77.5%          Various              Various              Fee            824,619
             24A        78.2%             1970              1984                 Fee            185,046
             24B        78.2%             1900                                   Fee             86,680
             24C        78.2%             1987                                   Fee             73,416
             24D        78.1%             1986                                   Fee             68,671
             24E        78.1%             1962              1972                 Fee            171,471
             24F        78.1%             1984                                   Fee             64,038
             24G        78.1%             1920                                   Fee             32,800
             24H        78.1%             1931                                   Fee             26,069
             24I        78.1%             1983              1993                 Fee              7,425
             24J        78.0%             1947              1989                 Fee              9,600
             24K        78.1%             1960                                   Fee             17,600
             24L        78.1%             1963                                   Fee             13,886
             24M        78.1%             1949                                   Fee             23,860
             24N        78.0%             1965                                   Fee              3,465
             24O        78.0%             1940                                   Fee             21,840
             24P        83.2%              N/A                                   Fee              6,572
             24Q        67.9%              N/A                                   Fee              2,400
             24R        39.3%             1945                                   Fee              9,780

4            1548       69.1%             1986              1996                 Fee            242,032
5            6102628    79.7%             1976              1997                 Fee                220

                        72.9%          Various              Various              Fee                561
6            6102944    74.9%             1969, 1971        1987, 1998           Fee                207
7            6102945    68.2%             1973              1982                 Fee                130
8            6102946    74.9%             1960, 1966        1984-1987, 1992-1994 Fee                121
9            6102947    74.9%             1972-1973         1977                 Fee                103

11           2555       79.1%             1974                                   Fee                486
12           6103017    94.8%             1994                                   Fee            135,351
14           10         61.2%             1985                                   Fee            354,167

13           1907       68.9%          Various                                   Fee            371,516
             1907A      68.9%             1982                                   Fee             69,566
             1907B      68.9%             1987                                   Fee             28,374
             1907C      68.9%             1987                                   Fee             36,277
             1907D      68.9%             1985                                   Fee             94,007
             1907E      68.9%             1984                                   Fee             73,915
             1907F      68.9%             1983                                   Fee             21,282
             1907G      68.9%             1983                                   Fee             48,095

15           2534       79.9%             1987                             Fee & Leasehold          282

16           1905       72.0%          Various                                   Fee            322,877
             1905A      72.0%             1982                                   Fee             51,527
             1905B      72.0%             1986                                   Fee             37,796
             1905C      72.0%             1970                                   Fee             49,860
             1905D      72.0%             1984                                   Fee             45,632
             1905E      72.0%             1986                                   Fee             23,855
             1905F      72.0%             1958              1994                 Fee             12,300
             1905G      72.0%             1984                                   Fee             35,661
             1905H      72.0%             1985                                   Fee             27,281
             1905I      72.0%             1977                                   Fee             38,965

17           2          67.5%             1914              1997                 Fee            172,359
18           3423       62.3%             1975                                   Fee                599

19           1376       90.2%             1979              1997                 Fee            121,924
20           1908       71.7%          Various              Various              Fee            353,522
             1908A      71.7%             1982                                   Fee             74,688
             1908B      71.7%             1979              1997                 Fee            121,924
             1908C      71.7%             1985                                   Fee            117,832
             1908D      71.7%             1983                                   Fee             39,078

21           18         74.6%             1968              1997                 Fee            111,133
22           1556       70.1%             1986                                   Fee            163,182
23           1          73.0%             1980                                   Fee            150,612
24           1210       74.3%             1981                                   Fee            173,854
25           9          74.2%             1994                                Leasehold         210,108
26           2052       78.8%             1997                                   Fee                240
27           6102530    71.3%             1988-1990                              Fee            136,626
28           6102876    79.9%             1965              1995-1998            Fee                344
29           2636       68.2%             1976              1993                 Fee                215
30           2394       77.9%             1989                                   Fee            208,277
31           6102859    79.7%             1970, 1975                             Fee                389
32           1885       74.3%             1925              1996                 Fee             75,282
33           6102580    79.9%             1984, 1985        1996                 Fee            178,247
34           2358       74.0%             1967              1998                 Fee                337
35           1076       73.9%             1990                                   Fee            104,046
36           6102991    70.7%             1970-1974                              Fee            297,103
37           3641       78.7%             1997                                   Fee             82,392
38           6102452    63.5%             1976                                   Fee                232
41           3083       76.5%             1984                                   Fee                220

                        60.8%          Various                                   Fee                256
39           2498       73.2%             1985                                   Fee                110
40           2499       50.3%             1986                                   Fee                146

                        73.6%          Various                                   Fee                192
42           1224       73.0%             1974                                   Fee                105
43           1269       74.5%             1993                                   Fee                 87

44           6102663    79.7%             1996-1997                              Fee                132
45           34         78.9%             1952                                   Fee                224
46           6102762    73.8%             1989                                   Fee             77,664
47           16         76.0%             1981                                   Fee            118,849
48           6102442    73.9%             1974, 1987                             Fee            190,957
49           1776       78.2%             1992                                   Fee            179,741
50           6102461    74.6%             1997                                   Fee             45,668
51           3645       68.7%             1989                                   Fee                208
52           1922       66.7%             1982                                   Fee             99,141
53           7608323    64.0%             1975              1990's               Fee                201
55           1755       66.8%             1993                                   Fee            104,403
54           6102880    77.8%             1990                                   Fee                288

56           7          69.7%          Various              Various              Fee            207,864
             7A         69.7%             1948              1986                 Fee             27,850
             7B         69.7%             1948              1986                 Fee             22,156
             7C         69.7%             1911              1993                 Fee             63,046
             7D         69.7%             1960              1994                 Fee             94,812

57           6102950    70.3%             1960, 1963, 1972                       Fee                198
58           2076       65.8%             1989                                   Fee                120
59           6102533    70.4%             1969              1993-1998            Fee                384

                        63.4%          Various                                   Fee             72,235
61           940906323  60.7%             1986                                   Fee             31,951
62           940906324  65.6%             1985                                   Fee             40,284

60           3          67.7%             1972              1995                 Fee            211,139
63           3632       78.1%             1967              1995                 Fee                136
64           1541       79.8%             1992                                   Fee            103,720
65           1585       79.3%             1990                                   Fee                143
66           6102764    74.8%             1976              1995, 1997           Fee            101,953
67           1782       74.5%             1991                                   Fee            158,127
68           1116       77.3%             1982                                   Fee            103,514

70           1057       73.5%          Various                                   Fee            165,469
             1057A      73.5%             1985                                   Fee            139,252
             1057B      73.5%             1982                                   Fee             26,217

69           2635       79.2%             1989                                   Fee                149
71           6102541    79.5%             1986                                   Fee                236
72           6102532    62.7%             1980              1995                 Fee             89,966
73           1263       73.5%             1966                                   Fee            131,113
74           13         68.9%             1996                                Leasehold              76
75           12         71.4%             1996                                   Fee                 78
76           1921       51.2%             1984              1997                 Fee                250
77           1660       71.1%             1981                                   Fee            113,751
78           3218       79.6%             1988                                   Fee                123
82           940905374  67.9%             1994                                   Fee            110,668
79           6102708    78.8%             1989                                   Fee                120
80           1859       69.1%             1987                                   Fee             26,120
81           1523       60.5%             1951              1989           Fee & Leasehold      175,214
83           6102902    63.6%             1973              1994                 Fee            133,000
84           3642       63.2%             1972                                   Fee            367,485
87           6102709    79.8%             1989                                   Fee                120
88           1152       72.0%             1991                                   Fee            160,561
89           6102776    72.7%             1989, 1990                             Fee             47,064
90           15         73.4%             1972              1985                 Fee            152,875
91           6102499    79.3%             1989                                   Fee             73,000
92           2212       66.0%             1971              1993                 Fee                169
93           2910       77.0%             1980                                   Fee                165
85           23         52.3%             1965              1994                 Fee                318
94           6102765    79.3%             1972              1995-1997            Fee                159
95           25         70.1%             1983              1996, 1997           Fee             43,449
97           11         66.2%             1996                                Leasehold              78
96           1704       74.8%             1997                                   Fee             35,091
98           1013       77.4%             1985                                   Fee                168
99           2307       67.1%             1991                                   Fee            211,649
100          14         69.4%             1972              1997                 Fee                152
101          6102769    69.0%             1985              1994                 Fee                116
102          37         62.3%             1964                                   Fee            205,086
103          2096       74.5%             1917              1990                 Fee             39,508
106          1144       71.7%             1989                                   Fee             65,928
104          1666       74.6%             1994                                   Fee             44,864
105          6102707    71.8%             1921              1998                 Fee             14,000
107          6102974    77.2%             1967              1988                 Fee                121
108          36         68.9%             1961              1988                 Fee             24,551
109          6          68.7%             1994                                Leasehold         296,437
110          6102542    76.1%             1985              1995                 Fee             91,420
111          1108       74.0%             1983                                   Fee                114
112          6102875    74.8%             1978                                   Fee             36,772
113          6102705    79.8%             1987, 1993                             Fee                103
116          1022       74.2%             1974                                   Fee                207
114          6102969    72.9%             1987                                   Fee             25,080
115          1694       74.3%             1970              1993                 Fee             40,374
117          1534       74.1%             1989                                   Fee             99,086
118          6102637    69.7%             1987                                   Fee             47,932
119          1088       52.7%             1975                                   Fee            168,342
120          28         62.9%             1997                                   Fee             51,420
121          6102657    73.6%             1990                                   Fee             38,461
122          2311       73.3%             1989                                   Fee             52,320
123          1275       72.6%             1974                                   Fee            101,645
124          1890       74.8%             1990                                   Fee             53,040
125          20         73.6%             1997                                   Fee             28,860
126          1403       53.8%             1991                                   Fee            106,080
127          1538       75.2%             1976                                   Fee                137
128          2027       76.8%             1989                                   Fee             33,580
129          1795       74.7%             1986              1997                 Fee             36,830
130          1089       70.4%             1988                                   Fee                 84
131          19         77.1%             1962              1987                 Fee             32,209
132          1611       49.2%             1920              1998                 Fee             69,554
133          6102451    59.0%             1996, 1997                             Fee             32,231
134          7608308    73.7%             1951              1986                 Fee             79,651
135          2693       65.9%             1997                                   Fee             66,800
136          1863       69.6%             1993                                   Fee             51,620
137          2558       63.0%             1979                                   Fee             66,953
138          1599       66.2%             1978              1995                 Fee                156
139          1929       70.3%             1980              1989                 Fee             28,516
142          1442       61.1%             1985                                   Fee             35,141
140          6102706    73.4%             1997                                   Fee            100,080
143          1512       65.2%             1997                                   Fee             23,500
141          6102891    74.9%             1995, 1996                             Fee             50,665
144          7608309    74.6%             1987                                   Fee                 65
145          1535       74.5%             1968                                   Fee             43,110
146          35         79.8%             1964                                   Fee                 86
147          1975       74.4%             1988                                   Fee             38,573
148          2393       52.6%             1989                                   Fee            106,118
149          1407       61.3%             1985                                   Fee             56,915
150          2238       74.5%             1996                                   Fee             46,000
151          6102803    66.9%             1967              1997                 Fee                111
152          6102972    76.0%             1995                                   Fee             33,450
153          1607       65.3%             1990                                   Fee             45,515
154          5          64.1%             1995                                   Fee                 91
155          6102460    77.5%             1971                                   Fee                 82

157          1781       73.9%          Various              Various              Fee                329
             1781A      73.9%             1976              1981                 Fee                111
             1781B      73.9%             1970              1983                 Fee                218

156          7608315    64.9%             1984                                   Fee             86,439
158          17         69.1%             1980                                   Fee             62,998
159          22         64.7%             1972              1995                 Fee                 82
160          1440       42.5%             1968                                   Fee                251
161          6102629    75.2%             1976              1997                 Fee             73,120
162          1448       69.7%             1988                                   Fee             26,000
163          6102834    30.6%             1972                                   Fee                209
164          1321       69.5%             1946              1997                 Fee             31,743
165          3638       84.4%             1997                                   Fee             21,180
167          3633       72.1%             1960              1977                 Fee                 86
166          1246       72.1%             1995                                   Fee             22,100
168          2917       76.6%             1965                                   Fee                 97
169          6102648    78.5%             1963                                   Fee                 58
170          1912       74.6%             1997                                   Fee             10,500
171          1891       74.1%             1969              1997                 Fee             45,411
172          6102443    73.2%             1986, 1989                             Fee                722
173          940906544  63.0%             1993                                   Fee             52,207
174          1504       72.2%             1989                                   Fee             29,025

                        66.3%          Various              Various              Fee                122
178          0998       66.3%             1973              1994                 Fee                 62
179          0999       66.3%             1979                                   Fee                 60

175          1810       69.9%             1973              1993                 Fee                 99
176          6102988    74.8%             1989                                   Fee             62,884
177          3182       69.8%             1935                                   Fee                 58
180          2463       76.6%             1996                                   Fee                 40
181          1641       78.8%             1988                                   Fee             26,176
182          6102932    66.5%             1993                                   Fee             33,525
183          1555       72.4%             1963              1995                 Fee            100,670
184          1090       74.2%             1990                                   Fee             29,795
185          940906539  63.8%             1995                                   Fee             43,839
186          2660       79.7%             1965                                   Fee                120
189          1130       74.3%             1997                                   Fee             25,400
188          2043       73.4%             1990                                   Fee                176
187          2392       79.9%             1975                                   Fee                100
190          1988       74.4%             1997                                   Fee             48,825
191          1573       71.2%             1976                                   Fee                104
192          1886       67.9%             1986                                Leasehold          48,200
193          1075       70.8%             1989                                   Fee             22,587
196          940906545  60.4%             1995                                   Fee             52,373
194          1747       74.7%             1989                                Leasehold          41,116
195          1041       74.6%             1961              1997                 Fee             35,155
197          7608318    63.8%             1976                                   Fee             39,170
198          6102904    75.2%             1989                                   Fee                 30
199          1239       61.1%             1988                                   Fee             28,476
200          1015       54.2%             1979              1997                 Fee                132
201          1720       55.0%             1977                                   Fee                102
202          1086       68.4%             1984                                   Fee             69,178
203          2168       65.5%             1997                                   Fee             39,000
205          1060       73.5%             1974                                   Fee                127
204          2055       74.6%             1970              1993                 Fee                 84
206          6102970    70.8%             1928              Various              Fee                 24
207          6102901    62.9%             1969              1996                 Fee             34,680
208          6102903    78.6%             1998                                   Fee             10,106
209          1779       73.5%             1964              1994                 Fee             55,164
210          1005       63.9%             1969              1983                 Fee             19,779
211          1811       62.2%             1973                                   Fee                 98
212          6102656    73.0%             1981              1997                 Fee                 73
213          4          60.9%             1965                                   Fee             67,271
214          2060       70.4%             1997                              Fee/Leasehold        14,448
215          940907039  67.0%             1979                                Leasehold          45,623
216          1852       74.3%             1988                                   Fee             15,070
217          2665       78.8%             1967                                   Fee             42,842
218          940906528  63.0%             1990                                   Fee             35,264
219          1432       73.3%             1997                                   Fee             16,098
221          1102       64.9%             1997                                   Fee             26,720
220          1001       62.8%             1973                                   Fee                113
222          2815       74.9%             1970                                   Fee                 96
223          2056       74.6%             1965              1997                 Fee             71,825
224          6102896    50.9%             1982                                   Fee             37,149
225          6102900    60.3%             1952              1987, 1997           Fee             10,058
226          6102943    77.7%             1986                                   Fee                 56
227          1435       74.1%             1997                                   Fee             11,447
228          7608319    59.7%             1988                                   Fee             22,590
229          7608320    37.9%             1981              1996                 Fee             22,500
230          2456       74.2%             1966              1996                 Fee                 64
231          6102840    53.5%             1982                                   Fee                 81
232          2133       72.0%             1988                                   Fee             24,882
233          1580       71.6%             1985                                   Fee             20,889
234          940907278  47.2%             1979                                   Fee             68,713
236          1320       74.1%             1996                                   Fee              9,956
235          1855       65.8%             1988              1993                 Fee             28,800
237          1647       71.3%             1987                                   Fee             37,000
238          1030       11.3%             1908              1940                 Fee                 73
239          6102770    70.5%             1964              1995-1997            Fee                 74
240          6102779    59.7%             1974                                   Fee             49,837
241          1288       62.7%             1989                                   Fee             23,000
242          2756       74.7%             1997                                   Fee              6,500
243          1145       69.3%             1980                                   Fee             30,930
244          6102540    80.4%             1977                                   Fee                 72
245          1949       72.1%             1991                                   Fee              5,028
246          2017       71.4%             1997                                   Fee              7,488
247          1854       73.7%             1986                                   Fee             27,900
248          6102531    49.7%             1967                                   Fee                 90
249          1073       44.1%             1974                                   Fee             57,794
250          940906529  63.7%             1989                                   Fee             35,040
251          2200       74.3%             1910              1971                 Fee            167,000
252          2115       63.0%             1963                                   Fee                 46
253          2405       69.6%             1995                                   Fee              5,429
254          1851       73.9%             1990                                   Fee             12,000
255          1129       74.3%             1995                                   Fee             12,300
256          1991       76.2%             1968                                   Fee                 54
257          940906527  69.1%             1990                                   Fee             35,040
86           38         52.6%             1965              1994                 Fee                 46





----------------------------------------------------------------------------------------------------------------------------------
                                                                                        LARGEST TENANT
CONTROL      LOAN                                                   LARGEST TENANT      SF AS A % OF           PHYSICAL
NUMBER       NUMBER    LARGEST TENANT NAME                          SF                  TOTAL                  OCCUPANCY %
----------------------------------------------------------------------------------------------------------------------------------
1            6102551   Various                                      Various             Various                    Various
             6102551A  Pooled Source, Inc.                            8,120                  12.0%                      79.4%
             6102551B  Moore Business Forms, Inc.                    41,541                  79.0%                      79.0%
             6102551C  TM Century, Inc.                              46,645                  33.9%                      93.4%
             6102551D  ABB Service. Inc.                             11,756                  16.0%                      45.8%
             6102551E  Sabredata, Inc.                               11,772                  26.7%                      81.3%
             6102551F  Control Manufacturing, Inc.                   20,610                  29.9%                      82.9%
             6102551G  PlasmaQuest, Inc.                             29,131                  11.3%                      85.9%
             6102551H  Cam-Tech Manufacturing, Inc.                  10,089                  12.3%                     100.0%
             6102551I  Federal Express Corporation                   39,990                  14.0%                      76.8%

2            6102992   AT&T                                         168,612                  94.3%                      99.5%

3            24        Various                                      Various             Various                    Various
             24A       Kohl's                                        81,525                  44.1%                      94.1%
             24B       Cooper, Perskie, April, Nied                  31,118                  35.9%                      99.0%
             24C       Kallister, Westmoreland                       11,421                  15.6%                      73.3%
             24D       Creative Schoolhouse, Inc.                    10,123                  14.7%                      82.0%
             24E       State of Texas                                26,584                  15.5%                      35.0%
             24F       Shiner, Moseley, & Assoc.                      8,567                  13.4%                      93.7%
             24G       Concentra Health Services                     16,400                  50.0%                      50.0%
             24H       Rite Aid 0f NJ                                13,230                  50.7%                      51.0%
             24I       Pizza Hut                                      3,100                  41.8%                     100.0%
             24J       Franca Corporation                             9,600                 100.0%                     100.0%
             24K       New Jersey Bell Telephone Co.                 17,600                 100.0%                     100.0%
             24L       Meridian Health Realty Corp.                  13,886                 100.0%                     100.0%
             24M       New Jersey Bell Telephone Co.                 23,860                 100.0%                     100.0%
             24N       New Jersey Bell Telephone Co.                  3,465                 100.0%                     100.0%
             24O       Bell Atlantic                                 21,840                 100.0%                     100.0%
             24P       Vista Bancorp                                  6,572                 100.0%                     100.0%
             24Q       Kentucky Fried Chicken                         2,400                 100.0%                     100.0%
             24R       Anarik Enterprises, Inc.                       9,780                 100.0%                     100.0%

4            1548      FirstPlus Financial Group, Inc.              242,032                 100.0%                     100.0%
5            6102628                                                                                                    98.6%

                                                                                                                   Various
6            6102944                                                                                                    71.4%
7            6102945                                                                                                    65.1%
8            6102946                                                                                                    55.2%
9            6102947                                                                                                    54.1%

11           2555                                                                                                       96.7%
12           6103017   Home Depot                                   135,351                 100.0%                     100.0%
14           10        Sears                                         69,400                  19.6%                      85.6%

13           1907      Various                                      Various             Various                    Various
             1907A     Entex Information Services                    10,304                  14.8%                      97.3%
             1907B     Players Billards                               6,170                  21.7%                     100.0%
             1907C     Bank One                                      10,838                  29.9%                      96.3%
             1907D     Health Care Partners                          37,313                  39.7%                      94.8%
             1907E     Bizmart/Office Max                            15,930                  21.6%                     100.0%
             1907F     Floors and Windows                             4,041                  19.0%                      88.2%
             1907G     Con-Way Transportation                        28,385                  59.0%                     100.0%

15           2534                                                                                                       95.4%

16           1905      Various                                      Various             Various                    Various
             1905A     Professional Court Reporting School           25,079                  48.7%                      89.2%
             1905B     Fort Worth Star-Telegram                      17,800                  47.1%                      94.9%
             1905C     Vingcard                                      49,860                 100.0%                     100.0%
             1905D     Blue Cross & Blue Shield                       6,479                  14.2%                      85.6%
             1905E     TownBank                                       5,603                  23.5%                     100.0%
             1905F     Wizards                                       12,300                 100.0%                     100.0%
             1905G     Texas Dept. of Human Services                 12,215                  34.3%                      80.6%
             1905H     Centex Title Company                           5,806                  21.3%                      94.0%
             1905I     High Fidelity, Inc.                            7,820                  20.1%                     100.0%

17           2         Health Systems Consultants                    43,593                  25.3%                      98.0%
18           3423                                                                                                       90.7%

19           1376      General Services Adminstration/INS           121,924                 100.0%                     100.0%
20           1908      Various                                      Various             Various                    Various
             1908A     Computer Resources                             6,020                   8.1%                      86.6%
             1908B     General Services Adminstration/INS           121,924                 100.0%                     100.0%
             1908C     Richland College                              18,192                  15.4%                      84.6%
             1908D     Medical Team Care                              5,129                  13.1%                      96.6%

21           18        Circuit City                                  43,163                  38.8%                      94.0%
22           1556      Plummers                                      19,540                  12.0%                      94.5%
23           1         Office Max                                    41,562                  27.6%                      96.0%
24           1210      K-Mart                                        84,254                  48.5%                      95.7%
25           9         Target                                        90,000                  42.8%                      98.5%
26           2052                                                                                                       92.5%
27           6102530   A&P                                           52,816                  38.7%                      97.1%
28           6102876                                                                                                    94.0%
29           2636                                                                                                       94.9%
30           2394      K-Mart                                        91,723                  44.0%                      98.3%
31           6102859                                                                                                    93.8%
32           1885      Modern Continental Enterprises                35,280                  46.9%                      96.0%
33           6102580   Winn Dixie                                    42,400                  23.8%                      96.0%
34           2358                                                                                                       93.5%
35           1076      Ross Stores                                   28,875                  27.8%                      96.2%
36           6102991   Office Max, Inc.                              96,097                  32.3%                      91.1%
37           3641      Circuit City (National Props., Inc.)          37,591                  45.6%                     100.0%
38           6102452                                                                                                    98.7%
41           3083                                                                                                       92.7%

                                                                                                                   Various
39           2498                                                                                                       74.5%
40           2499                                                                                                       84.9%

                                                                                                                   Various
42           1224                                                                                                       88.6%
43           1269                                                                                                       64.4%

44           6102663                                                                                                    90.2%
45           34                                                                                                         99.6%
46           6102762   Victoria Financial Corporation                24,762                  31.9%                      95.0%
47           16        PHH (HFS Mobility)                            30,000                  25.2%                      92.0%
48           6102442   Payless                                       42,714                  22.4%                      89.0%
49           1776      Wal-Mart                                      90,576                  50.4%                     100.0%
50           6102461   Ralph's Supermarket                           43,086                  94.3%                      98.9%
51           3645                                                                                                       98.1%
52           1922      Trudy's North Star                             8,700                   8.8%                      95.8%
53           7608323                                                                                                    93.5%
55           1755      Marshalls                                     40,000                  38.3%                      87.0%
54           6102880                                                                                                    90.6%

56           7         Various                                      Various             Various                    Various
             7A        Delilah's Den of Philadelphia                 11,000                  39.5%                     100.0%
             7B        The Spaghetti Warehouse                       16,156                  72.9%                     100.0%
             7C        Assessment & Treatment Alternative             9,225                  14.6%                     100.0%
             7D        Busy Body                                     20,300                  21.4%                     100.0%

57           6102950                                                                                                    70.5%
58           2076                                                                                                       93.3%
59           6102533                                                                                                    84.6%

                       Seaman's Furniture                           Various             Various                    Various
61           940906323 Seaman's Furniture                            23,956                  75.0%                      75.0%
62           940906324 Seaman's Furniture                            23,000                  57.1%                     100.0%

60           3         Caldor                                        88,680                  42.0%                      96.0%
63           3632                                                                                                       90.4%
64           1541      Abbott Labs                                  103,720                 100.0%                     100.0%
65           1585                                                                                                      100.0%
66           6102764   Dean Warren                                   24,759                  24.3%                      89.6%
67           1782      Case Logic, Inc.                             158,127                   1                        100.0%
68           1116      Toys R Us                                     35,534                  34.3%                      98.0%

70           1057      Various                                      Various             Various                    Various
             1057A     Norwest Bank                                  45,063                  32.4%                     100.0%
             1057B     Northwestern Travel Services (7271)           26,217                 100.0%                     100.0%

69           2635                                                                                                       91.3%
71           6102541                                                                                                    92.0%
72           6102532   Realty One, Inc.                              44,596                  49.6%                      92.4%
73           1263      Giant Food                                    22,344                  17.0%                      92.8%
74           13                                                                                                         83.6%
75           12                                                                                                         81.0%
76           1921                                                                                                       68.4%
77           1660      Utility Trailer                               11,600                  10.2%                      98.1%
78           3218                                                                                                       95.1%
82           940905374 Builders Square                              110,668                 100.0%                     100.0%
79           6102708                                                                                                    99.2%
80           1859      Pain Net, Inc.                                 7,863                  30.1%                      96.3%
81           1523      Powell Manufacturing                          68,819                  39.3%                     100.0%
83           6102902   Paragon Industries, Inc.                     133,000                 100.0%                     100.0%
84           3642      K-Mart                                        89,491                  24.4%                      93.1%
87           6102709                                                                                                    96.0%
88           1152      Endar Corp.                                  160,561                 100.0%                     100.0%
89           6102776   Contemporary Concepts                         11,645                  24.7%                     100.0%
90           15        Haemonetics                                   48,000                  31.4%                     100.0%
91           6102499   Food Lion                                     29,000                  39.7%                      99.2%
92           2212                                                                                                       60.4%
93           2910                                                                                                       94.5%
85           23                                                                                                         98.9%
94           6102765                                                                                                    96.0%
95           25        Capital Group                                 43,449                 100.0%                     100.0%
97           11                                                                                                         76.2%
96           1704      Bedtime Mattress                               6,272                  17.9%                      97.9%
98           1013                                                                                                       98.8%
99           2307      Owens Brockway                               211,649                 100.0%                     100.0%
100          14                                                                                                         73.8%
101          6102769                                                                                                    98.3%
102          37        Pam International                            132,086                  64.4%                     100.0%
103          2096      Consumer Credit Counseling                    13,960                  35.3%                     100.0%
106          1144      Record Theatre                                10,000                  15.2%                      95.8%
104          1666      Best Buy                                      44,864                 100.0%                     100.0%
105          6102707   New York Presbyterian Hospital                14,000                 100.0%                     100.0%
107          6102974                                                                                                    95.0%
108          36        CVS                                            9,180                  37.4%                      93.5%
109          6         Target                                       139,549                  47.1%                     100.0%
110          6102542   Hobby Lobby Store                             40,040                  43.8%                      90.2%
111          1108                                                                                                       84.2%
112          6102875   Lassens Health Foods                           5,528                  15.0%                      92.0%
113          6102705                                                                                                    97.0%
116          1022                                                                                                       89.9%
114          6102969   Collar & Leash                                 3,200                  12.8%                      90.5%
115          1694      BankOne                                       10,358                  25.7%                      94.7%
117          1534      Lite House                                    41,400                  41.8%                      86.5%
118          6102637   Pargo's (Shoney's Ground Lse)                  6,097                  12.7%                     100.0%
119          1088      Big Lots                                      26,000                  15.4%                      99.4%
120          28        NFC                                           51,420                 100.0%                     100.0%
121          6102657   Fanatics Athletic Club                         8,903                  23.1%                      98.7%
122          2311      Discovery Office Systems                      30,868                  59.0%                     100.0%
123          1275      Ababa Bolts                                   16,512                  16.2%                      98.7%
124          1890      UPS                                           17,680                  33.3%                      98.5%
125          20        County Bank                                   28,860                 100.0%                     100.0%
126          1403      Builder's Square                             106,080                 100.0%                     100.0%
127          1538                                                                                                       97.8%
128          2027      Outback Steakhouse                             6,200                  18.5%                      96.4%
129          1795      Daly & Wolcott                                16,753                  45.5%                      96.1%
130          1089                                                                                                       90.5%
131          19        Thrifty Drug                                  32,209                 100.0%                     100.0%
132          1611      Continental Cable                             19,081                  27.4%                      96.0%
133          6102451   Kinko's Copies                                 8,500                  26.4%                      87.8%
134          7608308   Marc Glassman, Inc.                           30,861                  38.7%                      93.7%
135          2693      Jack of Diamonds Auto Body                    16,000                  24.0%                     100.0%
136          1863      Marc's                                        30,600                  59.3%                      94.2%
137          2558      Sampler Shoppe                                40,533                  60.5%                      98.1%
138          1599                                                                                                       73.7%
139          1929      PC Club                                        8,171                  28.7%                      93.6%
142          1442      San Diego Blood Bank                           3,999                  11.4%                      92.2%
140          6102706   Modern Publishing                            100,080                 100.0%                     100.0%
143          1512      Stroud's                                      23,500                 100.0%                     100.0%
141          6102891   Arlun Floors                                  23,312                  46.0%                     100.0%
144          7608309                                                                                                    95.4%
145          1535      E & B Discount Marine                         13,800                  32.0%                      95.1%
146          35                                                                                                         93.0%
147          1975      Sentry Insurance                               8,419                  21.8%                     100.0%
148          2393      Sam's Club                                   106,118                 100.0%                     100.0%
149          1407      Northern Auto                                  5,400                   9.5%                      98.4%
150          2238      Levin Furniture Gallery                       40,000                  87.0%                     100.0%
151          6102803                                                                                                    73.0%
152          6102972   Discount Flooring                             13,555                  40.5%                     100.0%
153          1607      Best Buy                                      45,515                 100.0%                     100.0%
154          5                                                                                                          74.6%
155          6102460                                                                                                    98.8%

157          1781                                                                                                  Various
             1781A                                                                                                      96.4%
             1781B                                                                                                      86.2%

156          7608315   Big Lots Consolidated Stores                  30,844                  35.7%                      95.2%
158          17                                                                                                         94.0%
159          22                                                                                                                76.5%
160          1440                                                                                                              96.8%
161          6102629   Food Lion                                     29,000                  39.7%                      98.6%
162          1448      Bally's Health & Fitness Club                 26,000                 100.0%                     100.0%
163          6102834                                                                                                    87.6%
164          1321      Summit Mtg.                                    5,590                  17.6%                      95.5%
165          3638      RiteAid of PA, Inc.                           11,180                  52.8%                     100.0%
167          3633                                                                                                       86.0%
166          1246      Paychex                                        7,800                  35.3%                     100.0%
168          2917                                                                                                       93.8%
169          6102648                                                                                                    96.6%
170          1912      Las Vegas Discount Golf & Tennis               6,000                  57.1%                     100.0%
171          1891      Westar Nutrition                              45,411                 100.0%                     100.0%
172          6102443                                                                                                    99.5%
173          940906544 JumboSports, Inc.                             52,207                 100.0%                     100.0%
174          1504      The Ohio Motorists (AAA)                       8,270                  28.5%                     100.0%

                                                                                                                   Various
178          0998                                                                                                       98.4%
179          0999                                                                                                       95.0%

175          1810                                                                                                       86.9%
176          6102988   Across Town Movers                            62,884                 100.0%                     100.0%
177          3182                                                                                                      100.0%
180          2463                                                                                                      100.0%
181          1641      Gotrocks Raw Bar & Grill                       3,140                  12.0%                      94.9%
182          6102932   Colorport Paint                                7,000                  20.9%                     100.0%
183          1555      Corning Building Corp.                        30,000                  29.8%                      87.1%
184          1090      Regional Eye Center                            5,561                  18.7%                      96.0%
185          940906539 JumboSports, Inc.                             43,839                 100.0%                     100.0%
186          2660                                                                                                       97.5%
189          1130      Peter Piper Pizza                              8,400                  33.1%                      80.3%
188          2043                                                                                                       97.7%
187          2392                                                                                                       97.0%
190          1988      Budnick Converting, Inc.                      48,825                 100.0%                     100.0%
191          1573                                                                                                       79.8%
192          1886      General Cinema of New Mexico                  32,200                  66.8%                     100.0%
193          1075      New Images Academy of Beauty                   4,515                  20.0%                     100.0%
196          940906545 JumboSports, Inc.                             52,373                 100.0%                     100.0%
194          1747      Tuesday Morning                                4,800                  11.7%                      97.1%
195          1041      College of Dental and Medical Assistants      35,155                 100.0%                     100.0%
197          7608318   Revco Drug/CVS Pharmacy                       10,500                  26.8%                      88.9%
198          6102904                                                                                                   100.0%
199          1239      EDS                                           13,570                  47.7%                     100.0%
200          1015                                                                                                       93.2%
201          1720                                                                                                       92.2%
202          1086      J.C. Penney                                   17,914                  25.9%                      88.3%
203          2168      Michaels of Oregon                            39,000                 100.0%                     100.0%
205          1060                                                                                                      100.0%
204          2055                                                                                                       97.6%
206          6102970                                                                                                   100.0%
207          6102901   Bedrosians                                    34,680                 100.0%                     100.0%
208          6102903   Rite Aid of Pennsylvania, Inc.                10,106                 100.0%                     100.0%
209          1779      Capital Primary Care                           4,000                   7.3%                      91.1%
210          1005      Frank's Nursery & Crafts                      19,779                 100.0%                     100.0%
211          1811                                                                                                       82.7%
212          6102656                                                                                                    98.6%
213          4         Davis Vision                                  21,611                  32.1%                      92.0%
214          2060      Tenet Healthcare, Ltd                         14,448                 100.0%                     100.0%
215          940907039 Rodolfo Martinez                               4,437                   9.7%                      92.1%
216          1852      Pier 1 Imports                                 9,970                  66.2%                     100.0%
217          2665      Giant of Maryland, Inc.                       42,842                 100.0%                     100.0%
218          940906528 JumboSports Inc.                              35,264                 100.0%                     100.0%
219          1432      FHOC Suites                                    3,298                  20.5%                     100.0%
221          1102      DHL                                           26,720                 100.0%                     100.0%
220          1001                                                                                                       92.0%
222          2815                                                                                                       92.7%
223          2056      United Rotary Brush Plant                     71,825                 100.0%                     100.0%
224          6102896   Stason Pharmaceutical, Inc.                   37,149                 100.0%                     100.0%
225          6102900   Paschal Photography                            1,630                  16.2%                     100.0%
226          6102943                                                                                                   100.0%
227          1435      Great American Capital                         3,478                  30.4%                     100.0%
228          7608319   Realty One                                    10,250                  45.4%                     100.0%
229          7608320   Realty One                                     7,200                  32.0%                     100.0%
230          2456                                                                                                       93.8%
231          6102840                                                                                                    97.6%
232          2133      Internetwork Publishing                        4,404                  17.7%                      94.5%
233          1580      Professional Center                            7,000                  33.5%                     100.0%
234          940907278 Savings of America                            24,694                  35.9%                      90.8%
236          1320      Kinko's                                        6,688                  67.2%                     100.0%
235          1855      Electronic Data Systems                       28,800                 100.0%                     100.0%
237          1647      Featherstone Gymnastics                        8,500                  23.0%                     100.0%
238          1030                                                                                                       98.6%
239          6102770                                                                                                    93.0%
240          6102779   El Mar Plastics                               26,000                  52.2%                     100.0%
241          1288      West Coast Video                               3,250                  14.1%                      85.9%
242          2756      Blockbuster Videos, Inc.                       6,500                 100.0%                     100.0%
243          1145      National Golf                                  7,000                  22.6%                      96.1%
244          6102540                                                                                                    97.2%
245          1949      Fashion Dry Cleaners #7                        1,750                  34.8%                     100.0%
246          2017      Hollywood Entertainment                        7,488                 100.0%                     100.0%
247          1854      Diversified Inventory                         11,500                  41.2%                      95.7%
248          6102531                                                                                                   100.0%
249          1073      Saltgrass, Inc.                                6,457                  11.2%                      85.7%
250          940906529 JumboSports, Inc.                             35,040                 100.0%                     100.0%
251          2200      P. R. & G.                                    35,600                  21.3%                      51.3%
252          2115                                                                                                       89.1%
253          2405      Men's Warehouse                                5,429                 100.0%                     100.0%
254          1851      Lampshader                                     5,000                  41.7%                     100.0%
255          1129      Propath, Inc.                                  2,400                  19.5%                      90.2%
256          1991                                                                                                       96.3%
257          940906527 JumboSports, Inc.                             35,040                 100.0%                     100.0%
86           38                                                                                                        100.0%





-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    ANNUAL
                                                                                                                    UNDERWRITTEN
CONTROL      LOAN        OCCUPANCY AS    ORIGINAL LTV                              UNDERWRITTEN     UNDERWRITTEN    REPLACEMENT
NUMBER       NUMBER      OF DATE         RATIO            1996 NOI     1997 NOI    NOI              NET CASH FLOW   RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
1            6102551     Various          66.6%           3,044,616    3,906,929   4,085,568        3,267,164        439,026
             6102551A    06/30/98         66.6%             196,453      198,415     239,478          187,676         27,857
             6102551B    06/30/98         66.6%             173,461      203,625     284,953          244,940         21,569
             6102551C    06/30/98         66.6%             526,927      631,630     641,801          528,327         56,408
             6102551D    06/30/98         66.6%             272,069      319,036     104,850           59,686         30,194
             6102551E    06/30/98         66.6%             174,216      153,996     163,782          129,770         18,087
             6102551F    06/30/98         66.6%             284,243      343,378     307,015          253,329         28,295
             6102551G    06/30/98         66.6%             880,697      888,874   1,106,276          908,964        105,577
             6102551H    06/30/98         66.6%             213,727      260,682     361,677          293,707         33,680
             6102551I    06/30/98         66.6%             322,823      907,293     875,736          660,765        117,359

2            6102992     06/23/98         74.8%                        3,671,176   2,869,920        2,604,307         17,882

3            24          Various          77.9%           2,877,998    3,683,522   3,773,967        3,131,136        153,309
             24A         06/08/98         78.6%             449,185      555,739     665,813          521,361         37,009
             24B         06/04/98         78.6%             232,835      500,743     615,711          513,034         17,336
             24C         05/31/98         78.6%             336,363      578,280     407,306          337,260         11,012
             24D         06/08/98         78.6%             353,874      364,772     410,183          360,738         10,522
             24E         05/29/98         78.6%             329,650      329,728     309,721          235,511         36,200
             24F         05/01/98         78.6%             275,105      290,334     342,460          258,418          9,603
             24G         06/08/98         78.5%             131,916      125,865     186,819          160,497          4,920
             24H         05/31/98         78.6%              51,926      214,379     151,197          136,495          3,910
             24I         05/29/98         78.5%             133,496      115,939     102,544          100,937            244
             24J         05/31/98         78.4%              38,190       47,773      46,451           41,075          1,920
             24K         05/29/98         78.5%             106,893      120,721     111,175           97,922          3,520
             24L         05/31/98         78.5%              98,135       95,926     111,921          101,190          2,756
             24M         05/29/98         78.5%              84,014       94,174      79,143           62,705          4,772
             24N         05/29/98         78.5%              64,340       65,544      62,687           59,602            864
             24O         05/29/98         78.5%              67,683       66,056      64,835           48,976          5,460
             24P         05/29/98         83.7%              56,893       63,301      60,113           54,911          1,314
             24Q         05/31/98         68.3%              42,779       35,625      26,249           23,919            480
             24R         05/29/98         39.5%              24,721       18,623      19,641           16,585          1,467

4            1548        12/24/97         69.1%                                    3,223,866        3,223,866              0
5            6102628     04/13/98         80.0%           1,758,152    1,990,915   2,123,966        2,076,886         47,080

                         12/31/97         73.1%           2,561,422    3,201,442   3,118,483        2,779,721        112,921
6            6102944     12/31/97         75.1%             936,042    1,160,799   1,156,753        1,041,038         38,572
7            6102945     12/31/97         68.3%             728,018      807,980     810,759          735,348         25,137
8            6102946     12/31/97         75.1%             419,928      584,980     610,194          524,874         28,440
9            6102947     12/31/97         75.1%             477,434      647,683     540,777          478,461         20,772

11           2555        02/25/98         79.3%           1,795,256    2,154,345   2,034,668        2,034,668        109,350
12           6103017     04/07/98         94.9%                                    1,326,094        1,326,094              0
14           10          11/30/97         61.7%           2,440,666    2,732,952   2,556,759        2,308,546         70,833

13           1907        Various          69.2%           1,408,394    1,847,532   1,968,496        1,603,391         91,106
             1907A       04/27/98         69.2%             255,242      367,664     423,003          333,166         17,417
             1907B       12/31/97         69.2%             137,373      219,804     229,119          206,035          6,733
             1907C       12/23/97         69.2%             114,151      173,982     146,622          115,342          9,069
             1907D       01/01/98         69.2%             309,414      454,390     489,942          385,459         23,479
             1907E       12/23/97         69.2%             355,074      323,856     307,481          253,470         16,733
             1907F       12/31/97         69.2%             149,628      104,624     141,497          123,104          4,173
             1907G       12/31/97         69.2%              87,512      203,212     230,832          186,815         13,502

15           2534        03/04/98         80.0%           1,337,351    1,473,828   1,456,121        1,456,121         51,550

16           1905        Various          72.4%           1,521,280    1,770,473   1,791,958        1,529,168         71,276
             1905A       03/25/98         72.4%              93,898      186,737     212,339          148,155          7,729
             1905B       03/31/98         72.4%             298,047      284,092     316,371          282,973         13,505
             1905C       03/31/98         72.4%             129,561      189,187     136,850          121,125          7,479
             1905D       03/31/98         72.4%             113,337      164,701     156,731          103,687         11,408
             1905E       03/31/98         72.4%             132,369      192,884     173,099          157,560          6,013
             1905F       03/31/98         72.4%             110,250      119,033     123,151          116,008          1,845
             1905G       03/31/98         72.4%             133,746      132,425     155,484          136,354          6,933
             1905H       03/25/98         72.4%             141,814      154,336     164,661          135,311          7,158
             1905I       03/31/98         72.4%             368,258      347,078     353,272          327,995          9,206

17           2           01/01/98         68.0%             427,104    1,711,782   1,732,420        1,544,882         25,457
18           3423        05/31/98         62.3%           1,395,449    1,597,734   1,615,858        1,615,858        149,750

19           1376        12/31/97         94.2%                                      725,553          725,553              0
20           1908        Various          72.8%             855,115    1,202,126     998,268          795,351         70,471
             1908A       12/23/97         72.8%             166,182      206,692     189,799          137,838         13,633
             1908B       12/31/97         72.8%             169,821      358,312     310,034          310,034         12,277
             1908C       12/23/97         72.8%             443,565      530,302     393,668          281,638         29,458
             1908D       12/31/97         72.8%              75,547      106,820     104,767           65,841         15,103

21           18          07/01/97         75.0%                        1,487,952   1,531,143        1,476,854         16,669
22           1556        03/17/98         70.5%           1,417,254    1,420,515   1,427,643        1,283,737         46,264
23           1           03/01/98         73.4%           1,392,938    1,434,459   1,390,656        1,317,675         22,592
24           1210        02/23/98         74.6%           1,380,322    1,286,951   1,243,157        1,204,407         35,807
25           9           03/01/98         74.6%             879,012    1,276,660   1,178,980        1,096,549         31,516
26           2052        03/06/98         79.1%                          318,848   1,035,317        1,035,317         60,000
27           6102530     05/01/98         71.6%           1,431,966    1,401,865   1,422,253        1,310,932         46,453
28           6102876     04/20/98         80.0%             862,514      875,502   1,130,737        1,044,737         86,000
29           2636        03/31/98         68.5%           1,576,844    1,748,375   2,103,387        2,103,387         53,750
30           2394        03/12/98         78.2%           1,306,148    1,253,305   1,208,672        1,148,245         31,242
31           6102859     04/06/98         79.9%           1,123,211    1,124,390   1,111,131        1,013,881         97,250
32           1885        03/01/98         75.0%                        1,278,838   1,218,667        1,100,935         18,821
33           6102580     03/31/98         80.1%             534,595      476,408   1,029,045          940,754         35,649
34           2358        03/05/98         74.4%             894,381    1,151,628   1,116,509        1,116,509         84,250
35           1076        03/25/98         74.4%           1,004,127    1,224,358   1,073,724        1,015,558         15,606
36           6102991     05/19/98         70.8%           1,104,564    1,165,265   1,266,717          993,287        103,986
37           3641        03/26/98         78.9%                                    1,038,725        1,017,115          6,720
38           6102452     04/24/98         63.8%             971,331    1,315,339   1,177,081        1,110,497         66,584
41           3083        05/29/98         76.5%             917,337      963,898     934,986          934,986         46,640

                         Various          61.0%           2,020,878    2,155,485   1,371,224        1,371,224        255,109
39           2498        01/28/98         73.5%             938,884    1,078,773     758,510          758,510        114,103
40           2499        12/31/97         50.5%           1,081,994    1,076,712     612,714          612,714        141,006

                         Various          74.2%           1,293,096    1,347,213   1,219,447        1,219,447         48,000
42           1224        01/06/98         73.5%             683,691      751,938     693,753          693,753         26,250
43           1269        05/27/98         75.0%             609,405      595,275     525,694          525,694         21,750

44           6102663     05/25/98         80.0%                          391,807     872,912          849,812         23,100
45           34          02/28/98         79.0%             769,694      953,898     908,714          852,714         56,000
46           6102762     04/01/98         73.9%           1,035,846      876,381   1,038,458          907,670         13,988
47           16          08/01/97         76.4%                        1,027,112   1,070,394          920,125         23,769
48           6102442     05/01/98         74.5%           1,173,154    1,076,272   1,092,171          914,924         55,055
49           1776        04/30/98         78.9%           1,015,884    1,001,974     952,110          925,619         26,961
50           6102461     04/20/98         75.0%                                      954,268          921,081          6,849
51           3645        03/19/98         68.8%             956,174      757,737     939,871          939,871         52,000
52           1922        01/31/98         67.0%           1,077,505    1,068,481   1,008,664          940,777         14,871
53           7608323     03/31/98         64.3%             742,751      726,032   1,041,351          981,051         60,300
55           1755        11/01/97         67.7%             784,476    1,071,793     937,587          901,244         15,654
54           6102880     05/23/98         77.9%             947,689      957,303     906,355          848,754         57,601

56           7           Various          70.4%             617,160      996,580   1,167,189        1,002,111         44,487
             7A          06/04/98         70.4%             254,552      345,717     285,515          253,279          6,140
             7B          06/04/98         70.4%              90,329      108,515     105,949           88,202          4,437
             7C          06/04/98         70.4%                          267,348     380,878          330,583         13,110
             7D          06/04/98         70.4%             272,279      275,000     394,847          330,047         20,800

57           6102950     12/31/97         70.5%           1,275,987    1,306,548   1,038,865          958,649         26,739
58           2076        03/02/98         66.0%           1,031,904    1,043,276   1,072,211        1,072,211         30,000
59           6102533     05/25/98         70.7%             721,833      809,757     828,698          723,098        105,600

                         Various          64.5%           1,445,759                1,146,586        1,091,512         10,634
61           940906323   11/01/96         61.7%             671,140                  473,775          450,524          4,793
62           940906324   11/01/96         66.7%             774,619                  672,811          640,988          5,841

60           3           04/01/98         68.1%             872,547      932,424     994,377          919,686         31,698
63           3632        10/31/97         78.5%             899,652      559,349     823,437          823,437         27,200
64           1541        06/01/98         79.8%             713,837      733,246     691,591          691,591         34,228
65           1585        01/25/98         79.5%             509,319      714,714     705,080          705,080         25,740
66           6102764     05/06/98         75.0%             529,104      581,927     787,863          731,908         15,293
67           1782        04/16/98         74.5%             715,524                  750,860          714,606         15,813
68           1116        03/31/98         77.8%             889,935      705,990     776,012          745,133         15,522

70           1057        Various          74.3%             756,367      756,575     923,120          760,771         27,442
             1057A       10/01/97         74.3%             756,367      666,009     704,503          570,163         20,888
             1057B       10/01/97         74.3%                           90,566     218,617          190,608          6,554

69           2635        02/10/98         79.4%           1,040,789      927,528     783,893          783,893         36,750
71           6102541     03/31/98         80.0%             576,641      755,329     732,656          679,556         53,100
72           6102532     04/23/98         63.2%             851,043      826,024     798,081          669,221         11,777
73           1263        12/16/97         74.1%             603,895      609,221     730,236          689,212         19,667
74           13          04/30/98         69.5%                          842,486     884,040          801,080         82,960
75           12          04/30/98         72.0%                        1,016,179     995,860          913,500         82,360
76           1921        02/28/98         51.4%           1,382,139      726,301     876,409          876,409        298,048
77           1660        04/02/98         71.3%             749,728      771,874     679,444          615,006         30,711
78           3218        06/04/98         79.7%             543,806      561,285     565,577          565,577         25,055
82           940905374   10/09/97         69.7%             842,900                  789,726          749,227         16,600
79           6102708     04/30/98         78.9%             668,896      704,512     652,008          606,408         45,600
80           1859        02/28/98         69.3%             567,566      677,144     643,282          613,823          6,530
81           1523        01/01/98         61.0%                          646,991     707,470          648,720         35,933
83           6102902     05/27/98         63.7%             733,200      733,200     667,560          647,610         19,950
84           3642        06/30/98         63.3%             775,937      918,404     892,144          653,277         55,125
87           6102709     04/30/98         80.0%             552,886      610,043     581,946          554,946         27,000
88           1152        03/18/98         72.0%                                      607,457          570,837         16,056
89           6102776     01/22/98         72.8%             551,317      563,612     580,551          539,478         14,119
90           15          03/01/98         73.8%             520,522      595,633     545,311          485,710         30,575
91           6102499     04/01/98         79.6%             551,506      596,258     527,962          461,237         21,170
92           2212        01/01/98         66.3%             703,549      943,933     665,148          665,148        120,030
93           2910        04/02/98         77.2%             477,875      431,959     495,189          495,189         41,250
85           23          10/31/97         52.6%             585,058      677,589     680,881          661,801         19,080
94           6102765     04/30/98         79.6%             277,041       58,808     553,053          496,290         56,763
95           25          10/01/97         70.5%             482,924      388,063     503,258          461,981          8,690
97           11          12/31/97         66.8%                          518,374     603,759          510,309         93,450
96           1704        03/10/98         75.0%                                      549,136          511,250          3,514
98           1013        09/24/97         78.0%             546,619      541,803     516,520          516,520         33,600
99           2307        02/25/98         67.7%             645,249      678,189     607,872          581,159         21,165
100          14          04/30/98         70.0%             669,466      555,042     659,654          573,246         86,408
101          6102769     05/12/98         69.3%             493,625      474,779     452,903          422,395         30,508
102          37          03/31/98         62.5%             247,852      433,326     522,492          431,229         30,763
103          2096        02/25/98         74.8%             458,566      629,417     520,576          450,219          9,790
106          1144        03/19/98         72.7%             683,484      702,453     631,832          565,466         17,470
104          1666        10/20/97         75.0%                                      456,864          456,864          7,690
105          6102707     05/01/98         71.8%                                      395,747          393,647          2,100
107          6102974     05/14/98         77.2%             380,638      438,519     441,555          416,992         24,563
108          36          12/24/97         69.1%             512,135      549,456     492,577          470,955         13,513
109          6           10/19/97         69.1%             460,367      435,956     434,465          428,536          5,929
110          6102542     05/06/98         76.4%             229,698      514,401     490,123          411,313         31,997
111          1108        09/05/97         74.4%             505,605                  448,318          448,318         24,416
112          6102875     05/14/98         75.0%             429,864      500,609     481,909          440,758          5,516
113          6102705     02/27/98         80.0%             377,749      443,143     425,571          398,689         26,882
116          1022        05/11/98         75.5%             471,277      480,452     470,739          470,739         53,033
114          6102969     04/02/98         72.9%             400,647      396,200     403,753          376,339          6,018
115          1694        05/01/98         74.5%             441,351      496,467     455,738          407,930         10,093
117          1534        11/14/97         74.5%             574,873      602,759     481,094          432,355         14,863
118          6102637     06/01/98         70.0%             496,936      523,401     461,074          392,694         12,942
119          1088        04/23/98         53.0%             369,061      367,905     591,095          489,668         24,882
120          28          08/01/97         63.6%                          221,699     522,049          465,536          7,713
121          6102657     05/29/98         73.9%             104,238      258,597     435,457          404,186          7,771
122          2311        02/25/98         73.5%                          299,438     420,644          369,775         11,510
123          1275        01/01/98         73.3%             316,947      337,953     420,479          387,377         17,302
124          1890        03/01/98         75.0%                          417,440     430,547          366,436         13,260
125          20          10/01/97         74.2%                          479,075     460,610          425,978          5,772
126          1403        01/23/98         54.3%                                      429,723          429,723         13,790
127          1538        02/27/98         75.6%             305,969      320,035     357,896          357,896          6,850
128          2027        03/12/98         76.8%             483,335      410,042     393,909          376,606          3,358
129          1795        04/27/98         75.0%             369,973      100,443     378,124          341,150          9,208
130          1089        05/01/98         70.8%             373,518      368,355     362,724          362,724         21,453
131          19          10/16/97         77.5%                                      349,809          327,978          4,831
132          1611        06/01/98         49.6%             240,919      248,558     446,046          399,396         13,911
133          6102451     05/01/98         59.5%                          312,006     439,279          410,223          3,223
134          7608308     05/22/98         74.4%             507,629      541,175     404,574          340,490         19,913
135          2693        06/05/98         65.9%                           34,760     407,178          348,421         10,020
136          1863        03/04/98         69.8%             454,404      454,876     409,103          377,806          7,743
137          2558        06/09/98         63.2%             366,781      428,458     442,011          422,936         10,043
138          1599        10/31/97         66.7%             380,619      540,699     467,233          467,233         75,660
139          1929        07/15/98         70.7%             364,831      390,528     366,522          342,100          5,988
142          1442        12/31/97         62.4%             408,869      485,556     456,547          422,336          6,255
140          6102706     05/22/98         73.8%                                      395,553          380,403         15,150
143          1512        03/19/98         65.7%                                      343,585          328,389          3,525
141          6102891     06/01/98         75.0%                          394,590     342,996          310,811          5,067
144          7608309     03/31/98         75.0%             332,820      299,081     349,855          336,855         13,000
145          1535        04/28/98         75.0%             410,220      418,931     342,140          317,962         17,490
146          35          01/30/98         80.0%             162,510      363,428     314,546          293,046         21,500
147          1975        04/02/98         74.7%             364,697      395,470     377,198          327,964          9,643
148          2393        03/01/98         52.8%             480,306      479,987     439,885          404,565         15,918
149          1407        03/31/98         61.8%             365,962      370,320     370,769          330,456         14,228
150          2238        05/14/98         74.6%                          340,843     359,831          338,304          4,600
151          6102803     12/31/97         67.1%             276,148      416,435     430,542          378,110         26,216
152          6102972     06/01/98         76.1%             305,947      336,812     335,684          312,735          3,346
153          1607        01/15/98         65.8%                                      393,613          393,613          6,857
154          5           12/31/97         65.0%             472,247      542,593     560,417          506,434         53,983
155          6102460     05/01/98         77.9%             317,052      309,976     310,426          288,368         22,058

157          1781        Various          74.6%             343,123      567,168     298,623          298,623         82,250
             1781A       05/31/98         74.6%             182,797      277,554     130,529          130,529         28,000
             1781B       05/31/98         74.6%             160,326      289,614     168,094          168,094         54,250

156          7608315     05/01/98         65.2%             323,331      334,700     348,125          287,554         12,844
158          17          03/01/98         69.4%             360,414      332,943     317,827          285,411         12,600
159          22          12/30/97         65.1%             469,893      479,043     423,910          379,299         44,611
160          1440        12/31/97         42.9%             373,654      452,933     387,037          387,037         75,300
161          6102629     03/03/98         75.6%                           80,173     299,471          266,989         15,182
162          1448        09/01/97         70.6%                          355,515     322,320          307,291          5,200
163          6102834     06/11/98         30.7%             477,609      475,120     471,731          397,745         73,986
164          1321        02/19/98         70.1%                          221,045     344,366          316,617          7,970
165          3638        03/03/98         84.7%                                      288,512          280,941          3,177
167          3633        10/31/97         72.7%             380,851      211,386     294,370          294,370         17,200
166          1246        03/19/98         72.5%              82,038      185,248     288,957          266,167          5,525
168          2917        05/26/98         76.7%             208,365      278,444     276,026          276,026         19,200
169          6102648     05/29/98         78.8%             246,463      268,621     252,924          236,046         16,878
170          1912        03/02/98         74.8%                                      282,504          270,236          2,189
171          1891        11/05/97         74.7%                                      280,531          267,640          4,541
172          6102443     04/30/98         74.2%             371,256      354,659     328,946          320,282          8,664
173          940906544   04/01/97         63.9%                                      356,364          342,633          6,787
174          1504        03/31/98         72.6%             315,432      323,614     288,316          267,989          4,359

                         02/11/98         67.0%             316,451      350,440     281,197          281,197         30,500
178          0998        02/11/98         67.0%             155,533      189,493     142,109          142,109         15,500
179          0999        02/11/98         67.0%             160,918      160,947     139,088          139,088         15,000

175          1810        05/01/98         70.0%             308,075      254,427     326,159          326,159         24,750
176          6102988     06/23/98         74.9%                          377,304     275,536          262,042         13,494
177          3182        05/27/98         69.8%             223,769      255,519     221,717          221,717         14,250
180          2463        05/20/98         76.8%             119,913      295,612     260,248          260,248          8,000
181          1641        03/25/98         79.4%             293,625      270,901     283,643          265,228          7,853
182          6102932     04/08/98         66.7%             337,523      337,759     285,142          257,657          3,353
183          1555        01/15/98         72.7%             128,735      248,423     298,453          259,924         13,751
184          1090        03/25/98         74.7%             285,874      307,878     279,048          249,586          7,449
185          940906539   02/01/97         64.6%                                      318,902          308,876          3,946
186          2660        05/18/98         79.9%                          282,723     258,343          258,343         30,000
189          1130        03/02/98         75.0%                           94,299     288,185          269,308          2,552
188          2043        02/25/98         73.6%             292,362      335,443     256,528          256,527          8,800
187          2392        03/31/98         80.0%             262,817      277,598     253,069          253,069         28,000
190          1988        03/01/98         74.8%                                      256,292          244,139          7,324
191          1573        01/06/98         71.7%             349,691      437,006     329,405          329,405         31,200
192          1886        12/31/97         69.0%             383,266      371,572     342,115          312,191         29,160
193          1075        12/31/97         71.5%             266,214      232,765     248,012          234,641          3,388
196          940906545   02/01/97         61.3%                                      385,224          347,231          5,237
194          1747        03/04/98         75.0%             295,114      268,197     246,722          223,006         14,870
195          1041        03/01/98         75.0%                                      233,913          223,469          7,031
197          7608318     05/04/98         65.0%             397,877      355,722     322,757          277,992         12,611
198          6102904     05/01/98         75.3%             211,076      216,144     194,186          184,586          9,600
199          1239        09/01/97         61.4%             236,624      255,295     242,533          199,038          7,119
200          1015        06/02/98         54.5%             143,919      235,132     236,740          236,740         33,000
201          1720        11/10/97         55.4%             348,498      323,690     328,077          328,077         24,350
202          1086        12/31/97         69.2%             297,234      315,881     258,949          220,887         12,709
203          2168        02/25/98         66.7%                                      290,525          283,801          7,020
205          1060        04/01/98         74.6%             243,048      266,869     249,077          249,077         31,750
204          2055        03/30/98         75.0%             187,172      224,952     209,735          209,735         21,000
206          6102970     06/19/98         70.8%              80,178      174,523     193,881          187,905          5,976
207          6102901     06/01/98         63.0%             249,696      249,696     227,357          222,005          5,352
208          6102903     06/11/98         78.7%                                      188,059          187,048          1,011
209          1779        12/03/97         73.9%             244,160      277,238     276,447          212,796         13,801
210          1005        06/10/97         65.0%                                      254,414          243,140          4,648
211          1811        05/01/98         62.4%             127,961      273,895     234,718          234,718         24,500
212          6102656     04/30/98         73.2%             191,723      183,212     185,501          169,076         16,425
213          4           04/01/98         61.5%             270,549      256,019     243,370          197,355         13,123
214          2060        04/21/98         70.9%                                      206,374          192,183          3,612
215          940907039   06/15/97         68.0%             312,783                  273,956          245,478          6,843
216          1852        04/28/98         74.6%             216,601      230,555     190,755          176,208          2,349
217          2665        04/01/98         78.9%             179,017      193,318     185,435          173,903          4,284
218          940906528   02/01/97         63.8%                                      260,918          251,031          3,879
219          1432        03/17/98         73.5%                                      181,548          163,704          4,040
221          1102        09/01/97         66.0%                                      195,448          184,219          2,672
220          1001        04/14/98         63.0%             203,470      170,346     182,218          182,218         28,331
222          2815        06/03/98         75.0%                          195,642     202,131          202,131         24,000
223          2056        02/28/97         75.0%                                      190,300          179,667          7,183
224          6102896     02/27/98         50.9%             213,890      271,714     231,094          225,522          5,572
225          6102900     06/09/98         60.3%             205,778      266,772     214,759          196,528          1,710
226          6102943     04/21/98         77.8%             198,078      188,691     176,115          153,715         22,400
227          1435        04/30/98         74.5%                                      189,665          169,042          2,862
228          7608319     05/04/98         60.9%             254,968      259,896     234,912          215,214          4,518
229          7608320     04/23/98         38.6%             352,500      364,185     319,111          289,482         12,150
230          2456        06/03/98         74.3%             177,961      177,089     167,141          167,141         19,111
231          6102840     06/01/98         53.6%             204,563      222,661     213,240          184,890         28,350
232          2133        03/31/98         72.2%             118,024      159,254     186,905          163,496          6,221
233          1580        12/04/97         72.2%             173,540      182,738     177,925          155,878          6,058
234          940907278   07/29/97         47.7%             245,262                  234,143          165,047         13,597
236          1320        03/01/98         75.0%                          142,969     173,128          168,880            996
235          1855        06/01/98         65.8%             176,392      171,537     182,812          150,458          7,200
237          1647        05/12/98         72.1%             183,645      188,107     168,014          150,924          8,806
238          1030        09/01/97         11.3%             130,454      116,989     828,270          828,270         21,600
239          6102770     04/01/98         70.6%              -1,644      124,782     142,998          125,460         17,538
240          6102779     05/27/98         60.0%             155,438      165,875     158,257          143,446          7,476
241          1288        04/01/98         63.2%             209,256      237,937     186,084          168,042          3,450
242          2756        06/01/98         74.8%                                      145,905          140,250            708
243          1145        12/31/97         70.0%             173,339      214,724     168,917          142,594         10,516
244          6102540     04/01/98         81.0%             168,378      161,539     152,521          137,905         14,616
245          1949        10/06/97         72.4%             141,761      157,633     138,611          132,642            955
246          2017        05/17/98         71.9%                                      136,398          136,398          1,193
247          1854        04/28/98         74.0%             161,040      158,569     132,225          114,477         14,982
248          6102531     04/23/98         50.0%             142,634      137,002     184,626          157,356         27,270
249          1073        03/31/98         44.4%             172,675      202,155     189,996          125,044         13,464
250          940906529   02/01/97         64.5%                                      159,679          150,614          4,906
251          2200        02/01/98         75.0%                           82,578     156,528          145,455         16,700
252          2115        02/25/98         63.3%             132,772      131,621     116,680          116,680         11,500
253          2405        03/12/98         70.0%                                      122,929          116,840            543
254          1851        04/28/98         74.3%             129,856      101,995     122,313          113,382          1,800
255          1129        03/02/98         75.0%             112,704      144,478     136,521          129,206          1,230
256          1991        05/01/98         76.7%             118,590      120,562     111,254          111,254         13,500
257          940906527   04/01/97         70.0%                                      135,584          124,456          5,957
86           38          10/31/97         52.9%             126,757      128,026     129,238          126,478          2,760




----------------------------------------------------------------------------------------------------------------------------------
                      ANNUAL
                      UNDERWRITTEN                                                                               REPAIR &
                      REPLACEMENT                  UNDERWRITTEN                     CUT-OFF DATE                 REMEDIATION
CONTROL   LOAN        RESERVES PER  UNDERWRITTEN   NET CASH FLOW   ORIGINAL LOAN    LOAN PER      PAID TO        RESERVE
NUMBER    NUMBER      UNIT/SF       NOI DSCR       DSCR            PER UNIT/SF      UNIT/SF       DATE           HOLDBACK
----------------------------------------------------------------------------------------------------------------------------------
1         6102551        0.41       1.63           1.31               $28.53           $28.37     08/01/98       216,563.00
          6102551A       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551B       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551C       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551D       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551E       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551F       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551G       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551H       0.41       1.63           1.31                28.53            28.37     08/01/98
          6102551I       0.41       1.63           1.31                28.53            28.37     08/01/98

2         6102992        0.10       1.49           1.35               134.78           134.67     08/01/98         8,750.00

3         24             0.19       1.72           1.43                29.02            28.86     08/01/98
          24A            0.20       1.83           1.43                21.41            21.29     08/01/98
          24B            0.20       1.48           1.24                52.14            51.85     08/01/98
          24C            0.15       1.97           1.63                30.62            30.45     08/01/98
          24D            0.15       2.07           1.82                31.47            31.29     08/01/98
          24E            0.21       2.05           1.56                 9.62             9.57     08/01/98
          24F            0.15       1.90           1.43                30.67            30.50     08/01/98
          24G            0.15       2.36           2.02                26.34            26.19     08/01/98
          24H            0.15       1.40           1.26                45.20            44.94     08/01/98
          24I            0.03       1.42           1.40               105.76           105.16     08/01/98
          24J            0.20       1.63           1.44                32.26            32.08     08/01/98
          24K            0.20       1.10           0.97                62.48            62.13     08/01/98
          24L            0.20       1.55           1.40                56.55            56.23     08/01/98
          24M            0.20       1.48           1.18                24.35            24.21     08/01/98
          24N            0.25       1.44           1.37               137.03           136.25     08/01/98
          24O            0.25       1.43           1.08                22.64            22.51     08/01/98
          24P            0.20       1.53           1.40                64.95            64.59     08/01/98
          24Q            0.20       1.21           1.11                98.20            97.64     08/01/98
          24R            0.15       1.10           0.92                19.98            19.87     08/01/98

4         1548           -          1.60           1.60                94.20            94.20     08/01/98
5         6102628      214.00       1.33           1.30            89,090.91        88,809.83     08/01/98

                       201.29       1.42           1.50            34,679.14        34,615.04     08/01/98
6         6102944      186.34       1.69           1.53            34,603.86        34,539.90     08/01/98
7         6102945      193.36       1.58           1.43            41,515.38        41,438.64     08/01/98
8         6102946      235.04       1.79           1.54            29,619.83        29,565.08     08/01/98
9         6102947      201.67       1.71           1.52            32,145.63        32,086.21     08/01/98

11        2555         225.00       1.55           1.55            33,950.62        33,837.22     08/01/98       310,000.00
12        6103017        -          1.03           1.03               110.82           110.66     08/01/98
14        10             0.20       2.01           1.81                40.94            40.58     08/01/98

13        1907           0.25       1.63           1.32                38.86            38.65     08/01/98        11,731.66
          1907A          0.25       1.63           1.32                38.86            38.65     08/01/98
          1907B          0.24       1.63           1.32                38.86            38.65     08/01/98
          1907C          0.25       1.63           1.32                38.86            38.65     08/01/98
          1907D          0.25       1.63           1.32                38.86            38.65     08/01/98
          1907E          0.23       1.63           1.32                38.86            38.65     08/01/98
          1907F          0.20       1.63           1.32                38.86            38.65     08/01/98
          1907G          0.28       1.63           1.32                38.86            38.65     08/01/98

15        2534         182.80       1.31           1.31            49,078.01        48,997.80     08/01/98

16        1905           0.22       1.56           1.33                42.28            42.06     08/01/98        28,633.54
          1905A          0.15       1.56           1.33                42.28            42.06     08/01/98
          1905B          0.36       1.56           1.33                42.28            42.06     08/01/98
          1905C          0.15       1.56           1.33                42.28            42.06     08/01/98
          1905D          0.25       1.56           1.33                42.28            42.06     08/01/98
          1905E          0.25       1.56           1.33                42.28            42.06     08/01/98
          1905F          0.15       1.56           1.33                42.28            42.06     08/01/98
          1905G          0.19       1.56           1.33                42.28            42.06     08/01/98
          1905H          0.26       1.56           1.33                42.28            42.06     08/01/98
          1905I          0.24       1.56           1.33                42.28            42.06     08/01/98

17        2              0.15       1.55           1.38                72.52            72.03     08/01/98
18        3423         250.00       1.67           1.67            20,283.81        20,267.02     08/01/98        12,480.00

19        1376           -          1.00           1.00                40.19            38.46     08/01/98
20        1908           0.20       1.40           1.19                23.54            23.19     08/01/98
          1908A          0.18       1.40           1.19                23.54            23.19     08/01/98
          1908B          0.10       1.40           1.19                23.54            23.19     08/01/98
          1908C          0.25       1.40           1.19                23.54            23.19     08/01/98
          1908D          0.39       1.40           1.19                23.54            23.19     08/01/98

21        18             0.15       1.52           1.47               107.98           107.45     08/01/98
22        1556           0.28       1.46           1.31                72.62            72.16     08/01/98
23        1              0.15       1.24           1.18                75.03            74.58     08/01/98
24        1210           0.21       1.41           1.37                60.97            60.69     08/01/98        15,156.00
25        9              0.15       1.35           1.26                49.97            49.67     08/01/98
26        2052         250.00       1.27           1.27            42,500.00        42,359.98     08/01/98
27        6102530        0.34       1.74           1.60                73.92            73.57     08/01/98        48,375.00
28        6102876      250.00       1.41           1.30            29,069.77        29,046.22     08/01/98       165,312.00
29        2636         250.00       2.42           2.42            46,511.63        46,345.87     08/01/98
30        2394           0.15       1.41           1.34                47.29            47.12     08/01/98        36,750.00
31        6102859      250.00       1.40           1.28            25,064.27        25,004.55     08/01/98
32        1885           0.25       1.42           1.28               129.51           128.30     08/01/98
33        6102580        0.20       1.37           1.25                53.02            52.88     08/01/98           312.50
34        2358         250.00       1.38           1.38            27,596.44        27,464.91     08/01/98
35        1076           0.15       1.37           1.30                89.38            88.84     08/01/98
36        6102991        0.35       1.62           1.27                30.97            30.93     08/01/98
37        3641           0.08       1.40           1.37               111.54           111.32     08/01/98           448.20
38        6102452      287.00       1.63           1.54            38,793.10        38,601.39     08/01/98
41        3083         212.00       1.33           1.33            40,000.00        39,967.47     08/01/98

                       996.52       1.60           1.60            34,667.97        34,542.40     08/01/98
39        2498       1,037.30       1.61           1.61            44,409.09        44,247.99     08/01/98         9,030.00
40        2499         965.79       1.59           1.59            27,328.77        27,229.96     08/01/98        11,750.00

                       250.00       1.57           1.57            45,963.54        45,639.13     08/01/98
42        1224         250.00       1.60           1.60            46,904.76        46,573.71     08/01/98
43        1269         250.00       1.53           1.53            44,827.59        44,511.19     08/01/98

44        6102663      175.00       1.29           1.25            63,636.36        63,429.97     08/01/98
45        34           250.00       1.34           1.26            37,053.57        37,002.41     08/01/98
46        6102762        0.18       1.51           1.32               106.52           106.36     08/01/98
47        16             0.20       1.51           1.30                69.42            69.06     08/01/98
48        6102442        0.29       1.53           1.28                42.94            42.58     08/01/98
49        1776           0.15       1.30           1.26                44.79            44.37     08/01/98
50        6102461        0.15       1.49           1.44               170.80           169.99     08/01/98
51        3645         250.00       1.53           1.53            37,019.23        36,965.43     08/01/98        10,058.00
52        1922           0.15       1.54           1.44                77.67            77.37     08/01/98
53        7608323      300.00       1.71           1.61            37,412.94        37,231.63     08/01/98        56,200.00
55        1755           0.15       1.31           1.26                71.36            70.43     08/01/98
54        6102880      200.00       1.53           1.43            25,694.44        25,678.48     08/01/98

56        7              0.21       1.69           1.45                34.54            34.23     08/01/98
          7A             0.22       1.69           1.45                34.54            34.23     08/01/98
          7B             0.20       1.69           1.45                34.54            34.23     08/01/98
          7C             0.21       1.69           1.45                34.54            34.23     08/01/98
          7D             0.22       1.69           1.45                34.54            34.23     08/01/98

57        6102950      135.05       1.53           1.41            35,580.81        35,516.16     08/01/98
58        2076         250.00       1.83           1.83            58,333.33        58,158.19     08/01/98
59        6102533      275.00       1.46           1.27            18,229.17        18,156.20     08/01/98

                         0.15       1.58           1.50                95.52            93.98     08/01/98
61        940906323      0.15       1.55           1.47                90.76            89.30     08/01/98
62        940906324      0.14       1.60           1.52                99.30            97.69     08/01/98

60        3              0.15       1.58           1.46                32.59            32.39     08/01/98
63        3632         200.00       1.45           1.45            49,632.35        49,390.35     08/01/98        45,144.21
64        1541           0.33       1.31           1.31                63.87            63.82     08/01/98
65        1585         180.00       1.33           1.33            46,328.67        46,175.44     08/01/98
66        6102764        0.15       1.38           1.28                64.74            64.58     08/01/98         4,950.00
67        1782           0.10       1.42           1.35                41.74            41.74     08/01/98
68        1116           0.15       1.42           1.36                62.79            62.37     08/01/98

70        1057           0.17       1.59           1.31                38.07            37.66     08/01/98
          1057A          0.15       1.59           1.31                38.07            37.66     08/01/98
          1057B          0.25       1.59           1.31                38.07            37.66     08/01/98

69        2635         246.64       1.51           1.51            42,147.65        42,049.98     08/01/98
71        6102541      225.00       1.51           1.40            25,423.73        25,279.28     08/01/98       346,000.00
72        6102532        0.13       1.52           1.27                66.69            66.22     08/01/98
73        1263           0.15       1.33           1.26                45.76            45.41     08/01/98
74        13         1,091.58       1.61           1.46            77,723.68        77,111.59     08/01/98
75        12         1,055.90       1.86           1.71            73,846.15        73,264.60     08/01/98
76        1921       1,192.19       1.83           1.83            22,000.00        21,895.64     08/01/98        87,750.00
77        1660           0.27       1.52           1.38                48.35            48.16     08/01/98
78        3218         203.70       1.35           1.35            43,089.43        43,053.19     08/01/98
82        940905374      0.15       1.30           1.23                47.89            46.61     08/01/98
79        6102708      380.00       1.55           1.45            43,750.00        43,642.00     08/01/98        13,563.00
80        1859           0.25       1.52           1.45               199.08           198.45     08/01/98
81        1523           0.21       1.63           1.50                29.68            29.45     08/01/98
83        6102902        0.15       1.42           1.38                37.59            37.53     08/01/98
84        3642           0.15       2.19           1.61                13.61            13.58     08/01/98       469,721.20
87        6102709      225.00       1.53           1.46            40,000.00        39,899.89     08/01/98
88        1152           0.10       1.57           1.47                29.90            29.90     08/01/98
89        6102776        0.30       1.50           1.39                96.68            96.56     08/01/98         6,000.00
90        15             0.20       1.37           1.22                29.44            29.30     08/01/98
91        6102499        0.29       1.44           1.26                61.64            61.35     08/01/98         2,063.00
92        2212         710.24       1.67           1.67            26,508.88        26,387.64     08/01/98       103,325.00
93        2910         250.00       1.38           1.38            26,666.67        26,603.51     08/01/98        55,376.00
85        23            60.00       2.01           1.95            13,726.42        13,656.56     08/01/98
94        6102765      357.00       1.52           1.36            27,044.03        26,943.29     08/01/98         9,750.00
95        25             0.20       1.43           1.31                98.97            98.42     08/01/98
97        11         1,198.08       1.53           1.30            54,358.97        53,930.89     08/01/98
96        1704           0.10       1.60           1.49               120.22           119.94     08/01/98
98        1013         200.00       1.45           1.45            25,000.00        24,813.61     08/01/98        34,702.03
99        2307           0.10       1.51           1.45                19.84            19.66     08/01/98
100       14           568.47       1.75           1.52            26,710.53        26,500.17     08/01/98
101       6102769      263.00       1.42           1.32            34,482.76        34,368.93     08/01/98
102       37             0.15       1.59           1.32                19.50            19.44     08/01/98
103       2096           0.25       1.48           1.28               101.25           100.89     08/01/98
106       1144           0.26       1.61           1.44                60.67            59.79     08/01/98
104       1666           0.17       1.33           1.33                88.60            88.09     08/01/98
105       6102707        0.15       1.38           1.38               282.14           282.14     08/01/98
107       6102974      203.00       1.38           1.30            31,404.96        31,371.73     08/01/98
108       36             0.55       1.48           1.42               154.78           154.45     08/01/98
109       6              0.02       1.30           1.28                12.82            12.74     08/01/98
110       6102542        0.35       1.57           1.32                41.29            41.13     08/01/98
111       1108         214.18       1.39           1.39            32,648.03        32,439.39     08/01/98
112       6102875        0.15       1.51           1.39                97.90            97.68     08/01/98        48,000.00
113       6102705      260.99       1.45           1.36            34,951.46        34,868.67     08/01/98
116       1022         256.20       1.34           1.34            17,149.76        16,843.14     08/01/98
114       6102969        0.24       1.44           1.35               139.55           139.44     08/01/98
115       1694           0.25       1.49           1.33                86.69            86.49     08/01/98
117       1534           0.15       1.54           1.38                35.32            35.16     08/01/98
118       6102637        0.27       1.51           1.28                73.02            72.67     08/01/98       113,125.00
119       1088           0.15       2.01           1.66                20.79            20.69     08/01/98
120       28             0.15       1.49           1.33                68.07            67.27     08/01/98
121       6102657        0.20       1.49           1.39                89.70            89.36     08/01/98        11,676.00
122       2311           0.22       1.50           1.32                64.98            64.78     08/01/98
123       1275           0.17       1.38           1.27                32.81            32.48     08/01/98
124       1890           0.25       1.59           1.35                62.22            62.07     08/01/98
125       20             0.20       1.53           1.42               114.35           113.51     08/01/98
126       1403           0.13       1.49           1.49                30.71            30.43     08/01/98
127       1538          50.00       1.34           1.34            23,175.18        23,052.26     08/01/98
128       2027           0.10       1.47           1.40                93.81            93.74     08/01/98
129       1795           0.25       1.45           1.30                85.53            85.20     08/01/98
130       1089         255.39       1.36           1.36            37,500.00        37,305.39     08/01/98
131       19             0.15       1.34           1.26                96.25            95.78     08/01/98
132       1611           0.20       1.47           1.32                44.57            44.25     08/01/98
133       6102451        0.10       1.62           1.51                94.63            93.86     08/01/98
134       7608308        0.25       1.46           1.23                38.29            37.92     08/01/98
135       2693           0.15       1.58           1.35                44.91            44.86     08/01/98
136       1863           0.15       1.64           1.52                58.12            57.98     08/01/98
137       2558           0.15       1.37           1.32                44.81            44.67     08/01/98        41,250.00
138       1599         485.00       1.71           1.71            19,230.77        19,102.98     08/01/98         5,456.72
139       1929           0.21       1.44           1.35               101.70           101.10     08/01/98
142       1442           0.18       1.56           1.44                82.52            80.84     08/01/98
140       6102706        0.15       1.46           1.41                28.78            28.61     08/01/98
143       1512           0.15       1.38           1.32               121.70           120.68     08/01/98
141       6102891        0.10       1.46           1.32                56.25            56.21     08/01/98
144       7608309      200.00       1.53           1.47            43,846.15        43,630.74     08/01/98
145       1535           0.41       1.40           1.30                66.11            65.70     08/01/98
146       35           250.00       1.38           1.28            32,558.14        32,494.33     08/01/98
147       1975           0.25       1.52           1.33                72.59            72.34     08/01/98
148       2393           0.15       1.65           1.52                26.39            26.29     08/01/98
149       1407           0.25       1.50           1.33                48.84            48.45     08/01/98
150       2238           0.10       1.48           1.39                60.00            59.93     08/01/98
151       6102803      236.18       1.71           1.50            24,774.77        24,721.30     08/01/98        35,700.00
152       6102972        0.10       1.44           1.34                80.72            80.62     08/01/98         8,375.00
153       1607           0.15       1.75           1.75                57.12            56.71     08/01/98
154       5            593.22       1.95           1.77            28,571.43        28,159.22     08/01/98
155       6102460      269.00       1.49           1.38            31,365.85        31,187.99     08/01/98

157       1781         250.00       1.22           1.22             7,638.30         7,569.64     08/01/98
          1781A        252.25       1.22           1.22             7,638.30         7,569.64     08/01/98
          1781B        248.85       1.22           1.22             7,638.30         7,569.64     08/01/98

156       7608315        0.15       1.66           1.37                28.92            28.81     08/01/98         4,375.00
158       17             0.20       1.47           1.32                39.68            39.48     08/01/98
159       22           544.04       1.73           1.54            30,182.93        29,999.24     08/01/98
160       1440         300.00       1.75           1.75             9,760.96         9,673.08     08/01/98        54,383.41
161       6102629        0.21       1.45           1.29                32.82            32.66     08/01/98
162       1448           0.20       1.35           1.29                92.31            91.17     08/01/98
163       6102834      354.00       1.99           1.68            11,244.02        11,215.23     08/01/98
164       1321           0.25       1.42           1.30                74.03            73.39     08/01/98
165       3638           0.15       1.40           1.37               110.01           109.54     08/01/98         1,382.10
167       3633         200.00       1.42           1.42            27,034.88        26,828.15     08/01/98         7,595.67
166       1246           0.25       1.46           1.34               104.98           104.44     08/01/98
168       2917         197.94       1.41           1.41            23,711.34        23,682.35     08/01/98        70,500.00
169       6102648      291.00       1.37           1.28            39,655.17        39,540.33     08/01/98        11,280.00
170       1912           0.21       1.49           1.43               219.05           218.36     08/01/98
171       1891           0.10       1.41           1.34                50.65            50.28     08/01/98
172       6102443       12.00       1.47           1.43             3,185.60         3,144.91     08/01/98        29,475.00
173       940906544      0.13       1.54           1.48                44.06            43.48     08/01/98
174       1504           0.15       1.56           1.45                77.52            77.09     08/01/98        23,125.00

                       250.00       1.31           1.31            18,401.64        18,194.80     08/01/98
178       0998         250.00       1.32           1.32            18,161.29        17,957.15     08/01/98
179       0999         250.00       1.30           1.30            18,650.00        18,440.37     08/01/98

175       1810         250.00       1.50           1.50            22,454.55        22,414.64     08/01/98
176       6102988        0.21       1.45           1.38                35.14            35.10     08/01/98         9,450.00
177       3182         245.69       1.26           1.26            37,931.03        37,931.03     08/01/98
180       2463         200.00       1.41           1.41            53,750.00        53,620.44     08/01/98
181       1641           0.30       1.53           1.43                81.56            80.97     08/01/98
182       6102932        0.10       1.46           1.32                62.64            62.52     08/01/98
183       1555           0.14       1.72           1.50                20.86            20.78     08/01/98        20,625.00
184       1090           0.25       1.55           1.38                70.48            70.02     08/01/98
185       940906539      0.09       1.51           1.46                47.90            47.27     08/01/98
186       2660         250.00       1.24           1.24            17,083.33        17,046.12     08/01/98
189       1130           0.10       1.54           1.44                80.02            79.23     08/01/98
188       2043          50.00       1.57           1.57            11,505.68        11,468.29     08/01/98
187       2392         280.00       1.41           1.41            20,240.00        20,217.04     08/01/98
190       1988           0.15       1.46           1.39                40.96            40.77     08/01/98
191       1573         300.00       1.85           1.85            19,230.77        19,098.64     08/01/98
192       1886           0.60       1.53           1.39                41.49            40.87     08/01/98
193       1075           0.15       1.37           1.29                87.00            86.15     08/01/98
196       940906545      0.10       1.95           1.76                37.42            36.93     08/01/98
194       1747           0.36       1.43           1.29                47.43            47.26     08/01/98
195       1041           0.20       1.33           1.27                55.47            55.14     08/01/98
197       7608318        0.32       1.49           1.29                49.78            48.86     08/01/98         2,125.00
198       6102904      320.00       1.32           1.25            60,833.33        60,796.73     08/01/98
199       1239           0.25       1.57           1.29                63.21            62.85     08/01/98
200       1015         250.00       1.49           1.49            13,636.36        13,556.79     08/01/98        76,000.00
201       1720         238.73       2.13           2.13            17,647.06        17,538.23     08/01/98
202       1086           0.18       1.47           1.26                26.02            25.69     08/01/98
203       2168           0.18       1.31           1.27                46.15            45.33     08/01/98
205       1060         250.00       1.42           1.42            13,661.42        13,450.37     08/01/98
204       2055         250.00       1.39           1.39            20,535.71        20,438.76     08/01/98
206       6102970      249.00       1.45           1.41            70,833.33        70,787.01     08/01/98           750.00
207       6102901        0.15       1.42           1.39                49.02            48.94     08/01/98
208       6102903        0.10       1.21           1.21               160.80           160.53     08/01/98
209       1779           0.25       1.92           1.48                29.46            29.32     08/01/98
210       1005           0.23       1.44           1.38                82.16            80.77     08/01/98        50,000.00
211       1811         250.00       1.64           1.64            16,326.53        16,286.37     08/01/98
212       6102656      225.00       1.39           1.27            21,917.81        21,850.95     08/01/98         8,125.00
213       4              0.20       1.54           1.25                23.78            23.56     08/01/98
214       2060           0.25       1.37           1.28               107.97           107.18     08/01/98        24,000.00
215       940907039      0.15       1.71           1.53                33.75            33.26     08/01/98
216       1852           0.16       1.57           1.45                99.93            99.53     08/01/98
217       2665           0.10       1.39           1.31                35.01            34.93     08/01/98
218       940906528      0.11       1.73           1.66                42.54            41.98     08/01/98
219       1432           0.25       1.49           1.35                91.32            91.11     08/01/98
221       1102           0.10       1.34           1.27                54.83            53.95     08/01/98
220       1001         250.72       1.32           1.32            12,831.86        12,784.33     08/01/98        31,000.00
222       2815         250.00       1.66           1.66            14,843.75        14,825.63     08/01/98
223       2056           0.10       1.38           1.31                19.84            19.73     08/01/98
224       6102896        0.15       2.01           1.96                37.69            37.66     08/01/98
225       6102900        0.17       1.79           1.64               139.19           139.05     08/01/98         3,577.50
226       6102943      400.00       1.50           1.31            25,000.00        24,968.45     08/01/98
227       1435           0.25       1.59           1.42               122.30           121.67     08/01/98
228       7608319        0.20       1.51           1.39                61.97            60.83     08/01/98         8,563.00
229       7608320        0.54       2.13           1.94                60.00            58.89     08/01/98         5,625.00
230       2456         298.61       1.51           1.51            20,312.50        20,287.70     08/01/98
231       6102840      350.00       2.00           1.73            16,049.38        16,011.82     08/01/98
232       2133           0.25       1.64           1.43                52.25            52.06     08/01/98
233       1580           0.29       1.57           1.37                62.23            61.71     08/01/98
234       940907278      0.20       1.88           1.33                18.76            18.55     08/01/98
236       1320           0.10       1.39           1.36               128.06           126.44     08/01/98
235       1855           0.25       1.77           1.46                44.10            44.06     08/01/98
237       1647           0.24       1.43           1.28                33.11            32.74     08/01/98        12,750.00
238       1030         295.89       1.00           1.00            16,438.36        16,438.36     08/01/98
239       6102770      237.00       1.45           1.28            16,216.22        16,203.59     08/01/98        19,125.00
240       6102779        0.15       1.38           1.25                24.08            23.94     08/01/98        43,402.00
241       1288           0.15       1.80           1.63                52.17            51.79     08/01/98
242       2756           0.11       1.41           1.36               183.08           182.64     08/01/98
243       1145           0.34       1.51           1.27                38.47            38.11     08/01/98         9,150.00
244       6102540      203.00       1.55           1.40            15,972.22        15,853.67     08/01/98         8,156.00
245       1949           0.19       1.41           1.35               218.77           218.04     08/01/98
246       2017           0.16       1.35           1.35               140.22           139.20     08/01/98
247       1854           0.54       1.45           1.26                37.28            37.10     08/01/98        28,769.00
248       6102531      303.00       1.92           1.64            11,111.11        11,049.94     08/01/98         1,938.00
249       1073           0.23       2.04           1.35                17.30            17.17     08/01/98
250       940906529      0.14       1.59           1.50                28.54            28.16     08/01/98
251       2200           0.10       1.65           1.54                 5.84             5.79     08/01/98
252       2115         250.00       1.37           1.37            20,652.17        20,559.07     08/01/98
253       2405           0.10       1.37           1.30               174.07           173.09     08/01/98
254       1851           0.15       1.52           1.41                78.33            77.85     08/01/98
255       1129           0.10       1.58           1.50                76.22            75.47     08/01/98
256       1991         250.00       1.39           1.39            16,481.48        16,370.38     08/01/98
257       940906527      0.17       1.75           1.61                21.97            21.69     08/01/98
86        38            60.00       2.62           2.57            13,804.35        13,734.10     08/01/98





-----------------------------------------------------------------------------------------------------------------------------------
                       TI / LC          P & I          ENVIRONMENTAL     ECONOMIC                       MONTHLY
CONTROL      LOAN      RESERVE          RESERVE        RESERVE           RESERVE       TOTAL RESERVE    REPLACEMENT    MONTHLY
NUMBER       NUMBER    HOLDBACK         HOLDBACK       HOLDBACK          HOLDBACK      HOLDBACK         RESERVES       TAX ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
1            6102551                    258,364.73     14,637.00                       489,564.73                      65,634.47
             6102551A
             6102551B
             6102551C
             6102551D
             6102551E
             6102551F
             6102551G
             6102551H
             6102551I

2            6102992                   212,042.00                                      220,792.00        1,483.00      26,521.73

3            24
             24A                                                                                                       10,342.25
             24B                                                                                                        6,875.92
             24C                                                                                                        5,568.25
             24D                                                                                                        2,374.00
             24E                                                                                                        1,461.33
             24F                                                                                                        5,368.25
             24G                                                                                                        2,252.75
             24H                                                                                                        3,473.83
             24I                                                                                                        3,827.58
             24J                                                                                                        1,126.42
             24K                                                                                                        1,458.83
             24L                                                                                                        2,279.83
             24M                                                                                                        2,034.92
             24N                                                                                                          854.17
             24O                                                                                                        1,488.08
             24P                                                                                                        1,163.08
             24Q                                                                                                        3,670.92
             24R                                                                                                        1,631.33

4            1548       3,223,584.00                                                 3,223,584.00
5            6102628                   144,163.65                                      144,163.65        3,923.33       4,519.59


6            6102944                    78,820.52        750.00                         79,570.52       10,396.86      10,673.67
7            6102945                    54,616.31        750.00                         55,366.31        7,832.94       2,601.12
8            6102946                    28,457.51        750.00                         29,207.51        5,201.26       7,824.78
9            6102947                    26,289.85        750.00                         27,039.85        4,805.94       5,106.01

11           2555                                                                      310,000.00                      20,082.19
12           6103017
14           10            17,574.39                                                    17,574.39        6,788.00      17,582.25

13           1907                                                                       11,731.66                      26,097.60
             1907A
             1907B
             1907C
             1907D
             1907E
             1907F
             1907G

15           2534                                                                                                      27,601.88

16           1905                                                                       28,633.54                      23,520.72
             1905A
             1905B
             1905C
             1905D
             1905E
             1905F
             1905G
             1905H
             1905I

17           2                                                                                           2,122.00      32,763.35
18           3423                                      1,125.00                         13,605.00                      17,294.74

19           1376
20           1908                                                                                                      12,505.76
             1908A
             1908B
             1908C
             1908D

21           18            79,064.99                                                    79,064.99        1,674.35       6,552.80
22           1556                                                                                                      12,374.21
23           1             73,145.45                                                    73,145.45        1,618.83      17,629.54
24           1210                                                                       15,156.00                      57,774.80
25           9
26           2052                                                                                                      17,195.26
27           6102530                    96,068.03                                      144,443.03        2,277.08       9,971.67
28           6102876                    84,329.77                                      249,641.77        7,167.00      10,229.08
29           2636                                                                                                       5,855.66
30           2394                                                                       36,750.00                       4,569.01
31           6102859                    66,115.86        618.75                         66,734.61        8,104.00       8,387.84
32           1885                                                                                                      29,052.06
33           6102580                    81,305.84                                       81,618.34        3,286.00      11,735.18
34           2358                                        750.00                            750.00                       9,143.75
35           1076                                                                                                      13,647.84
36           6102991                                                                                     8,720.00      13,215.01
37           3641                                                                          448.20          224.00       1,480.66
38           6102452                    70,651.56                                       70,651.56                       5,822.55
41           3083                                                                                                       8,930.72


39           2498                                                                        9,030.00        9,030.00       5,869.61
40           2499                                                                       11,750.00       11,750.00       8,813.43


42           1224                                      1,125.00                          1,125.00                       5,885.73
43           1269                                                                                                       4,862.15

44           6102663                    72,257.24                                       72,257.24        2,762.00      11,990.00
45           34                                      138,187.50                        138,187.50        4,666.67      18,833.33
46           6102762       25,000.00    80,035.64                                      105,035.64        1,166.00      12,315.27
47           16            32,337.68                                                    32,337.68        2,404.98      14,737.91
48           6102442      220,000.00    55,588.00                                      275,588.00        4,588.00      22,890.20
49           1776                                                                                                       8,938.69
50           6102461                    58,147.58                                       58,147.58          570.00       3,813.25
51           3645                                                                       10,058.00        5,029.00      16,018.50
52           1922                                                                                                      15,044.00
53           7608323                    65,870.20        500.00                        122,570.20        3,977.00      10,082.19
55           1755          54,000.00                                                    54,000.00                      16,828.66
54           6102880                    64,015.03                                       64,015.03        4,800.00       6,026.79

56           7             80,847.00                                                    80,847.00        3,312.00      12,296.88
             7A
             7B
             7C
             7D

57           6102950                    68,863.35        750.00                         69,613.35        6,683.00       4,753.58
58           2076                                                                                                       5,851.92
59           6102533                    64,233.24                                       64,233.24        8,800.00       4,753.10


61           940906323                                                                                                  8,154.23
62           940906324                                                                                                  9,517.72

60           3             35,702.53                                                    35,702.53          849.93      17,183.31
63           3632                                                                       45,144.21          215.50       5,795.75
64           1541
65           1585                                                                                                       8,406.86
66           6102764                                                                     4,950.00          680.00       6,926.36
67           1782         124,000.00                                                   124,000.00                      13,359.94
68           1116                                                                                                       6,690.63

70           1057         200,000.00                   3,332.30                        203,332.30                      27,734.61
             1057A
             1057B

69           2635                                                                                                       3,940.75
71           6102541                    59,946.67                                      405,946.67        4,425.00      10,778.12
72           6102532                    66,958.06                                       66,958.06        1,309.00       8,849.44
73           1263                                     76,125.00                         76,125.00                      10,843.66
74           13                             35.64                                           35.64        6,610.75       7,208.33
75           12                             34.70                                           34.70        6,098.17       5,291.67
76           1921                                                                       87,750.00                      19,895.40
77           1660                                                                                                       5,409.23
78           3218                                                                                                       4,058.15
82           940905374
79           6102708                    43,611.03                                       57,174.03        3,020.00       4,783.88
80           1859                                                                                                       6,353.46
81           1523                                                                                                       4,558.43
83           6102902                    43,868.64                                       43,868.64        1,662.50       2,873.97
84           3642                                                                      469,721.20       10,139.58      11,047.49
87           6102709                                                                                     2,250.00       4,368.73
88           1152          80,000.00                                                    80,000.00                       4,972.19
89           6102776                    45,737.35                                       51,737.35          854.00      11,045.37
90           15             5,867.42                                                     5,867.42        2,547.92       6,369.83
91           6102499                    41,653.16                                       43,716.16        2,130.00       6,370.56
92           2212                                      3,475.00                        106,800.00       10,003.00       2,764.13
93           2910                                      1,125.00                         56,501.00        3,438.00       3,510.24
85           23                                                                                          1,590.00       3,474.63
94           6102765                    42,727.66                                       52,477.66        3,498.00       6,457.82
95           25                                                                                            516.67       3,360.03
97           11                             25.54                                           25.54        5,523.42       4,208.33
96           1704                                                                                                         892.35
98           1013                                                                       34,702.03                       5,478.79
99           2307         300,000.00                                                   300,000.00
100          14                             24.46                                           24.46        8,150.92       4,195.83
101          6102769                    38,069.29                                       38,069.29        2,900.00       7,338.16
102          37             5,000.00                                                     5,000.00        2,904.17      16,783.33
103          2096          17,856.00                   4,300.00                         22,156.00                      22,857.00
106          1144                                                                                                      10,632.65
104          1666
105          6102707                    29,256.73                                       29,256.73                       4,913.15
107          6102974                    36,254.00                                       36,254.00        2,581.00       5,017.10
108          36             5,000.00                                                     5,000.00          204.60       4,166.67
109          6                          27,883.05                                       27,883.05
110          6102542       45,750.00    33,614.98                                       79,364.98        2,134.00       4,726.56
111          1108                                                                                                       8,095.45
112          6102875       27,483.00    29,084.64     69,645.00                        174,212.64                       2,238.41
113          6102705                    32,579.27                                       32,579.27        2,635.00       4,748.38
116          1022                                                                                                       4,251.53
114          6102969      175,102.00    28,074.00                                      203,176.00          501.00       3,823.74
115          1694                                      1,472.90                          1,472.90                       2,729.05
117          1534                                                                                                       4,938.35
118          6102637       45,000.00    34,088.87                                      192,213.87        1,268.00       6,731.21
119          1088                                                                                                       3,125.89
120          28            11,777.40                                                    11,777.40          642.85         398.24
121          6102657       10,160.00    28,699.46                                       50,535.46          787.00       3,086.91
122          2311                                                                                                       4,000.00
123          1275                                                                                                       2,619.84
124          1890                                                                                                       7,201.24
125          20                                                                                            691.67
126          1403
127          1538                                        575.00                            575.00                       2,372.58
128          2027                                                        25,000.00      25,000.00                       4,876.54
129          1795                                                                                                       2,380.87
130          1089                                                                                                       8,776.43
131          19
132          1611         200,000.00                                                   200,000.00                       5,789.72
133          6102451                    27,767.70                                       27,767.70                       4,667.20
134          7608308                    30,922.41                                       30,922.41        1,551.00       3,853.83
135          2693                                                                                                         314.17
136          1863          42,000.00                                                    42,000.00                       4,529.72
137          2558         255,000.00                   1,125.00                        297,375.00                       2,926.68
138          1599                                                                        5,456.72        6,250.00       9,196.03
139          1929                                      1,125.00                          1,125.00                       2,976.25
142          1442                                                                                                       3,028.06
140          6102706                    30,970.20                                       30,970.20        1,263.00       5,775.25
143          1512
141          6102891                    25,155.85                                       25,155.85          422.25       4,777.66
144          7608309                    24,380.09                                       24,380.09        1,083.00       3,258.10
145          1535                                                                                                       4,832.30
146          35                                                                                          1,791.67      12,666.67
147          1975                                                        92,000.00      92,000.00                       4,685.75
148          2393           3,000.00                                                     3,000.00
149          1407                                                                                                       6,066.59
150          2238                                                                                                       5,238.22
151          6102803                    29,230.24        675.00                         65,605.24        4,366.00       2,207.70
152          6102972                    21,124.47                                       29,499.47          278.75         868.28
153          1607
154          5                                                                                           4,044.00       3,554.82
155          6102460                                                                                     1,825.00       2,045.44

157          1781                                                                                                       2,457.08
             1781A
             1781B

156          7608315                    22,237.27                                       26,612.27        1,071.00       2,109.81
158          17             5,867.42                                                     5,867.42        1,000.00       4,583.33
159          22                                                                                          4,741.00       3,956.49
160          1440                                      1,125.00                         55,508.41                       3,702.22
161          6102629                    20,535.50                                       20,535.50        2,026.00         672.04
162          1448                                                         5,000.00       5,000.00                       4,714.98
163          6102834                    26,704.44      1,500.00                         28,204.44                       5,166.80
164          1321           5,834.00                                                     5,834.00                       1,376.34
165          3638                                                                        1,382.10          344.89       1,470.94
167          3633                                                                        7,595.67          144.72       6,384.49
166          1246                                                                                                       1,810.00
168          2917                                      1,125.00                         71,625.00                       1,518.33
169          6102648                                                                    11,280.00        1,409.00       2,706.36
170          1912                                                                                                       1,627.56
171          1891
172          6102443        5,667.03    20,612.82                                       55,754.85          330.00       1,095.94
173          940906544
174          1504                                                                       23,125.00                       4,698.88


178          0998                                                                                                       2,205.83
179          0999                                                                                                       2,508.50

175          1810                                                                                                       3,526.60
176          6102988                    18,905.00                                       28,355.00        1,124.47       1,537.56
177          3182                                     15,200.00                         15,200.00                       2,227.24
180          2463                                                                                                         870.86
181          1641                                                                                                       2,568.25
182          6102932      130,000.00    23,856.79                                      153,856.79          143.85       7,040.35
183          1555         340,000.00                                                   360,625.00                       4,697.40
184          1090                                                                                                       2,023.33
185          940906539
186          2660                                                                                                       1,185.31
189          1130                                                       132,500.00     132,500.00                         255.64
188          2043                                                                                                       2,068.34
187          2392                                      1,125.00                          1,125.00                       2,023.71
190          1988
191          1573                                      2,250.00                          2,250.00                         938.85
192          1886                                                                                                       4,296.41
193          1075                                                                                                       3,618.77
196          940906545
194          1747                                                                                                       4,569.22
195          1041                                                                                                       1,416.02
197          7608318       60,000.00    22,623.50                                       84,748.50          985.25       3,175.41
198          6102904                    16,195.92                                       16,195.92          800.00       1,816.80
199          1239          49,600.00                                                    49,600.00                       3,531.23
200          1015                                                                       76,000.00                       4,934.03
201          1720                                                                                                       1,824.70
202          1086                                                                                                       1,819.50
203          2168
205          1060                                                                                                       1,250.00
204          2055                                      1,125.00                          1,125.00                       4,554.80
206          6102970                    17,283.63     10,875.00                         28,908.63          436.00       5,550.62
207          6102901                    15,146.08                                       15,146.08          446.00       1,273.21
208          6102903                    12,969.00                                       12,969.00           56.15
209          1779                                                         2,625.00       2,625.00                       2,019.44
210          1005                                                                       50,000.00                       2,879.86
211          1811                                      1,125.00                          1,125.00                       3,335.95
212          6102656                                     450.00                          8,575.00        1,368.75       1,920.81
213          4              9,084.39                                                     9,084.39        2,641.49       6,851.41
214          2060                                                                       24,000.00                       1,588.92
215          940907039                                                                                                  4,350.03
216          1852          18,332.00                                                    18,332.00                       1,509.63
217          2665                                      1,212.63                          1,212.63                       1,798.23
218          940906528
219          1432                                                                                                       2,496.16
221          1102                                                                                                       4,977.97
220          1001                                      1,125.00                         32,125.00                         973.35
222          2815                                                                                                       3,154.67
223          2056                                                                                                       1,824.43
224          6102896                    13,140.00                                       13,140.00          464.36       2,587.61
225          6102900          469.00    12,634.23                                       16,680.73          143.00       1,002.93
226          6102943                    14,363.65        300.00                         14,663.65        1,867.00       1,826.59
227          1435                                                                                                       1,778.85
228          7608319                    15,745.01                                       24,308.01          373.00       2,038.79
229          7608320                    15,883.63      2,880.00                         24,388.63                       3,361.35
230          2456                                                                                                       3,204.60
231          6102840                    13,346.22        742.00                         14,088.22        1,687.50       1,905.86
232          2133                                                                                                       2,346.58
233          1580                                                                                                       1,436.33
234          940907278                                                                                                  3,587.38
236          1320                                                                                                         890.07
235          1855                                                                                                       2,455.93
237          1647                                                                       12,750.00                       1,529.28
238          1030                                      2,250.00                          2,250.00                       8,907.06
239          6102770                    12,726.11        675.00                         32,526.11        1,462.00       1,787.02
240          6102779       24,314.00    13,371.82                                       81,087.82          605.00       1,772.48
241          1288                                                                                                       3,613.27
242          2756             500.00                                                       500.00
243          1145           6,920.00                                                    16,070.00                       2,517.20
244          6102540                    13,326.32                                       21,482.32        1,417.00       1,890.24
245          1949                                                                                                         854.65
246          2017                                                                                                         463.90
247          1854                                                                       28,769.00                       2,595.82
248          6102531                    13,599.32                                       15,537.32        1,875.00       2,977.23
249          1073                                                                                                       2,414.69
250          940906529
251          2200                                                                                                       1,005.47
252          2115                                        675.00          24,400.00      25,075.00
253          2405
254          1851           4,448.00                                                     4,448.00                       1,529.05
255          1129                                                                                                         907.05
256          1991                                                                                                         985.00
257          940906527
86           38                                                                                            230.00          55.69



---------------------------------------------------------
                       MONTHLY        MONTHLY
CONTROL      LOAN      INSURANCE      TI/LC
NUMBER       NUMBER    ESCROW         ESCROW
---------------------------------------------------------
1            6102551   6,666.68
             6102551A
             6102551B
             6102551C
             6102551D
             6102551E
             6102551F
             6102551G
             6102551H
             6102551I

2            6102992   2,407.58        20,644.00

3            24
             24A       2,250.00
             24B       1,808.33
             24C       1,366.67
             24D         841.67
             24E       1,725.00
             24F         691.67
             24G         733.33
             24H         800.00
             24I          16.67
             24J         266.67
             24K         700.00
             24L          66.67
             24M         600.00
             24N         133.33
             24O         333.33
             24P         225.00
             24Q          33.33
             24R         525.00

4            1548
5            6102628   2,147.09


6            6102944     874.67
7            6102945   1,176.33
8            6102946   1,402.58
9            6102947   1,452.25

11           2555      5,666.67
12           6103017
14           10        2,166.67         2,500.00

13           1907
             1907A
             1907B
             1907C
             1907D
             1907E
             1907F
             1907G

15           2534      2,430.22

16           1905
             1905A
             1905B
             1905C
             1905D
             1905E
             1905F
             1905G
             1905H
             1905I

17           2         2,265.75
18           3423      5,993.42

19           1376
20           1908
             1908A
             1908B
             1908C
             1908D

21           18          650.00         8,333.33
22           1556      1,057.71
23           1
24           1210        210.92
25           9
26           2052      1,925.85
27           6102530   1,837.75         4,166.67
28           6102876
29           2636      3,750.00
30           2394      2,703.17
31           6102859   3,419.08
32           1885
33           6102580   3,730.58
34           2358      5,271.00
35           1076        635.75
36           6102991   1,368.42
37           3641        955.25
38           6102452   4,649.26
41           3083      1,259.83


39           2498      2,154.63
40           2499      2,154.63


42           1224        542.33
43           1269        367.67

44           6102663   1,054.56
45           34        2,240.67
46           6102762     822.34         8,333.00
47           16        1,666.67         4,583.33
48           6102442   1,132.50
49           1776      1,079.83
50           6102461     554.58
51           3645      2,111.50
52           1922      1,794.75
53           7608323   1,020.42
55           1755      5,427.83         9,000.00
54           6102880   3,856.42

56           7         2,741.25         8,983.00
             7A
             7B
             7C
             7D

57           6102950     887.92
58           2076        638.83
59           6102533   3,259.70


61           940906323
62           940906324   583.33

60           3         1,120.85         1,667.67
63           3632      2,066.50
64           1541
65           1585      1,075.00
66           6102764     146.67
67           1782                       6,000.00
68           1116        787.42

70           1057      1,297.42           256.33
             1057A
             1057B

69           2635      2,094.80
71           6102541   4,259.67
72           6102532   1,689.08
73           1263      1,305.83
74           13        1,448.43
75           12        1,170.06
76           1921                      23,950.00
77           1660        409.83
78           3218      1,035.75
82           940905374
79           6102708     843.50
80           1859      3,768.58
81           1523      3,213.00
83           6102902     281.59
84           3642      4,400.83
87           6102709   1,055.04
88           1152      1,341.67
89           6102776     834.25           700.00
90           15                           833.33
91           6102499   1,326.66         1,250.00
92           2212      1,345.67
93           2910      1,018.42
85           23          652.50
94           6102765   2,380.33
95           25
97           11        1,144.32
96           1704        762.00
98           1013      1,195.20
99           2307
100          14        1,480.50
101          6102769   1,192.16
102          37        1,518.07         1,250.00
103          2096        473.42         5,952.00
106          1144      1,829.42
104          1666
105          6102707     511.91
107          6102974   1,991.50
108          36          833.33
109          6
110          6102542     771.42
111          1108      1,970.25
112          6102875     336.14
113          6102705     710.75
116          1022      1,609.25
114          6102969     463.41
115          1694        523.66           347.90
117          1534        690.53
118          6102637     610.75
119          1088      1,418.67
120          28          401.17         1,667.00
121          6102657     512.75
122          2311        258.71
123          1275      1,250.75
124          1890      1,640.25
125          20
126          1403
127          1538        390.92
128          2027        611.25
129          1795        341.67
130          1089        727.92
131          19
132          1611      1,150.06
133          6102451     521.58
134          7608308   1,097.25         2,000.00
135          2693        640.50
136          1863                       1,000.00
137          2558        799.58         5,000.00
138          1599      2,543.83
139          1929        623.17
142          1442        512.49
140          6102706   1,395.42
143          1512
141          6102891     378.17
144          7608309     924.50
145          1535
146          35          710.75
147          1975        252.50
148          2393                       3,000.00
149          1407        443.00
150          2238
151          6102803   1,686.00
152          6102972     583.25
153          1607
154          5         2,123.67
155          6102460     723.92

157          1781      7,308.92
             1781A
             1781B

156          7608315     794.09           833.33
158          17                           833.33
159          22        1,205.42
160          1440      2,476.83
161          6102629     567.33
162          1448
163          6102834   1,132.50
164          1321        355.92         2,917.00
165          3638        752.00
167          3633      1,062.67
166          1246        390.00
168          2917        345.50
169          6102648     644.25
170          1912        458.33
171          1891
172          6102443     559.67
173          940906544
174          1504


178          0998        654.25
179          0999        300.58

175          1810      1,409.83
176          6102988     396.84
177          3182      1,464.83
180          2463        253.17
181          1641      1,355.93
182          6102932     416.59
183          1555      1,484.97
184          1090        416.58
185          940906539
186          2660      1,100.25
189          1130        119.17
188          2043        292.50
187          2392      1,298.50
190          1988
191          1573      1,186.83
192          1886        465.50
193          1075        464.42
196          940906545
194          1747
195          1041
197          7608318     463.58
198          6102904   1,283.76
199          1239        562.92         2,800.00
200          1015      1,327.11
201          1720        444.08
202          1086        481.00
203          2168
205          1060      1,942.33
204          2055        787.71
206          6102970     157.60
207          6102901      98.42
208          6102903
209          1779        509.17
210          1005
211          1811      1,342.42
212          6102656     763.12
213          4           747.24           833.33
214          2060        448.83
215          940907039   221.08
216          1852                       4,583.00
217          2665        129.50            87.63
218          940906528
219          1432        764.50
221          1102        247.50
220          1001      1,260.67
222          2815        385.08
223          2056
224          6102896     500.00
225          6102900   1,025.93           469.00
226          6102943     274.83
227          1435        681.67
228          7608319     410.67
229          7608320      61.25
230          2456        359.83
231          6102840     858.10
232          2133        863.03
233          1580        264.92
234          940907278   640.58         4,350.00
236          1320
235          1855
237          1647        650.58
238          1030        452.00
239          6102770   1,282.83
240          6102779   1,451.58
241          1288        407.92
242          2756         98.08           500.00
243          1145        446.75           865.00
244          6102540   1,832.34
245          1949        801.83
246          2017        143.42
247          1854
248          6102531     740.00
249          1073        610.58
250          940906529
251          2200        107.83
252          2115
253          2405
254          1851                       1,112.00
255          1129        132.75
256          1991        471.42
257          940906527
86           38           97.50



                                    ANNEX B

                  ADDITIONAL MULTIFAMILY LOAN CHARACTERISTICS


-----------------------------------------------------------------------------------------------------------------------------------
CONTROL    LOAN                     CUTOFF DATE                                                                            PROPERTY
   #      NUMBER     ORIGINATOR       BALANCE      PROPERTY NAME                                   PROPERTY COUNTY            ZIP
-----------------------------------------------------------------------------------------------------------------------------------
    45       34         CIBC       $ 8,288,540.62  Clarendon Gardens                               Kings County               11203
   146       35         CIBC       $ 2,794,512.07  Royal Gardens                                   Rockland County            10977
    51     3645          KEY       $ 7,688,808.84  Hunters Hollow Apartments                       Cuyahoga                   44136
   178     0998          NRF       $ 1,113,343.55  Fox Run Apartments                              Lucas                      41612
   179     0999          NRF       $ 1,106,422.23  Riverbend Apartments                            Lucas                      63611
   220     1001          NRF       $ 1,444,629.61  Royal Orleans Apartments                        Jasper                     64801
    98     1013          NRF       $ 4,168,686.68  The College Park Apartments                     Parker                     76086
   200     1015          NRF       $ 1,789,495.77  Fox Hollow                                      Dallas                     75243
   116     1022          NRF       $ 3,486,530.84  Knightsbridge Apartments                        Jackson                    64137
   238     1030          NRF       $ 1,200,000.00  35 W. 81st Street                               New York                   10024
   205     1060          NRF       $ 1,708,197.15  Broussard Plaza Apartments                      East Baton Rouge Parish    70810
   130     1089          NRF       $ 3,133,652.53  River's Edge and Cowesett Terrace               Kent                       02893
   111     1108          NRF       $ 3,698,090.20  Oakwood Village Retirement Center               Dallas                     75043
    43     1269          NRF       $ 3,872,473.95  Parkside West Retirement Facility               King                       98002
   160     1440          NRF       $ 2,427,942.84  Kingston Cove Apartments                        Sedgwick                   67217
    65     1585          NRF       $ 6,603,087.37  Margarita Summit Apartments                     Riverside                  92592
   201     1720          NRF       $ 1,788,899.61  Libertwo Apartments                             Clark                      89119
   157     1781-A        NRF       $ 2,490,410.22  Tara Apartments                                 Woodward                   73801
   157     1781-B        NRF                       Briarwood
   256     1991          NRF       $   884,000.67  Brookside Apartments                            Jackson                    64053
    26     2052          NRF       $10,166,394.89  Creek House Commons Apartments                  Monroe                     14626
   204     2055          NRF       $ 1,716,856.20  Johnson Parkway Apartments                      Ramsey                     55106
   252     2115          NRF       $   945,717.26  Indian Hills Apartments                         South St. Louis            63123
    34     2358          NRF       $ 9,255,675.11  Wildwood Acres Apartments                       Hillsborough               33617
   187     2392          NRF       $ 2,021,703.90  Orleans Manor Apartments                        McKinnley                  87301
   230     2456          NRF       $ 1,298,412.90  Wellington Manor Apartments                     Wayne                      48183
   180     2463          NRF       $ 2,144,817.65  Preserve Apartments                             La Plata                   81301
    15     2534          NRF       $13,817,378.84  Adams Station Apartments                        Albany                     12054
    11     2555          NRF       $16,444,887.90  Pebblebrook Apartments                          Hartford                   06053
   186     2660          NRF       $ 2,045,534.41  Oak Park Apartments                             Payne                      74075
   222     2815          NRF       $ 1,423,260.30  Old Orchard Apartments                          Ingham                     48842
    93     2910          NRF       $ 4,389,578.72  Riviera Village                                 Maricopa                   85281
   168     2917          NRF       $ 2,297,187.61  Villa Primera Apartments                        San Diego                  91950
   041     3083          NRF       $ 8,792,843.45  The Crest Apartments                            Riverside                  92507
   177     3182          NRF       $ 2,200,000.00  Casa Grande Apartments                          San Diego                  92103
    78     3218          NRF       $ 5,295,542.98  River Village Apartments                        San Diego                  92026
    18     3423          NRF       $12,139,942.08  Amberwood Apartments                            Prince George's            20747
   038  6102452         PMCC       $ 8,955,522.70  Pacific Woods Apartments                        Orange                     92704
   155  6102460         PMCC       $ 2,557,414.97  Covina Plaza Apartments                         Los Angeles                91722
   248  6102531         PMCC       $   994,494.83  Ranchview Gardens Apartments                    Erie                       44870
    59  6102533         PMCC       $ 6,971,981.17  Taylor's Crossing Apartments                    Jefferson                  40299
   244  6102540         PMCC       $ 1,141,464.53  Sandcastle Apartments                           Harrison                   39560
    71  6102541         PMCC       $ 5,965,909.13  The Palms at Livingston Phase I Apartments      Hillsborough               33549
     5  6102628         PMCC       $19,538,161.94  Old Orchard Apartments                          Santa Clara                95050
   169  6102648         PMCC       $ 2,293,339.38  Park Village Apartments                         Orange County              90621
   212  6102656         PMCC       $ 1,595,119.06  Country Square Apartments Phase I               Hillsborough               33615
    44  6102663         PMCC       $ 8,372,756.68  The Preserve At Paradise Island - Phase IV      Duval                      32256
   113  6102705         PMCC       $ 3,591,473.48  Golden Grove Terrace Apartments                 San Diego                  91945
    79  6102708         PMCC       $ 5,237,039.89  Village of Santa De La Paz Apartments           Clark                      89014
    87  6102709         PMCC       $ 4,787,986.80  Village of Santo Domingo Apartments             Clark                      89117
    94  6102765         PMCC       $ 4,283,982.40  Townhomes at Regency Place                      Philadelphia               19154
   101  6102769         PMCC       $ 3,986,795.65  Forest Glen Phase II Apartments                 Volusia                    32114
   239  6102770         PMCC       $ 1,199,065.74  Cornerstone Apartments                          Tarrant                    76117
   163  6102834         PMCC       $ 2,343,982.36  The Woods Apartments                            Forsyth                    27106
   231  6102840         PMCC       $ 1,296,957.34  Curiosity Creek Apartments                      Hillsborough               33612
    31  6102859         PMCC       $ 9,726,770.04  Chestnut Hills and Chestnut Towers Apartments   Jackson                    64131
    28  6102876         PMCC       $ 9,991,899.64  Bucks Meadow Apartments                         Bucks                      19020
    54  6102880         PMCC       $ 7,395,401.18  Campus Walk Apartment Complex                   New Hanover                28403
   198  6102904         PMCC       $ 1,823,901.78  River Ridge Villas                              Ventura                    93065
   226  6102943         PMCC       $ 1,398,230.34  Sussex Court Apartments                         Dauphin                    17109
   206  6102970         PMCC       $ 1,698,888.23  224 East 48th Street                            New York                   10016
   107  6102974         PMCC       $ 3,795,979.79  Conestoga West Apartments                       Lancaster County           17603
   144  7608309         PMCC       $ 2,835,997.95  Kingsley Apartments                             Los Angeles                90027
    53  7608323         PMCC       $ 7,483,557.38  Morningside Chase Apartments                    Fulton                     30324


[TABLE RESTUBBED FROM ABOVE]



-----------------------------------------------------------------------------------------------------------------------------------
CONTROL   LOAN  ARE THERE  LANDLORD PAYS   NUMBER OF   AVERAGE RENT  NUMBER OF ONE  AVERAGE RENT ONE  NUMBER OF TWO AVERAGE RENT TWO
   #     NUMBER ELEVATORS? ALL UTILITIES? STUDIO UNITS STUDIO UNITS  BEDROOM UNITS   BEDROOM UNITS    BEDROOM UNITS   BEDROOM UNITS
-----------------------------------------------------------------------------------------------------------------------------------
   45       34         No        No             0                           160          $  615          64              $  708
  146       35         No        No             3           $598             65          $  638          16              $  709
   51     3645         No        No             0                            40          $  695         168              $  843
  178     0998         No        No             0                            37          $  337          25              $  420
  179     0999         No        No             0                            24          $  322          36              $  382
  220     1001         No        No             0                            72          $  337          41              $  407
   98     1013         No        No            32           $379             56          $  410          80              $  476
  200     1015         No        No             0                           100          $  378          32              $  545
  116     1022         No        No             5           $353             60          $  385          94              $  463
  238     1030        Yes        No            24           $387             24          $  724          24              $1,174
  205     1060         No        No             0                            24          $  310          79              $  344
  130     1089         No        No             0                             6          $  579          78              $  680
  111     1108        Yes       Yes             3           $768             85          $1,105          24              $1,408
   43     1269        Yes       Yes             0                            81          $1,234           6              $1,505
  160     1440         No        No             5           $329            140          $  372         105              $  430
   65     1585         No        No             0                             0                         140              $  702
  201     1720         No        No            88           $431             14          $  495           0
  157     1781-A       No        No             0                             4          $  270         104              $  309
  157     1781-B                 No             0                            88          $  258         118              $  312
  256     1991         No        No             0                            38          $  300          16              $  394
   26     2052        Yes        No             0                             0                         152              $  574
  204     2055         No        No            12           $361             38          $  427          34              $  528
  252     2115         No        No             0                            16          $  339          28              $  474
   34     2358         No        No             0                             1          $  750         332              $  551
  187     2392         No       Yes             0                            12          $  475          80              $  510
  230     2456         No        No             4           $410             32          $  442          24              $  497
  180     2463         No        No             0                            20          $  638          20              $  820
   15     2534         No        No             0                            94          $  635         188              $  737
   11     2555        Yes        No             0                           171          $  645         315              $  724
  186     2660         No        No             0                            40          $  336          80              $  397
  222     2815         No        No             0                            64          $  392          32              $  452
   93     2910         No        No             0                            80          $  489          85              $  552
  168     2917         No        No             0                            96          $  418           0
  041     3083         No        No            18           $523             72          $  562         130              $  716
  177     3182        Yes        No            17           $451             36          $  567           4              $  768
   78     3218         No        No             0                            59          $  576          64              $  674
   18     3423         No       Yes             0                            97          $  569         427              $  645
  038  6102452         No        No             0                           148          $  723          84              $  884
  155  6102460         No        No             0                            61          $  580          21              $  738
  248  6102531         No        No             0                            24          $  360          64              $  420
   59  6102533         No       Yes             0                            72          $  430         252              $  469
  244  6102540         No        No             0                             0                          72              $  397
   71  6102541         No        No             0                           176          $  460          60              $  612
    5  6102628         No        No             0                            98          $1,053         122              $1,184
  169  6102648         No        No             0                            16          $  558          40              $  673
  212  6102656         No        No            14           $329             51          $  409           8              $  529
   44  6102663         No        No             0                            36          $  725          96              $  896
  113  6102705         No        No             0                            36          $  505          67              $  610
   79  6102708         No        No             0                            48          $  612          72              $  675
   87  6102709         No        No             0                            40          $  621          80              $  725
   94  6102765         No        No             0                             0                         141              $  650
  101  6102769         No        No             0                             0                          76              $  612
  239  6102770         No        No             0                            24          $  349          44              $  434
  163  6102834        Yes       Yes             0                            82          $  480         103              $  587
  231  6102840         No        No            16           $345             59          $  404           6              $  497
   31  6102859        Yes        No             0                           145          $  450         244              $  528
   28  6102876         No        No             0                           170          $  536         130              $  637
   54  6102880         No        No             0                           288          $  425           0
  198  6102904         No        No             0                            12          $  748          18              $  841
  226  6102943         No        No             0                            56          $  566           0
  206  6102970        Yes        No             0                            24          $1,144           0
  107  6102974         No        No             0                            55          $  535          66              $  600
  144  7608309        Yes        No             2           $438              2          $  650          60              $  763
   53  7608323         No        No             0                            72          $  725         113              $  895


[TABLE RESTUBBED FROM ABOVE]

-------------------------------------------------------------------------------
CONTROL   LOAN     NUMBER OF THREE     AVERAGE RENT THREE   TOTAL
  #      NUMBER      BEDROOM UNITS         BEDROOM UNITS     APTS  COMMENTS
-------------------------------------------------------------------------------
   45       34            0                                 224
  146       35            2                  $  933          86
   51     3645            0                                 208
  178     0998            0                                  62
  179     0999            0                                  60
  220     1001            0                                 113
   98     1013            0                                 168
  200     1015            0                                 132
  116     1022           48                  $  582         207
  238     1030                                               72
  205     1060           24                  $  383         127
  130     1089            0                                  84
  111     1108            0                                 114  includes 2 employee units
   43     1269            0                                  87
  160     1440            1                  $  555         251
   65     1585            3                  $  885         143
  201     1720            0                                 102
  157     1781-A          3                  $  428         111
  157     1781-B         11                  $  382         218  includes 1 employee unit
  256     1991            0                                  54
   26     2052           88                  $  671         240
  204     2055            0                                  84
  252     2115            2                  $  550          46
   34     2358            4                  $  778         337
  187     2392            8                  $  585         100
  230     2456            4                  $  600          64
  180     2463            0                                  40
   15     2534            0                                 282
   11     2555            0                                 486
  186     2660            0                                 120
  222     2815            0                                  96
   93     2910            0                                 165
  168     2917            0                                  96
  041     3083            0                                 220
  177     3182            0                                  57
   78     3218            0                                 123
   18     3423           75                  $  822         599
  038  6102452            0                                 232
  155  6102460            0                                 82
  248  6102531            2                 $  470          90
   59  6102533           60                 $  550         384
  244  6102540            0                                 72
   71  6102541            0                                236
    5  6102628            0                                220
  169  6102648            2                 $  850          58
  212  6102656            0                                 73
   44  6102663            0                                132
  113  6102705            0                                103
   79  6102708            0                                120
   87  6102709            0                                120
   94  6102765           18                 $  725         159
  101  6102769           40                 $  688         116
  239  6102770            6                 $  593          74
  163  6102834           24                 $  695         209
  231  6102840            0                                 81
   31  6102859            0                                389
   28  6102876           44                 $  773         344
   54  6102880            0                                288
  198  6102904            0                                 30
  226  6102943            0                                 56
  206  6102970            0                                 24
  107  6102974            0                                121
  144  7608309            1                 $1,150          65
   53  7608323           16                 $1,295         201

                                                                        ANNEX C

-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
           PRUDENTIAL SECURITIES SECURED FINANCING CORP. (DEPOSITOR)
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1
                          $1,018,589,000 (APPROXIMATE)
-------------------------------------------------------------------------------
APPROX. SECURITIES STRUCTURE
----------------------------
                             Approx.      Expected
                          Face/Notional    Credit      Weighted    Principal
        Expected Rating      Amount        Support      Average     Payment
Class    (Moody's/S&P)      ($000's)     (% of UPB)     Life(a)    Window(a)
-------------------------------------------------------------------------------
Publicly Offered Classes
A-1A     Aaa/AAA             258,548        28.75        5.500     9/98-9/07
A-1B     Aaa/AAA             384,826        28.75        9.503     9/07-7/08
A-2MF    Aaa/AAA             176,673        28.75        9.565     4/05-7/08
B        Aa2/AA               57,548        23.75        9.900     7/08-7/08
C        A2/A                 63,303        18.25       11.067     7/08-5/10
D        Baa2/BBB             60,426        13.00       13.155     5/10-1/13
E        Baa3/BBB-            17,265        11.50       14.400     1/13-1/13

Privately Placed Classes
A-EC     Privately         1,150,953        28.75
         Offered
F        Privately            25,897         9.25       14.414     1/13-2/13
         Offered
G        Privately            28,774         6.75       14.538     2/13-4/13
         Offered
H        Privately             8,633         6.00       14.650     4/13-4/13
         Offered
J        Privately            11,510         5.00       14.685     4/13-5/13
         Offered
K        Privately            17,265         3.50       14.836     5/13-9/13
         Offered
L        Privately            14,387         2.25       16.070     9/13-9/15
         Offered
M        Privately             8,633         1.50       18.266     9/15-12/17
         Offered
N-1      Privately            17,265         0.00       19.501     12/17-7/18
         Offered
N-2      Privately            17,265         0.00       19.501     12/17-7/18
         Offered
     Total Securities:     1,150,953
-------------------------------------------------------------------------------
(a) Calculated at 0% CPR and no balloon extension

COLLATERAL FACTS:
-----------------
Cut-Off Date Balance:                                            $1,150,953,450
Number of Mortgage Loans:                                                   256
Average Cut-Off Date Balance:                                        $4,495,912
Weighted Average Mortgage Interest Rate:                                  7.42%
Weighted Average Original Amortization Term:                         322.6 mos.
Weighted Average DSCR:                                                    1.41x
Weighted Average LTV Ratio:                                              72.18%
Weighted Average Balloon/ARD LTV Ratio:                                  56.69%
Weighted Average Remaining Term to Maturity:                           132 mos.

                                          NUMBER OF
      PROPERTY              CUT-OFF       MORTGAGE      PERCENT BY    WTD. AVG.
        TYPE                BALANCE      PROPERTIES       BALANCE        DSCR
-------------------------------------------------------------------------------
Multifamily                287,347,536        64           24.97         1.40
Retail - Anchored          196,419,338        32           17.07         1.40
Office                     192,027,500        53           16.68         1.35
Retail - Unanchored        122,276,346        49           10.62         1.39
Industrial                  80,505,010        28            6.99         1.34
Hotel                       75,783,825        17            6.58         1.56
Retail - Single Tenant      56,870,053        20            4.94         1.31
Mixed Use                   34,718,715        10            3.02         1.37
Assisted Living             27,158,978         5            2.36         1.59
Warehouse                   25,276,838         9            2.20         1.39
Other                       52,569,311        16            4.57         1.66
-------------------------------------------------------------------------------
Total                   $1,150,953,450       303          100.00         1.41

                                     NUMBER OF
  COLLATERAL           CUT-OFF        MORTGAGE    % OF    WTD. AVG.   WTD. AVG.
 CONTRIBUTORS          BALANCE         LOANS      POOL      DSCR       COUPON
-------------------------------------------------------------------------------
       NRF          $576,441,697                  50.08     1.43        7.38
                                         145
      PMCC           368,823,327          71      32.05     1.36        7.17
      CIBC           181,446,213          29      15.76     1.43        7.92
     Other            24,242,213          11       2.11     1.46        8.63
-------------------------------------------------------------------------------
     Total        $1,150,953,450         256     100.00     1.41        7.42

KEY FEATURES:
-------------
Lead Manager &          Prudential Securities Incorporated ("PSI")
  Placement Agent:

Co-Lead Manager &       CIBC Oppenheimer Corp. ("CIBCOPCO.")
  Placement Agent:

Mortgage Loan           National Realty Finance L.C. ("NRFinance")
  Sellers:              Prudential Mortgage Capital Funding, LLC ("PMCC")
                        CIBC Inc. ("CIBC")

Transferor:             Prudential Securities Credit Corp. ("PSCC")

Master Servicer:        National Realty Funding, L.C., a Missouri limited
                        liability company.

Special Servicer:       National Realty Funding, L.C., a Missouri limited
                        liability company.

Trustee: The Chase Manhattan Bank, a nationally chartered bank with its principal offices in New York, New York. The Trustee will be obligated to make any principal and interest advances required to be made in the event that the Master Servicer or Special Servicer defaults in its performance of its obligation to make such advances.

Pricing Date:           To be announced

Settlement:             On or about August 21, 1998

Cut-Off Date:           August 1, 1998

Determination Date:     The 11th of each month, or if the 11th is not a
                        Business Day, the Business Day immediately following the 11th day.

Distribution Date:      The 15th of each month, or if the 15th day is not a
                        Business Day, the Business Day immediately following the 15th day. But in no event shall it be earlier than four Business Days after the Determination Date.

First Pay Date:         September 15, 1998

ERISA Eligible:         A-1A, A-1B,  A-2MF, & A-EC

Structure:              See "Structural Overview" herein

Interest Accrual        Calendar month preceding distribution
  Period:

Day Count:              30/360

Tax Treatment:          REMIC

Rated Final
  Distribution Date:    July 15, 2028

Clean-up Call:          1%

Minimum                 The Offered Certificates will be issued in
  Denominations:        minimum denominations of $50,000.00 and multiples of
                        $1.00 in excess thereof.

Pricing Assumption:     With the exception of two loans totaling $9.024
                        million, which are assumed to prepay immediately after their respective lockout periods, each loan will be assumed to pay as scheduled to its respective maturity or anticipated repayment date.

                       SIGNIFICANT STATE CONCENTRATIONS

   GEOGRAPHIC        CUT-OFF           # OF           % BY         WTD. AVG.
  DISTRIBUTION       BALANCE        PROPERTIES       BALANCE         DSCR
-------------------------------------------------------------------------------
California         $176,102,682         43            13.30          1.38
Texas               138,726,765         47            12.05          1.36
Ohio                 77,893,701         27             6.77          1.37
New York             70,717,153         16             6.14          1.33
Florida              65,197,219         16             5.66          1.34
Illinois             56,742,069         10             4.93          1.55
Virginia             48,850,998          6             4.24          1.44
New Jersey           44,446,678         18             3.86          1.42
Pennsylvania         38,380,408         12             3.33          1.38
Arizona              37,266,245          6             3.24          1.26
-------------------------------------------------------------------------------

PRUDENTIAL SECURITIES INCORPORATED            1          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
-------------------------------------------------------------------------------

    o    Diversification

              o    256 loans secured by 303 properties

              o    Top 5 loans only 10% of pool; Top 10 only 17%

              o California 15%, Texas 12%, no other state > 7%; 37 states in total

              o Balloon/ARD distribution features only 53% in 2008, and no other year more than 16%

    o Underwriting: 1.41x DSCR, 72% LTV, 57% Balloon/ARD LTV (27 year Weighted Average Original Amortization Term)

    o National Realty Finance L.C., the largest collateral contributor, will be purchasing the non-rated and "B3" rated securities

-------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
-------------------------------------------------------------------------------

Number of Loans:                                                            256

Number of Properties:                                                       303

Aggregate Unpaid Principal Balance:                              $1,150,953,450

Aggregate Original Principal Balance:                            $1,156,821,524

Weighted Average Gross Coupon:                                            7.42%

Gross Coupon Range:                                               6.72% - 9.72%

Weighted Average Net Coupon:                                              7.35%

Net Coupon Range:                                                 6.67% - 9.67%

Average Unpaid Principal Balance:                                    $4,495,912

Average Original Principal Balance:                                  $4,518,834

Maximum Unpaid Principal Balance:                                   $30,380,396

Minimum Unpaid Principal Balance:                                      $631,769

Maximum Original Principal Balance:                                 $30,550,000

Minimum Original Principal Balance:                                    $635,000

Weighted Avg. Stated Rem. Term to Balloon/Maturity:                      132.28

Stated Rem Term Range:                                         51.000 - 239.000

Weighted Avg. Rem. Amortization Term:                                    317.52

Rem Amortization Term Range:                                  107.000 - 360.000

Weighted Average Age (First Pay thru Last Pay):                            5.14

Age Range:                                                       0.000 - 14.000

Weighted Average Original Term to Balloon/Maturity:                      137.42

Original Term Range:                                           59.000 - 240.000

Weighted Average Original Amortization Term:                             322.66

Original Amortization Term Range:                             114.000 - 360.000

Weighted Average Original LTV:                                             72.2

Original LTV Range:                                           11.300% - 94.900%

Weighted Average Balloon/ARD LTV:                                          56.7

Balloon/ARD LTV Range:                                        11.300% - 70.200%

Weighted Average Debt Service Coverage Ratio:                              1.41

Debt Service Coverage Ratio Range:                                1.000 - 2.570

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

    o The Mortgage Pool will be comprised of two Loan Groups: Group 1 (Cut-off principal balance of $943,452,384) and Group 2 (Cut-off principal balance of $207, 501,066)

              o Group 2 will be comprised of the multifamily loans, all of whose balloon dates or anticipated repayment dates are less than or equal to 10 years.

              o Group 1 will be comprised of the remainder of the loans in the trust.

              o The Class A-2MF will be entitled to receive all unscheduled principal payments and balloon payments from the Group 2 loans; regularly scheduled monthly principal payments from the Group 2 loans will be paid on a straight sequential basis (i.e., A-1A, A-1B, A-2MF, etc.).

              o All principal prepayments from the Group 1 loans will be distributed on a straight sequential basis

              o If all classes other than classes A-1A, A-1B, A-2MF have been reduced to zero, principal will be allocated to Class A-1A, A-1B, A-2MF on a pro-rata basis.

    o Each of the Classes will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A-1A, A-1B, A-2MF.

    o    All Classes will pay interest on a 30/360 basis.

    o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

    o The initial Special Servicer will be National Realty Funding, L.C. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modifications, in the sole good faith of the Special Servicer, increases the recovery to Certificateholders on an estimated net present value basis. The Special Servicer, as agent for the trust and all certificate holders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

PRUDENTIAL SECURITIES INCORPORATED            2          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                 CALL PROTECTION TABLE
----------------------------------------------------------------------------------------------------------------------

                              AUG-98   AUG-99   AUG-00   AUG-01   AUG-02   AUG-03   AUG-04   AUG-05   AUG-06   AUG-07
----------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance         54.10%   54.20%   36.50%   35.50%   32.10%   21.70%   20.90%   21.20%   21.20%   11.70%
Greater of Yield Maintenance
or Percentage Premium of:
   5.00% and greater            25.7     25.7     25.6     25.5     25.8     25.5     25.4     25.9     12.4     10.0
   4.00% to 4.99%                0.3      0.3      0.3      0.3      0.3      0.0      0.0      0.0      0.1      0.0
   3.00% to 3.99%                9.7      9.7      9.7      9.6      9.3      9.4      8.9      8.7      4.6      3.6
   2.00% to 2.99%                2.5      2.5      2.5      2.6      2.8      2.3      2.0      2.0      0.5      0.3
   1.00% to 1.99%                7.5      7.5     24.3     25.4     27.4     38.7     39.1     40.0     38.3     30.5
   0.00% to 0.99%                0.1      0.1      0.1      1.0      0.1      0.1      0.1      0.1      0.1      0.1
Total Yield Maintenance         45.9     45.8     62.6     63.6     65.7     76.0     75.4     76.7     56.0     44.4
Total of Yield Maintenance
and LockOut/Defeasance         100.0    100.0     99.1     99.1     97.8     97.7     96.3     98.0     77.3     56.1
Precentage Premium:
   5.00% and greater             0.0      0.0      0.0      0.0      0.0      0.3      0.0      0.1     11.5      1.1
   4.00% to 4.99%                0.0      0.0      0.0      0.0      0.0      0.0      0.3      0.0      0.1      0.0
   3.00% to 3.99%                0.0      0.0      0.9      0.0      0.0      0.0      0.0      0.5      3.2      0.7
   2.00% to 2.99%                0.0      0.0      0.0      0.9      0.0      0.5      0.0      0.0      0.8      0.0
   1.00% to 1.99%                0.0      0.0      0.0      0.0      0.9      1.4      1.5      1.5      5.2      0.4
Total Percentage Premium         0.0      0.0      0.9      0.9      0.9      2.3      1.8      2.0     20.7      2.2
Open (no Call Protection)        0.0      0.0      0.0      0.0      1.2      0.0      1.9      0.0      2.0     41.7
Total All Categories           100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0
Current Pool Balance (000's)  1151.0   1135.6   1119.6   1101.7   1082.4   1039.8   1017.7    967.3    942.1    891.4
Pool Factor                    100.0     98.7     97.3     95.7     94.0     90.3     88.4     84.0     81.9     77.4

                              AUG-08   AUG-09   AUG-10   AUG-11   AUG-12   AUG-13   AUG-14   AUG-15   AUG-16   AUG-17
----------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance          8.40%    8.60%    8.60%    8.30%    7.90%   21.20%   19.90%    6.80%    5.40%    3.20%
Greater of Yield Maintenance
or Percentage Premium of:
   5.00% and greater            20.3     21.0      5.2      3.2      1.7      3.0      3.3      0.0      0.0      0.0
   4.00% to 4.99%                0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
   3.00% to 3.99%                5.3      5.6      5.0      0.4      0.4      0.0      0.0      0.0      0.0      0.0
   2.00% to 2.99%                0.6      0.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
   1.00% to 1.99%               36.4     38.4     30.4     24.9     23.5     26.8     28.8     34.1     35.7     37.0
   0.00% to 0.99%                1.9      2.0      2.4      0.3      0.3      0.0      0.0      0.0      0.0      0.0
Total Yield Maintenance         64.4     67.6     43.0     28.9     25.9     29.8     32.0     34.1     35.7     37.0
Total of Yield Maintenance
and LockOut/Defeasance          72.9     76.2     51.6     37.3     33.8     51.0     51.9     40.9     41.1     40.0
Precentage Premium:
   5.00% and greater             5.8      0.2     19.6      1.7      2.9      3.0      0.0      3.9      0.0      0.0
   4.00% to 4.99%                0.0      2.1      0.0     20.0      0.0     10.9      1.4      0.0      4.1      0.0
   3.00% to 3.99%                6.1      3.3      7.0      9.4      6.1     18.9     32.4     26.8      0.0      0.0
   2.00% to 2.99%                2.3      0.0      0.0      1.8      0.0      5.5      0.0     10.4      1.0      0.0
   1.00% to 1.99%                5.2      2.2     16.7     22.0      1.4      5.8     11.4     11.5     29.3      0.0
Total Percentage Premium        19.3      7.8     44.0     55.0     10.4     44.1     45.2     52.6     34.5      0.0
Open (no Call Protection)        7.8     16.0      4.4      7.7     55.8      4.9      2.9      6.4     24.4     59.0
Total All Categories           100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0    100.0
Current Pool Balance (000's)   268.0    245.6    196.0    181.7    167.4     40.3     34.3     26.0     22.4     19.0
Pool Factor                     23.3     21.3     17.0     15.8     14.5      3.5      3.0      2.3      1.9      1.7

PRUDENTIAL SECURITIES INCORPORATED                         3                                    CIBC OPPENHEIMER CORP.
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       ALLOCATION OF PREPAYMENT PENALTIES
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the Offered Certificates and the Class A-EC certificates as follows:

    Yield Maintenance Charges:

    o Generally, a percentage of all Yield Maintenance Charges will be allocated to the Offered Certificates in proportion to the product of
         (a) the percentage of the total principal distribution that each such Class receives, and (b) a percentage which is based on the relationship between the Pass-Through Rate currently receiving principal, the mortgage rate of the loan that has prepaid, and the discount rate used in calculating the borrower's yield maintenance penalty. If the Mortgage Loan imposes a floor or minimum Yield Maintenance Charge, then such amounts will be located based on the formulation described below for Fixed Percentage Prepayment Premiums.

          ------------------------------------------------------------------
         |                            (Pass-Through Rate - Discount Rate    |
         |  Yield Maintenance            - Yield Maintenance Spread*)       |
         |  Charge Allocation   =   --------------------------------------  |
         |      Percentage              (Mortgage Rate - Discount Rate -    |
         |                                Yield Maintenance Spread*)        |
          ------------------------------------------------------------------

    * With the exception of two loans in the Trust, all yield maintenance calculations are based upon Treasuries flat. The two loans that calculate yield maintenance as Treasury plus a spread (aggregate principal cut-off balance totaling $9,024,309) are assumed to pay off immediately after their lock-out period for pricing purposes.

    o The remaining percentage of the Yield Maintenance Charges will be allocated to the Class A-EC Certificates.

    o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class A-EC certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise.

    Fixed Percentage Prepayment Premiums:

    o 25% of all Fixed Percentage Prepayment Premiums will be allocated to the Offered Certificates in proportion to the percentage of the total principal distribution that each such Class receives. The remaining percentage of the Fixed Percentage Prepayment Premiums for each Loan Group will be allocated to the Class A-EC Certificates.

-------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                           NUMBER OF                                                  WTD. AVG.
          PROPERTY           CUT-OFF       MORTGAGE    PERCENT BY   WTD. AVG.    REM      WTD. AVG.   ORIGINAL
            TYPE             BALANCE      PROPERTIES     BALANCE     COUPON      TERM       DSCR        LTV
---------------------------------------------------------------------------------------------------------------
Multifamily                $287,347,536        64         24.97      7.158      130.69      1.40        74.5
Retail - Anchored           196,419,338        32         17.07      7.505      128.78      1.40        72.6
Office                      192,027,500        53         16.68      7.514      134.50      1.35        73.0
Retail - Unanchored         122,276,346        49         10.62      7.509      123.00      1.39        71.5
Industrial                   80,505,010        28          6.99      7.321      127.31      1.34        67.8
Hotel                        75,783,825        17          6.58      7.717      134.79      1.56        67.9
Retail - Single Tenant       56,870,053        20          4.94      7.638      166.12      1.31        74.4
Mixed Use                    34,718,715        10          3.02      7.814      141.60      1.37        67.1
Assisted Living              27,158,978         5          2.36      7.444      151.90      1.59        74.1
Warehouse                    25,276,838         9          2.20      7.216      123.69      1.39        72.6
Nursing Home                 15,765,735         4          1.37      7.399      139.73      2.14        68.5
Retail-Shadow Anchored       14,130,214         4          1.23      7.657      116.65      1.33        74.1
Office/Industrial            10,251,604         3          0.89      7.256      115.82      1.35        69.4
Mobile Home Park             10,151,136         4          0.88      7.033      114.09      1.72        63.9
Self-Storage                  2,270,622         1          0.20      7.570      113.00      1.43        74.2
---------------------------------------------------------------------------------------------------------------
         Total           $1,150,953,450       303        100.00      7.424      132.28      1.41        72.2

PRUDENTIAL SECURITIES INCORPORATED            4          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                     NUMBER OF                                                   WTD. AVG.
    GEOGRAPHIC          CUT-OFF      MORTGAGE      % BY     WTD. AVG.   WTD. AVG.   REMAINING    ORIGINAL
  DISTRIBUTION          BALANCE     PROPERTIES    BALANCE     DSCR       COUPON        TERM         LTV
-----------------------------------------------------------------------------------------------------------
    California       $176,102,682        43        15.30      1.38        7.246        129.98       72.8
         Texas        138,726,765        47        12.05      1.36        7.485        146.33       70.3
          Ohio         77,893,701        27         6.77      1.37        7.301        133.83       70.2
      New York         70,717,153        16         6.14      1.33        7.537        137.04       73.1
       Florida         65,197,219        16         5.66      1.34        7.340        116.10       75.3
      Illinois         56,742,069        10         4.93      1.55        7.304        149.67       75.5
      Virginia         48,850,998         6         4.24      1.44        7.231        143.95       71.5
    New Jersey         44,446,678        18         3.86      1.42        7.719        127.49       73.5
  Pennsylvania         38,380,408        12         3.33      1.38        7.340        127.11       75.4
       Arizona         37,266,245         6         3.24      1.26        7.925        111.95       74.7
   Connecticut         32,413,508         5         2.82      1.44        7.287        127.30       76.6
       Georgia         32,125,535         6         2.79      1.58        7.548        122.39       69.6
      Maryland         29,151,615         6         2.53      1.52        7.363        125.92       68.3
      Missouri         28,993,082        10         2.52      1.38        7.396        138.99       73.0
      Kentucky         27,028,691         5         2.35      1.63        7.553         82.70       65.2
        Nevada         25,695,518         8         2.23      1.48        7.329        145.67       72.9
    Washington         24,322,656         5         2.11      1.55        7.460        158.41       71.4
 Massachusetts         20,610,873         4         1.79      1.27        7.608        112.97       74.0
      Colorado         17,577,819         5         1.53      1.38        7.258        126.17       69.2
        Kansas         17,199,642         4         1.49      1.38        7.262        123.65       68.6
         Maine         14,032,014         3         1.22      1.53        7.310        119.00       75.1
North Carolina         13,945,993         3         1.21      1.43        7.326        131.01       66.6
      Michigan         13,676,174         4         1.19      1.42        7.347        149.98       75.4
     Tennessee         13,195,581         4         1.15      1.46        8.110        114.33       69.0
         Idaho         12,979,055         3         1.13      1.30        7.611        111.85       72.2
     Minnesota         11,025,769         4         0.96      1.33        7.763         92.26       67.5
       Alabama          9,931,437         2         0.86      1.39        7.282        117.99       78.2
      Oklahoma          8,803,725         5         0.76      1.28        7.582        171.78       72.1
      Nebraska          8,725,620         2         0.76      1.39        7.917        115.94       74.2
     Wisconsin          6,520,331         2         0.57      1.56        7.797        113.40       73.1
        Oregon          6,404,707         3         0.56      1.33        7.489        156.46       70.1
  Rhode Island          6,271,556         2         0.54      1.33        7.495        234.00       72.9
 New Hampshire          5,473,911         1         0.48      1.83        7.310        176.00       51.4
    New Mexico          3,991,437         2         0.35      1.40        7.574        177.03       74.6
South Carolina          3,683,625         2         0.32      1.38        7.665        121.95       73.0
     Louisiana          1,708,197         1         0.15      1.42        8.130        111.00       74.6
   Mississippi          1,141,465         1         0.10      1.40        7.080        114.00       81.0
----------------------------------------------------------------------------------------------------------
         Total     $1,150,953,450       303       100.00      1.41        7.424        132.28       72.2

-------------------------------------------------------------------------------
                                 PAYMENT TYPES
-------------------------------------------------------------------------------

                                           NUMBER OF                                    WTD. AVG.   WTD. AVG.
                         CUT-OFF DATE      MORTGAGE    % OF    WTD. AVG.    WTD. AVG.   REMAINING   ORIGINAL
    PAYMENT TYPES      PRINCIPAL BALANCE     LOANS     POOL       DSCR        COUPON       TERM        LTV
-----------------------------------------------------------------------------------------------------------
   Fully Amortizing        $48,168,576         19      4.19       1.35        7.510       199.28      69.3
            Balloon        804,474,529        190     69.90       1.42        7.348       135.84      71.9
                ARD        298,310,345         47     25.92       1.39        7.615       111.87      73.4
-----------------------------------------------------------------------------------------------------------
Total/Weighted Avg.     $1,150,953,450        256       100       1.41         7.42       132.28      72.2

PRUDENTIAL SECURITIES INCORPORATED            5          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
               BALLOON / ARD LTV RANGE (BALLOON / ARD LOANS ONLY)
-------------------------------------------------------------------------------

                                                                                 WTD. AVG.
   BALLOON LTV         CUT-OFF     NUMBER OF    % OF      WTD. AVG.      REM     ORIGINAL   WTD. AVG.
      RANGE            BALANCE       LOANS      POOL     COUPON (%)     TERM      LTV (%)      DSCR
-----------------------------------------------------------------------------------------------------
10.01 - 15.00         $8,552,642        2       0.78       7.313       164.44      59.8        1.22
20.01 - 25.00            945,717        1       0.09       7.630       236.00      63.3        1.37
25.01 - 30.00         40,598,676       10       3.68       7.174       203.11      77.4        1.30
30.01 - 35.00         23,613,671        8       2.14       7.479       163.42      58.6        1.52
35.01 - 40.00         21,021,365        5       1.91       7.409       162.48      66.3        1.34
40.01 - 45.00         54,552,651       18       4.95       7.499       165.44      66.4        1.48
45.01 - 50.00        100,197,108       31       9.09       7.642       142.61      67.3        1.65
50.01 - 55.00        115,831,344       27      10.50       7.482       138.31      68.9        1.45
55.01 - 60.00        256,205,240       55      23.23       7.361       121.76      71.5        1.40
60.01 - 65.00        214,884,143       43      19.49       7.379       114.98      73.6        1.38
65.01 - 70.00        263,587,805       36      23.90       7.421       113.56      78.0        1.34
70.01 - 75.00          2,794,512        1       0.25       7.230       117.00      80.0        1.28
-----------------------------------------------------------------------------------------------------
Total             $1,102,784,874      237     100.00       7.420       129.35      72.3        1.41

-------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------

NET CASH FLOW                                                                        WTD. AVG.
    DSCR                 CUT-OFF      NUMBER OF    % OF     WTD. AVG.       REM      ORIGINAL     WTD. AVG.
    RANGE                BALANCE        LOANS      POOL     COUPON (%)     TERM       LTV (%)       DSCR
-----------------------------------------------------------------------------------------------------------
1.00 - 1.05            $20,866,172         3       1.81       6.949        172.61       89.9        1.02
1.16 - 1.20             18,501,777         2       1.61       8.575        132.32       73.2        1.18
1.21 - 1.25             41,215,956        11       3.58       7.439        138.55       75.8        1.24
1.26 - 1.30            228,165,139        49      19.82       7.372        131.48       74.7        1.28
1.31 - 1.35            257,741,834        49      22.39       7.320        124.46       72.2        1.33
1.36 - 1.40            137,006,118        37      11.90       7.428        133.22       73.9        1.38
1.41 - 1.45            136,576,495        32      11.87       7.550        138.41       73.9        1.43
1.46 - 1.50             70,501,892        20       6.13       7.655        126.01       69.4        1.48
1.51 - 1.55             80,272,381        17       6.97       7.364        135.98       71.7        1.53
1.56 - 1.60             43,735,192         5       3.80       7.381        158.63       68.7        1.60
1.61 - 1.65             23,281,172         8       2.02       7.331        121.83       65.2        1.62
1.66 - 1.70             25,329,338         6       2.20       7.181        137.04       59.6        1.67
1.71 - 1.75             15,000,815         5       1.30       7.735        122.89       63.6        1.73
1.76 - 1.80              4,496,743         2       0.39       9.406        116.32       63.4        1.77
1.81 - 1.85             28,810,690         4       2.50       7.411        113.51       61.5        1.82
1.91 - 1.95              5,667,790         2       0.49       6.886        128.03       49.3        1.95
1.96 - 2.00              1,398,917         1       0.12       7.290        119.00       50.9        1.96
2.11 - 2.15              1,788,900         1       0.16       7.080        115.00       55.4        2.13
2.41 - 2.45              9,964,362         1       0.87       7.280        141.00       68.5        2.42
Greater than 2.50          631,769         1       0.05       6.720        114.00       52.9        2.57
-----------------------------------------------------------------------------------------------------------
Total               $1,150,953,450       256     100.00       7.424        132.28       72.2        1.41

PRUDENTIAL SECURITIES INCORPORATED            6          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------

                                  NUMBER OF                                                     WTD. AVG.
    COUPON            CUT-OFF     MORTGAGE      % BY      WTD. AVG.    WTD. AVG    REMAINING    ORIGINAL
    RANGE             BALANCE    PROPERTIES    BALANCE      DSCR        COUPON       TERM          LTV
----------------------------------------------------------------------------------------------------------
6.501 - 6.750        $4,974,556        2          0.43      2.03          6.720      114.00        52.6
6.751 - 7.000       100,479,094       16          8.73      1.39          6.916      140.37        75.8
7.001 - 7.250       370,735,847       67         32.21      1.37          7.133      125.61        73.9
7.251 - 7.500       391,757,909       86         34.04      1.44          7.394      141.25        70.8
7.501 - 7.750        97,468,182       35          8.47      1.40          7.607      141.30        71.5
7.751 - 8.000        61,533,556       19          5.35      1.34          7.878      131.02        71.6
8.001 - 8.250        64,381,219       10          5.59      1.43          8.118      112.49        72.4
8.251 - 8.500        20,902,988        7          1.82      1.42          8.419      104.10        68.2
8.501 - 8.750         8,373,294        3          0.73      1.45          8.682      109.81        64.0
8.751 - 9.000        14,954,306        8          1.30      1.52          8.944      124.80        64.1
9.001 - 9.250         1,597,550        1          0.14      1.38          9.100      109.00        65.0
9.251 - 9.500        11,232,461        1          0.98      1.18          9.270      106.00        73.4
9.501 - 9.750         2,562,489        1          0.22      1.77          9.720      106.00        65.0
----------------------------------------------------------------------------------------------------------
                 $1,150,953,450      256        100.00      1.41          7.424      132.28        72.2

-------------------------------------------------------------------------------
                            MORTGAGE POOL HIGHLIGHTS
-------------------------------------------------------------------------------

         AIP PORTFOLIO. The AIP Portfolio consists of nine Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $30.4 million (2.6% of the Initial Pool Balance) and an aggregate LTV of 66.6%, which were underwritten at a 1.31:1 weighted average DSCR. Eight of the nine related Mortgaged Properties (office and industrial centers) are located in the Dallas/Fort Worth Metroplex area, and the ninth is located in the Houston metropolitan area. The related borrower is AIP-SWAG Operating Partnership, L.P., an operating partnership of American Industrial Properties REIT.
Occupancy: 81.61% as of 6/30/98. Major Tenant: TM Century.

         2355 DULLES CORNER. The 2355 Dulles Corner Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $24.1 million loan (2.1% of the Initial Pool Balance), and an LTV of 74.84%, and was underwritten at a 1.35:1 DSCR. This Mortgage Loan is secured by a seven-story 184,395 square foot office building (178,815 square feet of net rentable space) and a 4 story parking garage with 715 parking spaces in Herndon, Virginia. The borrowers are MJV, LLC and 2355 Associates, L.P., as tenants in common, and are newly created single purpose entities. MJV, LLC owns a 75.7% interest in the property. 2355 Associates, LP owns a 24.3% interest in the property. The property is fully leased to five tenants, including AT&T Corp. who occupies 94% of the building pursuant to a lease that is co-terminus to the loan term and who owns a 99% limited partnership interest in 2355 Associates, L.P. All rental income from the property flow through a lock box account controlled by the lender. In addition to the first mortgage loan, PMCC will fund a $4.31 million Mezzanine Loan subordinate to the first lien secured by partnership and membership interests in the Mortgage Loan borrowers. This Mezzanine loan will fully amortize in the 10 year term of the Mortgage Loan, with a residual equity kicker of $3,250,000 due at maturity. Occupancy: 99.5% as of 6/23/98.

         IVOR BRAKA PORTFOLIO. The Ivor Braka portfolio consists of eighteen Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $23.8 million (2.07% of the Initial Pool Balance) and an LTV of 77.5%, and were underwritten at a 1.43:1 weighted average DSCR. The borrowers are five single-purpose entities, each of which is under the control of Ivor Braka. The Braka Loans are secured by fee mortgages encumbering eighteen properties. Six of the related Mortgaged Properties are Office Properties; four are Office/Industrial Properties; seven are Retail Properties and one is an Office/Retail Property. Thirteen of the related Mortgaged Properties are located in New Jersey; three are located in Texas; one is located in New York; and one is located is in Wisconsin. One of the related Borrowers owns ten of these Mortgaged Properties; one of the related borrowers owns five of these Mortgaged Properties; and the remaining three borrowers each owns one of these Mortgaged Properties. All of the Braka Loans are cross-collateralized and cross-defaulted. Occupancy: 77.1% as of 5/31/98. Major Tenants: Kohl's.

         FIRSTPLUS FINANCIAL HQ. The FirstPlus Financial HQ Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $22.8 million (1.98% of the Intial Pool Balance) and a 69% LTV, and was underwritten at 1.60:1 DSCR. The FirstPlus Financial HQ Mortgage Loan is secured by a 242,000 square foot Class "A" office building located in Dallas, Texas. The related borrower is an affiliate of Lexington Corporate Properties, a publicly traded real estate investment trust. The related Mortgaged Property is subject to a 15 year net lease between the borrower and the sole tenant, FirstPlus Financial Group. FirstPlus Financial Group acquired the property in early 1996, and entered into a sale leaseback transaction with the borrower later in the year at a total price of $32.5 million. The lease is absolute net and provides for 10% escalations in the 5th and 10th year. FirstPlus has posted a $3,223,584 Bank One letter of credit as a security deposit for the lease, which has been assigned as additional collateral for the loan. In the event of a tenant breach, the letter of credit maybe called by the lender and utilized for debt service, operating expenses and retenanting costs. Provided that there are no uncured defaults under the lease, at the earlier of five years or at the time that FirstPlus achieves a "BBB-" rating from S&P the letter of credit will be released. Occupancy: 100% as of 12/24/97. Major Tenant: FirstPlus Financial Group, Inc.

         THE HOLIDAY INN PORTFOLIO. The Holiday Inn Portfolio consists of four Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of $19.4 million loan portfolio (1.7% of Initial Pool Balance) and a 73.1% LTV, and was underwritten at 1.50:1 weighted average DSCR. The borrowers in each case are newly-created single purpose entities, the primary stockholders of each being Larry Mahaney and his son, Kevin Mahaney. The Holiday Inn Portfolio is secured by four hotel properties, one of which is located in Ellsworth,

PRUDENTIAL SECURITIES INCORPORATED            7          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

Maine, two of which are located in Bangor, Maine, and the fourth of which is located in Charlottesville, Virginia. The four Mortgages are cross-collateralized and cross-defaulted.

         OLD ORCHARD APARTMENTS. The Old Orchard Apartments Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $19.5 million (1.7% of the Initial Pool Balance) and an 80% LTV, and was underwritten at 1.30:1 DSCR. The borrower is a single-purpose, bankruptcy-remote limited partnership. The general partner of the borrower is owned entirely by the M.H. Podell Trust which owns interests in several properties developed through the M.H. Podell Company. The related Mortgaged Property is a 220-unit garden style apartment complex consisting of 19 two-story apartment buildings located in Santa Clara, California. Occupancy: 98.6% as of 4/13/98.

         PEBBLEBROOK APARTMENTS. The Pebblebrook Apartments Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $16.4 million loan (1.43 % of Initial Pool Balance) and a 79% LTV, and was underwritten at a 1.55:1 DSCR. The Pebblebrook Apartments Mortgage Loan is secured by a 486 unit apartment complex located in New Britain, Connecticut. Occupancy: 96.7% as of 2/25/98.

         HOME DEPOT. The Home Depot Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $15.0 million (1.3% of Initial Pool Balance) and a 94.94% LTV, and was underwritten at a 1.03:1 DSCR. The borrower is HD-TB L.L.C. (the "HD Borrower"), a newly created single purpose entity, the managing member of which (TB-Broadview, Inc.) is also a newly created single purpose entity with one independent director. The sponsors of the borrower are John E. Shaffer, E. Thomas Collins, Jr. and Richard E. Hulina, each principals of Hiffman Shaffer Associates, Inc. The Home Depot Mortgage Loan is secured by a 135,351 square foot retail, single tenant store, together with a 28,474 square foot outdoor garden center and 665 parking spaces located in the Village of Broadview, Cook County, Illinois. The property is fully net leased to Home Depot U.S.A., Inc. ("HD USA"), a Delaware corporation and such lease has been collaterally assigned to PMCC as additional collateral for this Mortgage Loan. The obligations of the Home Depot lease are guaranteed by The Home Depot, Inc. a Delaware corporation rated "AA-" by S&P.

The HD Lease provides HD USA with termination and abatement rights directly arising from certain condemnations of a material portion of the Home Depot
Premises: however, the Mortgage Loan has the benefit of a noncancelable credit lease enhancement insurance policy issued by Chubb Insurance (AAA rating). The Home Depot Lease ("HD Lease) provides HD USA with termination and abatement rights arising from the HD Borrower's default relating to its obligations under the HD Lease to perform required structural maintenance with respect to the Home Depot premises in the event of the occurrence of certain changes of applicable law, as more fully set forth in the HD Lease; however, the HD Guarantors have indemnified the holder of this Mortgage Loan from an against any such loss or liability. The loan also has as a residual value insurance policy for $4,530,000 with RVI services, which is rated "A" by S&P.

         TOWNE MALL. The Towne Mall Mortgage Loan has a Scheduled Principal Balance as of the Cut-off Date of $14.4 million (1.2% of the Initial Pool Balance) and a 61.7% LTV, and was underwritten at 1.81:1 DSCR. The related borrower, Towne Mall, L.L.C., is a single-purpose limited liability company. The managing member of the Towne Mall Borrower, Ivanhoe Wilmorite Towne, Inc., is also a single-purpose corporation. The Towne Mall Mortgage Loan is secured by a fee simple mortgage encumbering a 350,000 square foot anchored retail property located in Elizabethtown, Kentucky. The related anchor tenants are J.C. Penney, Sears, and Proffitt's. Occupancy: 85.6% at 11/30/97.

         THE ABERFELDY PORTFOLIO. The Aberfeldy Portfolio consists of four Mortgage Loans having an aggregate Scheduled Principal Balance as of the Cut-off Date of $39,898,489.60 (3.47% of the Initial Pool Balance) and a 73% LTV, and was underwritten at 1.26:1 DSCR. The three related borrowers are single-purpose entity limited partnerships, each with a separate sole general partner that is a single-purpose entity limited liability company as to which Aberfeldy Limited Partnership, a Texas limited partnership, is a common limited parnter. One of the Mortgage Loans in the Aberfeldy Portfolio (Control #13), was made to Aberfeldy III, LP, is secured by seven Mortgaged Properties, and, having a Scheduled Principal Balance as of the Cut-off Date of of $14.4 million (1.2% of Initial Pool Balance) is the tenth largest loan in the Trust Fund. The related Mortgaged Properties are primarily located in the Dallas/Ft. Worth area. The second Mortgage Loan in the Aberfeldy Portfolio (Control #20) was made to Aberfeldy IV, LP and is secured by four Mortgaged Properties primarily located in the Dallas/Ft. Worth area. The third Mortgage Loan in the Aberfeldy Portfolio (Control #19) was also made to Aberfeldy IV, LP, and is secured by a second mortgage on one of the four Mortgage Properties described in the prior sentence which is leased to the General Services Administration. The fourth of the Mortgage Loans in the Aberfeldy Portfolio (Control #16) was made to Aberfeldy I, LP, and is secured by nine properties primarily located in the Dallas/Ft. Worth area. The Mortgage Loans made to these three borrowers are not cross-collateralized or cross-defaulted with respect to the Mortgage Loans made to either of the other borrowers.

Each of the Aberfeldy borrowers is a single-purpose entity limited partnership whose sole general partners are single-purpose entity limited liability companies. The Aberfeldy borrowers have a common limited partner, Aberfeldy Limited Partnership, a Texas limited partnership. Each of the Aberfeldy borrowers and their general partners and their limited partner (each an "Aberfeldy Entity") agreed to traditional separateness covenants in connection with their business, organizational, and financial operating procedures. A nonconsolidation opinion was obtained from counsel to the Aberfeldy borrowers in connection with the Aberfeldy Mortgage Loans in the Aberfeldy Portfolio, which states that subject to various assumptions, qualifications, and conditions set forth in the opinion, if any Aberfeldy Entity were to become a debtor under the United States Bankruptcy Code, a court in such a case would not order the substantive consolidation of such debtor with any other Aberfeldy Entity and would not hold that the property of any other Aberfeldy Entity, constitutes property of the bankruptcy estate of such debtor pursuant to
Section 541 of the Bankruptcy Code on the basis of the doctrine of piercing the corporate veil or the doctrine of substantive consolidation.

PRUDENTIAL SECURITIES INCORPORATED            8          CIBC OPPENHEIMER CORP.
-------------------------------------------------------------------------------

                                                         ANNEX D
                                                   AFFILIATED BORROWERS

-------------------------------------------------------------------------------------------------------------------------
                                          % CUT-OFF       RELATIONSHIP OF               CROSS COLLATERALIZED AND
             LOAN NUMBERS                  BALANCE            BORROWER                      CROSS DEFAULTED
-------------------------------------------------------------------------------------------------------------------------
                                                                                 1376 & 1908 are cross-collateralized
 1376, 1905, 1907, 1908                      3.47%      Affiliated Entities               and cross-defaulted
-------------------------------------------------------------------------------------------------------------------------
 6102944, 6102945, 6102946, 6102947,                                           cross-collateralized and cross-defaulted
-------------------------------------------------------------------------------------------------------------------------
 6102950                                     2.30%      Affiliated Entities    (Not including loan 6102950)
-------------------------------------------------------------------------------------------------------------------------
 1, 9                                        1.88%         Same Borrower                          No
-------------------------------------------------------------------------------------------------------------------------
 11,12,13, 14                                1.72%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 34, 35, 38                                  1.29%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 6102541, 6102656, 6102769, 6102840          1.12%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 6102531, 6102532, 7608318, 7608319,
-------------------------------------------------------------------------------------------------------------------------
 7608320                                     1.00%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1075, 1076                                  0.97%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1108, 2635                                  0.87%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1407, 1448, 1779, 2027                      0.86%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1504, 1535, 1851, 1852, 1854, 1855          0.85%         Same Borrower                          No
-------------------------------------------------------------------------------------------------------------------------
 940906527, 940906528, 940906529,
 940906539, 940906544, 940906545             0.83%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 3632, 3633                                  0.78%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 2498, 2499                                  0.77%      Affiliated Entities    cross-collateralized and cross-defaulted
-------------------------------------------------------------------------------------------------------------------------
 1224, 1269                                  0.76%      Affiliated Entities              cross-defaulted only
-------------------------------------------------------------------------------------------------------------------------
 6102540, 7608323                            0.75%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 3, 4                                        0.73%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 6102460, 6102648, 6120657                   0.72%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1704, 1720, 1912                            0.72%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1057, 2665                                  0.67%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 15, 17                                      0.61%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 940906323, 940906324                        0.59%      Affiliated Entities    cross-collateralized and cross-defaulted
-------------------------------------------------------------------------------------------------------------------------
 6102901, 6102902                            0.58%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 6102542, 7608315                            0.54%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1089, 1795                                  0.54%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1013, 1015                                  0.52%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1747, 1863                                  0.43%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1001, 1022                                  0.43%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1145, 1975                                  0.34%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1810, 1811                                  0.33%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 2393, 2405                                  0.32%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 1129, 1130                                  0.26%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 2456, 2815                                  0.24%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 940907039, 940907278                        0.24%      Affiliated Entities                       No
-------------------------------------------------------------------------------------------------------------------------
 0998, 0999                                  0.19%      Affiliated Entities    cross-collateralized and cross-defaulted
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                       PAGE #1

RECORD DATE:

                                    ANNEX E

------------------------------------------------------------------------------------------------------------------------------------
                 Original     Beginning                                  Prepayment   Collateral Support                  Ending
                Certificate  Certificate   Principal       Interest      Penalities       Deficit            Total      Certificate
Class  Cusip#     Balance      Balance    Distribution    Distribution    (PP/YMC)    Allocation/(Reimb)  Distribution    Balance
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                 Original     Beginning                   Prepayment                        Ending
                 Notional     Notional     Interest       Penalities        Total          Notional
Class  Cusip#     Amount       Amount     Distribution     (PP/YMC)      Distribution       Balance
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Factor Information Per $1,000
-------------------------------------------------------------------------------
                 Principal     Interest     End Prin      Pass Through
Class  Cusip#  Distribution  Distribution   Balance          Rate
--------------------------------------------------------------------------------





-------------------------------------------------------------------------------


Factor Information Per $1,000                   Pass Through Rates
-------------------------------------------------------------------------------
                 Interest   Ending Notional  Current Pass    Next Pass
Class  Cusip   Distribution     Balance     Through Rate    Through Rate
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
If there are any questions or comments, please contact the Administrator listed below


                                Nina Velastegui
                           The Chase Manhattan Bank
                       450 West 33rd Street, 15th Floor
                           New York, New York 10001
                                (212) 946-7600

[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                       COMMERCIAL MORTGAGE PASS-THROUGH
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 2
RECORD DATE:

Sec III.2 (a) (iii)      P & I Advances

Sec III.2 (a) (v)        Realized Losses

-------------------------------------------------------------------------------
               Class                         Loss Amount
-------------------------------------------------------------------------------





-------------------------------------------------------------------------------

Sec III.2 (a) (vi)       Aggregate Stated Principal Balance

Sec III.2 (a) (vii)     Loans Delinquent

-------------------------------------------------------------------------------
     Period                   Number              Aggregated Principal Balance
-------------------------------------------------------------------------------
    1 Month
    2 Months
3 Months or more
 In Foreclosure
-------------------------------------------------------------------------------



Sec III.2(a) (viii)      Principal Balance of REO Loan and REO Date

Sec III.2(a) (ix)        REO Proceeds from Final Recovery Determination And Date

Sec III.2(a) (x)         Outstanding Principal Balance of REO Loan and Appraisal
                         Value

Sec III.2(a) (xi)        Servicing Compensation

Sec III.2(a) (xii)       Special Servicing Fee

Sec III.2(a) (xiii)      Prepayment Premiums

Sec III.2(b) (xiii)      Default Interest


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 3
RECORD DATE:

                 DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS


                    STRATIFICATION BY CURRENT LOAN BALANCE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
Current Scheduled Principal Balance       Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------
                   Average Principal Balance:


         STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
      Remaining Stated Term               Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------


               STRATIFICATION BY MORTGAGE LOAN CURRENT NOTE RATE


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
        Current Note Rate                 Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------

     STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
        Remaining Stated Term             Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 4
RECORD DATE:

                 DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS

             STRATIFICATION BY DEBT SERVICE COVERAGE RATIO (DSCR)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
        Debt Service Coverage Ratio       Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------


                            STRATIFICATION BY STATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
             State                        Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------


                          STRATIFICATION BY SEASONING


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
            Seasoning                     Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------

                        STRATIFICATION BY PROPERTY TYPE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Weighted Average
                                          # of                                 % of Agg       -------------------------------------
           Property Type                  Loans       Principal Balance      Prin Balance         WAM       Note rate      DSCR
-----------------------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS
-----------------------------------------------------------------------------------------------------------------------------------


Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Paying Agent makes no representation as to the accuracy of the data provided by the borrower for this calculation.

[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 5
RECORD DATE:

                          MONTHLY LOAN STATUS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                  Offering                      Metropolitan                                        Neg.     Beginning     Ending
                 Memorandum        Property     Statistical           Monthly   Gross    Maturity   Amort    Scheduled    Scheduled
Loan ID        Cross-Reference     Type (I)         Area      State     P&I     Coupon     Date     (Y/N)     Balance      Balance
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------

                            (RESTUBBED FROM ABOVE)

--------------------------------------------------------------------------------
Paid       Appraisal       Appraisal       Has Loan Ever          Loan
Thru       Reduction       Reduction       Been Specially        Status
Date          Date           Amount         Serviced?(Y/N       Code (II)
--------------------------------------------------------------------------------











--------------------------------------------------------------------------------
(I) PROPERTY TYPE CODE

 1. Single Family
 2. Multi-Family
 3. Condominium or Co-Operative
 4. Mobile Home
 5. Plan Unit Development
 6. Commercial (Non-Exempt)
 7. Commercial (Church)
 8. Commercial (School, HCF, WF)
 9. Commercial (Retail)
10. Commercial (Office)
11. Commercial (Retail/Office)
12. Commercial (Hotel)
13. Commercial (Industrial)
14. Commercial (Industrial/Flex)
15. Commercial (Multiple Properties)
16. Commercial (ministorage)

(II) LOAN STATUS CODE

 1. Specially Serviced
 2. Foreclosure
 3. Bankruptcy
 4. REO
 5. Prepayment in Full
 6. Discounted Payoff
 7. Foreclosure Sale
 8. Bankruptcy Sale
 9. REO Disposal
10. Modification/Workout
11. Rehabilitated/Corrected

[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 6
RECORD DATE:
                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                Offering Memorandum   Curtailment                    Net Liquidation    Net Insurance   Mortgage Repurchase
Loan Number       Cross-Reference       Amount      Payoff Amount       Proceeds          Proceeds            Price
-----------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 7
RECORD DATE:
                             HISTORICAL INFORMATION


----------------------------------------------------------------------------------------------------
                                           Delinquencies
----------------------------------------------------------------------------------------------------

               1 Month       2 Months      3+ Months     Foreclosure        REO        Modifications
Distrib.    ----------------------------------------------------------------------------------------
Date        #   Balance    #   Balance    #   Balance    #   Balance    #   Balance    #   Balance
----------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)

           Prepayments                          Rates & Maturities
Curtailment             Payoff          Next Weighted Avg.
-------------------------------------------------------------
#   Amount          #    Amount         Coupon        Remit         WAM
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------



[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 8
RECORD DATE:
                                ADVANCE SUMMARY


Master Servicer P&I Advances Made

Master Servicer Unreimbursed P&I Advances Outstanding

Interest Accrued & Payable to Master Service in Respect of Advances Made


                            SERVICING FEE BREAKDOWN

Current Period Accrued Servicing Fees
Less Delinquent Servicing Fees
Plus Additional Servicing Fees
Less Reductions to Servicing Fees
Plus Servicing Fees for Delinquent Payments Received
Plus Adjustments for Prior Servicing Calculation
Total Servicing Fees Collected




             ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES


------------------------------------------------------------------------------------------------------------------------------
          Accrued        Prepayment    Beginning                                Total          Certificate          Ending
        Certificate       Interest       Unpaid      Interest                  Interest          Interest           Unpaid
Class     Interest       Shortfall      Interest       Loss      Expenses       Payable        Distributable       Interest
------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 9
RECORD DATE:
                            DELINQUENCY LOAN DETAIL


-----------------------------------------------------------------------------------------------------------------------------------
                     Offering                                                                                          Special
                    Memorandum      # of     Paid
                      Cross-       Months    Thru    Current P&I   Outstanding P&I     Advance            Loan         Transfer
Loan Number         Reference      Delinq.   Date      Advances       Advances**     Description(I)      Status(II)      Date
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)

--------------------------------------------------------------------------------
                 Current      Outstanding
                Property       Property         Outstanding
Foreclosure    Protection     Protection         Property              REO
  Date          Advances       Advances       Bankruptcy Date          Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

(I) ADVANCE DESCRIPTION

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but less than one Month Delinquent
1. P&I Advance - Loan Delinquent 1 month
2. P&I Advance - Loan Delinquent 2 months
3. P&I Advance - Loan Delinquent 3 month or more

** Outstanding P & I Advances include the current period advance

(II) LOAN STATUS

1. Specially Serviced
2. Foreclosure
3. Bankruptcy
4. REO
5. Prepaid in Full
6. Discount Pay Off
7. Foreclosure Sale
8. Bankruptcy Sale
9. REO Dispositions
10. Modification/Workout
11. Rehabilitated/Corrected

[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 10
RECORD DATE:
                        SPECIALLY SERVICED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                            Offering          Date of      Specially       Current     Balance
Distrib                    Memorandum       Transfer to    Serviced       Scheduled    Transfer    Property                Interest
 Date     Loan Number    Cross-Reference     Spec. Serv.    Code (I)       Balance       Date      Type (II)      State      Rate
------------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------

                            (RESUTBBED FROM ABOVE)

----------------------------------------------------------------------
   Net                                                  Remaining
Operating      NOI                 Note     Maturity      Amort
  Income       Date      DSCR      Date       Date        Terms
----------------------------------------------------------------------







----------------------------------------------------------------------


(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty
(2) Payment default
(3) Request for Loan Modification or Workout
(4) Loan with Borrower Bankruptcy
(5) Loan in Process of Foreclosure
(6) Loan now REO Property
(7) Loan Paid Off
(8) Loan Returned to Master Servicer

(II) Property Type Code

1. Single Family
2. Multi-Family
3. Condominium or Co-Operative
4. Mobile Home
5. Plan Unit Development
6. Commercial (Non-Exempt)
7. Commercial (Church)
8. Commercial (School, HCF, WF)
9. Commercial (Retail)
10. Commercial (Office)
11. Commercial (Retail/Office)
12. Commercial (Hotel)
13. Commercial (Industrial)
14. Commercial (Industrial/Flex)
15. Commercial (Multiple Properties)
16. Commercial (Ministorage)



[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 11
RECORD DATE:
                         SPECIALLY SERVICED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Specially       Site
Distribution                 Offering Memo        Serviced    Inspection    Phase 1    Appraisal   Appraisal
 Date         Loan Number    Cross-Reference      Code (I)       Date        Date         Date        Value        Comment
-----------------------------------------------------------------------------------------------------------------------------------
















-----------------------------------------------------------------------------------------------------------------------------------

(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty
(2) Payment default
(3) Request for Loan Modification or Workout
(4) Loan with Borrower Bankruptcy
(5) Loan in Process of Foreclosure
(6) Loan now REO Property
(7) Loan Paid Off
(8) Loan Returned to Master Servicer




[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 12
RECORD DATE:
                             MODIFIED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------
                  Offering Memorandum     Modification
Loan Number         Cross-Reference          Date                      Modification Description
-------------------------------------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------------------------------------


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1
                        STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------
DIST DATE:                                                            PAGE # 13
RECORD DATE:

                            REALIZED LOSS DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                  Offering                                   Beginning                   Gross Proceeds      Aggregate
                 Memorandum       Appraisal    Appraisal     Scheduled       Gross          as a % of       Liquidaton
Loan Number    Cross-Reference      Date         Value        Balance       Proceeds     Sched Principal     Expenses*
-----------------------------------------------------------------------------------------------------------------------------


















-----------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------
 Cumulative
-----------------------------------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)

    Net          Net Proceeds
Liquidation        as a % of        Realized
  Proceeds       Sched Balance        Loss
------------------------------------------------















-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid servicing fees, unpaid trustee fees, etc.


[CHASE LOGO]

                         NATIONAL REALTY FUNDING, L.C.
                                   SERVICER


                                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
-------------------------------------------------------------------------------

PROSPECTUS

              Prudential Securities Secured Financing Corporation
                                   Depositor


           Commercial/Multifamily Mortgage Pass-Through Certificates

                              (Issuable in Series)
                                --------------

     Prudential Securities Secured Financing Corporation (the "Depositor") from time to time will offer Commercial/ Multifamily Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial/Multifamily Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates."

     The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes," which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

     Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates (including private mortgage-pass-through certificates, Certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA or mortgage pass-through certificates previously created by the Depositor). Such mortgage loans, participation interests, installment contracts and mortgage pass-through certificates are hereinafter referred to as the "Mortgage Loans."

     The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties, or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

     The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED HEREIN UNDER "RISK FACTORS" AT PAGE 12 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPITON "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE OFFERED CERTICITATES.

     The Depositor, as specified in the related Prospectus Supplement, may elect to treat all of a specified portion of the collateral securing any Series of Certificates or the arrangement by which a Series of Certificates is issued as a "real estate mortgage investment conduit" (a "REMIC"). If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will provide the holders of Certificates with liquidity of investment or that it will continue.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is July 31, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292 attention, David Rodgers, (212) 214-1000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention, David Rodgers, (212) 214-1000.


                                    REPORTS


     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES-Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS-Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Depositor's principal executive offices are located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
PROSPECTUS SUPPLEMENT .....................................................     2
ADDITIONAL INFORMATION ....................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................     2
REPORTS ...................................................................     3
SUMMARY OF PROSPECTUS .....................................................     7
RISK FACTORS ..............................................................    12
 Limited Liquidity ........................................................    12
 Limited Assets ...........................................................    12
 Average Life of Certificates; Prepayments; Yields ........................    12
 Limited Nature of Ratings ................................................    13
 Risks Associated with Lending on Income Producing Properties .............    13
 Material Federal Tax Considerations Regarding Residual Certificates ......    14
 Material Federal Tax Considerations Regarding Original Issue
   Discount ...............................................................    14
 Certain Tax Considerations of Variable Rate Certificates .................    15
 Nonrecourse Mortgage Loans ...............................................    15
 Delinquent and Non-Performing Mortgage Loans .............................    15
 Junior Mortgage Loans ....................................................    15
 Balloon Payments .........................................................    15
 Extensions and Modifications of Defaulted Mortgage Loans; Additional
   Servicing Fees .........................................................    15
 Risks Related to the Mortgagor's Form of Entity and Sophistication .......    16
 Credit Enhancement Limitations ...........................................    16
 Risks to Subordinated Certificateholders .................................    17
 Taxable Income in Excess of Distributions Received .......................    17
 Due-on-Sale Clauses and Assignments of Leases and Rents ..................    17
 Environmental Risks ......................................................    18
 ERISA Considerations .....................................................    18
 Control ..................................................................    18
 Book-Entry Registration ..................................................    18
THE DEPOSITOR .............................................................    19
USE OF PROCEEDS ...........................................................    19
DESCRIPTION OF THE CERTIFICATES ...........................................    19
 General ..................................................................    19
 Distributions on Certificates ............................................    20
 Accounts .................................................................    21
 Amendment ................................................................    23
 Termination ..............................................................    24
 Reports to Certificateholders ............................................    24

                                                                              PAGE
                                                                              ----
 The Trustee ..............................................................    24
THE MORTGAGE POOLS ........................................................    25
 General ..................................................................    25
 Assignment of Mortgage Loans .............................................    26
 Representations and Warranties ...........................................    27
SERVICING OF THE MORTGAGE LOANS ...........................................    28
 General ..................................................................    28
 Collections and Other Servicing Procedures ...............................    28
 Insurance ................................................................    29
 Fidelity Bonds and Errors and Omissions ..................................    30
 Servicing Compensation and Payment of Expenses ...........................    31
 Advances .................................................................    31
 Modifications, Waivers and Amendments ....................................    31
 Evidence of Compliance ...................................................    31
 Certain Matters With Respect to the Master Servicer,
   the Special Servicer, the Trustee and the Depositor ....................    32
 Events of Default ........................................................    33
 Rights Upon Event of Default .............................................    34
CREDIT ENHANCEMENT ........................................................    35
 General ..................................................................    35
 Enhancement Limitations ..................................................    35
 Subordinate Certificates .................................................    35
 Reserve Funds ............................................................    36
 Cross-Support Features ...................................................    36
 Certificate Guarantee Insurance ..........................................    37
 Limited Guarantee ........................................................    37
 Letter of Credit .........................................................    37
 Pool Insurance Policies; Special Hazard Insurance Policies ...............    37
 Surety Bonds .............................................................    37
 Fraud Coverage ...........................................................    37
 Mortgagor Bankruptcy Bond ................................................    38
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ...............................    38
 General ..................................................................    38
 Types of Mortgage Instruments ............................................    38
 Personality ..............................................................    39
 Installment Contracts ....................................................    39
 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries ...........    39
 Foreclosure ..............................................................    41
 Environmental Risks ......................................................    46
 Enforceability of Certain Provisions .....................................    49
 Soldiers' and Sailors' Relief Act ........................................    50
 Applicability of Usury Laws ..............................................    51

                                                                              PAGE
                                                                              ----
 Alternative Mortgage Instruments .........................................    51
 Leases and Rents .........................................................    52
 Secondary Financing; Due-on-Encumbrance Provisions .......................    52
 Certain Laws and Regulations .............................................    52
 Type of Mortgaged Property ...............................................    53
 Criminal Forfeitures .....................................................    53
 Americans With Disabilities Act ..........................................    53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................    54
 Federal Income Tax Consequences for REMIC Certificates ...................    54
 Taxation of Regular Certificates .........................................    57
 Taxation of Residual Certificates ........................................    63
 Taxes that may be Imposed on the REMIC Pool ..............................    70
 Liquidation of the REMIC Pool ............................................    70
 Administrative Matters ...................................................    71
 Limitations on Deduction of Certain Expenses .............................    71
 Taxation of Certain Foreign Investors ....................................    71
 Backup Withholding .......................................................    72
 Reporting Requirements ...................................................    72
 Standard Certificates ....................................................    73
 Stripped Certificates ....................................................    76
 Federal Income Tax Consequences for FASIT Certificates ...................    79
 Reporting Requirements and Backup Withholding ............................    79
 Taxation of Certain Foreign Investors ....................................    79
STATE AND OTHER TAX CONSIDERATIONS ........................................    80
ERISA CONSIDERATIONS ......................................................    80
 Prohibited Transactions ..................................................    80
 Unrelated Business Taxable Income-Residual Interests .....................    81
LEGAL INVESTMENT ..........................................................    82
PLAN OF DISTRIBUTION ......................................................    84
LEGAL MATTERS .............................................................    84
FINANCIAL INFORMATION .....................................................    85
RATING ....................................................................    85

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Significant Definitions is included at the end of this Prospectus.


Title of Certificates.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in Series (the
                               "Certificates").


Depositor...................   Prudential Securities Secured Financing
                               Corporation, One New York Plaza, New York, New
                               York 10292. Its telephone number is (212)
                               214-1000.


Master Servicer.............   The Master Servicer for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "SERVICING OF THE
                               MORTGAGE LOANS--General."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each Series of Certificates, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus
                               Supplement. See "SERVICING OF THE MORTGAGE
                               LOANS--General."


Trustee.....................   The trustee (the "Trustee") for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "DESCRIPTION OF THE
                               CERTIFICATES--The Trustee."


The Trust Fund..............   Each Series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:


 A. Mortgage Pool...........   The primary assets of each Trust Fund will
                               consist of a pool of mortgage loans (the
                               "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts') for the sale of, fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A
                               Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private-label mortgage pass-through or collateralized mortgaged obligations certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA. Each such mortgage loan, Installment Con-tract, participation interest or certificate or collateralized mortgage obligation is herein referred to as a "Mortgage Loan." The Mortgage
                               Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The
                               Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE
                               MORTGAGE POOLS" herein and "DESCRIPTION MORTGAGE
                               POOL" in the related Prospectus Supplement. All
                               Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                               All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and any other types of Mortgages described in the related Prospectus Supplement. Certain Mortgage Loans may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal. and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement.


 B. Accounts................   A Collection Account and a Distribution
                               Account. The Master Servicer generally will be required to establish and maintain an account
                               (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus
                               Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                               Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus
                               Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.


 C. Credit Enhancement......   If so provided in the related Prospectus
                               Supplement, credit enhancement with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit
                               Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit
                               Enhancement Limitations" and "CREDIT
                               ENHANCEMENT--General."


Description of
 Certificates................  The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"). If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying mortgage loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency Or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
 Certificates................  Distributions of principal and interest on the
                               Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment related Trust Fund.

                               With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


Advances....................   The related Prospectus Supplement will set
                               forth the obligations, if any, of the Master
                               Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "DESCRIPTION OF THE
                               CERTIFICATES--Advances."


Termination.................   The obligations of the parties to the Agreement
                               for each Series will terminate upon: (i) the purchase of all of the assets of the related
                               Trust Fund, as described in the related
                               Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus
                               Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE CERTIFICATES termination."


Tax Status of
 the Certificates............  The Certificates of each Series will constitute either (i) "Regular Interests" ("Regular
                               Certificates") and "Residual Interests"

                               ("Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.



ERISA Considerations........   Fiduciaries of employee benefit plans or of
                               certain other retirement plans and arrangements that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code should carefully review with their legal advisors whether the purchase or holding of Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                               CONSIDERATIONS" herein and in the related
                               Prospectus Supplement.


Legal Investment............   The related Prospectus Supplement will indicate
                               whether the Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL
                               INVESTMENT" herein and in the related Prospectus
                               Supplement.


Rating......................   At the date of issuance, as to each Series,
                               each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each a "Rating Agency"). See "RATING" herein and
                               "RATINGS" in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may, be set forth in "RISK FACTORS" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."


LIMITED ASSETS

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates home by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each

Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other Classes of Certificates, including Classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase Prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series Of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "Credit Enhancement Limitations."


RISKS ASSOCIATED WITH LENDING ON INCOME PRODUCING PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income, as defined in the prospectus supplement, derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any. Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals. nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual

     Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

CERTAIN TAX CONSIDERATIONS OF VARIABLE RATE CERTIFICATES

     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and Variable Rate Regular Interests are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method will be controlling.


NONRECOURSE MORTGAGE LOANS

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may he had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect. to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.


JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.


BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.


EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS; ADDITIONAL SERVICING FEES

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.



RISKS RELATED TO THE MORTGAGOR'S FORM OF ENTITY AND SOPHISTICATION

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Foreclosure--Bankruptcy Law." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.


CREDIT ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage

Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "Limited Nature of Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."


RISKS TO SUBORDINATED CERTIFICATEHOLDERS

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.


TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Treatment of Subordinate Certificates" herein.


DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the Tents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states. such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property. if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."


ERISA CONSIDERATIONS

     Generally, title I of ERISA and certain sections of the Code apply to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective benefit plan investors that are subject to ERISA or the Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."


BOOK-ENTRY REGISTRATION

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates, as defined in the Prospectus Supplement, are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."


                                 THE DEPOSITOR

     Prudential Securities Financing Corp. was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     Unless otherwise specified in the applicable Prospectus Supplement, the assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates of each Series will he issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO property, as defined in the Prospectus Supplement; (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits and security agreements; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans;
(viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor); and (xiv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("Fannie Mae") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may he offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another deposition, identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any, and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor. the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be home by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable. "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);


     (iii) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or A+1, at least one of the Rating Agencies rating such Certificates, or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating such Certificates;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating such Certificates in its highest short-term unsecured rating category;

     (v) units of taxable money market funds or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Rating Agency rating such Certificates as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment. as may be acceptable to each Rating Agency rating such Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating such Certificates;

provided, however, that (a) if S&P is rating such Certificates, none of such obligations or securites listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change;
(c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (iii) - (vi) above are not rated by each Rating Agency rating such Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating such

Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.


AMENDMENT

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee to make an advance without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

     Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.


     The related Prospectus Supplement will specify. the method for allocating Voting Rights among holders of Certificates of a Class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer (if any), any mortgagor, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however, that, Certificates beneficially owned by the Master Servicer, the Special Servicer (if any), or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Master Servicer, the Special Servicer (if any), or any such affiliate owns not less than a percentage specified in the related Agreement of such Class.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating Certificates of such Series.


TERMINATION


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee. Such Fiscal Agent will be a party to the Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOAN--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                              THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A Mortgage Pool may also include participation interests in such types of mortgage loans, private-label mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA, mortgage pass-through certificates, or collateralized mortgage obligations. Each such mortgage loan, Installment Contract, participation interest, certificate, or collateralized mortgage obligation is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1. Mortgage Loans with fixed interest rates;

     2. Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

     6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and

     7. any other types of Mortgage Loans described in the applicable Prospectus Supplement.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to he applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

     If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder; provided, however, that the principal balance of the mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a Series. In addition, in the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of affiliated obligors representing 10% or more, but less than 45%, of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include, among others, Real Estate Investment Trusts ("REITs"), commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;
(vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     The seller of a Mortgage Loan to the Depositor (the "Mortgage Loan Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller, (ii) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each such Mortgage Loan, (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments. The Prospectus Supplement for a Series will specify the representations and warranties being made by the Mortgage Loan Seller.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholder of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series. Such Mortgage Loan Seller generally will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the interest rate for such Mortgage Loan, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan, together with interest thereon at the reimbursement rate. The Master Servicer will be required to enforce such obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by a Mortgage Loan Seller and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

     If specified in the related Prospectus Supplement, the Mortgage Loan Seller may deliver to the Trustee within a specified number of days following the issuance of a Series of Certificates Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.


                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable Prospectus Supplement and may be an affiliate of the Depositor. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Regular Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all pavements called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement. The Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow

Account generally may be made to (i) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items,
(ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments, (iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law, (vi) to remit to the related borrower the Financial Lease and Reporting Fee as and when required by the related Mortgage, and (vii) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.


INSURANCE

     The Agreement for each Series will require that the Master Servicer use its reasonable efforts to or require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to require each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property.

     If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its reasonable efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Master Servicer or the Special Servicer, if any, will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, if any, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not home by the related mortgagor, will be an expense of the Trust Fund. Alternatively, the

Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

     In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and win cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.


     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS

     The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

     The Master Servicer will generally pay the fees and expenses of the Trustee.

     The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and Agreement for the related Services.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.


EVIDENCE OF COMPLIANCE

     The Agreement for each Series will generally provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, if any, which includes an assertion that the Master Servicer or Special Servicer, if any, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.

     In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-services, upon comparable reports of firms of independent public accountants rendered on the basis of examination conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

     The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any (or any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement) in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any (and any general partner thereof), will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

     In addition, the Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

     Generally, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus will describe any additional restrictions on such assignment.

     The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.


EVENTS OF DEFAULT

     Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.


RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement.

     The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable. under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies or if the Trustee is not approved as a servicer by the Rating Agencies, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and which is either Fannie Mae or FHLMC approved, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

     No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

     The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations"


ENHANCEMENT LIMITATIONS

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things. to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are offered Certificates, the sensitivity of distributions on such Certificates based on certain default assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders" herein.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Servicer. The Reserve Fund. if any for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


LIMITED GUARANTEE

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.


LETTER OF CREDIT

     Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.


POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.


SURETY BONDS

     If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.


FRAUD COVERAGE

     If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or (iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.


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

MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


GENERAL

     All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "Mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property, Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. As used herein, unless the context otherwise requires. the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express


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

provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.


PERSONALITY

     Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


INSTALLMENT CONTRACTS

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this Section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "mortgagor") for the payment of the purchase price plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the Prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full. or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an 'obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens. the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances. charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by. the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written


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

agreement with the tenant not to disturb the tenant's possession of its premises in the event Of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed. the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property.

     Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders. any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing. content, location and other particulars as to any required public notices of the trustee's sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


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

     Limitations on Mortgagee's Rights. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if, (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisers') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage


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

instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

     Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

     In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale.

     Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC. The Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

     Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.


     Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its


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

terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

     Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor. the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder, the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

     Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding,
(ii) to the extent such rents or hotel revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may he impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessees poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy.

     Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.


ENVIRONMENTAL RISKS

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can he met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to hazardous substances for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing. and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

     Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon. lead paint and underground storage tanks.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

     The United States Environmental Protection Agency (the "EPA') has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

     The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and [are to take effect in December of 1996 for owners of one to four residential dwellings.] In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to a mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws."

     Due-on-Sale Provisions. The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15,1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Gam-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act. to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the mortgagee from foreclosing.

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUN') with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee, however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.



CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in


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

material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."


CRIMINAL FORFEITURES

     Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations, Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors. the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.


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

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job


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

Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


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

TAXATION OF REGULAR CERTIFICATES

 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or


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

average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable


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

to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new


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

prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates


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

that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.


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

In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the


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

REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Acquisition Premium."

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying mortgage backed securities ("MBS") that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method.


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Amortizable bond premium will be treated as an offset to interest income on the
Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.


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

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Day, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will


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

provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person"


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

means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


 Sale or Exchange of a Residual Certificate


     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.


     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).


     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations


     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


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

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


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

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States


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

withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a


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

separate return) (subject to adjustments for inflation in subsequent years), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under .

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the


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

original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as


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

provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue


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

discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped--Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such


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

Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


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

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ( "FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


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

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such governmental or church plan which is qualified under Section 401 (a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.


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

     The U.S. Department of Labor (the "Department") has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restricrtions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

     Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan--for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

     ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section

501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALITIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE APPLICABLE UNDERWRITER OR ANY OTHER SERVICE PROVIDER WITH RESPECT TO THE CERTIFICATES, SUCH AS THE TRUSTEE, THE MASTER SERVICER AND THE SPECIAL SERVICER, IF ANY, THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone.

     The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.


                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters as specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is. in one of the four highest categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates. the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition. holders of stripped interest certificates in extreme cases might fail to recoup the initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security, rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE
-----------                                                               ----
1933 Act................................................................... 2
1986 Act.................................................................. 53
ACMs...................................................................... 45
Agreement.................................................................. 6
Bankruptcy Code........................................................... 39
CERCLA.................................................................15, 44
Certificateholders........................................................ 17
Certificates............................................................... 1
Classes.................................................................... 1
Closing Date.............................................................. 23
Code...................................................................... 51
Code Plans................................................................ 77
Collection Account........................................................ 18
Commission................................................................. 2
Compound Interest Certificates............................................ 54
Credit Enhancement........................................................ 32
Credit Enhancement Limitations............................................ 10
Cut-off Date.............................................................. 18
Department................................................................ 78
Depositor.................................................................. 1
Disqualified Organization................................................. 64
Distribution Account....................................................... 5
Distribution Date......................................................... 17
EPA....................................................................... 46
ERISA..................................................................... 77
ERISA Plans............................................................... 77
Escrow Account............................................................ 25
Escrow Payments........................................................... 25
Event of Default.......................................................... 30
Fannie Mae................................................................ 17
FASIT..................................................................... 51
FHLMC..................................................................... 17
Forfeiture Laws........................................................... 50
Form 8-K.................................................................. 23
Garn-St Germain Act....................................................... 46
GNMA...................................................................... 17
Hazardous Materials....................................................... 45
Installment Contracts..................................................... 22
Lead Paint Act............................................................ 46
LEGAL INVESTMENT........................................................... 8
Master Servicer........................................................... 25
Master Servicer Remittance Date........................................... 18
Modifications, Waivers and Amendments..................................... 26
Mortgage.................................................................. 22
Mortgage Loan Groups...................................................... 23
Mortgage Loan Schedule.................................................... 23
Mortgage Loan Seller...................................................... 24
Mortgage Loans............................................................. 1
Mortgage Pool.............................................................. 1
Mortgaged Property........................................................ 22
NCUN...................................................................... 48

Note...................................................................... 22
Offered Certificates....................................................... 1
Pass-Through Rate.......................................................... 2
Permitted Investments..................................................... 19
Plans..................................................................... 77
Policy Statement.......................................................... 80
Prepayment Assumption..................................................... 55
Property Protection Expenses.............................................. 18
Rating Agency............................................................. 16
reasonably equivalent value............................................... 39
Registration Statement..................................................... 2
Regular Certificateholder................................................. 54
REITs..................................................................... 23
Relief Act................................................................ 47
REMIC...................................................................... 1
REMIC Regulations......................................................... 51
REO Account............................................................... 18
Reserve Account........................................................... 17
Reserve Fund.............................................................. 33
SBJPA of 1996............................................................. 52
Senior Certificates....................................................... 32
Series..................................................................... 1
Service................................................................... 53
SMMEA..................................................................... 79
S&P....................................................................... 19
Special Servicer........................................................... 4
Special Servicing Fee..................................................... 28
Specially Serviced Mortgage Loans......................................... 25
Startup Day............................................................... 52
Stripped Certificates..................................................... 70
Subordinate Certificates.................................................. 32
Title V................................................................... 48
Title VIII................................................................ 48
Trust Fund............................................................. 1, 16
Trustee................................................................... 21
USTs...................................................................... 46
Voting Rights............................................................. 15

===============================================================================
NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Available Information .................................................    S-5
Incorporation of Certain Information by Reference .....................    S-5
Executive Summary .....................................................    S-6
Summary of Terms ......................................................   S-17
Risk Factors ..........................................................   S-25
Description of the Mortgage Pool ......................................   S-35
Mortgage Loan Sellers .................................................   S-64
Description of The Certificates .......................................   S-67
Yield And Maturity Considerations .....................................   S-82
Master Servicer and Special Servicer ..................................   S-91
The Pooling And Servicing Agreement ...................................   S-91
Material Federal Income Tax Consequences ..............................  S-107
ERISA Considerations ..................................................  S-108
Legal Investment ......................................................  S-111
Plan Of Distribution ..................................................  S-112
Use Of Proceeds .......................................................  S-112
Legal Matters .........................................................  S-112
Ratings ...............................................................  S-112
Index of Significant Definitions ......................................  S-114

Annex A -- Loan Characteristics
Annex B -- Additional Multifamily Loan Characteristics
Annex C -- Structural and Collateral Term Sheet
Annex D -- Affiliated Borrowers
Annex E -- Statement to Certificateholders

PROSPECTUS

Prospectus Supplement .................................................      2
Additional Information ................................................      2
Incorporation of Certain Information by Reference .....................      2
Reports ...............................................................      3
Summary of Prospectus .................................................      7
Risk Factors ..........................................................     12
The Depositor .........................................................     19
Use of Proceeds .......................................................     19
Description of the Certificates .......................................     19
The Mortgage Pools ....................................................     25
Servicing of the Mortgage Loans .......................................     28
Credit Enhancement ....................................................     35
Certain Legal Aspects of the Mortgage Loans ...........................     38
Material Federal Income Tax Consequences ..............................     54
State and Other Tax Considerations ....................................     80
ERISA Considerations ..................................................     80
Legal Investment ......................................................     82
Plan of Distribution ..................................................     84
Legal Matters .........................................................     84
Financial Information .................................................     85
Rating ................................................................     85
Index of Significant Definitions ......................................     86

===============================================================================


===============================================================================

                                 $1,018,589,000

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-C1

                         PRUDENTIAL SECURITIES SECURED
                                FINANCING CORP.

                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                             CIBC OPPENHEIMER CORP.


                                AUGUST   , 1998

===============================================================================